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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
FRANKLIN COVEY CO.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Franklin Covey Co.
2200 West Parkway Boulevard
Salt Lake City, Utah 84119-2331

January 26, 2005

Dear Shareholder:

        You are cordially invited to attend the Annual Meeting of Shareholders of Franklin Covey Co. (the "Company"), which will be held on March 4, 2005 at 8:30 a.m., at the Hyrum W. Smith Auditorium, 2200 West Parkway Boulevard, Salt Lake City, Utah 84119-2331 (the "Annual Meeting"), for the following purposes:

  (1)
  To elect four directors of the Company, each to serve a term of three years expiring at the annual meeting of shareholders of the Company to be held following the end of fiscal year 2007 and until their respective successors shall be duly elected and shall qualify;

  (2)
  To consider and vote on a proposal to approve the adoption of the Franklin Covey Co. 2004 Employee Stock Purchase Plan;

  (3)
  To consider and vote on a proposal to approve the adoption of the Franklin Covey Co. 2004 Non-Employee Directors' Stock Incentive Plan;

  (4)
  To consider and vote on a proposal to ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending August 31, 2005;

  (5)
  To consider and vote on the following proposals necessary to implement the Recapitalization (as defined below) which all must be approved for any to become effective:

  a)
  Amend and restate the Articles of Incorporation of the Company to modify the rights, preferences and limitations of the Series A Preferred Stock and the Series B Preferred Stock;

  b)
  Issue warrants to purchase Common Stock, $0.05 par value per share, to all holders of Series A Preferred Stock;

  c)
  Amend and restate the Articles of Incorporation of the Company to effect a one-to-four forward split of each outstanding share of Series A Preferred Stock;

  d)
  Amend and restate the Articles of Incorporation of the Company to increase the Company's authorized Preferred Stock, no par value per share, from 4,000,000 to 14,000,000 shares;

  e)
  Amend and restate the Articles of Incorporation of the Company to increase the number of shares of Preferred Stock of the Company designated as Series A Preferred Stock, no par value per share, from 1,500,000 to 4,000,000 shares; and

  f)
  Amend and restate the Articles of Incorporation of the Company to increase the number of shares of Preferred Stock of the Company designated as Series B Preferred Stock, no par value per share, from 400,000 to 4,000,000 shares;

  (6)
  To consider and vote on a proposal to eliminate from or modify in the Articles of Incorporation of the Company certain miscellaneous provisions such as simplifying the provision providing for a detailed list of the purposes of the Company, eliminating the provision designating the Company's registered office and agent, eliminating the provision authorizing the Board of Directors to make partial liquidating distributions or to encumber the Company's assets and eliminating the provision addressing interested director transactions, which is substantially similar to a provision of the Utah Revised Business Corporation Act concerning interested director transactions;

  (7)
  To consider and vote on the following proposals:

  a)
  to adjourn the Annual Meeting, if needed, to solicit additional votes in favor of Proposal 5(a), the proposal to amend and restate the Articles of Incorporation of the Company to modify the rights, preferences and limitations of the Series A Preferred Stock and the Series B Preferred Stock; and

  b)
  to adjourn the Annual Meeting, if needed, to solicit additional votes in favor of Proposal 5(b), the proposal to issue warrants to all holders of Series A Preferred Stock to purchase Common Stock of the Company; and

  (8)
  To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

        The Recapitalization proposals, collectively referred to as the "Recapitalization," are being proposed in accordance with a Preferred Stock and Warrant Issuance Agreement dated as of November 29, 2004 between the Company and Knowledge Capital Investment Group ("Knowledge Capital"). Knowledge Capital is the Company's largest shareholder in terms of voting power. Knowledge Capital is the beneficial owner of 827,859.67 shares of Series A Preferred Stock, or 94.8 percent of the Series A Preferred Stock outstanding, which shares provide Knowledge Capital with 6,622,877 votes with the holders of Common Stock, or 24.0 percent of the total voting power of the Common Stock and the Common Stock voting power of the Series A Preferred Stock. Knowledge Capital additionally holds 1,015,002 shares of Common Stock, or 4.9 percent of the Common Stock voting power excluding the Common Stock voting power of the Series A Preferred Stock. The common and preferred shares owned by Knowledge Capital represent approximately 27.6 percent of the total voting power of the Company.

        A special committee of independent directors (the "Special Committee") unanimously determined that the Recapitalization is fair to and in the best interests of the common shareholders of the Company and recommended that the Board of Directors approve the Recapitalization. The Board of Directors, taking into account the findings and recommendation of the Special Committee, determined that the Recapitalization is fair to and in the best interests of the common shareholders of the Company, approved the Recapitalization and recommends that shareholders vote for approval of the Recapitalization proposals.

        The accompanying Proxy Statement provides a detailed description of the Recapitalization and the other proposals of the Company. Please read the entire Proxy Statement and its appendices carefully.

I urge you to vote in favor of the Recapitalization and all other proposals, and I look forward to the opportunity to share our outlook and plans with you at the Annual Meeting.

Sincerely,
/s/ Robert A. Whitman
Robert A. Whitman President, Chief Executive Officer and Chairman of the Board

This Proxy Statement is dated January 26, 2005 and is first being mailed to shareholders on or about February 1, 2005.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held
March 4, 2005

FRANKLIN COVEY CO.

        You are cordially invited to attend the Annual Meeting of Shareholders of Franklin Covey Co. (the "Company"), which will be held on Friday, March 4, 2005 at 8:30 a.m., at the Hyrum W. Smith Auditorium, 2200 West Parkway Boulevard, Salt Lake City, Utah 84119-2331 (the "Annual Meeting"), for the following purposes:

  (1)
  To elect four directors of the Company, each to serve a term of three years expiring at the annual meeting of shareholders of the Company to be held following the end of fiscal year 2007 and until their respective successors shall be duly elected and shall qualify;

  (2)
  To consider and vote on a proposal to approve the adoption of the Franklin Covey Co. 2004 Employee Stock Purchase Plan;

  (3)
  To consider and vote on a proposal to approve the adoption of the Franklin Covey Co. 2004 Non-Employee Directors' Stock Incentive Plan;

  (4)
  To consider and vote on a proposal to ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending August 31, 2005;

  (5)
  To consider and vote on the following proposals necessary to implement the Recapitalization (as defined in this Proxy Statement) which all must be approved for any to become effective:

  a)
  Amend and restate the Articles of Incorporation of the Company to modify the rights, preferences and limitations of the Series A Preferred Stock and the Series B Preferred Stock;

  b)
  Issue warrants to purchase Common Stock, $0.05 par value per share, to all holders of Series A Preferred Stock;

  c)
  Amend and restate the Articles of Incorporation of the Company to effect a one-to-four forward split of each outstanding share of Series A Preferred Stock;

  d)
  Amend and restate the Articles of Incorporation of the Company to increase the Company's authorized Preferred Stock, no par value per share, from 4,000,000 to 14,000,000 shares;

  e)
  Amend and restate the Articles of Incorporation of the Company to increase the number of shares of Preferred Stock of the Company designated as Series A Preferred Stock, no par value per share, from 1,500,000 to 4,000,000 shares; and

  f)
  Amend and restate the Articles of Incorporation of the Company to increase the number of shares of Preferred Stock of the Company designated as Series B Preferred Stock, no par value per share, from 400,000 to 4,000,000 shares;

  (6)
  To consider and vote on a proposal to eliminate from or modify in the Articles of Incorporation of the Company certain miscellaneous provisions such as simplifying the provision providing for a detailed list of the purposes of the Company, eliminating the provision designating the Company's registered office and agent, eliminating the provision authorizing the Board of Directors to make partial liquidating distributions or to encumber the Company's assets and eliminating the provision addressing interested director transactions, which is substantially similar to a provision of the Utah Revised Business Corporation Act concerning interested director transactions;

  (7)
  To consider and vote on the following proposals:

  a)
  to adjourn the Annual Meeting, if needed, to solicit additional votes in favor of Proposal 5(a), the proposal to amend and restate the Articles of Incorporation of the Company to modify the rights, preferences and limitations of the Series A Preferred Stock and the Series B Preferred Stock; and

  b)
  to adjourn the Annual Meeting, if needed, to solicit additional votes in favor of Proposal 5(b), the proposal to issue warrants to all holders of Series A Preferred Stock to purchase Common Stock of the Company; and

  (8)
  To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

        The Board of Directors has fixed the close of business on January 7, 2005, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

        All shareholders are urged to attend the meeting.

By Order of the Board of Directors
/s/ Robert A. Whitman
Robert A. Whitman Chairman of the Board of Directors

January 26, 2005

2

IMPORTANT

        Whether or not you expect to attend the Annual Meeting in person, to assure that your shares will be represented, please promptly complete, date, sign and return the enclosed proxy without delay in the enclosed envelope, which requires no additional postage if mailed in the United States. Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

TABLE OF CONTENTS

SOLICITATION OF PROXIES
PURPOSE OF THE ANNUAL MEETING
COSTS OF SOLICITATION
VOTING
Proxies
Vote Required
PROPOSAL 1: TO APPROVE THE ELECTION OF THE FOUR NOMINEES AS DIRECTORS
Nominees for Election to the Board of Directors
Directors Whose Terms of Office Continues
Director Who Will Conclude His Term of Office Upon the Occurrence of the Annual Meeting
AFFIRMATIVE DETERMINATION REGARDING BOARD INDEPENDENCE
BOARD OF DIRECTOR MEETINGS AND COMMITTEES
OUR DIRECTOR NOMINATION PROCESS
Shareholder Nominations
Contractual Rights of Knowledge Capital to Designate Nominees
COMMUNICATIONS WITH DIRECTORS
DIRECTOR COMPENSATION
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Summary Compensation Table
Option/SAR Grants in Last Fiscal Year
Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year Option/SAR Values
Equity Compensation Plan Information
Employment Agreements
Organization and Compensation Committee Report
Compensation Committee Interlocks and Insider Participation
PERFORMANCE GRAPH
PRINCIPAL HOLDERS OF VOTING SECURITIES
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 2: TO APPROVE THE ADOPTION OF THE FRANKLIN COVEY CO. 2004 EMPLOYEE STOCK PURCHASE PLAN
Background
Description of the 2004 ESPP
Certain Federal Income Tax Consequences
PROPOSAL 3: TO APPROVE THE ADOPTION OF THE FRANKLIN COVEY CO. 2004 NON-EMPLOYEE DIRECTORS' STOCK INCENTIVE PLAN
Background
Description of the Directors' Plan
Certain Federal Income Tax Consequences

PROPOSAL 4: TO APPROVE THE RATIFICATION OF THE INDEPENDENT AUDITORS
Audit Fees
Audit Committee Report
PROPOSAL 5: THE RECAPITALIZATION PROPOSALS
Effectiveness of each of the Recapitalization Proposals
General
Effect of the Recapitalization on Relative Voting Power and Economic Interest
Background of the Articles Amendment
Reasons for and Against the Articles Amendment
Recommendation of the Special Committee and the Board of Directors
Fairness to Holders of Shares of Series A Preferred Stock
Opinion of Financial Advisor to the Special Committee
Interests of Certain Persons in the Recapitalization
Certain Effects of the Recapitalization
Appraisal Rights
The Amendment Agreement
Financial Advisors
PROPOSAL 5(a)
The Proposal
Description of the Common Stock, Series A Preferred Stock, Series B Preferred Stock and Knowledge Capital Contractual Rights
Approval of Proposal 5(a)
PROPOSAL 5(b)
The Proposal
Background of the Issuance of the Warrants
Series A Preferred Stock Conversion Rights Prior to the Recapitalization
Summary of the Terms of the Warrant
Why the Company Needs You to Approve the Issuance of the Warrants
Approval of Proposal 5(b)
PROPOSAL 5(c)
The Proposal
Reasons for the Proposal
General Effect of the Proposal
Approval of Proposal 5(c)
PROPOSAL 5(d)
The Proposal
Reasons for the Proposal
General Effect of the Proposal
Approval of Proposal 5(d)
PROPOSAL 5(e)
The Proposal
Reasons for the Proposal
General Effect of the Proposal
Approval of Proposal 5(e)
PROPOSAL 5(f)
The Proposal
Reasons for the Proposal
General Effect of the Proposal
Approval of Proposal 5(f)

PROPOSAL 6
The Proposal
Reasons for the Proposal and General Effect of the Proposal
PROPOSAL 7(a): TO ADJOURN THE ANNUAL MEETING, IF NEEDED, TO SOLICIT ADDITIONAL VOTES
PROPOSAL 7(b): TO ADJOURN THE ANNUAL MEETING, IF NEEDED, TO SOLICIT ADDITIONAL VOTES
OTHER MATTERS
PROPOSALS OF SHAREHOLDERS
INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
WHERE YOU CAN FIND MORE INFORMATION
Appendix A: Franklin Covey Co. 2004 Employee Stock Purchase Plan
Appendix B: Franklin Covey Co. 2004 Non-Employee Directors' Stock Incentive Plan
Appendix C: Articles of Restatement of Franklin Covey Co.
Appendix D: D.A. Davidson & Co. Opinion
Appendix E: Amended and Restated Shareholders Agreement
Appendix F: Preferred Stock Amendment and Warrant Issuance Agreement
Appendix G: Form of Warrant to Purchase Common Stock
Appendix H: Selected Financial Information
Form of Proxy

Franklin Covey Co.
2200 West Parkway Boulevard
Salt Lake City, Utah 84119-2331

PROXY STATEMENT

Annual Meeting of Shareholders
March 4, 2005

SOLICITATION OF PROXIES

        This Proxy Statement is being furnished to the shareholders of Franklin Covey Co., a Utah corporation ("Franklin Covey" or the "Company"), in connection with the solicitation by the board of directors (the "Board" or "Board of Directors") of the Company of proxies from holders of outstanding shares of the Company's Common Stock, $0.05 par value per share (the "Common Stock"), and outstanding shares of the Company's Series A Preferred Stock, no par value per share (the "Series A Preferred Stock"), for use at the Annual Meeting of Shareholders of the Company to be held on Friday, March 4, 2005, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed to shareholders of the Company on or about February 1, 2005.

PURPOSE OF THE ANNUAL MEETING

        At the Annual Meeting, shareholders will consider and vote upon, among other matters, the set of proposals identified as Proposals 5(a) through 5(f) (collectively, the "Recapitalization Proposals") related to the proposed recapitalization of the Series A Preferred Stock and related amendment and restatement of the Company's Articles of Incorporation and the issuance of warrants to purchase Common Stock (individually, a "Warrant" and collectively, the "Warrants") to all holders of Series A Preferred Stock. The Recapitalization Proposals contemplate proposals to (i) (Proposal 5(a)) amend and restate the Company's Articles of Incorporation to modify the rights, preferences and limitations of the Series A Preferred Stock and the Company's Series B Preferred Stock, no par value per share and of which no shares are outstanding (the "Series B Preferred Stock"), (ii) (Proposal 5(b)) issue the Warrants to all holders of Series A Preferred Stock, (iii) (Proposal 5(c)) effect a one-to-four forward split of the outstanding Series A Preferred Stock and (iv) (Proposals 5(d), 5(e) and 5(f), respectively) to increase the number of authorized shares of the Company's Preferred Stock, no par value per share (the "Preferred Stock"), the Series A Preferred Stock and the Series B Preferred Stock.

        The actions described in the Recapitalization Proposals that relate to the amendment and restatement of the Company's Articles of Incorporation, which specifically include Proposals 5(a), 5(c), 5(d), 5(e) and 5(f), as well as the actions described in Proposal 6, are collectively referred to herein as the "Articles Amendment." The actions described in all the Recapitalization Proposals, including, without limitation, the approval of the Articles Amendment and the issuance of the Warrants as described in Proposal 5(b), are referred to in this Proxy Statement as the "Recapitalization." All of the Recapitalization Proposals must be approved by the Company's shareholders as specified in this Proxy Statement or none of them will be effective. Shareholders will also consider and vote upon Proposals 7(a) and 7(b) to adjourn the Annual Meeting, if needed, to solicit additional votes in favor of Proposals 5(a) and 5(b), respectively.

        In addition to the Recapitalization Proposals, shareholders of the Company will consider and vote on proposals to (i) (Proposal 1) elect four directors to serve for a term of three years, (ii) (Proposal 2) approve the adoption of the Franklin Covey Co. 2004 Employee Stock Purchase Plan, (iii) (Proposal 3) approve the adoption of the Franklin Covey Co. 2004 Non-Employee Directors' Stock Incentive Plan,

(iv) (Proposal 4) ratify the appointment of KPMG LLP ("KPMG") as independent auditors of the Company for the fiscal year ending August 31, 2005 and (v) (Proposal 6) eliminate or modify certain miscellaneous provisions in the Company's Articles of Incorporation.

COSTS OF SOLICITATION

        The Company will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to shareholders this Proxy Statement and accompanying materials. In addition to the solicitation of proxies by use of the mails, the directors, officers and employees of the Company, without receiving additional compensation therefore, may solicit proxies personally or by telephone, facsimile or electronic mail. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the shares of Common Stock and Series A Preferred Stock held by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

VOTING

        The Board of Directors has fixed the close of business on January 7, 2005 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, there were issued and outstanding 20,654,403 shares of Common Stock and 873,457.404 shares of Series A Preferred Stock. The holders of record of the shares of Common Stock on the Record Date are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. The holders of record of Series A Preferred Stock on the Record Date are entitled to cast eight votes for each whole share of Series A Preferred Stock they hold and, for any fractional shares of Series A Preferred Stock they hold, a fewer number of shares depending upon the number of shares of Common Stock into which such fractional shares may convert. In the aggregate, the holders of outstanding shares of Series A Preferred Stock are entitled to 6,987,665 votes for all of the outstanding Series A Preferred Stock. Unless otherwise indicated, the shares of Common Stock and Series A Preferred Stock vote together as a single class on all matters to be presented at the Annual Meeting. There are no shares of Series B Preferred Stock outstanding.

Proxies

        Shares of Common Stock and Series A Preferred Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted (i) FOR the election of each of the four director nominees, (ii) FOR the proposal to approve the adoption of the Franklin Covey Co. 2004 Employee Stock Purchase Plan, (iii) FOR the proposal to approve the adoption of the Franklin Covey Co. 2004 Non-Employee Directors' Stock Incentive Plan, (iv) FOR the ratification of the appointment of KPMG as independent auditors of the Company for the fiscal year ending August 31, 2005, (v) FOR the Recapitalization Proposals, (vi) FOR the proposal to eliminate or modify certain miscellaneous provisions in the Company's Articles of Incorporation and (vii) FOR the proposals to adjourn the Annual Meeting, if needed, to solicit additional votes in favor of the proposal to modify the rights, preferences and limitations of the Series A Preferred Stock and the Series B Preferred Stock, and the proposal to adjourn the annual meeting, if needed, to solicit additional votes in favor of the proposal to issue Warrants to purchase Common Stock to all holders of Series A Preferred Stock. It is not anticipated that any other matters will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

        A shareholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Annual Meeting by executing and returning a proxy bearing a later date, by filing with the Secretary of the Company, at the address set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the Common Stock or Series A Preferred Stock covered thereby in person at the Annual Meeting.

Vote Required

        A majority of the votes entitled to be cast at the Annual Meeting is required for a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Holders of Common Stock and Series A Preferred Stock will vote together as a single class, unless otherwise indicated.

        Proposal 1.    In the election of the directors, the four nominees receiving the highest number of votes will be elected. Accordingly, abstentions and broker non-votes will not affect the outcome of the election for directors.

        Proposals 2, 3 and 4.    The ratification of the adoption of the Franklin Covey Co. 2004 Employee Stock Purchase Plan, the adoption of the Franklin Covey Co. 2004 Non-Employee Directors' Stock Incentive Plan, and the ratification of the appointment of KPMG as independent auditors for the Company requires that the number of votes cast in favor of each such proposal exceed the number of votes cast in opposition. Abstentions and broker non-votes will not affect the outcome of these proposals.

        Proposal 5(a).    Approval of the proposal to amend and restate the Articles of Incorporation of the Company to modify the rights, preferences and limitations of the Series A Preferred Stock and the Series B Preferred Stock requires the following affirmative votes:

  •
  a majority of the votes cast by the holders of Common Stock and Series A Preferred Stock, voting together as a single class;

  •
  a majority of the votes cast by the holders of Common Stock, voting as a single class; and

  •
  the votes of the holders of two-thirds of the outstanding shares of Series A Preferred Stock, voting as a single class.

        Abstentions and broker non-votes will not affect the outcome of Proposal 5(a), except that abstentions and broker non-votes of Series A Preferred Stock will have the effect of a no vote for purposes of calculating whether the holders of two-thirds of the outstanding shares of Series A Preferred Stock, voting as a single class, approve this proposal.

        Proposal 5(b).    The approval of Proposal 5(b) regarding the issuance of the Warrants requires the affirmative vote of a majority of the votes cast by the holders of Common Stock and Series A Preferred Stock, voting together as a single class, provided that the total vote cast on the proposal represents over 50 percent in interest of all securities entitled to vote on the proposal. Abstentions and broker non-votes will not affect the outcome of Proposal 5(b), except that abstentions and broker-non votes will not be counted in calculating the total vote cast on the proposal for purposes of determining if the total vote cast on the proposal exceeds 50 percent of all securities entitled to vote on this proposal.

        Proposal 5(c).    The approval of Proposal 5(c) regarding amendment and restatement of the Articles of Incorporation of the Company to effect a one-to-four forward split of each outstanding share of Series A Preferred Stock requires the following affirmative votes:

  •
  a majority of the votes cast by the holders of Common Stock and Series A Preferred Stock, voting together as a single class; and

  •
  the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a single class.

        Abstentions and broker non-votes will not affect the outcome of Proposal 5(c), except abstentions and broker non-votes will have the effect of a no vote for purposes of calculating whether the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a single class, approve this proposal.

        Proposal 5(d).    The approval of Proposal 5(d) regarding the amendment and restatement of the Articles of Incorporation of the Company to increase the Company's authorized Preferred Stock, no par value per share, from 4,000,000 to 14,000,000 shares requires the following affirmative votes:

  •
  a majority of the votes cast by the holders of Common Stock and Series A Preferred Stock, voting together as a single class;

  •
  a majority of the votes cast by the holders of Common Stock, voting as a single class; and

  •
  the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a single class.

        Abstentions and broker non-votes will not affect the outcome of Proposal 5(d), except that abstentions and broker non-votes will have the effect of a no vote for purposes of calculating whether the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a single class, approve this proposal.

        Proposal 5(e).    The approval of Proposal 5(e) regarding the amendment and restatement of the Articles of Incorporation of the Company to increase the number of shares of Preferred Stock of the Company designated as Series A Preferred Stock from 1,500,000 to 4,000,000 shares requires the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a single class. Although no other shareholder approval is required, the Company also seeks the approval of a majority of the votes cast by the holders of Common Stock and Series A Preferred Stock, voting together as a single class. Abstentions and broker non-votes will not affect the outcome of Proposal 5(e), except that abstentions and broker non-votes will have the effect of a no vote for purposes of calculating whether the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a single class, approve this proposal.

        Proposal 5(f).    The approval of Proposal 5(f) regarding the amendment and restatement of the Articles of Incorporation of the Company to increase the number of shares of Preferred Stock of the Company designated as Series B Preferred Stock from 400,000 to 4,000,000 shares requires the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a single class. Although no other shareholder approval is required, the Company also seeks the approval of a majority of the votes cast by the holders of Common Stock and Series A Preferred Stock, voting together as a single class. Abstentions and broker non-votes will not affect the outcome of Proposal 5(f), except that abstentions and broker non-votes will have the effect of a no vote for purposes of calculating whether the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a single class, approve this proposal.

        Proposal 6.    The approval of Proposal 6 regarding the elimination from or modification in the Articles of Incorporation of the Company of certain miscellaneous provisions such as simplifying the provision providing for a detailed list of the purposes of the Company, eliminating the provision designating the Company's registered office and agent, eliminating the provision authorizing the Board of Directors to make partial liquidating distributions or to encumber the Company's assets and eliminating the provision addressing interested director transactions, which is substantially similar to a provision of the Utah Revised Business Corporation Act (the "URBCA") concerning interested director transactions, requires the affirmative vote of (i) a majority of the votes cast by the holders of Common Stock and Series A Preferred Stock, voting together as a single class, and (ii) the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a single class. Abstentions and broker non-votes will not affect the outcome of Proposal 6 except abstentions and broker non-votes will have the effect of a no vote for purposes of calculating whether the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a single class, approve this proposal.

        Proposal 7(a).    The proposal to adjourn the Annual Meeting, if needed, to solicit additional votes in favor of Proposal 5(a) requires that the number of votes cast in favor of the proposal exceed the number of votes cast in opposition. Abstentions and broker non-votes will not affect the outcome of this proposal.

        Proposal 7(b).    The proposal to adjourn the Annual Meeting, if needed, to solicit additional votes in favor of Proposal 5(b) requires that the number of votes cast in favor of the proposal exceed the number of votes cast in opposition. Abstentions and broker non-votes will not affect the outcome of this proposal.

        Pursuant to a Voting Agreement dated as of November 29, 2004 (the "Voting Agreement") between the Company and Knowledge Capital Investment Group, the largest shareholder in terms of voting power and the largest holder of Series A Preferred Stock ("Knowledge Capital"), Knowledge Capital has agreed to vote all shares of the Company's capital stock it owns, including shares of Common Stock and Series A Preferred Stock, in favor of each of Proposals 5(a) through 5(f), as well as Proposal 6. Knowledge Capital controls approximately (i) 94.8 percent of the Series A Preferred Stock, (ii) 27.6 percent of the total voting power of the Common Stock including the Common Stock voting power of all shares of Series A Preferred Stock and (iii) 4.9 percent of the Common Stock voting power excluding the Common Stock voting power of any shares of Series A Preferred Stock. As a result of Knowledge Capital's ownership, the approval of Proposals 5(a) through 5(f), as well as Proposal 6, required by the holders of the Series A Preferred Stock, voting as a single class, is assured.

PROPOSAL 1

TO APPROVE THE ELECTION OF THE FOUR NOMINEES AS DIRECTORS

        At the Annual Meeting, four directors are to be elected to serve three-year terms expiring at the annual meeting of shareholders to be held following the end of fiscal year 2007 and until their successors shall be duly elected and qualified. Unless the shareholder indicates otherwise, the accompanying proxy will be voted in favor of the following persons: Clayton Christensen, Robert H. Daines, E. J. "Jake" Garn and Donald J. McNamara. If any of the nominees should be unavailable to serve, which is not now anticipated, the proxies solicited hereby will be voted for such other persons as shall be designated by the present Board of Directors. The four nominees receiving the highest number of votes at the Annual Meeting will be elected.

        Based upon the recommendation of Robert A. Whitman, the President, Chief Executive Officer and Chairman of the Board, in March 2004, the Board of Directors considered upon and voted to add Clayton Christensen to the Company's Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE FOUR NOMINEES TO THE BOARD OF DIRECTORS.

Nominees for Election to the Board of Directors

        Certain information with respect to the nominees is set forth below.

        Clayton Christensen, 52, was appointed as a director of the Company in March 2004 and began his service in July 2004. Dr. Christensen is the Robert and Jane Cizik Professor of Business Administration at the Harvard Business School where he has been a faculty member since 1992. His research and teaching interests center on the management issues related to the development and commercialization of business model innovation and technology. His specific area of focus is in developing organizational capabilities. Dr. Christensen was a Rhodes Scholar and received his Masters of Philosophy degree from Oxford and his MBA and DBA from the Harvard Business School. He also served as President and Chairman of Ceramics Process Systems from 1984 to 1989. From 1979 to 1984 he worked as a consultant and project manager for the Boston Consulting Group.

        Robert H. Daines, 70, has been a director of the Company since April 1990. Dr. Daines is an Emeritus Driggs Professor of Strategic Management at Brigham Young University, where he was employed for 44 years. Dr. Daines also currently serves on the board of directors for Volvo Commercial Credit Corporation. Dr. Daines received his MBA from Stanford and his DBA from Indiana University.

        E. J. "Jake" Garn, 72, was elected to serve as a director of the Company in January 1993. Mr. Garn is a self-employed consultant. From December 1974 to January 1993, Mr. Garn was a United States Senator from the State of Utah. During his term in the Senate, Mr. Garn served six years as Chairman of the Senate Banking, Housing and Urban Affairs Committee and served on the Appropriations, Energy and Natural Resources, and Senate Rules Committees. Prior to his election to the Senate, Mr. Garn served as Mayor of Salt Lake City, Utah, from January 1972 to December 1974. Mr. Garn also currently serves as a director of Morgan Stanley Funds (NYSE), Nu Skin Enterprises, Inc. (NYSE) and BMW Bank, NA (NASDAQ), and is a member of the Board of Trustees of Intermountain Health Care.

        Donald J. McNamara, 51, was appointed to serve as a director of the Company in June 1999. Mr. McNamara is the founder of The Hampstead Group, L.L.C. ("The Hampstead Group"), a privately held equity investment firm based in Dallas, Texas, and has served as its Chairman since its inception in 1989. He currently serves as Chairman of the Board of Directors of FelCor Lodging Trust, a NYSE listed hotel REIT. He received his undergraduate degree from Virginia Tech and his MBA in 1978 from Harvard University. The Hampstead Group is the sponsor of Knowledge Capital, and Mr. McNamara serves as a director as a designee of Knowledge Capital pursuant to contractual rights granted to it by the Company.

Directors Whose Terms of Office Continues

        In addition to the directors to be elected at the Annual Meeting, the directors named below will continue to serve their respective terms of office as indicated. Stephen R. Covey, Dennis G. Heiner, and Brian A. Krisak are currently serving terms which expire at the annual meeting of the Company's shareholders to be held following the end of fiscal year 2005. Joel C. Peterson, E. Kay Stepp and Robert A. Whitman are currently serving terms which expire at the annual meeting of the Company's shareholders to be held following the end of fiscal year 2006.

        Stephen R. Covey, 72, has been Vice Chairman of the Board of Directors since June 1999. Dr. Covey served as Co-Chairman of the Board of Directors from May 1997 to June 1999. Dr. Covey founded Covey Leadership Center ("Covey") and served as its Chief Executive Officer and Chairman of the Board from 1980 to 1997. Dr. Covey received his MBA degree from Harvard Business School and his doctorate from Brigham Young University, where he was a professor of organizational behavior and business management from 1957 to 1983, except for periods in which he was on leave from teaching, and served as Assistant to the President and Director of University Relations. Dr. Covey is the author of several acclaimed books, including The 7 Habits of Highly Effective People, Principle-Centered Leadership, The 7 Habits of Highly Effective Families, and Living the 7 Habits: Stories of Courage and Inspiration, and is the co-author of First Things First. His latest book, The 8th Habit: From Effectiveness to Greatness, was released in November 2004. He is also a director of Points of Light foundation and a fellow of the Center for Organizational and Technological Advancement at Virginia Tech.

        Dennis G. Heiner, 61, was appointed as a director of the Company in January 1997. Mr. Heiner served as President and Chief Executive Officer of Werner Co., a leading manufacturer of climbing products and aluminum extrusions, from 1999 until his retirement in October 2004. Prior to joining Werner, he was employed by Black & Decker Corporation from 1985 to 1999 where he served as Executive Vice President and President of the Security Hardware Group, a world leader in residential door hardware.

        Brian A. Krisak, 53, was appointed a director in June 1999, while a principal of The Hampstead Group. Mr. Krisak was with The Hampstead Group from January 1999 to September 2002. Currently, Mr. Krisak is President of Krisak and Company, a management consulting firm specializing in strategy founded in 1987. He also serves as Chairman of Apangea Learning, Inc., an educational services firm, and as a board member of Hyperactive Technologies, Inc., a robotics firm serving the fast food industry. Previously Mr. Krisak has held several executive and board positions in the technology and consumer products and services industries. He received his degree in Government and Law from Lafayette College and his MBA from Harvard University. Mr. Krisak serves as a director as a designee of Knowledge Capital.

        Joel C. Peterson, 57, has been a director of the Company since May 1997. Mr. Peterson served as a director of Covey from 1993 to 1997 and as Vice Chairman of Covey from 1994 to 1997. Mr. Peterson founded Peterson Partners LP, and its predecessor Private Equity Investment Enterprises, a privately-held equity investment firm in 1996 and has served as its Founding Partner from its inception. Mr. Peterson also has taught MBA courses at Stanford Business School since 1992. Mr. Peterson also serves on the boards of directors of Asurion and JetBlue Airways Corporation (NASDAQ). Mr. Peterson earned his MBA from Harvard Business School.

        E. Kay Stepp, 59, has been a director of the Company since May 1997. Ms. Stepp served as a director of Covey from 1992 to 1997. Ms. Stepp is the Chairperson of the Board of Directors of Providence Health System and is the former President and Chief Operating Officer of Portland General Electric, an electric utility. Ms. Stepp is also currently a director of StanCorp Financial Group (NYSE) and Planar Systems, Inc. (NASDAQ). She formerly was principal of Executive Solutions, an executive coaching firm, and was a director of the Federal Reserve Bank of San Francisco. She received her Bachelor of Arts degree from Stanford University and a Master of Arts in Management from the University of Portland and attended the Stanford Executive Program and the University of Michigan Executive Program.

        Robert A. Whitman, 51, has been a director of the Company since May 1997 and has served as Chairman of the Board of Directors since June 1999 and President and Chief Executive Officer of the Company since January 2000. Mr. Whitman served as a director of Covey from 1994 to 1997. Prior to joining the Company, Mr. Whitman served as President and Co-Chief Executive Officer of The Hampstead Group from 1992 to 2000. Mr. Whitman received his Bachelor of Arts degree in Finance from the University of Utah and his MBA from Harvard Business School.

Director Who Will Conclude His Term of Office Upon the Occurrence of the Annual Meeting

        Certain information with respect to the director who will conclude his service as of the date of the Annual Meeting is set forth below.

        Hyrum W. Smith, 61, a co-founder of the Company, has served as a director of the Company since December 1983 and has served as Vice Chairman of the Board of Directors since June 1999. Mr. Smith served as Chairman of the Board of Directors from December 1986 to June 1999. Mr. Smith served as the Chief Executive Officer of the Company from February 1997 to March 1998, a position he also held from April 1991 to September 1996. He was Senior Vice President of the Company from December 1984 to April 1991. Mr. Smith is author of The Ten Natural Laws of Successful Time and Life Management and What Matters Most. He is also a director of SkyWest, Inc. (NASDAQ), Greater Salt

Lake Area Red Cross, and a member on the Advisory Board for the University of Utah School of Business.

AFFIRMATIVE DETERMINATION REGARDING BOARD INDEPENDENCE

        The Board of Directors has determined each of the following directors to be an "independent director" under the listing standards of the New York Stock Exchange (the "NYSE"): Clayton Christensen, Robert H. Daines, Jake Garn, Dennis G. Heiner, Joel C. Peterson and E. Kay Stepp.

        In assessing the independence of the directors, the Board of Directors determines whether or not any director has a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board of Directors considers all relevant facts and circumstances in making independence determinations, including the director independence standards adopted by the Board of Directors.

        The director independence standards adopted by the Board of Directors state that the Board must determine that the director being reviewed has no material relationship with the Company other than as a director, either directly or indirectly (such as a partner, shareholder or executive officer of another entity that has a relationship with the Company). In each case, the Board shall broadly construe all relevant facts and circumstances in making its determination. The director independence standards also provide standards, similar to the NYSE independence standards, that a director must meet in order to be considered independent.

BOARD OF DIRECTOR MEETINGS AND COMMITTEES

        During the 2004 fiscal year, there were five meetings held by the Board of Directors of the Company. All directors attended more than 75 percent of the Board meetings. No director attended fewer than 75 percent of the total number of meetings of the committees on which he or she served. Although the Company encourages Board members to attend its annual meetings of shareholders, it does not have a formal policy regarding director attendance at annual shareholder meetings.

        The non-management directors meet regularly in executive sessions, as needed, without the management directors or other members of management. Joel C. Peterson, chairperson of the Nominating and Corporate Governance Committee and the Lead Independent Director, generally presides over these meetings.

        The Board of Directors has a standing Audit Committee, Nominating and Corporate Governance Committee (the "Nominating Committee"), and an Organization and Compensation Committee (the "Compensation Committee"). The members of the Audit Committee are Messrs. Jake Garn, Chairperson, Robert H. Daines and Joel C. Peterson. The Nominating Committee consists of Messrs. Joel C. Peterson, Chairperson, Robert H. Daines and Ms. E. Kay Stepp. The Compensation Committee consists of Ms. E. Kay Stepp, Chairperson, and Messrs. Dennis G. Heiner and Robert H. Daines. Brian A. Krisak served as a member of the Compensation Committee during fiscal 2004 but no longer serves as a member of the Compensation Committee. The Board of Directors has adopted a written charter for each of the committees.

        These charters, along with the Company's Corporate Governance Guidelines and Code of Business Conduct and Ethics, are available at the Company's website at www.franklincovey.com. In addition, shareholders may obtain a printed copy of any of these documents by making a written request to Investor Relations, Franklin Covey Co., 2200 West Parkway Boulevard, Salt Lake City, Utah 84119-2331.

        The Audit Committee functions on behalf of the Board of Directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and met five times during the 2004 fiscal year. Its functions are: (i) to review and approve the selection of, and all services performed by, the Company's independent auditors; (ii) to review the Company's internal controls and audit functions; and (iii) to review and report to the Board of Directors with respect to the scope of internal and external audit procedures, accounting practices and internal accounting, and financial and risk controls of the Company. Each of the members of the Audit Committee is independent as described under NYSE rules. The Board of Directors has determined that one of the Audit Committee members, Robert Daines, is a "financial expert" as defined in Item 401(h) of Regulation S-K.

        The Nominating Committee met five times during the 2004 fiscal year. The Nominating Committee assists the Board of Directors by: (i) identifying individuals who are qualified and willing to become Board members; (ii) recommending that the Board nominate as many identified individuals as needed for appointment as a director for each annual Company shareholder meeting; (iii) ensuring that the Audit Committee, the Compensation Committee, and the Nominating Committees of the Board are comprised of qualified and experienced "independent" directors; (iv) developing and recommending succession plans for the Chief Executive Officer; and (v) developing corporate governance policies and procedures applicable to the Company and recommending that the Board adopt said policies and procedures. All of the members of the Nominating Committee are "independent" as described under NYSE rules.

        The Compensation Committee met six times during the 2004 fiscal year. Its functions are: (i) to review, and make recommendations to the Board of Directors regarding the salaries, bonuses and other compensation of the Company's Chairman of the Board; and (ii) to review and administer any stock option plan, stock purchase plan, stock award plan and employee benefit plan or arrangement established by the Board of Directors for the benefit of the executive officers, employees and the independent directors of the Company. All of the Compensation Committee members are "independent" as described under NYSE rules.

OUR DIRECTOR NOMINATION PROCESS

        As indicated above, the Nominating Committee of the Board of Directors oversees the director nomination process. This committee is responsible for identifying and evaluating candidates for membership on the Board of Directors and recommending to the Board of Directors nominees to stand for election. Each candidate to serve on the Board of Directors must meet the expectations for directors set out in the Corporate Governance Guidelines approved by the Board of Directors and available on our website at www.franklincovey.com. In addition to the qualifications set forth in the Corporate Governance Guidelines, nominees for Director will be selected on the basis of such attributes as their integrity, experience, achievements, judgment, intelligence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties, and the likelihood that he or she will be able to serve on the Board for a sustained period. In connection with the selection of nominees for director, consideration will be given to the Board's overall balance of diversity of perspectives, backgrounds and experiences. Accordingly, the Board will consider factors such as global experience, experience as a director of a large public company and knowledge of particular industries.

        Although not an automatically disqualifying factor, the inability of a candidate to meet independence standards of the NYSE will weigh negatively in any assessment of a candidate's suitability, as will a candidate's service on a number of boards exceeding the standards contained in the Company's Corporate Governance Guidelines.

        The Committee intends to use a variety of means of identifying nominees for director, including outside search firms and recommendations from current Board members and from shareholders. In determining whether to nominate a candidate, the Committee will consider the current composition and capabilities of serving Board members, as well as additional capabilities considered necessary or desirable in light of existing Company needs and then assess the need for new or additional members to provide those capabilities.

        Unless well known to one or more members of the Committee, normally at least one member of the Committee will interview a prospective candidate who is identified as having high potential to satisfy the expectations, requirements, qualities and capabilities for Board membership.

Shareholder Nominations

        The Nominating Committee, which is responsible for the nomination of candidates for appointment or election of the Board of Directors, will consider, but shall not be required to nominate, candidates recommended by the Company's shareholders who beneficially own at the time of the recommendation not less than one percent of the Company's outstanding stock ("Qualifying Shareholders").

        Generally speaking, the manner in which the Nominating Committee evaluates nominees for director recommended by a Qualifying Shareholder will be the same as that for nominees from other sources. However, the Nominating Committee will seek and consider information concerning the relationship between a Qualifying Shareholder's nominee and that Qualifying Shareholder to determine whether the nominee can effectively represent the interests of all shareholders.

        Qualifying Shareholders wishing to make such recommendations to the Nominating Committee for its consideration may do so by submitting a written recommendation, including detailed information on the proposed candidate, including education, professional experience and expertise, via mail addressed as follows:

c/o Val J. Christensen, Corporate Secretary, Franklin Covey Co., 2200 West Parkway
Boulevard, Salt Lake City, Utah 84119-2331

Contractual Rights of Knowledge Capital to Designate Nominees

        Currently, under the Stockholders Agreement dated June 2, 1999 between the Company and Knowledge Capital (the "Stockholders Agreement"), the Company is obligated to nominate three designees of Knowledge Capital for election to the Board of Directors, including the Chairman of the Board of Directors, and all such designees must be nominated to be elected in different classes. Currently, only two designees of Knowledge Capital are members of the Board of Directors, including Donald J. McNamara and Brian A. Krisak. Upon the mutual agreement of the Company and Knowledge Capital, Robert A. Whitman, the Chairman of the Board of Directors, does not currently serve as a designee of Knowledge Capital. The Company is obligated at each meeting of the shareholders of the Company at which directors are elected to cause the Knowledge Capital designees to be nominated for election and will solicit proxies in favor of such nominees and vote all management proxies in favor of such nominees except for proxies that specifically indicate to the contrary.

        The Stockholders Agreement also provides that the Company is obligated to ensure that at least one designee of Knowledge Capital is a member of all committees of the Board other than the Nominating Committee. No designee of Knowledge Capital currently serves on any committee of the Board.

COMMUNICATIONS WITH DIRECTORS

        Shareholders or other interested parties wishing to communicate with the Board of Directors, the non-management directors as a group, or any individual director may do so in writing by addressing the correspondence to that individual or group, c/o Val J. Christensen, Corporate Secretary, Franklin Covey Co., 2200 West Parkway Boulevard, Salt Lake City, Utah 84119-2331 or by using the Company's website at www.franklincovey.com. All such communications will initially be received and processed by the office of the Corporate Secretary. The Secretary or Assistant Secretary will initially review such correspondence and either (i) immediately forward the correspondence to the indicated director and to the Chair of the Nominating Committee, or (ii) hold for review for before or after the next regular meeting of the Board of Directors.

DIRECTOR COMPENSATION

        Messrs. Robert A. Whitman, Brian A. Krisak, Donald J. McNamara, Hyrum W. Smith and Stephen R. Covey do not currently receive compensation for Board or committee meetings. The remaining directors are paid as follows:

  •
  Each Board member is paid an annual retainer of $30,000 paid quarterly for service on the Board and attending Board meetings;

  •
  Each Board member is paid an additional annual retainer of $7,000 for service on each committee they serve in lieu of committee meeting fees;

  •
  Committee chairpersons are paid an additional annual retainer of $5,000 for the Audit and Compensation committees and $3,000 for all other committees;

  •
  Each Board member will be annually granted a restricted stock award equivalent to $27,500 which vests over a three-year term if Proposal 3 is approved by the shareholders;

  •
  Directors are reimbursed by the Company for their out-of-pocket travel and related expenses incurred in attending all Board and committee meetings.

EXECUTIVE OFFICERS

        In addition to Mr. Whitman, certain information is furnished with respect to the following executive officers of the Company:

        Val J. Christensen, 51, has been Secretary and General Counsel of the Company since January 1990 and an Executive Vice President since March 1996. Mr. Christensen served as a director of the Company from July 1991 to June 1997. From January 1990 to March 1996, Mr. Christensen served as a Senior Vice President of the Company. From March 1987 to November 1989, Mr. Christensen was engaged in the private practice of law with the law firm of LeBoeuf, Lamb, Lieby & MacRae (now LeBoeuf, Lamb, Greene & MacRae, LLP), specializing in general business and business litigation matters. From 1983 until he joined the Company, Mr. Christensen acted as outside counsel to the Company. Mr. Christensen earned his Bachelor of Arts in Economics from Brigham Young University and his J.D. from Brigham Young University.

        Robert W. Bennett, Jr., 48, has been President of the Organizational Solutions Business Unit of the Company since July 2002. Mr. Bennett joined the Company in February 2000 as Vice President of Sales and later served as Senior Vice President of Global Sales and Delivery. Prior to joining the Company, Mr. Bennett served as President of PowerQuest from 1998 to 2000 and as General Manager and President of Folio from 1993 to 1998. Mr. Bennett has 24 years of sales and sales management experience with Fortune 500 companies including IBM. Mr. Bennett earned his Bachelor of Arts in Government and Law from Lafayette College in Pennsylvania.

        Sarah Merz, 40, has been President and General Manager of the Consumer Business Unit since October 2003. Ms. Merz joined the Company in May 2000 as Vice President of Marketing. Prior to joining the Company, Ms. Merz was a Partner and co-owner of Kannon Consulting, Inc. and an associate for Booz, Allen & Hamilton, where she created marketing strategies for Fortune 100 businesses throughout the U.S. as well as major corporations overseas. Ms. Merz also served as Vice President of International Sales and Business Development for Revell-Monogram, Inc. Ms. Merz received an MBA with honors from Northwestern's Kellogg Graduate School of Management and earned her Bachelor of Arts with honors in Economics from the University of Chicago.

        Stephen D. Young, 51, joined the Company as Senior Vice President of Finance, Chief Accounting Officer and Controller in January 2001 and was appointed Chief Financial Officer in November 2002. Prior to joining the Company, he served as Senior Vice President of Finance, Chief Financial Officer and director of international operations for Weider Nutrition International, Inc. for seven years. Mr. Young has 25 years of accounting and management experience. Mr. Young is a CPA and holds a Bachelor of Science in Accounting degree from Brigham Young University.

EXECUTIVE COMPENSATION

        The compensation of Robert A. Whitman, the Company's Chairman, President and Chief Executive Officer, and the other named executive officers listed below (collectively, the "Named Executive Officers") at August 31, 2004, the most recent fiscal year end, is shown below.

Summary Compensation Table

	Annual Compensation				Long Term Compensation Awards
Name and Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation($)(1)	Restricted Stock Awards(2)	Securities Underlying Options/ SARs(#)(3)	All Other Compensation($)(4)
Robert A. Whitman(5) Chairman, President and Chief Executive Officer	2004 2003 2002	500,004 — —	281,250 — —	5,041 — —	— — —	— — —	— — —
Val J. Christensen Executive Vice President and Secretary	2004 2003 2002	300,000 300,000 300,000	150,000 150,000 150,000	1,590 1,456 543	143,325 — —	— — —	6,150 7,500 9,754
Robert W. Bennett, Jr. President Organizational Solutions Business Unit	2004 2003 2002	250,000 250,000 250,000	126,875 110,962 54,315	1,957 1,644 —	143,325 — —	— — —	7,987 6,798 6,427
Sarah Merz President Consumer Business Unit	2004 2003 2002	226,154 130,000 130,000	98,438 11,070 13,295	58,691 — —	143,325 — —	50,000 — —	8,569 3,705 5,640
Stephen D. Young Senior Vice President Chief Financial Officer	2004 2003 2002	221,154 200,000 200,000	86,875 36,250 30,531	53,280 — —	128,993 — —	— — —	8,352 5,921 4,872

(1)
Other amounts relate to miscellaneous benefits paid during the year and reimbursement of taxes that were paid during the year.

(2)
Restricted stock awards vest in full five years from the date of grant. Vesting may occur partially or in full prior to five years from grant if certain financial targets are met. Holders of restricted shares are entitled to vote the shares.

(3)
Amounts shown reflect options granted to the Named Executive Officers pursuant to the Franklin Covey 1992 Stock Incentive Plan (the "Incentive Plan"). As of August 31, 2004, the Company had not granted any stock appreciation rights.

(4)
Amounts shown reflect contributions made by the Company for the benefit of the Named Executive Officers under the Franklin Covey 401(k) Profit Sharing Plan.

(5)
Mr. Whitman did not accept a base salary or bonus compensation from May 2001 through August 2003.

Option/SAR Grants in Last Fiscal Year

        The following table sets forth individual grants of stock options made by the Company during the fiscal year ended August 31, 2004 to the Named Executive Officers. As of August 31, 2004, the Company had not granted any stock appreciation rights to the Named Executive Officers.

Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for the Option Term (in dollars)
Percent of Total Options Granted to Employees in Fiscal Year
Name	Options Granted		Exercise or Base Price	Expiration Date
					5%	10%
Robert A. Whitman	—	—	—	—	—	—
Val J. Christensen	—	—	—	—	—	—
Robert W. Bennett, Jr.	—	—	—	—	—	—
Sarah Merz	50,000	71.4%	$1.70	11/14/13	$53,456	$135,468
Stephen D. Young	—	—	—	—	—	—

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year Option/SAR Values

        The following table sets forth the number of shares of Common Stock acquired during the fiscal year ended August 31, 2004 upon the exercise of stock options, the value realized upon such exercise, the number of unexercised stock options held on August 31, 2004, and the aggregate value of such options held by the Named Executive Officers. This table reflects options to acquire shares of Common Stock granted to the Named Executive Officers by the Company and by certain affiliates of the Company. As of August 31, 2004, the Company had not granted any stock appreciation rights to any of the Named Executive Officers.

			Number of Unexercised Options at August 31, 2004			Value of Unexercised In-the-Money Options at August 31, 2004
	Number of Shares Acquired on Exercise
Name		Value Realized on Exercise
			Exercisable	Unexercisable		Exercisable	Unexercisable
Robert A. Whitman	—	—		1,602,000	(1)	—	—
Val J. Christensen	—	—	90,300	—		—	—
Robert W. Bennett, Jr.	—	—	50,000	—		—	—
Sarah Merz	—	—	—	50,000		—	$2,500
Stephen D. Young	—	—	26,250	8,750		—	—

(1)
These options became exercisable on December 8, 2004. For more information regarding the acceleration of these options, see "Employment Agreements."

        The Company also maintains a deferred compensation plan in which participants may elect to defer a portion of their income and select one of the specified investments, including the stock of the Company, on which a return on the deferred amount will be calculated. None of the Named Executive Officers deferred any compensation under this plan in fiscal 2004.

Equity Compensation Plan Information

        Shares in the equity compensation plans not approved by security holders consist of non-qualified options issued to employees from principal shareholders of the Company. There have been no non-qualified options issued since 1992. The following table sets forth information as of August 31, 2004.

	[a]	[b]	[c]
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column [a])
	(in thousands)		(in thousands)
Equity compensation plans approved by security holders	2,487	$12.44	1,040
Equity compensation plans not approved by security holders	18	$2.78	None

Employment Agreements

        The Company does not have an employment agreement with any of its Named Executive Officers, including Robert A. Whitman, the President, Chief Executive Officer and Chairman of the Board. As described in detail in the Organization and Compensation Committee Report, Mr. Whitman's employment agreement with the Company was cancelled, at his request, effective December 8, 2004.

Organization and Compensation Committee Report

        The following report was prepared by the Organization and Compensation Committee (as previously defined, the "Compensation Committee"), which administers all elements of the Company's executive compensation program, including the Incentive Plan. The Compensation Committee has responsibility for all compensation-related matters, including equity awards, for Robert A. Whitman, the Company's Chairman, President and Chief Executive Officer. It also determines any equity awards under the Incentive Plan for all other executive officers; Mr. Whitman determines the amount of cash compensation for the other executive officers. The Compensation Committee reports at least annually to the full Board on the Company's executive compensation program. The Compensation Committee's charter can be found at www.franklincovey.com.

        Compensation Committee Membership and Process.    For fiscal year 2004, the members of the Compensation Committee were E. Kay Stepp, who serves as Chairperson, Robert H. Daines, Brian A. Krisak and Dennis G. Heiner. Mr. Krisak no longer serves as a member of the Compensation Committee. Consistent with the listing requirements of the NYSE, the Company's Compensation Committee is composed entirely of independent non-employee directors. None of the Compensation Committee members has any material business relationships with the Company.

        The Compensation Committee held six meetings during fiscal year 2004. The Compensation Committee regularly meets without any employees present to discuss executive compensation matters, including Mr. Whitman's compensation package. The Compensation Committee has retained the services of an independent compensation consulting firm to assist with executive compensation program design, calibrating the program to Company performance and the competitive market, and monitoring program effectiveness. The Compensation Committee has the authority to determine the scope of the consulting firm's services and retains the right to terminate the consultant's contract at any time.

        The Compensation Committee's report on executive compensation matters includes a description of the program for fiscal year 2004, as well as material actions taken early in fiscal 2005.

        Annual Chief Executive Officer Performance Review.    Mr. Whitman has served as Chairman of the Board of Directors since June 1999 and President and Chief Executive Officer of the Company since January 2000. The Compensation Committee has identified specific criteria for evaluating Mr. Whitman's performance to be considered in addition to the Company's financial results. The criteria include specific leadership competencies, specific competencies related to the role of the Chief Executive Officer, and specific non-financial business objectives. The Chair of the Compensation Committee annually surveys board members and executive management and reports her findings on each objective to Mr. Whitman, the Compensation Committee and the Board of Directors.

        Executive Compensation Philosophy.    The Compensation Committee established an executive compensation strategy and structure based on the following principles:

  •
  Compensation should reward successful execution of the business strategy. Therefore, the executive compensation program should be both aligned with achieving the Company's strategic business plan and directly related to Company performance;

  •
  Company success depends on teamwork from the executive level down through the organization. Therefore, the compensation program should be designed to promote shared destiny and reward entity/team success, not just individual effort;

  •
  A critical objective must be to attract and retain qualified executive talent. Successful execution of the business strategy necessitates keeping the Company's management team in place and focused on business goals. Therefore, the Company's programs must be competitive and equity awards are granted with vesting schedules designed to promote retention.

  •
  Franklin Covey pays for performance. Executives—who have the greatest direct influence on organizational performance—should have the greatest portion of their compensation at risk. Therefore, executives are held accountable through the compensation program for organizational performance.

  •
  Executive pay should be aligned with the interests of shareholders. Equity is used to reward the executives for creating shareholder value over a several year time horizon.

        Fiscal 2004 Compensation Program.    In fiscal 2004, the Compensation Committee worked with its independent consultant and outside legal counsel to realign the compensation program with the executive compensation philosophy and the changing competitive marketplace. Taking into account emerging financial accounting changes, the evolving expectations of shareholders, market trends and improved Company performance, the Compensation Committee determined in fiscal 2004 to adopt a new long-term incentive strategy using performance-contingent restricted shares combined with a cash incentive. The Compensation Committee noted that no long-term incentive awards had been granted to the executive team (with the exception of Ms. Merz) since January 2001. Ms. Merz was awarded 50,000 stock options in fiscal 2004 in connection with her assuming the role of President of the Consumer Business Unit. In January 2004, restricted share awards were issued to Named Executive Officers as follows: Robert W. Bennett, Jr., 52,500 shares; Val J. Christensen, 52,500 shares; Sarah Merz, 52,500 shares; and Stephen D. Young, 47,250 shares.

        The restricted shares issued to executive officers, pursuant to the Incentive Plan, vest over a five-year period if the executive remains employed by the Company. Vesting is accelerated 50 percent in 2006 if the Company achieves specific financial performance objectives. If specific financial goals are met for 2007, all remaining unvested shares, if any, shall vest. If an executive officer's employment terminates prior to vesting, the officer generally forfeits all restricted shares that have not yet vested.

As shown in the Summary Compensation Table, a supplemental cash incentive was paid to those executives who chose to be taxed immediately on the restricted share grant.

        In addition to assessing the long-term component, the Compensation Committee also reviewed the salary and annual incentive program for the executive officers. The Compensation Committee found the program to be generally well-aligned with market practice. Consequently, base salary adjustments were made by the Chief Executive Officer with respect to only two executive officers: Ms. Merz, who moved into her new role early in the fiscal year, and Mr. Young.

        The Company's financial performance was substantially improved for fiscal 2004. Annual cash incentives were paid to the management team at approximately 50 percent of their incentive targets, reflecting performance against pre-determined goals.

        Mr. Whitman's Compensation.    On September 1, 2000, the Company entered into an employment agreement with Mr. Whitman (the "Employment Agreement"). Although the Employment Agreement's term extended through August 31, 2007, Mr. Whitman requested that the Employment Agreement be cancelled in order to create parity between himself and other executive officers and to enhance his working partnership with the Board. The Board agreed to Mr. Whitman's request and the Employment Agreement was cancelled effective December 8, 2004. Mr. Whitman continues to serve as Chairman of the Board, President and Chief Executive Officer of the Company at the will and pleasure of the Board, on such terms and conditions as the Board and Mr. Whitman from time-to-time agree, consistent with the Company's Bylaws.

        As previously reported by the Compensation Committee, Mr. Whitman had elected to forgo receipt of any cash compensation from the Company from May 1, 2001 through August 31, 2003 (the "Forgone Compensation") despite having performed all of his duties and responsibilities contemplated for such period under the terms of the Employment Agreement. In connection with his cancellation of the Employment Agreement, Mr. Whitman has confirmed in writing that he unconditionally forever waives, and releases the Company from, any and all claims, rights or demands he has or may have to the Forgone Compensation.

        The Compensation Committee noted that Mr. Whitman gave up valuable rights under the Employment Agreement, including severance, compensation in the event of a change in control, and life insurance and disability benefits. Having evaluated the significant cost of these benefits to the Company, the Compensation Committee believed that it was in the shareholders' interest to accept Mr. Whitman's voluntary cancellation of the Employment Agreement. In consideration of the Company's substantially improved financial performance under Mr. Whitman's leadership, Mr. Whitman's Forgone Compensation, and the cancellation of the Employment Agreement, the Compensation Committee determined the following compensation program for Mr. Whitman:

        Cash Compensation.    For fiscal year 2005, the Compensation Committee agreed to continue Mr. Whitman's base salary at $500,000. His target annual incentive for achieving predetermined Company financial and operational goals will also remain at $500,000.

        Stock Awards.    Pursuant to the Incentive Plan, the Compensation Committee awarded Mr. Whitman 187,000 shares of Company stock that are immediately vested. In addition, the Compensation Committee granted Mr. Whitman 225,000 shares of restricted stock that vest over five years, subject to earlier vesting on the same terms and conditions as described above for the restricted shares granted to the other executive officers in fiscal year 2004, including the supplemental cash incentive.

        Option Acceleration.    On September 1, 2000, the Company granted Mr. Whitman the option to purchase 1,602,000 shares of Company stock at an exercise price of $14.00 per share. The option was structured to vest over seven years unless specified stock price hurdles were achieved that accelerated the vesting. In connection with the cancellation of Mr. Whitman's Employment Agreement, the Compensation Committee determined to fully accelerate the vesting of the option. At the time of the option grant, there was no compensation expense recorded in the income statement. However, the Company disclosed in its footnotes to the financial statements pro forma compensation expense of approximately $700,000 per year with three years of pro forma expense (fiscal 2005 through 2007) still to be recognized. Accelerating the vesting of the option will accelerate the recognition of the remaining pro forma expense that will be disclosed in the footnotes. In December 2004, the FASB issued statement No. 123R, which changes the accounting for stock-based awards to require that compensation expense be recorded in the income statement beginning in interim or annual periods commencing after June 15, 2005. In addition to accelerating the option, it will remain exercisable for its full ten-year term regardless of Mr. Whitman's earlier termination of employment, death or disability.

        Life Insurance and Long Term Disability Benefits.    Mr. Whitman's Employment Agreement provided for the Company to pay $2,500,000 in the event of his death or disability. The Compensation Committee determined that it would be more cost effective for the Company and tax-effective for Mr. Whitman to restructure the Company's obligation. Therefore, the Compensation Committee agreed that the Company would procure, at its expense, a portable 20-year level term life insurance policy on Mr. Whitman's life with a death benefit of $2,500,000. The Company will also provide Mr. Whitman with sufficient funds to enable him to procure long term disability insurance which, combined with the Company's current group policy, provides, in the aggregate, monthly long term disability benefits equal to 75 percent of his fiscal 2005 target cash compensation.

        Severance and Change in Control Benefits.    The Compensation Committee decided to evaluate severance and change in control benefits for all executive officers, including Mr. Whitman, as part of its agenda for fiscal year 2005.

        Mr. Whitman's Fiscal 2004 Compensation.    The Company resumed Mr. Whitman's salary payments effective as of the beginning of the fiscal year at the previous annual rate of $500,000. His annual incentive opportunity was reinstated to be 100 percent of his salary. The Compensation Committee determined Mr. Whitman's annual cash incentive for fiscal 2004 based upon the success of the desired business model, growth of core top lines, and achievement of certain financial results. As shown in the Summary Compensation Table, Mr. Whitman received a payment equal to 56.25 percent of his targeted annual incentive. No equity awards were made to Mr. Whitman during fiscal year 2004 and as of the end of the fiscal year, none of his options were exercisable. (See the discussion above regarding the subsequent acceleration in early fiscal 2005 of vesting of Mr. Whitman's outstanding stock options.)

        Stock Program.    As of August 31, 2004, executive officers held incentive stock options to purchase an aggregate of 1,827,300 shares of Common Stock granted under the direction of the Compensation Committee pursuant to the Incentive Plan since its inception in 1992 and the Non-Qualified Executive Stock Option Plan of 2000. Of those options, 166,550 were exercisable as of the end of fiscal 2004. The Incentive Plan provides multiple vehicles for making equity awards to executive officers, including incentive stock options, non-qualified stock options, stock appreciation rights and restricted share awards.

        Other Compensation Plans.    The Company has a number of other broad-based employee benefit plans in which executive officers participate on the same terms as other employees meeting the eligibility requirements, subject to any legal limitations on amounts that may be contributed to or benefits payable under the plans. These include (i) the Company's cafeteria plan administered pursuant to Section 125 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) the Company's

401(k) Plan, pursuant to which the Company makes matching contributions; and (iii) the Company's Employee Stock Purchase Plan implemented and administered pursuant to Section 423 of the Code.

Respectfully submitted,
E. Kay Stepp Robert H. Daines Dennis G. Heiner

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee was or is an officer or employee of the Company or any of its subsidiaries. The Company is not aware of any Compensation Committee interlocks.

PERFORMANCE GRAPH

        The following graph shows a comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, for the five fiscal years ended August 31, 2004, for the Common Stock, the S&P 600 SmallCap Index and the S&P Diversified Commercial Services Index. The Company was previously included in the S&P 600 SmallCap Index and was assigned to the S&P Diversified Commercial Services Index within the S&P 600 SmallCap Index. The Company believes that if it were included in an index it would be included in the indices where it was previously listed. The Diversified Commercial Services Index consists of 18 companies similar in size and nature to the Company. The Company is no longer a part of the S&P 600 SmallCap Index but believes that the S&P 600 SmallCap Index and the Diversified Commercial Services Index continues to provide appropriate benchmarks with which to compare the Company's stock performance.

INDEXED RETURNS

	Years Ending
	Aug-99	Aug-00	Aug-01	Aug-02	Aug-03	Aug-04
FRANKLIN COVEY CO	100.00	85.48	57.07	26.95	17.80	22.25
S&P SMALLCAP 600 INDEX	100.00	128.19	128.88	116.60	143.07	164.33
Diversified Commercial Services	100.00	89.61	99.97	104.46	125.61	140.63

PRINCIPAL HOLDERS OF VOTING SECURITIES

        The following table sets forth information as of January 7, 2005, with respect to the beneficial ownership of shares of Common Stock and Series A Preferred Stock by each person known by the Company to be the beneficial owner of more than five percent of Common Stock or Series A Preferred Stock, by each director, by the Named Executive Officers and by all directors and officers as a group. Unless noted otherwise, each person named has sole voting and investment power with respect to the shares indicated. The percentages set forth below have been computed without taking into account treasury shares held by the Company and are based on 20,654,403 shares of Common Stock and 873,457.404 shares of Series A Preferred Stock outstanding as of January 7, 2005. There are no shares of Series B Preferred Stock outstanding. The shares of Series A Preferred Stock on an "as-converted basis" are equal to approximately 7.14 shares of Common Stock issuable on conversion of each share of Series A Preferred Stock. Until converted into Common Stock, each whole share of Series A

Preferred Stock is entitled to eight votes, and any fractional shares are entitled to fewer votes depending upon the number of shares of Common Stock into which they may convert.

	Beneficial Ownership as of January 7, 2005
	Number of Preferred Shares	Percentage of Class	Number of Common Shares	Percentage of Class
Preferred Stock and Common Stock:
Knowledge Capital Investment Group(1)(2) 3232 McKinney Ave Dallas, Texas 75204	827,859.67	94.8%	1,015,002	4.9%
Financial and Investment Management Group(1) 417 St. Joseph St. Suttons Bay, Michigan 49682	39,494	4.5%	2,446,993	11.8%
Robert A. Whitman(6)(8)(9) c/o Franklin Covey Co. 2200 West Parkway Boulevard Salt Lake City, Utah 84119-2331			2,329,210	10.5%
Dennis R. Webb(3)(4)(8) 2626 Hillsden Drive Holladay, Utah 84117			1,209,812	5.9%
Dimensional Fund Advisors, Inc.(5) 1299 Ocean Avenue Santa Monica, California 90401			1,165,050	5.6%
Donald J. McNamara(2) c/o Franklin Covey Co. 2200 West Parkway Boulevard Salt Lake City, Utah 84119-2331	827,859.67	94.8%	1,097,212	5.3%
Stephen R. Covey(3) c/o Franklin Covey Co. 2200 West Parkway Boulevard Salt Lake City, Utah 84119-2331			1,052,384	5.1%
Hyrum W. Smith(3)			467,815	2.3%
Val J. Christensen(6)(9)			395,806	1.9%
Joel C. Peterson			186,592	*	%
Robert W. Bennett, Jr.(6)(9)			118,587	*	%
Stephen D. Young(6)(9)			95,562	*	%
Sarah Merz(6)(9)			91,873	*	%
Robert H. Daines(7)			20,002	*	%
E. Kay Stepp			17,452	*	%
Dennis G. Heiner			13,000	*	%
Brian A. Krisak			10,000	*	%
E. J. "Jake" Garn			4,000	*	%
Clayton Christensen			0	*	%
All directors and executive officers as a group (15 persons)	827,859.67	94.8%	5,899,495	26.3%

*
Less than 1%.

(1)
Each share of Series A Preferred Stock is convertible into approximately 7.14 shares of Common Stock. As a result, in addition to the shares of Common Stock listed in the beneficial ownership table, Knowledge Capital's ownership of its Series A Preferred Stock would allow it to convert its Series A Preferred Stock into 5,913,283 shares of Common Stock. Knowledge Capital's total

  Common Stock ownership, assuming conversion of its Series A Preferred Stock, would be 6,928,285 shares of Common Stock, or 25.8 percent of the outstanding Common Stock calculated on an as-converted basis. Additionally, Knowledge Capital's Series A Preferred Stock holdings entitle it to 6,622,877 votes on matters brought generally before the holders of Common Stock. As a result, together with its shares of Common Stock listed on the beneficial ownership table, Knowledge Capital has 7,637,879 total Common Stock votes with the holders of Common Stock, representing 27.6 percent of the total Common Stock voting power of the Company.

  In addition to the shares of Common Stock listed on the beneficial ownership table, Financial and Investment Management Group's ownership of its Series A Preferred Stock would allow it to convert its Series A Preferred Stock into 282,100 shares of Common Stock. Financial and Investment Management Group's total Common Stock ownership, assuming conversion of its Series A Preferred Stock, would be 2,729,093 shares, or 10.1 percent of the outstanding common stock calculated on an as-converted basis. Additionally, Financial and Investment Management Group's Series A Preferred Stock holdings entitle it to 315,952 votes on matters generally brought before the holders of Common Stock. As a result, together with its shares of Common Stock listed on the beneficial ownership table, Financial and Investment Management Group has 2,762,945 total Common Stock votes with the holders of Common Stock, representing 10.0 percent of the total Common Stock voting power of the Company.

(2)
The Common Stock share amounts indicated include 82,210 shares held by Mr. McNamara and 1,015,002 shares held by Knowledge Capital. Mr. McNamara, who is a director of the Company, is a principal of The Hampstead Group, the private investment firm that sponsors Knowledge Capital, and therefore may be deemed the beneficial owner of the Common Stock and the Series A Preferred Stock held by Knowledge Capital and the Common Stock into which Knowledge Capital's Series A Preferred Stock may be converted. Mr. McNamara disclaims beneficial ownership of Knowledge Capital's Common Stock, Series A Preferred Stock and the Common Stock into which Knowledge Capital's Series A Preferred Stock may be converted.

(3)
The share amounts indicated for Hyrum W. Smith are owned of record by Hyrum W. Smith as trustee of The Hyrum W. Smith Trust with respect to 329,700 shares; those indicated for Dennis R. Webb, by Dennis R. Webb as trustee of The Lighthouse Foundation with respect to 82,500 shares; those indicated for Stephen R. Covey, by SRSMC Properties LLC with respect to 40,000 shares and by SANSTEP Properties, L.C. with respect to 1,012,384 shares. Messrs. Smith and Webb are the respective trustees of their trusts and foundations, having sole power to vote and dispose of all shares held by the respective trusts and foundations, and may be deemed to have beneficial ownership of such shares. Mr. Covey, as co-manager of SRSMC Properties LLC and SANSTEP Properties, L.C., has shared voting and dispositive control over the shares held by those entities and may be deemed to have beneficial ownership of such shares.

(4)
Of the share amount indicated as beneficially owned by Dennis R. Webb, 18,000 shares are subject to options granted to other key employees of the Company.

(5)
Dimensional Fund Advisors' information is provided as of September 30, 2004, the filing of its last 13F report.

(6)
The share amounts indicated include shares subject to options currently exercisable held by the following persons in the following amounts: Val J. Christensen, 90,300 shares; Robert W. Bennett, Jr., 50,000 shares; Stephen D. Young, 26,250 shares; Sarah Merz, 12,500 shares; Robert A. Whitman, 1,602,000 shares; and all executive officers and directors as a group, 1,781,050 shares.

(7)
The share amounts indicated for Robert H. Daines include 5,000 shares owned by Tahoe Investments, L.L.C., of which Mr. Daines is a member.

(8)
Mr. Whitman acquired 200,000 shares from Dennis R. Webb, at the request of Mr. Webb, on October 2, 2001, at a price of $2.50 per share. Mr. Whitman agreed to permit Mr. Webb to rescind the transaction by delivering to him the purchase price paid in the original transaction within certain limitations. The 200,000 shares are counted in Mr. Whitman's number of shares listed above. The shares are not included in Mr. Webb's shares listed above, though he may be deemed to be a beneficial owner of those shares.

(9)
The share amounts indicated include Restricted Stock Awards currently not vested held by the following persons in the following amounts: Val J. Christensen, 52,500 shares; Robert W. Bennett, Jr., 52,500 shares; Stephen D. Young, 47,250 shares; Sarah Merz, 52,500 shares; Robert A. Whitman, 225,000 shares; and all officers and directors as a group, 429,750 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10 percent of the Common Stock, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of the Common Stock and other securities which are derivative of the Common Stock. Executive officers, directors and holders of more than 10 percent of the Common Stock are required by Commission regulations to furnish the Company with copies of all such reports they file. Based upon a review of the copies of such forms received by the Company and information furnished by the persons named above, the Company believes that all reports were filed on a timely basis except for a Form 4 report for Joel C. Peterson, a director, reporting the acquisition of 881 shares that was due on May 10, 2003, but not filed until October 22, 2004; and Form 4 reports in conjunction with a restricted share award to Robert W. Bennett, Jr. of 52,500 shares, Val J. Christensen of 52,500 shares, Sarah Merz of 52,500 shares and Stephen D. Young of 47,250 shares that were due on January 28, 2004, but not filed until February 20, 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In connection with the merger between the Company and Covey completed in June 1997, Stephen R. Covey, who is Vice Chairman of the Board of Directors, entered into a Speaker Services Agreement with the Company pursuant to which Dr. Covey receives 80 percent of the proceeds from personal speaking engagements, which resulted in a payment of $1.5 million to Dr. Covey for the fiscal year ended August 31, 2004.

        Also in connection with the above referenced transaction, the Company succeeded to a 12-year lease agreement originally entered into by Covey expiring in 2009 on two office buildings (the "Property") located in Provo, Utah. The buildings are leased from entities (collectively, the "Landlord") in which Dr. Covey has a 35 percent interest. Lease rentals paid in fiscal 2004 were $2.4 million. Subsequent to August 31, 2004, the Company exercised its option under the terms of the lease agreements assumed by it in the merger with Covey to purchase the Property. The exercise of the option was part of a three-way transaction in which the buildings and land were purchased directly from the landlords, and simultaneously sold to the current tenant, an unrelated party. Subsequent to the merger with Covey, the Company consolidated the operations that were previously located in buildings with its existing operations located in Salt Lake City, but remained obligated on the leases through December 2009. The Company was subsequently able to obtain a sublease for the buildings, but at rates less than its obligation to the landlords. Based on the continuing negative cash flow associated with these buildings, and other factors, the Company determined that it was in its best interest to exercise the option and sell the property to the current tenant. The negotiated purchase price with the landlord was $14.0 million and the tenant agreed to purchase the property for $12.5 million. These prices were within the range of estimated fair values of the buildings as determined by an independent appraisal obtained by the Company.

        In fiscal 2002, Hyrum W. Smith, who is a member of the Board of Directors, entered into a Speaker Services Agreement with the Company pursuant to which Mr. Smith receives 80 percent of the proceeds from personal speaking engagements, which resulted in a payment of $0.1 million for the fiscal year ended August 31, 2004. The Company has also licensed certain intellectual property to a company in which Mr. Smith is a principal shareholder. No license payments were required to be paid to the Company during fiscal 2004.

        In fiscal 2002, Brian A. Krisak, a director of the Company as a designee of Knowledge Capital pursuant to its contractual rights described in more detail under "Contractual Rights of Knowledge Capital to Designate Nominees," entered into a consulting agreement with the Company to assist it with various projects and transactions, such as the sale of Premier and new product offerings. The consulting agreement expired in December 2002. Mr. Krisak did receive $22,000 in fiscal 2004 for consulting fees received apart from the consulting agreement.

        Donald J. McNamara, a director of the Company serving as a designee of Knowledge Capital pursuant to its contractual rights, is a principal of The Hampstead Group, the private investment firm that sponsors Knowledge Capital, the holder of 94.8 percent of the Company's outstanding Series A Preferred Stock, and of Hampstead Interests, LP, a Texas limited partnership. On June 2, 1999, the Company and Hampstead Interests, LP entered into a Monitoring Agreement (the "Monitoring Agreement") that provides for payment of a monitoring fee of $0.1 million per quarter to Hampstead Interests, LP for assisting the Company in strategic planning, including acquisitions, divestitures, new development and financing matters. The agreement continues so long as Knowledge Capital owns more than 50 percent of the 750,000 shares of Series A Preferred Stock (or Common Stock equivalents) originally purchased. The Company paid $0.4 million to Hampstead Interests, LP during the fiscal year ended August 31, 2004, pursuant to the Monitoring Agreement.

        Robert A. Whitman, Chairman of the Board, President and Chief Executive Officer of the Company, beneficially owns a partnership interest of Knowledge Capital, and Brian A. Krisak worked for The Hampstead Group from January 1999 to September 2002.

        Each transaction described above was entered into pursuant to arm's length negotiations with the party involved and was approved by disinterested majorities of the Board of Directors or the Compensation Committee of the Board.

PROPOSAL 2

TO APPROVE THE ADOPTION OF THE FRANKLIN COVEY CO.
2004 EMPLOYEE STOCK PURCHASE PLAN

Background

        In March 1992, the Company adopted The Franklin Quest Co. Amended and Restated 1992 Employee Stock Purchase Plan (the "Prior ESPP"). The Prior ESPP was subsequently amended in June 1992, March 1996 and May 2000 to make various changes, including a change to the name of the Prior ESPP (renamed the Franklin Covey Co. Amended and Restated 2000 Employee Stock Purchase Plan), an increase in the number of shares of the Company's Common Stock reserved for issuance under the Prior ESPP, and an extension of the Prior ESPP through August 31, 2004. The Prior ESPP expired on August 31, 2004, with 292,312 shares of Common Stock remaining un-issued under the Prior ESPP. No further shares of Common Stock will be issued under the Prior ESPP.

        To replace the Prior ESPP, on November 12, 2004, the Company's Board of Directors adopted the Franklin Covey Co. 2004 Employee Stock Purchase Plan (the "2004 ESPP") effective September 1, 2004, subject to the approval of the Company's shareholders. A copy of the 2004 ESPP is attached as Appendix A to this Proxy Statement, and is incorporated by reference into this Proxy Statement. The following description of the 2004 ESPP does not purport to be complete and is qualified in its entirety by reference to the full text thereof.

Description of the 2004 ESPP

        Purpose.    The purpose of the 2004 ESPP is to provide a method whereby employees of the Company and certain of its subsidiaries will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock. The Board of Directors believes that the 2004 ESPP is important because it provides incentives to present and future employees of the Company by allowing them to share in the growth of the Company. The 2004 ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code.

        Administration.    The 2004 ESPP will be administered by the full Board of Directors unless the Board of Directors elects to delegate administrative authority to a board committee (the "ESPP Committee"). The Board of Directors and any such ESPP Committee have the authority to interpret and construe all provisions of the 2004 ESPP and to make decisions and determinations relating to the operation of the 2004 ESPP.

        Duration.    The 2004 ESPP became effective September 1, 2004, subject to the requirement that the shareholders of the Company approve the 2004 ESPP by March 31, 2005. In the event the shareholders of the Company do not approve the 2004 ESPP by March 31, 2005, no shares of Common Stock will be issued under the 2004 ESPP, all employee contributions under the 2004 ESPP will be refunded, and the plan will terminate. Assuming shareholder approval is obtained, the 2004 ESPP will remain in effect until August 31, 2014, unless terminated earlier or extended by the Board of Directors.

        Dilution/Shares Subject to 2004 ESPP.    The maximum number of shares of Common Stock that may be issued under the 2004 ESPP is 1,000,000 shares. Shares issued under the 2004 ESPP may be either newly issued shares or treasury shares. In the event the outstanding shares of Common Stock are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or a similar transaction, the maximum number of shares available for issuance under the 2004 ESPP shall be proportionately adjusted. The total number of shares of Common Stock potentially issuable under the 2004 ESPP, added together with shares issuable under the Incentive Plan and the proposed 2004 Non-Employee Directors' Incentive Stock Plan described below, represent approximately 9.9 percent of the Company's outstanding shares of Common Stock on January 7, 2005.

        Eligibility.    Participation in the 2004 ESPP is limited to employees of the Company and its subsidiaries who hold positions customarily requiring them to work at least 20 hours per week. Employees who own five percent or more of the voting stock of the Company, however, may not participate in the 2004 ESPP. As of January 7, 2005, approximately 1,300 employees are eligible to participate in the 2004 ESPP.

        Offerings Under the 2004 ESPP.    The 2004 ESPP provides for a series of annual offerings commencing on September 1, December 1, March 1 and June 1 of each calendar year during the term of the 2004 ESPP. An eligible employee may elect on or before the start of an offering to participate in the offering under the 2004 ESPP by authorizing the Company to make deductions from his or her pay on each payday during the time the employee is a participant in an offering at any rate between one percent and 15 percent of his or her cash salary. On the date of commencement of each offering, the Company will grant to each eligible employee who elects to participate in the offering an option to purchase a number of shares of Common Stock equal to the number of whole shares that can be purchased with the employee's salary reduction contributions during the offering period at a price equal to 85 percent of the fair market value of those shares at the close of the offering period. No employee will be granted an option that permits him or her to purchase in excess of $25,000 of Common Stock per calendar year.

        An employee's share purchase option under the 2004 ESPP will be deemed to be exercised automatically at the close of each three-month offering period for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his or her account will purchase, but not in excess of the maximum number of shares for which an option has been granted to an employee. Notwithstanding the foregoing, with respect to the offering period that commenced September 1, 2004 and ended November 30, 2004 and for the offering period that commenced December 1, 2004 and ended February 28, 2005, no shares of Common Stock will be issued unless and until the shareholders of the Company approve the adoption of the 2004 ESPP on or before March 31, 2005.

        Purchase Price of Shares.    The price per share to be paid by participants under the 2004 ESPP is 85 percent of the fair market value of the Common Stock on the applicable offering termination date. The fair market value of the Common Stock shall be the average of the high and low trading price of the Common Stock on the NYSE on the offering closing date or the nearest prior trading day, if such date is not a trading day. The exercise price shall be payable only through payroll deductions from an employee's compensation.

        Termination of Employment and Withdrawal.    Upon the termination of a participant's employment for any reason during an offering period and prior to the close of the offering period, including retirement, the payroll deductions credited to the participant's account shall be returned to the participant and shall not be used to purchase shares of Common Stock under the 2004 ESPP. In the event of the participant's death, his or her designated beneficiary shall have the right to receive all cash and shares credited to the participant's account under the 2004 ESPP. A participant may also withdraw voluntarily from any offering under the 2004 ESPP prior to the conclusion of that offering and thereby receive a refund of his or her contributions during the offering period.

        Amendment and Termination.    The Board of Directors may amend, suspend or terminate the 2004 ESPP or any portion thereof at any time; provided, however, that no amendment may be made without shareholder approval to the extent such amendment would increase the number of shares that may be issued under the 2004 ESPP or modify the requirements as to eligibility for participation in the plan.

        General Provisions.    No participant or his legal representatives, legatees or distributees will be deemed to be the holder of any shares of Common Stock subject to an offering under the 2004 ESPP until the option has been exercised, the purchase price for the shares has been paid, and the shares have been issued. No payroll deductions credited to a participant's stock purchase account nor any rights to receive shares of Common Stock under the 2004 ESPP may be assigned, transferred, pledged or otherwise disposed of in any way by a participant other than by will or the laws of descent and distribution. Purchase rights under the 2004 ESPP will be exercisable during a participant's lifetime only by the participant, his guardian or legal representative.

        Benefits Not Determinable.    Because the purchase of shares under the 2004 ESPP is discretionary with all eligible employees, the amount of shares that will be distributable, or which would have been distributable during fiscal 2004 had the 2004 ESPP been in effect, to all employees, or to groups of employees, or to any particular employee of the Company are not determinable.

Certain Federal Income Tax Consequences

        The following tax discussion is a brief summary of the United States federal income tax law applicable to the 2004 ESPP. The discussion is intended solely for general information and omits certain information that does not apply generally to all participants in the 2004 ESPP.

        Grant of Purchase Options.    Assuming shareholder approval of the 2004 ESPP is obtained by March 31, 2005, the 2004 ESPP will qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. As such, a participant under the 2004 ESPP will incur no income tax liability, and the Company will obtain no deduction, from the grant of the purchase rights at the beginning of each offering. Participant payroll deductions, however, are made on an after-tax basis. Participants will not be entitled to deduct or exclude from income or social security taxes any part of their payroll deductions.

        Exercise of Options.    An employee will not be subject to United States federal income tax upon the exercise of purchase rights granted under the 2004 ESPP, nor will the Company be entitled to a tax deduction by reason of such exercise, provided that the holder is still employed by the Company. The employee will have a cost basis in the shares of Common Stock acquired upon such exercise equal to the share price paid at the close of the offering.

        Disposition of Shares Acquired Under the 2004 ESPP.    In order to defer taxation on the difference between the fair market value and purchase price of shares acquired upon exercise of purchase rights, the employee must hold the shares more than one year after their issuance date and more than two years after the date the offering commenced. The only exceptions are for dispositions of shares upon death, as part of a tax-free exchange of shares in a corporate reorganization, into joint tenancy with right of survivorship with one other person, or the mere pledge or hypothecation of shares.

        If an employee disposes of stock acquired under the 2004 ESPP before expiration of the holding periods described above, such as by gift or ordinary sale of such shares, the employee must recognize as ordinary compensation income in the year of disposition the difference between the purchase price paid and the stock's fair market value as of the date of purchase. This amount must be recognized as income even if it exceeds the fair market value of the shares as of the date of disposition or the amount of the sales proceeds received. The Company will be entitled to a corresponding compensation expense deduction.

        Disposition of shares after expiration of the required holding period will result in the recognition of gain or loss in the amount of the difference between the amount realized on the sale of the shares and the exercise price for such shares. Any loss on such a sale will be a long-term capital loss. Any gain on such a sale will be taxed as ordinary income up to the amount of the difference between the purchase price and the stock's fair market value as of the date of acquisition, with any additional gain taxed as a long-term capital gain.

        Other Equity Compensation Plan Information.    (See Equity Compensation Plan Information under "Executive Compensation").

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ADOPTION OF THE 2004 ESPP.

PROPOSAL 3

TO APPROVE THE ADOPTION OF THE FRANKLIN COVEY CO.
2004 NON-EMPLOYEE DIRECTORS' STOCK INCENTIVE PLAN

Background

        On November 12, 2004, the Company's Board of Directors adopted the Franklin Covey Co. 2004 Non-Employee Directors' Stock Incentive Plan (the "Directors' Plan") effective March 31, 2005, subject to the approval of the Company's shareholders. A copy of the Directors' Plan is attached as Appendix B to this Proxy Statement, and incorporated by reference into this Proxy Statement. The following description of the Directors' Plan does not purport to be complete and is qualified in its entirety by reference to the full text thereof.

Description of the Directors' Plan

        Purpose.    The purpose of the Directors' Plan is to provide a method whereby non-employee directors of the Company who are ineligible to participate in the Company's Incentive Plan will have an opportunity to acquire a proprietary interest in the Company through the acquisition of shares of Common Stock. The Board of Directors believes that the Directors' Plan is important because it provides incentives to present and future non-employee directors of the Company by allowing them to share in the growth of the Company and aligns their interests with the interests of common shareholders.

        Administration.    The Compensation Committee of the Board of Directors will administer the Directors' Plan. Except for actions specifically reserved to the full Board of Directors, the Compensation Committee has the authority to interpret and construe all provisions of the Directors' Plan and to make decisions and determinations relating to the operation of the Directors' Plan.

        Duration.    The Board of Directors adopted the Directors' Plan on November 12, 2004, subject to approval by the shareholders of the Company. The Directors' Plan will become effective on March 31, 2005, if approved by the shareholders on or before that date. In the event the shareholders of the Company do not approve the Directors' Plan by March 31, 2005, however, no options or shares of Common Stock will be issued under the Directors' Plan and the plan will terminate. Assuming shareholder approval is obtained, the Directors' Plan will remain in effect until March 31, 2015 unless terminated earlier by the Board of Directors.

        Dilution/Shares Subject to Directors' Plan.    The maximum number of shares of Common Stock that may be issued under the Directors' Plan is 300,000 shares. Awards under the Directors' Plan that are forfeited or expire, or are settled in cash, do not count against the plan limits. Shares issued under the Directors' Plan may either be newly issued shares or treasury shares. In the event the outstanding shares of Common Stock are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or a similar transaction, the maximum number of shares available for issuance under the Directors' Plan shall be proportionately adjusted. The total number of shares potentially issuable under the Directors' Plan, added together with shares issuable under the Incentive Plan and the proposed 2004 ESPP described above, represent approximately 9.9 percent of the Company's outstanding shares of Common Stock on January 7, 2005.

        Eligibility.    Participation in the Directors' Plan is limited to directors of the Company who are not employees of the Company or any of its subsidiaries. Such non-employee directors are ineligible to participate in the Company's Incentive Plan. As of January 7, 2005, the Company had eight non-employee directors who would be eligible to participate in the Directors' Plan.

        Types of Awards Under the Directors' Plan.    Like the Company's Incentive Plan, the Directors' Plan permits the grant of different kinds of stock-based awards. The Directors' Plan provides for certain fixed annual awards to non-employee directors ("Basic Annual Awards") and discretionary additional awards as determined by the full Board of Directors ("Supplemental Grants"). The Company believes this flexibility is important because it allows the Company to adapt its equity compensation practices to changing business conditions. Subject to the specific limitations contained in the Directors' Plan and the powers reserved to the full Board of Directors, the Compensation Committee generally has broad discretion to set the particular terms and conditions of individual awards.

        The specific types of awards permitted by the Directors' Plan, and some of the key limitations on those awards, are described below.

        Restricted Stock.    Restricted stock is an award of shares of Common Stock subject to vesting over a restricted period specified in the award agreement evidencing the restricted stock. During the restricted period, the shares may not be transferred and are subject to forfeiture. Potential events of forfeiture include termination of service as a director prior to a stated vesting date or detrimental activity on the part of the holder. Regardless of the vesting schedule otherwise specified in the applicable award agreement evidencing a grant of restricted stock, the holder of restricted stock will automatically vest in such shares if he ceases to be a director as a result of death or voluntary retirement from the Board of Directors at or after age 59 ("Retirement"), or upon a "Change in Control" as described below. The holder of restricted stock is treated as a registered shareholder with the right to receive dividends and vote the shares during the restricted period.

        Restricted stock has a minimum restricted period of three years, except in case of death, Retirement or a Change in Control.

        Stock Options.    Stock options give the holder the right to purchase shares of Common Stock at a specified exercise price during specified periods. Stock options are subject to the following limitations:

  •
  The exercise price per share may not be less than the fair market value per share of Common Stock on the date of grant. For this purpose, fair market value is the average of the reported high and low selling prices per share of Common Stock on the NYSE on the date of grant (or on the last trading day preceding the date of grant if the date of grant is not a trading day).

  •
  Options may not be exercised for a period of at least one year after the date of grant, except in the case of death, Retirement or a Change in Control.

  •
  The maximum term of an option is ten years.

  •
  The exercise price may not be reduced after grant.

  •
  Except in the case of cessation of director status as a result of death or Retirement, to the extent vested, a stock option may only be exercised prior to the date that is six months after the holder ceases to be a director of the Company. Stock options held by holders whose status as a director ceases as a result of death or Retirement may be exercised up to five years after the date of death or Retirement, but in no event later than expiration of the initial ten-year term of such options.

        Deferred Stock.    Deferred stock is an award of shares of Common Stock to be delivered in one or more installments after expiration of specified vesting and deferral periods. During the deferral period prior to vesting, a holder of deferred stock may be paid cash amounts corresponding to dividends ("Dividend Equivalents") that would have been paid had the shares been outstanding, but does not have voting or other shareholder rights.

        Formula Grants.    As of March 31 of each year, commencing March 31, 2005, the Company will automatically grant to each eligible non-employee director under the Directors' Plan a formula grant consisting of Restricted Shares having a fair market value on the date of grant equal to $27,500, rounded up to the nearest whole share.

        Supplemental Grants.    The Company may award Supplemental Grants of restricted stock, options and/or deferred stock to eligible non-employee directors at such times, and on such other terms and conditions as the Board of Directors determines.

        Accelerated Vesting on Changes in Control.    All outstanding awards of restricted stock, options and deferred stock under the Directors' Plan will vest and become non-forfeitable upon a Change in Control with respect to the Company. A Change in Control includes a transaction or integrated series of transactions in which any person acquires beneficial ownership of 20 percent or more of the voting power of the Company's outstanding securities. It also includes certain changes over a two-year period in the composition of the majority of Company's Board of Directors made without the approval of three quarters of the incumbent Board.

        Amendment and Termination.    The Board of Directors may amend, suspend or terminate the Directors' Plan or any portion thereof at any time; provided, however, that no amendment may be made without shareholder approval to the extent such amendment would increase the number of shares that may be issued under the plan or otherwise materially modify or extend the plan.

        General Provisions.    No stock options under the Directors' Plan may be assigned, transferred, pledged or otherwise disposed of in any way by a participant other than by will or the laws of descent and distribution. Stock options under the Directors' Plan will be exercisable during a participant's lifetime only by the participant, his guardian or legal representative. Until vested and non-forfeitable, no restricted stock or rights with respect to deferred stock may be assigned, transferred, pledged or otherwise disposed of in any way by a participant other than by will or the laws of descent and distribution.

        Determinable Benefits.    Only non-executive directors are eligible to participate and will benefit from the Directors' Plan. On each March 31, commencing March 31, 2005, each participant will receive a Basic Annual Award of restricted stock having a fair market value of approximately $27,500. Based on current Board composition, the Company anticipates that average Basic Annual Awards each calendar year will be approximately $220,000. Supplemental Grants may be given above and beyond any Basic Annual Award, and are determined by the Board of Directors on a case-by-case basis. The amount and value of any Supplemental Grant is not determinable.

Certain Federal Income Tax Consequences

        The following tax discussion is a brief summary of the United States federal income tax law applicable to the Directors' Plan. The discussion is intended solely for general information and omits certain information that does not apply generally to all participants in the Directors' Plan.

        Restricted Stock.    Directors generally recognize as taxable income the fair market value of restricted stock on the date the restricted period ends; provided, however, that directors may instead elect under Section 83(b) of the Code to be taxed on the value of such restricted stock at the time granted. The Company is entitled to a corresponding tax deduction at the same time the value of the restricted stock is taxable compensation to the Director. Absent an election by a director to accelerate taxation of his restricted stock to the date of grant, dividends or dividend equivalents paid during the restricted period are taxable compensation to the director when paid and are deductible by the Company.

        Stock Options.    Stock options will be granted in the form of non-qualified stock options ("NQSOs") only. Directors will not realize compensation income upon the grant of an NQSO. At the time of exercise of an NQSO, the holder will realize compensation income in the amount of the spread between the exercise price of the option and the fair market value of the underlying shares of Common Stock on the date of exercise. The Company will generally be entitled to a corresponding deduction at the time and equal to the amount of compensation income realized upon option exercise.

        Deferred Stock.    Directors generally recognize as taxable income the fair market value of deferred stock on the date the restricted period ends. The Company is entitled to a corresponding tax deduction at the same time the value of the deferred stock is taxable to the director. Dividend Equivalents paid during the restricted period are taxable compensation to the director when paid and are deductible by the Company.

        Other Equity Compensation Plan Information.    (See Equity Compensation Plan Information under "Executive Compensation").

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ADOPTION OF THE DIRECTORS' PLAN.

PROPOSAL 4

TO APPROVE THE RATIFICATION OF THE INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors has recommended, and the Board of Directors has selected, the firm of KPMG to audit the financial statements of the Company for the fiscal year ending August 31, 2005, subject to ratification by the shareholders of the Company. The Board of Directors anticipates that one or more representatives of KPMG will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees

        The following table shows the fees paid or accrued by the Company for audit and other services provided by KPMG for fiscal years 2004 and 2003:

	Fiscal 2004	Fiscal 2003
Audit Fees(1)	$447,106	$323,693
Audit-Related Fees(2)	16,600	34,542
Tax Fees(3)	45,832	61,053
All Other Fees	—	—

	$509,538	$419,288

(1)
Audit Fees represent fees and expenses for professional services provided in connection with the audit of the Company's financial statements found in the Annual Report on Form 10-K and reviews of the Company's Quarterly Reports on Form 10-Q.

(2)
Audit-Related Fees primarily consisted of fees and expenses for the Company's employee benefit plan audits and accounting consultation on proposed transactions.

(3)
Tax Fees consisted primarily of fees and expenses for services related to tax compliance, tax planning, and tax consulting.

        The Audit Committee pre-approves all audit-related and non-audit services to be performed by the Company's independent auditors and subsequently reviews the actual fees and expenses paid to KPMG. The Audit Committee has determined that the fees paid to KPMG for non-audit services are compatible with maintaining KPMG's independence as the Company's auditors.

Audit Committee Report

        In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

        In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

        The Audit Committee discussed and reviewed with the independent auditors all communications required by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' work.

        The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended August 31, 2004, and met with and discussed such financial statements with management and the independent auditors.

        Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended August 31, 2004, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder approval, of KPMG and the Board concurred in such recommendation.

Date: November 12, 2004	E. J. "Jake" Garn, Chairperson Robert H. Daines Joel C. Peterson

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PROPOSAL TO RATIFY THE SELECTION OF KPMG AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING AUGUST 31, 2005.

PROPOSALS 5(a), 5(b), 5(c), 5(d), 5(e) AND 5(f)

THE RECAPITALIZATION PROPOSALS

        In connection with the Recapitalization described below, the Company is asking shareholders:

  •
  To approve the amendment and restatement of the Articles of Incorporation of the Company to modify the rights, preferences and limitations of the Series A Preferred Stock and the Series B Preferred Stock (Proposal 5(a));

  •
  To approve the issuance of warrants to all holders of Series A Preferred Stock to purchase Common Stock of the Company (Proposal 5(b));

  •
  To approve the amendment and restatement of the Articles of Incorporation of the Company to effect a one-to-four forward split of each outstanding shares of Series A Preferred Stock (Proposal 5(c));

  •
  To approve the amendment and restatement of the Articles of Incorporation of the Company to increase the Company's authorized Preferred Stock from 4,000,000 to 14,000,000 shares (Proposal 5(d));

  •
  To approve the amendment and restatement of the Articles of Incorporation of the Company to increase the number of shares of Preferred Stock of the Company designated as Series A Preferred Stock from 1,500,000 to 4,000,000 shares (Proposal 5(e)); and

  •
  To approve the amendment and restatement of the Articles of Incorporation of the Company to increase the number of shares of Preferred Stock of the Company designated as Series B Preferred Stock from 400,000 to 4,000,000 shares (Proposal 5(f)).

  As previously defined, Proposals 5(a) through 5(f) are collectively referred to in this Proxy Statement as the "Recapitalization Proposals," and the actions described in the Recapitalization Proposals are collectively referred to in this Proxy Statement as the "Recapitalization." Additionally, as previously defined, the actions described in Proposals 5(a), 5(c), 5(d), 5(e) and 5(f), as well as Proposal 6, relating to the amendment and restatement of the Company's Articles of Incorporation are collectively referred to in this Proxy Statement as the "Articles Amendment."

Effectiveness of each of the Recapitalization Proposals

        None of the Recapitalization Proposals will be effective unless all of the Recapitalization Proposals are approved by the Company's shareholders.

General

        On November 29, 2004, the Company entered into the Preferred Stock Amendment and Warrant Issuance Agreement (the "Amendment Agreement") attached hereto as Appendix F with Knowledge Capital relating to the Recapitalization. Knowledge Capital is the Company's largest shareholder in terms of voting power, and holds 94.8 percent of the outstanding shares of Series A Preferred Stock. Under the terms of the Amendment Agreement, the Company and Knowledge Capital agreed, subject to the satisfaction or waiver of certain conditions, including receiving the required shareholder approvals, to recapitalize the outstanding shares of Series A Preferred Stock by bifurcating each share of Series A Preferred Stock into two separate securities, a share of Series A Preferred Stock that is no longer convertible into shares of Common Stock and a Warrant to purchase shares of Common Stock.

        Upon the completion of the Recapitalization, the holders of Series A Preferred Stock would retain substantially the same voting rights with the holders of Common Stock they currently have, but each share of Series A Preferred Stock would, upon transfer to any transferee other than a limited group of permitted transferees, convert automatically into one share of Series B Preferred Stock that would be substantively identical to the Series A Preferred Stock except that it would not have Common Stock voting rights. As provided in the Articles Amendment, the Common Stock voting rights of the holders of Series A Preferred Stock would be reduced if the Warrants issued in the Recapitalization are exercised or if they are transferred or sold to another person so that the aggregate voting rights attributable to the outstanding shares of Series A Preferred Stock and the shares of Common Stock issuable upon exercise of the Warrants remains constant. The effects of the Recapitalization on relative voting rights are described in more detail under "Effect of the Recapitalization on Relative Voting Power and Economic Interest." Additionally, the terms of the Series A Preferred Stock and the Series B Preferred Stock are described in more detail under Proposal 5(a).

        As one of the conditions in the Amendment Agreement to the obligations of the parties to complete the Recapitalization, the Company must, subject to receiving the required shareholder approvals, amend the Company's existing Articles of Incorporation (the "Existing Articles") in the Articles Amendment to:

  •
  modify the rights, preferences and limitations of the Series A Preferred Stock and the Series B Preferred Stock (Proposal 5(a));

  •
  effect a one-to-four forward split of each outstanding share of Series A Preferred Stock (Proposal 5(c));

  •
  increase the Company's authorized Preferred Stock from 4,000,000 to 14,000,000 shares (Proposal 5(d));

  •
  increase the number of shares of Preferred Stock designated as Series A Preferred Stock from 1,500,000 to 4,000,000 shares (Proposal 5(e));

  •
  increase the number of shares of Preferred Stock designated as Series B Preferred Stock from 400,000 to 4,000,000 shares (Proposal 5(f)); and

  •
  eliminate from or modify in the Existing Articles certain miscellaneous provisions such as simplifying the provision providing for a detailed list of the purposes of the Company, eliminating the provision designating the Company's registered office and agent, eliminating the provision authorizing the Board of Directors to make partial liquidating distributions or to encumber the Company's assets and eliminating the provision addressing interested director transactions, which is substantially similar to a provision of the URBCA concerning interested director transactions (Proposal 6).

        Shareholder approval of the Recapitalization Proposals and the Articles Amendment requires the following affirmative votes:

  •
  for Proposals 5(a), 5(b), 5(c), 5(d) and 6, a majority of the votes cast by holders of Common Stock and Series A Preferred Stock, voting together as a single class;

  •
  for Proposals 5(a) and 5(d), a majority of the votes cast by holders of Common Stock, excluding holders of Series A Preferred Stock, voting as a single class;

  •
  for Proposal 5(a), two-thirds of the votes entitled to be cast by holders of Series A Preferred Stock, voting as a single class; and

  •
  for Proposals 5(c), 5(d), 5(e), 5(f) and 6, the approval of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a single class.

        The votes under the first and second bullet points above are required under the URBCA (except the approval of Proposal 5(b), which is required under applicable rules of the NYSE). The two-thirds vote under the third bullet point above is required under applicable rules of the NYSE. The majority vote under the fourth bullet point above is required by the Existing Articles. Additionally, with respect to Proposals 5(e) and 5(f), although not required, the Company also seeks the approval of a majority of the votes cast by the holders of the Common Stock and Series A Preferred Stock, voting together as a single class. The Recapitalization Proposals will not become effective unless the shareholders vote to approve all of them as described in this Proxy Statement.

        In the Voting Agreement, Knowledge Capital has agreed to vote in favor of the Recapitalization Proposals and the Articles Amendment. Knowledge Capital owns 1,015,002 shares of Common Stock and 827,859.67 shares of Series A Preferred Stock. Under the Existing Articles, the holders of Series A Preferred Stock are entitled to eight votes for each whole share of Series A Preferred Stock they hold, and any fractional shares of Series A Preferred Stock they hold are entitled to fewer votes per share depending upon the number of shares of Common Stock into which they convert.

        As a result of its Common Stock and Series A Preferred Stock share ownership as of the Record Date:

  •
  Knowledge Capital is entitled to cast 7,637,879 votes for its shares of Series A Preferred Stock and Common Stock, which collectively are approximately 27.6 percent of the votes entitled to be cast by the holders of Common Stock and Series A Preferred Stock voting together as a single class;

  •
  Knowledge Capital is entitled to cast 1,015,002 votes for the shares of Common Stock it owns, excluding its shares of Series A Preferred Stock, which are approximately 4.9 percent of the votes entitled to be cast by the holders of Common Stock as a single class excluding all holders of Series A Preferred Stock; and

  •
  Knowledge Capital is entitled to cast 827,859.67 votes for the shares of Series A Preferred Stock it owns, which are approximately 94.8 percent of the votes entitled to be cast by holders of Series A Preferred Stock voting as a single class, and, consequently, the approval of the Recapitalization Proposals and the Articles Amendment by holders of Series A Preferred Stock voting as a single class is assured.

        If the shareholders approve the Recapitalization Proposals and the Articles Amendment, the Board of Directors presently intends to effect the Articles Amendment by filing articles of restatement amending and restating its Articles of Incorporation with the Utah Department of Commerce, Division of Corporations and Commercial Code (the "Division of Corporations"). The articles of restatement are in the form attached hereto as Appendix C and are incorporated by reference into this Proxy Statement (the "Restated Articles"). The Restated Articles will be effective upon the acceptance of their filing by the Division of Corporations.

        A Special Committee of independent members of the Board of Directors consisting of Joel C. Peterson, Robert H. Daines and Dennis G. Heiner (the "Special Committee") unanimously determined that the Amendment Agreement, the Recapitalization and the Articles Amendment are in the best interests of the Company's common shareholders and recommended that the Board of Directors approve the Recapitalization and the Articles Amendment. The Board of Directors, taking into account the findings and recommendation of the Special Committee and with members Robert A. Whitman, Donald J. McNamara and Brian A. Krisak abstaining because each has or has had a financial interest in Knowledge Capital as described in more detail under "Interests of Certain Persons in the Recapitalization," unanimously determined that the Recapitalization and the Articles Amendment are in the best interests of the Company's common shareholders, approved the Recapitalization and the Articles Amendment and recommended that shareholders vote FOR approval of the Recapitalization Proposals and the Articles Amendment.

Effect of the Recapitalization on Relative Voting Power and Economic Interest

Relative Effect on Voting Power.

        If the Articles Amendment is approved and becomes effective and the Recapitalization is completed, the relative Common Stock voting power of the Company's shareholders will not immediately change, and neither will the relative Common Stock voting power of Knowledge Capital. However, as a result of the Recapitalization, the relative Common Stock voting power of the holders of shares of Series A Preferred Stock may be reduced in the future as described below, particularly upon any conversion of shares of Series A Preferred Stock upon transfer into shares of nonvoting Series B Preferred Stock. More detailed information concerning the voting rights of the Series A Preferred Stock and the Series B Preferred Stock is set forth under Proposal 5(a).

        Immediately following the Recapitalization, although the Series A Preferred Stock will no longer be convertible into shares of Common Stock, holders of Series A Preferred Stock, including Knowledge Capital, will be entitled to a number of votes with holders of Common Stock substantially equal to the number of votes they currently have prior to the Recapitalization. Holders of Series A Preferred Stock are currently entitled to eight votes for each whole share of Series A Preferred Stock that they hold. Immediately following the Recapitalization and the completion of the one-to-four forward split of the Series A Preferred Stock that is proposed to occur in connection with the Recapitalization, each whole share of Series A Preferred Stock will be entitled to two votes, which is the equivalent of eight votes prior to the forward split.

        The following table summarizes the effects the Recapitalization will have on the relative voting power of the holders of shares of Series A Preferred Stock and Common Stock, as well as the relative voting power of Knowledge Capital and all other stockholders:

Common Stock Voting Power

	Pre-Recapitalization			Post-Recapitalization(1)
Description	# of Common Votes		% of All Common Votes	# of Common Votes		% of All Common Votes
All Series A Preferred Stockholders	6,987,665	(2)	25.3	6,987,566	(3)	25.3
All Common Stockholders	20,654,403		74.7	20,654,403		74.7
Total:	27,642,068		100.0	27,641,969		100.0
Knowledge Capital:
—Series A Preferred Stock	6,622,877	(4)	24.0	6,622,876	(5)	24.0
—Common Stock	1,015,002		3.7	1,015,002		3.7
Total:	7,637,879		27.6	7,637,878		27.6
All Other Holders
— Series A Preferred	364,788		1.3	364,690		1.3
—Common Stock	19,639,401		71.0	19,639,401		71.0
Total:	20,004,189		72.4	20,004,091		72.4

(1)
Assumes the Recapitalization has been completed including, without limitation, the effectiveness of the Articles Amendment, the issuance of the Warrants in accordance with the Amendment Agreement (assuming no Warrant exercises or transfers) and the occurrence of the proposed one-to-four forward split of the Series A Preferred Stock.

(2)
Prior to the forward split of the Series A Preferred Stock and the effectiveness of the Articles Amendment, there were 873,457.404 shares of Series A Preferred Stock outstanding as of the Record Date. Each whole share of Series A Preferred Stock is entitled to eight whole common stock votes.

(3)
Following the effectiveness of the Articles Amendment and the forward split of the Series A Preferred Stock, and after adjustments for eliminating fractional shares as contemplated in the Articles Amendment, there would be 3,493,783 shares of Series A Preferred Stock outstanding based upon the number of shares of Series A Preferred Stock outstanding as of the Record Date. Each whole share of Series A Preferred would be entitled to two whole Common Stock votes. Additionally, the total number of Common Stock votes attributable to all outstanding shares of Series A Preferred Stock would be reduced by 99 votes as a result of the elimination of outstanding fractional shares of Series A Preferred Stock that would occur in connection with the forward split of the Series A Preferred Stock.

(4)
Prior to the forward split of the Series A Preferred Stock and the effectiveness of the Articles Amendment, Knowledge Capital held 827,859.67 shares of Series A Preferred Stock as of the Record Date and was entitled to 6,622,877 Common Stock votes with respect to such shares.

(5)
Following the forward split of the Series A Preferred Stock and upon the effectiveness of the Articles Amendment, and after adjustments for eliminating fractional shares, Knowledge Capital would hold 3,311,438 shares of Series A Preferred Stock and would be entitled to 6,622,876 Common Stock votes with respect to such shares based upon the number of shares of Series A Preferred Stock held by Knowledge Capital as of the Record Date. The number of Knowledge Capital's Common Stock votes would be reduced by one vote as a result of the elimination of outstanding fractional shares of Series A Preferred Stock that would occur in connection with the forward split of the Series A Preferred Stock.

        Offsets Against Voting Power for Warrant Exercises and Transfers.    The Warrants that may be issued to holders of Series A Preferred Stock if the Recapitalization occurs potentially could be exercised by such holders or their transferees resulting in the issuance of additional shares of Common Stock with voting power. If such holders retained the Common Stock voting power attributable to their shares of Series A Preferred Stock and they or their transferees exercised Warrants for additional shares of Common Stock, then the aggregate Common Stock voting power attributable to such shares and the Warrants issued to the holders of such shares in the Recapitalization could exceed the aggregate Common Stock voting power attributable to such shares prior to the Recapitalization.

        To avoid this result, the Articles Amendment provides that the Common Stock voting power of any holder of Series A Preferred Stock will be offset and reduced by:

  (x)
  the number of shares of Common Stock acquired by such holder upon the exercise of any Warrant issued to such holder under the Amendment Agreement; and

  (y)
  the number of shares of Common Stock purchasable upon exercise of a Warrant that has been sold or transferred to another person.

The net effect of such offsets is to ensure that, so long as shares of Series A Preferred Stock remain outstanding, the aggregate Common Stock voting power attributable to such shares does not increase beyond its pre-Recapitalization level as a result of the exercise of Warrants issued to the holders of such shares in connection with the Recapitalization.

        Elimination of Voting Power of Holders of Series A Preferred Stock upon Conversion to Series B Preferred Stock.    The aggregate Common Stock voting rights of the holders of Series A Preferred Stock, including, without limitation, Knowledge Capital, could permanently decrease following the Recapitalization. Upon any transfer of shares of Series A Preferred Stock to any transferee other than an affiliate, five percent equity holder, immediate family member or trust for the benefit of such transferring holder of Series A Preferred Stock, such shares will automatically convert into shares of Series B Preferred Stock without Common Stock voting rights. As a result, the Common Stock voting rights associated with the transferred shares of Series A Preferred Stock will be automatically extinguished and the aggregate Common Stock voting power of the holders of the Series A Preferred Stock will be reduced.

        Notwithstanding the potential reduction of aggregate Series A Preferred Stock voting power from conversions to nonvoting Series B Preferred Stock, Warrant exercises may, as described above, result in the issuance of shares of voting Common Stock to exercising Warrant holders. However, there is no assurance that all or any of the Warrants will be exercised prior to their expiration. Additionally, according to the terms of the Warrants, Warrant holders may choose, or the Company may elect to require, any Warrant exercise to be a net exercise in which the exercising holder would receive fewer shares of Common Stock, depending on the fair market value of the Common Stock at the time of exercise, than otherwise could be received upon an exercise for cash. Such net exercises would reduce the potential Common Stock voting power attributable to the Warrants upon exercise. Further, the Company, at its election, could choose to pay to any Warrant holder completing a net exercise a cash amount equal to the fair market value of the shares of Common Stock that otherwise would be issuable to such holder in connection with such net exercise as opposed to issuing shares of Common Stock to the exercising holder. Any payment to an exercising Warrant holder of this cash amount in lieu of shares would further reduce the potential Common Stock voting power attributable to the Warrants.

        Preferred Stock Voting Rights.    In addition to Common Stock voting rights, the holders of shares of Series A Preferred Stock and otherwise non-voting Series B Preferred Stock would have, following the Recapitalization, customary protective class voting rights, requiring the approval of the holders of a majority of the then-outstanding Series A Preferred Stock and Series B Preferred Stock, voting together as a single class (together, the "Senior Preferred Stock"), with respect to:

  •
  adverse amendments to the Company's Articles of Incorporation or its Bylaws;

  •
  issuances of shares of Preferred Stock that are senior or equal in rank to the Senior Preferred Stock or other stock that is junior in rank to the Senior Preferred Stock other than Common Stock;

  •
  any subdivision, combination or other recapitalization or restructuring of the Senior Preferred Stock; or

  •
  any dividends on stock that is junior in rank to the Senior Preferred Stock unless all dividends required to be paid to the holders of Senior Preferred Stock are current and provision has been made for the payment of any dividend payable to the holders of Senior Preferred Stock for the then-current quarter.

Relative Effect on Economic Interest.

        Following the Recapitalization, if it occurs, the holders of shares of Senior Preferred Stock would retain similar economic interests in the Company as those they held prior to the Recapitalization except for the differences described below and otherwise described in more detail under Proposal 5(a).

  •
  Dividends. The holders of shares of Senior Preferred Stock would retain substantially the same right to receive quarterly dividends they have under the Existing Articles based upon an annual dividend rate of ten percent. However, they no longer would be entitled to participate in Common Stock dividends (apart from their fixed quarterly dividends) on an as-converted basis as they currently do prior to the Recapitalization.

  •
  Liquidation. The holders of shares of Senior Preferred Stock would retain substantially the same right to receive a preferential return of capital plus accrued and unpaid dividends they have under the Existing Articles. As a result of the proposed one-to-four forward split of the Senior Preferred Stock, such holders would receive $25 per share in place of $100 per share plus accrued and unpaid dividends.

  •
  Conversion. All shares of Senior Preferred Stock would no longer be convertible into shares of Common Stock. However, such holders would retain the right to acquire substantially the same number of shares of Common Stock upon exercise of the Warrants that would be issued to them in connection with the Recapitalization. In contrast to the current conversion price of $14 per share for the shares of Series A Preferred Stock (resulting in one share being convertible into approximately 7.14 shares of Common Stock, which number of shares equals the quotient of $100, the face amount of the Series A Preferred Stock, divided by the $14 conversion price per share), the exercise price of the Warrants would be $8 per share. Additionally, each Warrant would expire after eight years, when, in contrast, each share of Series A Preferred Stock currently may remain outstanding perpetually unless a limited Company redemption right is triggered.

  •
  Redemption. The holders of shares of Senior Preferred Stock would become subject to an expanded Company right to repurchase such shares at any time during the first year following the closing of the Recapitalization at a price per share equal to the liquidation value of the Senior Preferred Stock plus accrued and unpaid dividends and then again after the sixth anniversary of the closing at 101 percent of the liquidation value plus accrued and unpaid dividends. Additionally, under the Amended and Restated Shareholders Agreement proposed to be entered into between the Company and Knowledge Capital in connection with the Recapitalization attached hereto as Appendix E (the "Shareholders Agreement"), the Company would have the right to repurchase from Knowledge Capital and its transferees shares of Senior Preferred Stock having a liquidation value of up to $30 million during the first four years following the Recapitalization. Currently, such shares are not redeemable unless the volume weighted sales price of the Common Stock has exceeded at least $18.20 per share (or $16.80 if there are less than 100,000 shares of Series A Preferred Stock outstanding) for a specified time period.

Background of the Articles Amendment

        In 1999, the Company raised $75 million in equity capital from Knowledge Capital and issued Series A Preferred Stock to Knowledge Capital. In 1999, the Company issued additional Series A Preferred Stock to shareholders in a rights offering. This capital was critical to the restructuring of the Company and was raised on market terms. However, from time to time since 2002, holders of the Common Stock have asked management whether the Company could take any action to modify the terms of the Series A Preferred Stock or redeem the Series A Preferred Stock to eliminate its perceived potential adverse effects on the value of the Common Stock. Some holders of Common Stock have indicated concerns that the Company's Series A Preferred Stock, with its rights, preferences and contractual rights and the contractual limitations it imposes on the Company, has kept the Common Stock from appreciating in value. In response to these inquiries from shareholders, management and the Board of Directors have, from time to time, evaluated ways of addressing these concerns as well as strategies for creating value for the Company's common shareholders.

        At its November 14, 2003 meeting, the Board of Directors discussed the foregoing issues and determined that it would be prudent for the Board of Directors to begin considering whether, in light of the then-current market and the Company's turnaround efforts, it would make sense to explore potential capital transactions that would benefit common shareholders. Because any recapitalization transaction would likely include a transaction with holders of the Company's Series A Preferred Stock, Robert A. Whitman, Chairman of the Board of Directors and President and Chief Executive Officer of the Company, reminded the Board of Directors of his interest as a partner of Knowledge Capital, the majority holder of the Company's Series A Preferred Stock, and the conflict of interest he would have in any recapitalization transaction involving the Company's Series A Preferred Stock. Directors Donald J. McNamara, who is a principal of The Hampstead Group, the private investment firm that sponsors Knowledge Capital, and Brian A. Krisak, who formerly worked for The Hampstead Group, also informed the Board of Directors that they would be subject to a conflict of interest in any such transaction.

        The Board of Directors established, by resolution, a special committee of the Board of Directors consisting of independent directors Robert H. Daines, Joel C. Peterson, and Dennis G. Heiner (previously defined as the "Special Committee") to evaluate a range of potential transactions the Company's management or Board of Directors might consider to be in the best interests of the Company's common shareholders. The Board of Directors designated Mr. Peterson as Chairman of the Special Committee and granted the Special Committee the right, at the Company's expense, to retain its own legal counsel, investment bankers and other advisors to advise the committee. The Special Committee directed management to explore the range of capital transactions that would be beneficial to shareholders and submit them to the Special Committee for review and evaluation. Mr. Whitman was directed by the Special Committee to visit with Donald J. McNamara, a director of the Company and the principal of Knowledge Capital, about a possible recapitalization transaction with holders of shares of Series A Preferred Stock.

        Following the November 14, 2003 meeting of the Board of Directors, management began analyzing various recapitalization transaction structures that would (i) give the Company greater flexibility to use available cash to repurchase Common Stock and pay common share dividends, (ii) eliminate the rights of holders of Series A Preferred Stock to receive dividends on their shares of Series A Preferred Stock and participate in dividends on Common Stock dividends on an as-converted basis, (iii) enable the Company to redeem shares of Series A Preferred Stock and (iv) reduce the potential time that the current outstanding shares of Series A Preferred Stock may remain outstanding. Management analyzed the Company's operations and the terms of the Series A Preferred Stock and refined management's thinking regarding the terms of a potential recapitalization involving the Company's Series A Preferred Stock. In late November 2003, Mr. Whitman met with Mr. McNamara of Knowledge Capital to discuss a possible structure for recapitalizing the Series A Preferred Stock. In January 2004, in connection with management's evaluation of a potential recapitalization, the Company engaged ThinkEquity Partners, LLC ("ThinkEquity") to act as the Company's investment banker and provide analysis and input on the proposed recapitalization and other strategic alternatives for creating value for the Company's common shareholders.

        On January 16, 2004, the Special Committee engaged Dorsey & Whitney LLP ("Dorsey & Whitney") as legal counsel for the Special Committee and consulted with Dorsey & Whitney regarding the scope of the Special Committee's work and the fiduciary duties of the members of the Special Committee. The Special Committee directed management to prepare a detailed analysis regarding the proposed recapitalization and presented such analysis and management's recommendations to the Special Committee. The Special Committee also determined to hire its own investment banker. Management presented its preliminary analysis as well as the preliminary analysis prepared by ThinkEquity. This preliminary analysis indicated that common shareholders would benefit from (i) a recapitalization that bifurcated the Series A Preferred Stock into a straight dividend bearing preferred instrument and a warrant, (ii) modifications to the terms of the existing Series A Preferred Stock allowing the Company to repurchase Series A Preferred Stock, make repurchases of Common Stock using excess cash and pay dividends on Common Stock and (iii) establishing a definite warrant exercise period. Members of the Special Committee continued to confer periodically with one another and with Dorsey & Whitney and management until the Special Committee met again on January 22, 2004.

        On January 22, 2004, at the request of the Special Committee, management made another presentation regarding the proposed recapitalization. Since the last meeting of the Special Committee, management and ThinkEquity had further refined and confirmed their preliminary analysis of the proposed recapitalization. Management presented its analysis as well as a possible structure for the proposed recapitalization. The Special Committee provided input and directed management to continue developing its analysis of the proposed recapitalization and report back to the Special Committee.

        On February 2, 2004, the Special Committee met again with management and a representative of Dorsey & Whitney. Management made further presentations regarding the Company's operations, present and future cash positions and the proposed structure for the recapitalization and the Special Committee provided input and direction to management. The Special Committee further considered management's analysis in light of the Board of Directors' objective of creating value for common shareholders. The Special Committee determined that it would be prudent to continue consideration of the proposed recapitalization but defer a decision until more was known about the Company's fiscal

2004 operating results. Following this meeting, informal discussions continued among members of the Special Committee, management and Dorsey & Whitney.

        The Special Committee met again on February 23, 2004 and determined to engage D.A. Davidson & Co. ("Davidson") as its investment banker. Management made an additional presentation to the Special Committee regarding its refined analysis of the proposed recapitalization. Management also relayed the additional input of ThinkEquity. The Special Committee decided to direct Davidson to critically analyze and independently review and test the analysis prepared by management and ThinkEquity in light of the Special Committee's objective of creating value for common shareholders. The Special Committee further determined to direct Davidson to compile its own analysis, assumptions and financial models regarding the proposed recapitalization and make an independent evaluation and recommendation thereof to the Special Committee. Discussion and analysis of the proposed recapitalization, both internally and with Knowledge Capital, continued over the next several months.

        On June 4, 2004, Mr. Peterson and a representative of Dorsey & Whitney met with representatives of Davidson. At that meeting, Davidson presented its analysis and conclusions with respect to the proposed recapitalization.

        The Special Committee then directed Dorsey & Whitney to prepare a draft term sheet for the proposed recapitalization. Dorsey & Whitney prepared the term sheet in consultation with the Special Committee and Davidson and presented the draft term sheet to the Special Committee and then management for their consideration. Following further refinement of the term sheet, Dorsey & Whitney was directed to forward the term sheet to Knowledge Capital for its review and comment. In the course of the negotiations that followed, Knowledge Capital responded to the draft term sheet and provided comments to the Special Committee. On June 9, 2004, Mr. Whitman and Mr. Peterson, together with a representative of Dorsey & Whitney, held a telephone call with representatives of Knowledge Capital to further negotiate the term sheet. These negotiations were directed by Mr. Peterson.

        Following this telephone negotiation, periodic negotiations continued under Mr. Peterson's direction until the Special Committee met again on June 10, 2004. At that time the Special Committee further considered the proposed recapitalization and the negotiations to date with Knowledge Capital. Davidson also presented its analysis with respect to the proposed recapitalization and the Special Committee considered the open issues in the negotiations with Knowledge Capital and provided further directions for such negotiations. The analysis that Davidson prepared and presented on June 4 and June 10 concluded that the proposed Recapitalization would provide the Company with additional flexibility with respect to its capital structure and corporate initiatives. Davidson's analysis also concluded that if the Company meets its performance expectations and redeems the Series A Preferred Stock, additional value should accrue to common shareholders.

        Negotiations between the Special Committee and Knowledge Capital continued until the Special Committee met again on June 24, 2004. At that meeting, members of the Special Committee reviewed and discussed the current status of negotiations with Knowledge Capital. The Special Committee also reviewed and discussed the current draft of the proposed term sheet for the recapitalization. In addition, the Special Committee reviewed and further assessed the perceived benefits of the proposed recapitalization for common shareholders and the Company.

        On July 16, 2004, the Special Committee made its report to the Board of Directors and recommended that the Board of Directors approve the recapitalization as outlined in the term sheet, as it had been negotiated to date. The term sheet as presented to the Board of Directors contained terms that are substantially the terms of the Recapitalization described in this Proxy Statement. The Board approved the Recapitalization and directed the Special Committee to continue to pursue negotiations with Knowledge Capital and to work with the Special Committee's advisors and management to consummate the Recapitalization. The Special Committee and Mr. Whitman reported that, at Mr. Whitman's suggestion, the Company and Mr. Whitman would enter into an agreement providing that Mr. Whitman would receive no personal benefit from the recapitalization as proposed over and above what he would have received from Knowledge Capital, absent the recapitalization.

        From July 2004 until November 2004, the Special Committee, with assistance from Dorsey & Whitney and Davidson, continued negotiations with Knowledge Capital and its counsel, Munsch Hardt Kopf & Harr, PC, relating to the terms and structure of and the definitive documents for the proposed recapitalization.

        On November 8, 2004, Davidson issued a fairness option to the Special Committee indicating that the Recapitalization was fair, from a financial point of view, to all holders of Common Stock.

        On November 11, 2004, the Special Committee further considered the terms and benefits of the Recapitalization and approved, subject to obtaining all required shareholder approvals, the definitive documents for the proposed Recapitalization and recommended that the Board of Directors approve, subject to obtaining all required shareholder approvals, the Recapitalization as reflected in the definitive documents.

        On November 12, 2004, the Board of Directors approved the execution and delivery of the definitive documents pertaining to the Recapitalization and further approved the filing of the proposed Articles Amendment.

        On November 29, 2004, the Company and Knowledge Capital executed and delivered the definitive documents pertaining to the proposed recapitalization, and an agreement with Mr. Whitman as described elsewhere in this Proxy Statement. The closing of the proposed recapitalization is subject to the satisfaction of closing conditions, including, without limitation, the approvals required from the Company's shareholders.

Reasons for and Against the Articles Amendment

        Reasons for the Articles Amendment.    The Special Committee's primary purpose in proposing to enter into the Recapitalization is to benefit the Company's current common shareholders. In concluding that the Recapitalization, the Amendment Agreement and the Articles Amendment are in the best interests of the Company's common shareholders and recommending that the Board of Directors approve the Recapitalization and the Articles Amendment, the Special Committee consulted with its financial and legal advisors and carefully considered a number of factors, including the following material factors considered to be in favor of the Recapitalization and the Articles Amendment:

  •
  the Articles Amendment and other agreements related to the Recapitalization would give the Company greater flexibility to repurchase, if it so desires, its Common Stock to increase shareholder value because the terms of the Senior Preferred Stock and the contractual obligations to Knowledge Capital following the Recapitalization will be more liberal than the terms of the Series A Preferred Stock set forth in the Existing Articles that currently restrict the Company's ability to repurchase Common Stock;

  •
  the Articles Amendment would eliminate the Company's current obligation to pay Common Stock dividends to holders of Series A Preferred Stock on an as-converted basis because the Senior Preferred Stock will no longer be convertible into Common Stock;

  •
  the Articles Amendment and other agreements related to the Recapitalization would significantly increase the Company's ability to redeem outstanding shares of Senior Preferred Stock. Under the Existing Articles, the Series A Preferred Stock is not redeemable except in the limited circumstances described under Proposal 5(a). Upon the effectiveness of the Articles Amendment and the closing of the Recapitalization, the terms of the Senior Preferred Stock and contractual rights with respect to Knowledge Capital would be much more liberal than the current terms and contractual rights related to the Series A Preferred Stock. Senior Preferred

    Stock redemptions would be allowed in the first year following the Recapitalization and again after its sixth anniversary and also, pursuant to a contractual right, the Company would be able to repurchase from Knowledge Capital and its transferees shares of Senior Preferred Stock having an aggregate liquidation value of $30 million during the four-year period following the Recapitalization;

  •
  the terms of the Warrants proposed to be issued in connection with the Recapitalization would minimize the potential dilutive effect of issuing shares of Common Stock upon exercise of Warrants by allowing the Company to elect to require Warrant holders to exercise using a net exercise mechanism reducing the number of shares of Common Stock ultimately issuable upon exercise of the Warrants and additionally to elect to pay to exercising Warrant holders a cash amount equal to the then-fair market value of the common shares that otherwise would be issuable to such holders upon exercise;

  •
  the terms of the Warrants proposed to be issued in connection with the Recapitalization would shorten the indefinite period during which the currently outstanding shares of Series A Preferred Stock may remain convertible into shares of Common Stock because following the Recapitalization the Warrants will only be exercisable for an eight-year period when, in comparison, the shares of Series A Preferred Stock currently may be converted by holders at any time such shares are outstanding, which period may be perpetual unless the fair market value of the Common Stock has exceeded $18.20 per share (or $16.80 if there are less than 100,000 shares of Series A Preferred Stock outstanding) for a specified period, at which time, under the Existing Articles, the Company would have the right to redeem all outstanding shares of Series A Preferred Stock; and

  •
  create the possibility that the Company will receive cash that may be used as working capital upon issuing shares of the Common Stock if Warrant holders pay the exercise price of $8.00 per share (unless the Company or the applicable Warrant holder exercises using a net exercise mechanism), when in comparison the conversion of Series A shares would not generate any cash for the Company.

        Reasons Against the Articles Amendment.    Although the Special Committee determined the factors described above favoring the Articles Amendment and the Recapitalization to outweigh all factors that may be considered to be against the Articles Amendment and the Recapitalization, the Special Committee did examine factors that may be considered to be against the Articles Amendment and the Recapitalization, including the following material factors:

  •
  The Warrants proposed to be issued in connection with the Recapitalization would have an exercise price of $8 per share, and the Existing Articles currently provide that outstanding shares of Series A Preferred Stock are convertible into shares of Common Stock at a conversion price of $14 per share. The difference between the Warrant exercise price and the Series A Preferred Stock conversion price would cause the exercise of the Warrants to be "in the money" sooner than the conversion of the Series A Preferred Stock if the sale price of the Company's Common Stock increases enough to reach $8 per share, which cannot be predicted. The Special Committee determined that the negative effects of the Warrant exercise price being less than the Series A Preferred Stock conversion price were fully mitigated by the benefits associated with the terms of the Warrants described above as well as the other factors beneficial to the Company described above.

  •
  Upon the effectiveness of the Articles Amendment and the completion of the Recapitalization, Knowledge Capital would receive some beneficial contractual rights to the detriment of the Company, including the following material rights:

  •
  Pursuant to the Amended and Restated Registration Rights Agreement proposed to be entered into between the Company and Knowledge Capital in connection with the Recapitalization (the "Restated Registration Rights Agreement"), among other registration obligations, the Company would be required to use its best efforts to register the resale of all shares of Common Stock and shares of Series B Preferred Stock issuable upon the transfer and conversion of the Series A Preferred Stock held by Knowledge Capital and certain permitted transferees of Knowledge Capital within 240 days following the initial filing of the registration statement covering such shares. Any failure by the Company to cause such registration statement to be declared effective within the specified time period would require the Company to pay to Knowledge Capital and such permitted transferees a penalty amount for each share equal to two percent per annum of the $25 face value of the Series A Preferred Stock calculated based upon the number of days that such registration statement has not been declared effective.

  •
  Additionally, pursuant to the Restated Registration Rights Agreement, the Company would have the obligation to use its best efforts to register the resale of the shares of Common Stock Knowledge Capital and certain permitted transferees could receive pursuant to the exercise of the Warrant issuable to Knowledge Capital at the closing of the Recapitalization, provided the obligation to register the resale of such shares would be conditioned upon the weighted average sales price of the Common Stock over the previous ten trading days being at least 80 percent of the Warrant exercise price.

        In addition, the Special Committee and the Board considered the interests of certain directors that are different from, or in addition to, the interests of the Company's shareholders generally, as described under "Interests of Certain Persons in the Recapitalization."

        In reaching its decision to recommend that shareholders approve the Articles Amendment, the Board of Directors consulted with management and its legal and financial advisors and considered the conclusions and recommendation of the Special Committee and its financial and legal advisors and the factors referred to above as having been taken into account by the Special Committee.

        Other Considerations.    In view of the wide variety of factors considered in connection with its evaluation of the Amendment Agreement, the Recapitalization and the Articles Amendment, the Special Committee and the Board of Directors did not find it useful to and did not attempt to quantify, rank or otherwise assign relative weights to the factors considered in connection with its determination. The Special Committee relied on the experience and expertise of Davidson, its financial advisor, for quantitative analysis of the financial terms of the Recapitalization, as described under "Opinion of Financial Advisor to the Special Committee." In addition, the Special Committee and the Board of Directors did not undertake to make any specific determination as to whether any particular factor was essential to its ultimate determination, but rather the Special Committee and the Board of Directors conducted an overall analysis of the factors described above, including thorough discussions with management and the Special Committee's legal and financial advisors. In considering the factors described above, individual members of the Special Committee and the Board of Directors may have given different weight to different factors or reached different conclusions as to whether a specific factor weighed in favor of or against approving the Amendment Agreement, the Recapitalization and the Articles Amendment.

Recommendation of the Special Committee and the Board of Directors

        At a meeting on November 11, 2004, the Special Committee unanimously (i) determined that the Amendment Agreement, the Recapitalization and the Articles Amendment are in the best interests of the Company and its common shareholders and (ii) recommended that the Board of Directors approve the Recapitalization and the Articles Amendment.

        At a separate meeting held on November 12, 2004, the Board of Directors, taking into account the findings and recommendation of the Special Committee and with members Robert A. Whitman, Donald J. McNamara and Brian A. Krisak abstaining because each has or has had a financial interest in Knowledge Capital as described in more detail under "Interests of Certain Persons in the Recapitalization," unanimously (i) determined that the Recapitalization and the Articles Amendment are in the best interests of the Company and its shareholders, (ii) approved the Recapitalization and the Articles Amendment; and (iii) directed that the Recapitalization Proposals and the Articles Amendment be submitted to a vote at the Annual Meeting and recommended that the shareholders vote for the Recapitalization Proposals and the Articles Amendment.

        FOR THE REASONS DESCRIBED ABOVE, THE DISINTERESTED MEMBERS OF THE BOARD OF DIRECTORS HAVE UNANIMOUSLY APPROVED THE RECAPITALIZATION AND THE ARTICLES AMENDMENT AND RECOMMEND THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE RECAPITALIZATION PROPOSALS AND THE ARTICLES AMENDMENT.

Fairness to Holders of Shares of Series A Preferred Stock

        The Company determined the Recapitalization and the Articles Amendment to be fair to the holders of the Company's outstanding shares of Series A Preferred Stock. As stated elsewhere in this Proxy Statement, Knowledge Capital is the holder of approximately 94.8 percent of the outstanding shares of Series A Preferred Stock and, as a result, holds a significant majority of the outstanding shares and voting power of Series A Preferred Stock. The Company negotiated the terms of the Recapitalization and the Articles Amendment with Knowledge Capital recognizing that, in accordance with the rights, preferences and limitations of the Series A Preferred Stock currently set forth in the Existing Articles, Knowledge Capital would have the voting power to approve, or disapprove, the terms of the Recapitalization and the Articles Amendment on behalf of all holders of Series A Preferred Stock. Knowledge Capital, acting on its own behalf and not on behalf of any other holders of Series A Preferred Stock, negotiated the terms and indicated its approval of the Recapitalization and the Articles Amendment by negotiating and entering into the Amendment Agreement and the Voting Agreement as described elsewhere in this Proxy Statement.

        Knowledge Capital's approval of the Recapitalization and the Voting Agreement as evidenced by the executed Amendment Agreement and Voting Agreement supports the conclusion that the Recapitalization and Articles Amendment would be fair to all holders of outstanding shares of Series A Preferred Stock. Knowledge Capital's rights, preferences and limitations as a holder of shares of Series A Preferred Stock, on a per share basis, currently are, and would be following the Recapitalization and Articles Amendment, identical to the rights, preferences and limitations of all other holders of shares of Series A Preferred Stock. Knowledge Capital currently has certain contractual rights that other holders of shares of Series A Preferred Stock do not hold. As a result of the Recapitalization and the Articles Amendment, Knowledge Capital would retain substantially the same contractual rights except to the extent such rights will be modified as described elsewhere in this Proxy Statement, particularly as described in the section in Proposal 5(a) entitled "Description of the Common Stock, Series A Preferred Stock, Series B Preferred Stock and Knowledge Capital Contractual Rights." The Company believes the changes in Knowledge Capital's contractual rights as a result of the Recapitalization and Articles Amendment would not be materially adverse to the rights currently held by other holders of shares of Series A Preferred Stock.

        Additionally, the Company believes the holders of shares of Series A Preferred Stock would generally benefit, or at least not be harmed, from the Recapitalization and the Articles Amendment in at least the following ways:

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  They would retain substantially the same dividend and liquidation rights as they currently do prior to the Recapitalization as described in more detail above under "Effect of the Recapitalization on Relative Voting Power and Economic Interest."

  •
  Notwithstanding that the outstanding shares of Series A Preferred Stock would no longer be convertible into shares of Common Stock, the holders of Shares of Series A Preferred Stock would retain substantially the same right to acquire shares of Common Stock pursuant to the Warrants that would be issued to them. Such holders would also be able to exercise their Warrants at an exercise price of $8.00 per share, which would be more beneficial to such holders than the current Series A Preferred Stock conversion price of $14.00 as described in more detail above under "Reasons for and Against the Articles Amendment." Such additional benefit would be tempered by the fact that the Warrants would be outstanding for eight years when, as currently provided, the shares of Series A Preferred Stock may remain convertible indefinitely (unless, under limited circumstances, the Company may become able to repurchase such shares under the terms of the Existing Articles).

  •
  The Company's expanded ability to repurchase shares of Series A Preferred Stock as described in more detail above under "Effect of the Recapitalization on Relative Voting Power and Economic Interest" and elsewhere in this Proxy Statement because the Company's status as a potential purchaser of such shares would increase the potential opportunities of holders of such shares to liquidate their shares.

  •
  The bifurcation of the current shares of Series A Preferred Stock into Warrants and shares that are no longer convertible into Common Stock would enable holders of such shares potentially to transfer their shares without transferring Warrants, allowing them to sell such shares to obtain a return of their invested capital but still retain a potential interest in the Company upon future exercise of the Warrants.

Opinion of Financial Advisor to the Special Committee

        Davidson has acted as financial advisor to the Special Committee in rendering a fairness opinion in connection with the Recapitalization. The Special Committee selected Davidson based on Davidson's experience and expertise. Davidson, as part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

        In connection with Davidson's engagement, the Special Committee requested that Davidson advise it with respect to the fairness of the Recapitalization, from a financial point of view, to the holders of the Company's Common Stock. On November 8, 2004, Davidson rendered its opinion to the effect that, as of that date and based on and subject to the assumptions, limitations and qualifications described therein and described herein, the Recapitalization was fair to the holders of Common Stock from a financial point of view.

        Although Davidson evaluated the fairness of the Recapitalization from a financial point of view, the terms of the Recapitalization were determined by the Company and Knowledge Capital through arm's-length negotiations. The Company did not provide specific instructions to, or place any limitation on Davidson with respect to the procedures to be followed or factors to be considered by Davidson in performing its analyses or providing Davidson's opinion.

        Davidson's opinion is addressed to the Special Committee and relates only to the fairness of the Recapitalization to holders of Common Stock from a financial point of view, and does not address any other aspect of the proposed Recapitalization or any related transaction and does not constitute a recommendation to any shareholder as to any matter relating to the Recapitalization. The full text of the written opinion of Davidson, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is included as Appendix D to this Proxy Statement and incorporated by reference into this Proxy Statement. The summary of Davidson's opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You are urged to read the opinion carefully and in its entirety.

        In arriving at its opinion, Davidson reviewed:

  (i)
  a draft of the Articles of Restatement of Franklin Covey dated November 2, 2004;

  (ii)
  a draft of the Amended and Restated Shareholders Agreement dated November 2, 2004;

  (iii)
  a draft of the Preferred Stock Amendment and Warrant Issuance Agreement dated November 2, 2004;

  (iv)
  a draft of the form of Warrant dated November 2, 2004;

  (v)
  a draft of the Amended and Restated Registration Rights Agreement dated November 2, 2004;

  (vi)
  a draft of the Amended and Restated Monitoring Agreement dated November 2, 2004;

  (vii)
  a draft of the Voting Agreement dated November 2, 2004;

  (viii)
  certain financial statements and other historical financial and business information about the Company made available to Davidson from published sources and/or from the internal records of the Company;

  (ix)
  certain internal financial analyses and forecasts prepared by Company management regarding the Company's business, financial condition, results of operations and prospects;

  (x)
  the publicly reported historical prices and trading activity for the Common Stock, including a comparison of certain financial and stock market information for Franklin Covey with similar publicly available information for certain other companies the securities of which are publicly traded;

  (xi)
  the financial terms of similar preferred stock issuances in general, to the extent publicly available;

  (xii)
  the current market environment generally and the environment in which the Company competes in particular;

  (xiii)
  the pro forma financial impact of the Recapitalization; and

  (xiv)
  such other information, financial studies, analyses and investigations and financial, economic and market criteria as Davidson considered relevant.

        In addition, Davidson had discussions with the management and other representatives and advisors of the Company concerning the business, financial condition, results of operations and prospects of the Company.

        In arriving at its opinion, Davidson assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by or for it, or publicly available, and it did not assume responsibility for independently verifying such information or undertaking an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor was Davidson furnished with any such evaluation or appraisal. In addition, Davidson did not conduct any physical inspection of the properties or facilities of the Company. With respect to financial projections, Davidson assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company management as to the future financial performance of the Company.

        Davidson assumed that in the course of obtaining necessary regulatory or other consents or approvals (contractual or otherwise) for the Recapitalization, no restrictions, including any amendments or modifications, will be imposed that will have a material adverse affect on the contemplated benefits of the Recapitalization. Davidson expresses no view as to, and its opinion does not address, the relative merits of the Recapitalization as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Davidson was not requested to, and did not participate in the negotiation or structuring of the Recapitalization. Davidson's opinion is necessarily based upon information available to it and economic, market, financial and other conditions as they exist and can be evaluated on the date of its opinion. Although subsequent developments may affect its opinion, Davidson does not have any obligation to update, revise or reaffirm its opinion.

        This opinion is based on a variety of financial and comparative analyses, as described below. Davidson believed that a proper way to determine the fairness of the Amendments was to analyze the estimated value per share of Common Stock on a pre-Recapitalization and a post-Recapitalization basis. The estimated value per share of Common Stock was determined by applying a range of multiples to projected EBITDA in fiscal year 2008 and then discounting that value to a present value by using a range of discount rates. This analysis also considered the impact of the projected cash flows generated through fiscal year 2008 available for the benefit of holders of Common Stock. The range of multiples applied to projected EBITDA in fiscal year 2008 was determined by analyzing selected publicly traded companies. Davidson also believed that it was important to understand the estimated value of the Series A Preferred Stock pre- and post-Recapitalization. The information provided in these sections is not a complete description of the analyses that Davidson used in reaching its opinion, but rather a summary of such analyses. Certain of the analyses include information presented in tabular format. In order to fully understand the financial analyses used by Davidson, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

  Pro Forma Equity Value Analysis

        In conducting its analysis of the pro forma impact of the Recapitalization, Davidson analyzed the theoretical present value per share of the Common Stock on a pre-Recapitalization and a post-Recapitalization basis, utilizing financial projections prepared by the Company's management.

        Theoretical Present Value of the Company's Common Stock Pre-Recapitalization.    Davidson derived an implied enterprise value range for the Company by applying a range of multiples of projected annual EBITDA of 5.0x, 7.0x, and 9.0x derived from selected publicly traded companies. Davidson analyzed three different projection scenarios for future EBITDA through fiscal year 2008. Within each scenario, and by applying the selected multiple, the analysis resulted in an implied enterprise value range for the Company. Davidson then derived an implied equity value range for the Common Stock by deducting the Company's estimated net debt and estimated outstanding Preferred Stock from the implied enterprise value range derived for the Company. Depending upon the specific circumstances of each projection scenario, Davidson made adjustments to per share equity values to reflect the potential for cash dividends to common shareholders. Davidson applied a discount rate range of 15.0 percent to 20.0 percent, which was determined based on several factors including interest rates, inherent market risk, and Company specific risk. The analysis resulted in a range of theoretical present values per share of the Common Stock for each scenario. For purposes of its analysis, Davidson gave more weight to the most conservative of the three projection scenarios, which yielded a per share equity value range of $2.08 - $2.72.

        Theoretical Present Value of the Company's Common Stock Post-Recapitalization.    Davidson derived an implied enterprise value range for the Company by applying a range of multiples of projected annual EBITDA of 5.0x, 7.0x, and 9.0x derived from selected publicly traded companies. Davidson analyzed three different projection scenarios for future EBITDA through fiscal year 2008. Within each scenario, and by applying the selected multiple, the analysis resulted in an implied enterprise value range for the Company. Davidson then derived an implied equity value range for the Common Stock by deducting the Company's estimated net debt and estimated Preferred Stock outstanding, if applicable, from the implied enterprise value range derived for the Company. Depending upon the specific circumstances of each scenario, Davidson made adjustments to per share equity values to reflect potential repurchases of Common Stock, redemptions of Preferred Stock, and/or cash dividends to common shareholders. Davidson applied a discount rate range of 15.0 percent to 20.0 percent, which was determined based on several factors including interest rates, inherent market risk, and Company specific risk. The analysis resulted in a range of theoretical present values per share of Common Stock for each scenario. For purposes of its analysis, Davidson gave more weight to the most conservative of the three projection scenarios, which yielded a per share equity value range of $2.64 - $3.40. Shown below is summary of the valuation ranges under Davidson's most conservative projection scenario:

Assumed Discount Rate	Pre-Recapitalization	Post-Recapitalization
15.0%	$2.49 – $2.72	$3.16 – $3.40
17.5%	$2.27 – $2.61	$2.88 – $3.11
20.0%	$2.08 – $2.51	$2.64 – $2.84

        This analysis supports a finding of fairness because the estimated values per share of Common Stock on a post-Recapitalization basis are higher than the estimated values per share of Common Stock on a pre-Recapitalization basis. Davidson also noted and gave consideration to the various restrictions associated with the Series A Preferred Stock pre-Recapitalization and the restrictions of the Series A Preferred Stock post-Recapitalization. In particular, Davidson noted the increased financial flexibility from the Recapitalization, including an increased ability and economic benefit to paying dividends to common shareholders, an increased ability to repurchase Common Stock, and an increased ability to raise additional capital.

        To arrive at the range of multiples applied to projected EBITDA in fiscal year 2008 in the Pro Forma Equity Value Analysis, Davidson compared certain financial, operating and stock market data for companies that are comparable to or similar to the Company. The selected publicly traded companies considered by Davidson consisted of two groups: Consulting and Specialty Education companies, and Value-Added Printing Services companies. The Consulting and Specialty Education group consisted of Accenture Ltd., Bearingpoint Inc., Learning Tree Int., and Princeton Review Inc. The Value-Added Printing Services group consisted of Banta Corp., Bowne & Co., Deluxe Corp., John H. Harland, Quebecor World Inc., and RR Donnelley & Sons.

        Financial information and valuation measurements reviewed by Davidson included, among other things:

  •
  common equity market valuation as October 20, 2004;

  •
  operating performance;

  •
  ratios of price per share to last twelve months ("LTM") earnings per share ("EPS"), to estimated 2004 EPS and to estimated 2005 EPS;

  •
  ratios of Enterprise Value (defined as common equity market value plus debt minus cash) to LTM earnings before interest, taxes, depreciation and amortization ("EBITDA"), to estimated 2004 EBITDA and to estimated 2005 EBITDA; and

  •
  ratios of Enterprise Value (defined as common equity market value plus debt minus cash) to LTM revenue, to estimated 2004 revenue, and to estimated 2005 revenue.

        To estimate the trading multiples for the selected comparable companies, Davidson used publicly available information concerning projected financial performance for the years 2004 and 2005 from third party equity research analysts.

        Shown below are the excluded averages (the average excluding the high and low values) of the various valuation multiples of the comparable companies:

							Enterprise Value/EBITDA						Enterprise Value/Revenue
	Price/EPS
Comparable Companies
	LTM		CY'04		CY'05		LTM		CY'04		CY'05		LTM		CY'04		CY'05
Consulting & Specialty Education	38.0	x	28.5	x	17.9	x	10.6	x	9.0	x	6.7	x	0.9	x	0.9	x	0.8	x
Companies (Excluded Average) Value-Added Printing Services	19.5	x	15.6	x	13.9	x	6.9	x	6.5	x	5.8	x	1.0	x	0.9	x	0.9	x
Companies (Excluded Average) All Companies (Excluded Average)	28.5	x	19.8	x	15.8	x	8.3	x	7.7	x	6.7	x	1.0	x	0.9	x	0.9	x

        Although the selected companies were used for comparison purposes, no selected company is either identical or directly comparable to the Company. Accordingly, Davidson's comparison of the selected companies to the Company and analysis of the results of such comparison was not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and the Company. By analyzing the data of comparable companies, Davidson derived an implied enterprise value to annual EBITDA multiple of 5.0x, 7.0x, and 9.0x. These multiples were used to help determine the estimated value for the Company's Common Stock in the Pro Forma Equity Value Analysis.

  Preferred Stock Analysis

        Davidson analyzed the value of the convertible Series A Preferred Stock pre-Recapitalization to the combined value of the new Series A Preferred Stock post-Recapitalization with the Warrants. Davidson compared the weighted average cost of capital ("WACC") of the Company with the WACC of generally comparable companies. Based on the average WACC, and taking into consideration the financial terms of selected securities generally comparable to the Series A Preferred Stock, an implied yield was determined. The implied yield was then used to determine the present value of the existing Series A Preferred Stock. An estimated value for the conversion option of the pre-Recapitalization Series A Preferred Stock and the Warrants post-Recapitalization was determined based upon the Black-Scholes model. The value of the Series A Preferred Stock pre-Recapitalization was determined to be in the range of $66.7 million to $73.7 million. The value of the Series A Preferred Stock post-Recapitalization with Warrants was determined to be in the range of $63.3 million to $70.0 million.

        The foregoing summary describes analyses and factors that Davidson deemed material in its presentation to the Special Committee, but is not a comprehensive description of all analyses performed and factors considered by Davidson in connection with preparing its opinion. Preparation of a fairness opinion involves various determinations and judgments as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. In arriving at its opinion, Davidson did not attribute any particular weight to any analysis or factor considered by it, but, rather, made qualitative judgments as to the significance and relevance of each analysis and factor. As such, Davidson believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors without considering all analyses and factors could create a misleading or incomplete view of the processes underlying its opinion.

        In its analyses, Davidson made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond control of the Company. Some of Davidson's major assumptions include: projected annual EBITDA exit multiples of 5.0x, 7.0x, and 9.0x; discount rates of 15.0 percent, 17.5 percent and 20.0 percent; a risk-free rate of 5.3 percent; and a market risk premium of 10.6 percent. In addition, Davidson assumed that industry performance, general business and economic conditions would be stable for the foreseeable future.

        The estimates contained in Davidson's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Davidson's analyses and estimates are inherently subject to substantial uncertainty.

        Davidson's opinion provided to the Special Committee was one of a number of factors taken into consideration by the Special Committee in making its determination to recommend the Recapitalization. Consequently, Davidson's analyses described above should not be viewed as determinative of the opinion of the Special Committee with respect to the value of the Company.

        The Company has agreed to pay Davidson for its financial advisory services fees that are customary for transactions of this nature. In addition, the Company has agreed to reimburse Davidson for reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Davidson for certain liabilities that may arise out of its engagement by the Company and the rendering of its opinion. Davidson is acting as financial advisor to a Special Committee in rendering its fairness opinion in connection with the Recapitalization. Davidson has not performed other investment banking services for the Company in the past.

Interests of Certain Persons in the Recapitalization

        Mr. Donald J. McNamara, who is a director of the Company, is a principal of The Hampstead Group, and therefore may be deemed the beneficial owner of the Common Stock and the Series A Preferred Stock currently owned by Knowledge Capital and the shares of Common Stock into which the Series A Preferred Stock may be converted by Knowledge Capital. Mr. McNamara disclaims beneficial ownership of Knowledge Capital's Common Stock and Series A Preferred Stock and of the Common Stock into which the Series A Preferred Stock may be converted. Robert A. Whitman, the Chairman of the Board of Directors, President and Chief Executive Officer of the Company, beneficially owns a partnership interest in Knowledge Capital, and Brian A. Krisak worked for The Hampstead Group from January 1999 to September 2002.

        On December 8, 2004, the Company and Mr. Whitman entered into an agreement ("Mr. Whitman's Agreement") providing that Mr. Whitman would forgo any personal financial benefit from his interest in Knowledge Capital resulting from the Recapitalization in excess of the financial benefit he otherwise would receive from his interest in Knowledge Capital if the Recapitalization never were to occur (which potential financial benefit is referred to as an "Excess Benefit"). According to Mr. Whitman's Agreement, Davidson has expressed to the Special Committee its view that it does not expect that Mr. Whitman will receive any Excess Benefit as a result of the Recapitalization because it has determined that the New Series A Preferred Stock (as defined in Proposal 5(c)) and the Warrants are substantially equivalent in value to the Old Series A Preferred Stock (as defined in Proposal 5(c)).

        As of the Record Date, the members of the Board of Directors (including the Special Committee) and the Named Executive Officers as a group beneficially owned 5,899,495 shares of Common Stock, or 26.3 percent of the Common Stock, and beneficially owned 827,859.67 shares of Series A Preferred

Stock, or 94.8 percent of the Series A Preferred Stock. The share numbers listed above include shares held by Knowledge Capital, of which Mr. McNamara disclaims beneficial ownership.

        The directors and executive officers are not required to vote for the Amendment Agreement, the Recapitalization or any of the other transactions contemplated by the Amendment Agreement. However, Knowledge Capital has entered into a Voting Agreement with the Company whereby Knowledge Capital has agreed to vote all of the shares of Common Stock and Series A Preferred Stock held by Knowledge Capital (i) in favor of the adoption of the Amendment Agreement and the approval of the Recapitalization, and in favor of the other transactions contemplated by the Amendment Agreement (including the issuance of Warrants), (ii) against any action that could reasonably be expected to delay or compromise approval of the Recapitalization, (iii) against any action or agreement that could reasonably be expected to result in any of the conditions to the Company's obligations under the Amendment Agreement not being fulfilled, and (iv) in favor of adoption by the Company of the other matters reasonably relating to the consummation of the transactions contemplated by the Amendment Agreement.

        If the Recapitalization is approved by the shareholders, Hampstead Interests, LP and the Company will enter into an Amended and Restated Monitoring Agreement, Knowledge Capital and the Company will enter into the Shareholders Agreement, and Knowledge Capital and the Company will enter into the Restated Registration Rights Agreement. These documents are described in more detail under "The Amendment Agreement."

        The directors and executive officers may have different interests from other shareholders in voting on the Recapitalization.

        As of the Record Date, the members of the Special Committee owned shares of the Common Stock as follows: Joel C. Peterson—186,592 shares of Common Stock; Dennis G. Heiner—13,000 shares of Common Stock; and Robert H. Daines—20,002 shares of Common Stock. None of the members of the Special Committee own(s) any shares of the Series A Preferred Stock.

Certain Effects of the Recapitalization

  Trading Market

        Currently, the Series A Preferred Stock is quoted on the OTC Bulletin Board under the symbol "FCCAP.OB." For the 12 months ended December 31, 2004, the average daily trading volume of the Series A Preferred Stock has been approximately thirty-four shares. The following table presents, for the periods indicated, the daily high and low sale prices per share of Series A Preferred Stock quoted for trading on the OTC Bulletin Board. The Series A Preferred Stock was not quoted on the OTC

Bulletin Board prior to May 2003. Trading in the stock was not prohibited before that time, but trading information was not captured prior to its being quoted on the OTC Bulletin Board.

	Series A Preferred Stock
	High	Low
Fiscal Year
2003
First Quarter(1)	—	—
Second Quarter(1)	—	—
Third Quarter	$70.03	$70.03
Fourth Quarter(1)	—	—
2004
First Quarter	60.00	60.00
Second Quarter	80.00	60.00
Third Quarter	80.00	61.00
Fourth Quarter	80.50	61.00
2005
First Quarter	67.05	67.05

(1)
No shares were traded in the first, second or fourth quarters of fiscal 2003.

  U.S. Federal Securities Law Consequences

        The Recapitalization, if completed, will be made pursuant to an exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended (the "Securities Act"). Shares of New Series A Preferred Stock that may be deemed to be issued in respect of the Old Series A Preferred Stock that are "restricted securities" within the meaning of Rule 144 under the Securities Act will retain the character of the Old Series A Preferred Stock and will be considered restricted securities. The New Series A Preferred Stock issued in respect of Old Series A Preferred Stock that are not restricted securities will retain such character and will not be considered restricted securities. The shares of New Series A Preferred Stock that are not "restricted securities" can be freely transferred, except by persons who are deemed to be affiliates of the Company.

        In accordance with the provisions of Rule 144 of the Securities Act, the shares of New Series A Preferred Stock that are restricted securities will not be available for public resale until they have been owned by the holder for a period of one year and the other requirements of Rule 144 of the Securities Act have been satisfied. Rule 144 of the Securities Act permits the holding period of securities surrendered in the Recapitalization to be added, or "tacked," to the holding period of the shares acquired as a result of the Recapitalization for purposes of satisfying the applicable holding periods under Rule 144 of the Securities Act. Accordingly, holders of shares of New Series A Preferred Stock that are restricted securities will be able to "tack" their holding period of New Series A Preferred Stock to their holding period of Old Series A Preferred Stock for purposes of satisfying the applicable holding periods under Rule 144 of the Securities Act. All of the shares of New Series A Preferred Stock that are issued to Knowledge Capital will be restricted securities. Although it is not possible to determine how much of the other New Series A Preferred Stock will be restricted securities, the Company does not believe the number will be significant.

  Series A Preferred Stock Certificates

        Following the closing of the Recapitalization and the effectiveness of the Articles Amendment, in accordance with the Restated Articles, each certificate representing shares of Series A Preferred Stock must be endorsed with a legend stating that immediately prior to any transfer of the shares of Series A Preferred Stock represented by such certificate, other than transfers to affiliates, five percent equity holders, immediate family members or trusts for the benefit of the transferring holder, such shares automatically will convert into shares of Series B Preferred Stock.

        There are two ways by which the Company has planned to cause all certificates representing shares of Series A Preferred Stock to be endorsed with the appropriate legend. First, as described in more detail under Proposal 5(c), each Old Series A Certificate (as defined in such section) that is surrendered to the Company or its transfer agent for cancellation and replacement with a New Series A Certificate (also defined in such section) representing a post-split number of shares of Series A Preferred Stock will be endorsed with such legend.

        Second, in accordance with the Amendment Agreement and in connection with the issuance of the Warrants to all holders of shares of Series A Preferred Stock other than to Knowledge Capital, as described in more detail under Proposal 5(b) and "The Amendment Agreement," the Company will send to each such holder of shares of Series A Preferred Stock a transmittal letter, requesting, among other things, that such holder return to the Company any certificate or certificates in such holder's possession representing shares of Series A Preferred Stock. Upon receipt of any such certificate or certificates together with a completed transmittal letter, the Company will return to such holder such certificate or certificates having been endorsed with the appropriate legend. However, if such holder has not previously submitted such certificate or certificates for cancellation and replacement with New Series A Certificates in connection with the one-to-four forward split, then the Company will cancel any Old Series A Certificates received together with a completed transmittal letter and replace them with New Series A Certificates that also bear the appropriate legend.

        Knowledge Capital, unlike all other holders of shares of Series A Preferred Stock, has separately agreed in the Amendment Agreement that it will, within ten days following the closing of the Recapitalization, deliver to the Company or the Company's transfer agent any certificate or certificates representing shares of Series A Preferred Stock in its possession. Within ten days of the Company's or its transfer agent's receipt of such certificate or certificates, the Company or its transfer agent will return such certificate or certificates to Knowledge Capital endorsed with the appropriate legend.

  Certain United States Federal Income Tax Considerations

        The following is a discussion of the material federal income tax consequences of the Recapitalization to holders of Series A Preferred Stock (the "Series A Holders"). This discussion is based upon the Code, United States Treasury regulations promulgated under the Code, rulings and decisions in effect as of the date hereof, all of which are subject to change (possibly with retroactive effect) or to different interpretations. The discussion is limited to Series A Holders who are citizens or residents of the United States and who hold shares of Series A Preferred Stock as a capital asset. It does not address taxpayers subject to special treatment under federal income tax laws, such as insurance companies, financial institutions, dealers in securities, mutual funds, tax-exempt organizations, taxpayers that are treated as partnerships for federal income tax purposes and taxpayers that are subject to the alternative minimum tax. In addition, this discussion does not apply to Series A Holders who acquired their shares of Series A Preferred Stock upon the exercise of employee stock options or otherwise as compensation for services or who hold their Series A Preferred Stock as part of a hedge, straddle or conversion transaction.

        The tax consequences of the Recapitalization under state, local and foreign laws are not addressed in this discussion. No opinion of counsel or ruling from the Internal Revenue Service has been or will be sought, and this discussion is not binding on the Internal Revenue Service.

        Each Series A Holder should consult its own tax advisors regarding the federal income tax consequences of the Recapitalization, and regarding any state, local or foreign tax consequences based on the holder's particular facts and circumstances.

        The Company believes that the Recapitalization will qualify as a "reorganization" under Section 368(a)(1)(E) of the Code. Accordingly, provided that the fair market value of the New Series A Preferred Stock and the Warrants is equal to the fair market value of the Old Series A Preferred Stock surrendered in exchange therefor, Series A Holders will not recognize any gain or loss in the Recapitalization, except as described below with respect to cash received in lieu of fractional shares of New Series A Preferred Stock. A Series A Holder's tax basis in its shares of Old Series A Preferred Stock will be allocated between the New Series A Preferred Stock and Warrants based on their relative fair market values on the Recapitalization date. The Company intends to allocate the fair market value of the New Series A Preferred Stock and Warrants to the New Series A Preferred Stock and to the Warrants in connection with the closing of the Recapitalization. The Company's fair market value determinations will not be binding on the Internal Revenue Service. However, a Series A Holder may be bound by such determinations unless the holder discloses on its 2004 federal income tax return that it intends to use different fair market value determinations. A Series A Holder's holding period for the new Series A Preferred Stock and Warrants will include the period during which the Old Series A Preferred Stock surrendered in exchange therefor was held.

        A Series A Holder who receives cash in lieu of a fractional share of New Series A Preferred Stock will be treated as having first received the fractional share of New Series A Preferred Stock and then as having received the cash as a distribution in redemption of the fractional share. In such case, the Series A Holder will recognize either capital gain or loss equal to the difference between the cash received and the holder's basis in the fractional share or dividend income equal to the amount of cash received, depending upon whether the redemption qualifies for sale or exchange treatment under the tests set forth in Section 302 of the Code.

Appraisal Rights

        Dissenting shareholders are not entitled to appraisal rights under Utah law or under the Company's Existing Articles and Bylaws in connection with the Articles Amendment.

The Amendment Agreement

        This section describes the material provisions of the Amendment Agreement dated as of November 29, 2004, between the Company and Knowledge Capital. This summary description of the Amendment Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the Amendment Agreement, which is attached as Appendix F to this Proxy Statement and is incorporated by reference into this Proxy Statement.

  Overview

        Under the terms of the Amendment Agreement, the Company will effect the Recapitalization by (i) amending its Articles of Incorporation to eliminate the conversion feature of the Series A Preferred Stock and to otherwise amend the designations, voting powers, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions of the Series A Preferred Stock and (ii) issuing to Knowledge Capital and all other holders of Series A Preferred Stock as of the closing date Warrants to purchase shares of Common Stock.

  Amendment and Restatement of the Company's Articles of Incorporation

        Promptly after satisfaction or, to the extent permitted by applicable law, waiver of each of the closing conditions set forth in the Amendment Agreement (or at such later time as the Company and Knowledge Capital may agree), the Company intends to file the Restated Articles with the Division of Corporations to effect the Articles Amendment. The Restated Articles will amend and restate the Existing Articles as described under "General" and elsewhere in this Proxy Statement.

  Anti-takeover Effects

        The Existing Articles and existing bylaws contain provisions that will remain in effect after the Articles Amendment, including those providing for "blank check" preferred stock in the Restated Articles and classification of the Board of Directors in the existing bylaws, which provisions may have the effect of rendering more difficult or discouraging an attempt to obtain control of the Company.

  Issuance of Warrants

        Following acceptance by the Division of Corporations of the Company's Restated Articles, the Amendment Agreement provides for the issuance of a Warrant to each holder of Series A Preferred Stock to purchase 71.43 shares of Common Stock for each $1,000 of aggregate Liquidation Price (as contemplated in the Existing Articles) attributable to the shares of Series A Preferred Stock held by such holder as of the closing date of the Recapitalization (which number of shares when calculated shall be rounded to the nearest whole number of shares). Knowledge Capital will receive its Warrant at the closing of the Recapitalization. All other holders will receive, within ten days thereafter, a transmittal letter that instructs them to provide to the Company (i) the name in which each Warrant is to be issued, (ii) the address to which it is to be sent and (iii) the certificate or certificates representing their shares of Series A Preferred Stock to be endorsed, as provided in the Restated Articles, by a legend indicating that the outstanding shares of Series A Preferred Stock will be convertible into shares of non-voting Series B Preferred Stock upon transfer except to certain permitted transferees.

        Following the receipt from any holder of Series A Preferred Stock of a properly completed transmittal letter, the Company will issue Warrants to the holders of Series A Preferred Stock and return to such holders their certificate or certificates representing their shares of new Series A Preferred Stock endorsed with the legend required by the Restated Articles.

  Closing Deliveries

        At or prior to closing the Recapitalization, the Company and Knowledge Capital shall each deliver to the other, among other things, duly executed copies of the Shareholders Agreement, which supercedes the prior Stockholders Agreement, and the Restated Registration Rights Agreement, which supercedes the prior Registration Rights Agreement dated June 2, 1999 between the Company and Knowledge Capital. The Company and Hampstead Interests, LP, an affiliate of Knowledge Capital, will also deliver the Amended and Restated Monitoring Agreement, which supercedes the prior Monitoring Agreement (the "Restated Monitoring Agreement").

        In addition to the description of Knowledge Capital's contractual rights under the Shareholders Agreement in Proposal 5(a) if the Shareholders Agreement becomes effective, any merger, consolidation, combination, recapitalization or reorganization or any disposition of all or substantially all the Company's properties and assets would, with certain exceptions, require the approval of Knowledge Capital so long as it owns 880,000 shares of Series A Preferred Stock (after the one-to-four forward split). The Shareholders Agreement also contains provisions, comparable to the provisions of the currently outstanding Series A Preferred Stock, requiring that as long as Knowledge Capital is entitled to designate at least two directors of the Company, approval by an 80 percent Board vote would be required for incurrence of certain indebtedness, major divestitures and acquisitions by the Company, unless certain financial tests are met. The Shareholders Agreement would continue to provide that, subject to certain exceptions, Knowledge Capital may not acquire more than 25 percent of the total voting power of the Company, unless the acquisition is approved by the members of the Board who are not designees of Knowledge Capital.

        If the Restated Registration Rights Agreement becomes effective, among other registration obligations, the Company would be required to use its best efforts to register the resale of all shares of Common Stock and shares of Series B Preferred Stock issuable upon the transfer and conversion of the Series A Preferred Stock held by Knowledge Capital and certain permitted transferees of Knowledge

Capital within 240 days following the initial filing of the registration statement covering such shares. Any failure by the Company to cause such registration statement to be declared effective within the specified time period would require the Company to pay to Knowledge Capital and such permitted transferees a penalty amount for each share equal to two percent per annum of the $25 face value of the Senior Preferred Stock calculated based upon the number of days that such registration statement has not been declared effective. Additionally, the Company would have the obligation to use its best efforts to register the resale of the shares of Common Stock Knowledge Capital and certain permitted transferees could receive pursuant to the exercise of the Warrant issuable to Knowledge Capital at the closing of the Recapitalization, provided the obligation to register the resale of such shares would be conditioned upon the weighted average sales price of the Common Stock over the previous ten trading days being at least 80 percent of the Warrant exercise price.

        If the Restated Monitoring Agreement becomes effective, Hampstead Interests, LP, an affiliate of Knowledge Capital, would continue to agree to provide certain services to the Company in order to assist the Company with the development of its strategic plan, including acquisitions, divestitures, new development and financial matters, for a fee of $100,000 per quarter, subject to reduction if Knowledge Capital disposes of shares of Series A Preferred Stock. Under the Shareholders Agreement, designees of Knowledge Capital serving on the Company's Board of Directors will not be entitled to receive Board fees at any time when Hampstead Interest, LP is paid monitoring fees.

  Representations and Warranties

        The Company and Knowledge Capital have made customary representations and warranties in the Amendment Agreement.

  Additional Agreements

        Conduct of Business Prior to Closing.    The Company agreed to conduct its business in the ordinary course and consistent with past practices prior to the closing of the Recapitalization.

        Access to Information.    Each of the parties to the Amendment Agreement agreed that no investigation pursuant to the Amendment Agreement would affect any representation, warranty or covenant in the Agreement or any condition to the obligations therein.

        Confidentiality.    On October 15, 2004, Knowledge Capital entered into a confidentiality agreement governing all information obtained by Knowledge Capital from the Company since December 15, 2003 in connection with the Recapitalization.

        Shareholders' Meeting.    The Company has agreed to solicit the approvals of its shareholders for the Recapitalization in connection with the annual meeting for which this Proxy Statement has been prepared.

        Other Authorizations; Notices and Consents.    Each party to the Amendment Agreement has agreed to use its reasonable best efforts to obtain all authorizations, consents, orders, licenses, permits and approvals and to provide the notices necessary to effect the Recapitalization.

        Public Announcements.    Each party to the Amendment Agreement will agree as to the form and content of any press releases or public statements with respect to the Amendment Agreement and the transactions contemplated thereby before issuing such release or statement.

        Further Action.    Each party to the Amendment Agreement has agreed to use all reasonable efforts to take the necessary action to consummate and make effective the Amendment Agreement and the transactions contemplated thereby.

        Delivery of Certificate.    Knowledge Capital has agreed, as soon as reasonably practicable following the closing of the Recapitalization, to deliver any certificate or certificates representing the shares of

Series A Preferred Stock in its possession for endorsement by the Company with the legend required by the Restated Articles.

  Conditions to Obligations of the Company to Effect the Recapitalization

        The obligations of the Company to consummate the transactions contemplated by the Amendment Agreement are subject to the fulfillment, at or prior to the closing of the Recapitalization, of each of the following conditions:

  •
  The representations and warranties of Knowledge Capital contained in the Amendment Agreement shall have been true and correct when made and shall be true and correct as of the closing of the Recapitalization;

  •
  No injunction shall be in effect;

  •
  The closing shall occur on or before March 31, 2005;

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  The parties to the Amendment Agreement shall have obtained all authorizations, consents, orders, permits, licenses and approvals required for the consummation of the Amendment Agreement and the transactions contemplated thereby;

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  The Restated Articles shall have been executed and filed with the Division of Corporations;

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  The Company shall have listed on the NYSE a sufficient number of shares of its Common Stock so that all shares of Common Stock issuable upon exercise of the Warrants shall have been listed;

  •
  All items required by the Amendment Agreement to be delivered by Knowledge Capital shall have been delivered to the Company.

  Conditions to Obligations of Knowledge Capital to Effect the Recapitalization

        The obligations of Knowledge Capital to consummate the transactions contemplated by the Amendment Agreement are subject to the fulfillment, at or prior to the closing, of each of the following conditions:

  •
  The representations and warranties of the Company contained in the Amendment Agreement shall have been true and correct when made and shall be true and correct as of closing;

  •
  No injunction shall be in effect;

  •
  Knowledge Capital shall have received from the Company resolutions duly and validly adopted by the Board of Directors evidencing its authorization of the execution and delivery of the Amendment Agreement and the consummation of the transactions contemplated thereby;

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  The parties to the Amendment Agreement shall have obtained all authorizations, consents, orders, permits, licenses and approvals required for the consummation of the Amendment Agreement and the transactions contemplated thereby;

  •
  The Restated Articles shall have been executed and filed with the Division of Corporations;

  •
  The closing shall occur on or before March 31, 2005; and

  •
  All items required by the Amendment Agreement to be delivered by the Company shall have been delivered to Knowledge Capital.

  Termination

        The Amendment Agreement may be terminated and the Articles Amendment may be abandoned at any time prior to the closing of the Recapitalization, notwithstanding any approval of the Articles Amendment by the shareholders of the Company:

  •
  by either of the Company or Knowledge Capital if the closing shall not have occurred by March 31, 2005; provided, however, the right to terminate the Amendment Agreement may not be asserted for this reason by any party whose failure to fulfill any obligation under the Amendment Agreement shall have been the cause of, or shall have resulted in, the failure of the closing to occur on or prior to such date;

  •
  by either the Company or Knowledge Capital in the event that any government authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Amendment Agreement and such order, decree, ruling or other action shall have become final or nonappealable; or

  •
  by the mutual written consent of the Company and Knowledge Capital.

  Amendment and Waiver

        Prior to closing, any party to the Amendment Agreement may (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracies in the representations and warranties of any other party contained in the Amendment Agreement or in any document delivered by another party pursuant thereto or (c) waive compliance with any of the agreements or condition of the other party contained therein. After closing, the Amendment Agreement may be waived or amended by the Company only with the approval of a majority of the members of the Board not designated for election by Knowledge Capital. No amendment or waiver will be valid unless the same is set forth in an instrument in writing signed by the party to be bound thereby.

  Parties in Interest

        The Amendment Agreement is binding upon and inures solely to the benefit of the parties thereto and their respective successors and assigns and nothing in the Amendment Agreement confers any rights, benefits, remedies, obligations or liabilities thereunder upon any person other than the parties thereto and their respective successors and assigns, except as provided therein with respect to certain indemnified parties, who are intended third-party beneficiaries thereof.

  Expenses

        All costs and expenses incurred in connection with the transactions contemplated by the Amendment Agreement shall be paid by the party incurring such cost or expense, including legal, accounting, investment banking and consulting fees and expenses incurred in negotiating, executing and delivering the Amendment Agreement and the other agreements, exhibits, documents and instruments contemplated by the Amendment Agreement.

Financial Advisors

        The Company retained ThinkEquity as its financial advisor in connection with the Amendment Agreement and the Articles Amendment. The Company will pay ThinkEquity a fee of $100,000 in connection with its services, plus reimbursement of out-of-pocket costs and expenses. The Company has also agreed to indemnify ThinkEquity against certain liabilities and expenses related to or arising out of ThinkEquity's engagement.

        The Special Committee retained Davidson as its financial advisor in connection with the Amendment Agreement and the Articles Amendment. The Special Committee will pay Davidson a fee of $125,000 in connection with its services and fairness opinion, plus reimbursement of out-of-pocket costs and expenses. The Company has also agreed to indemnify Davidson against certain liabilities and expenses related to or arising out of Davidson's engagement.

PROPOSAL 5(a)

The Proposal

        You are being asked to approve the modification of the rights, preferences and limitations of the Series A Preferred Stock and the Series B Preferred Stock.

Description of the Common Stock, Series A Preferred Stock, Series B Preferred Stock and Knowledge Capital Contractual Rights

        The following table summarizes the rights, powers and limitations of the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock as currently set forth in the Existing Articles and the changes that will result if the Articles Amendment is approved and becomes effective. The summary should be read in conjunction with, and is qualified in its entirety by reference to, the complete text of the Existing Articles and the proposed Restated Articles, as well as the Shareholders Agreement proposed to be entered into upon the closing of the Recapitalization as contemplated in the Amendment Agreement. The Restated Articles are attached hereto as Appendix C and incorporated by reference into this Proxy Statement and the Shareholders Agreement is attached hereto as Appendix E and incorporated by reference into this Proxy Statement.

Description	Terms Under the Existing Articles	Terms Under the Articles Amendment and Shareholders Agreement, if Effective
Authorized Capital Stock	The Company's authorized capital stock currently consists of 40,000,000 shares of Common Stock, $0.05 par value per share, and 4,000,000 shares of Preferred Stock, without par value, of which 1,500,000 shares are designated as Series A Preferred Stock and 400,000 shares are designated as Series B Preferred Stock. As of the Record Date, there were 20,654,403 shares of Common Stock, 873,457.404 shares of Series A Preferred Stock and no shares of Series B Preferred Stock outstanding.	The number of authorized shares of preferred stock shall increase from 4,000,000 to 14,000,000, the number of authorized shares of Series A Preferred Stock shall increase from 1,500,000 to 4,000,000 and the number of authorized shares of Series B Preferred Stock shall increase from 400,000 to 4,000,000. The need for the increase in the authorized preferred stock and the authorized Series A and Series B Preferred Stock arises principally from the proposed one-to-four forward split of the Series A Preferred Stock described in more detail under Proposal 5(c) and that the Series A Preferred Stock will be convertible into shares of Series B Preferred Stock as set forth in the Articles Amendment. After the Recapitalization and the adoption and effectiveness of the Articles Amendment, there will be 3,493,783 shares of Series A Preferred Stock outstanding and all authorized shares of Series B Preferred Stock will be reserved for issuance upon the conversion of the outstanding shares of Series A Preferred Stock.

Voting Rights
Each holder of Common Stock is entitled to one vote for each share of Common Stock held of record on the applicable record date.

 Each holder of Series A Preferred Stock is entitled to eight votes for each whole share of Series A Preferred Stock held of record on the applicable record date, with any fractional share of Series A Preferred Stock held being entitled to fewer votes per share depending upon the number of shares of Common Stock into which it may convert, on all matters submitted to a vote of shareholders, including the election of directors.

Each share of Series B Preferred Stock, although none is outstanding, is entitled to no voting rights except as required by law.
The holders of Common Stock will retain the same voting power they had prior to the Recapitalization.

 The voting power of the shares of Series A Preferred Stock will change to two votes per whole share as a result of the one-to-four forward split (with no fractional shares of Series A Preferred Stock remaining outstanding following the split), provided, that the voting power of any holder of Series A Preferred Stock will be offset by (x) the number of shares of Common Stock acquired by such holder upon the exercise of any Warrant issued to such holder under the Amendment Agreement and (y) the number of shares of Common Stock purchasable upon exercise of a Warrant that such holder has sold or transferred to another person. The net effect of such offsets is to ensure that the aggregate Common Stock voting power of the holders of Series A Preferred Stock and transferees of Warrants from such holders does not increase beyond a number of votes equal to the number of votes the holders of Series A Preferred Stock currently have prior to the Recapitalization.

The holders of Series B Preferred Stock will retain no Common Stock voting rights. Additionally, upon any transfer of shares of Series A Preferred Stock, except to a limited group of permitted transferees, such shares will automatically convert into shares of Series B Preferred Stock without Common Stock voting rights.

Class Voting on Certain Company Actions
Neither the holders of Common Stock nor the holders of Series B Preferred Stock are entitled to class voting rights except as required by law. However, the approval of a majority of the then-outstanding shares of Series A Preferred Stock, voting as a separate class, is required for any proposed Company action that would:

 •  amend, alter or repeal the Existing Articles in a manner that would adversely affect the powers, designations, preferences and relative rights of the Series A Preferred Stock;

 •  issue any shares of capital stock ranking prior or superior to, or on parity with, the Series A Preferred Stock;

 •  subdivide or otherwise change shares of Series A Preferred Stock into a different number of shares, whether in a merger, consolidation, combination, recapitalization, reorganization or otherwise;

 •  issue any shares of Series A Preferred other than in accordance with the Existing Articles;

 •  authorize or effect any merger, consolidation, combination, recapitalization or reorganization or any disposition of all or substantially all the Company's properties and assets (a "Business Combination") unless the holders of Series A Preferred Stock retain the same powers, preferences and relative rights and limitations they had prior to such transaction; or

• declare or pay any dividend on, or repurchase any shares of, the Common Stock of the Company to the extent the amount of such dividends or repurchases in the last four full fiscal quarters completed exceeds ten percent of the Company's net income for such period, unless such action is approved by 80 percent of the members of the Board of Directors.
None of the holders of Common Stock, Series A Preferred Stock or Series B Preferred Stock will have any separate class voting rights, except as required by law. However, the approval of a majority of the then-outstanding shares of the Series A Preferred Stock and the Series B Preferred Stock (defined previously as the "Senior Preferred Stock"), voting together as one class, will be required for any proposed Company action described in any of the first four bullets set forth in this table under "Terms Under the Existing Articles—Class Voting on Certain Company Actions." The actions described in the fifth and sixth bullets will no longer require such class approval. However, the actions described in the fifth bullet concerning any Business Combination will require the approval of Knowledge Capital so long as it owns 880,000 shares of Series A Preferred Stock (after the one-to-four forward split).

Similarly, under the Shareholders Agreement, any dividends on and repurchases of Common Stock for the last four full fiscal quarters by the Company that collectively exceed ten percent of the Company's net income for such period, as described in the sixth bullet, will require the approval of Knowledge Capital so long as it holds 880,000 shares of Series A Preferred Stock (after the one-to-four forward split). However, the Shareholders Agreement will include an exception to this requirement that may increase the Company's ability to pay dividends on or repurchase shares of Common Stock without Knowledge Capital approval. The exception provides that if the Company (i) has first redeemed at least $30 million of the face value of shares of Series A Preferred Stock and (ii) maintains positive net working capital and, for the last four full fiscal quarters, the Company's EBITDA, determined on a pro forma basis as set forth in the Shareholders Agreement, equals or exceeds at least two times the Company's fixed charges, also determined on a pro forma basis, as set forth in the Shareholders Agreement, then the Company may, without

Knowledge Capital's consent, use cash in excess of 56.2 percent of the liquidation value, including accrued and unpaid dividends, attributable to the then-outstanding shares of Senior Preferred Stock to pay dividends on or repurchase shares of Common Stock from persons who are not affiliates of the Company, subject to the limitation that such dividends (but not repurchases) do not exceed 25 percent of the Company's net income during the last 12 months.
Dividends
Holders of Series A Preferred Stock are entitled to cumulative dividends accruing at the annual rate of ten percent. These dividends are payable quarterly in preference to dividends on all other classes of the Company's capital stock. If these dividends are in arrears for any six or more quarters, the number of the Company's directors shall be increased by two and the holders of Series A Preferred Stock, voting together as a separate class, shall be entitled to fill the vacancies thereby created, until such dividends are paid. Additionally, the holders of Series A Preferred Stock are entitled to participate in dividends payable to holders of Common Stock pro rata based upon the number of shares of Common Stock into which the Series A Preferred Stock is convertible.

 Similarly, the holders of Series B Preferred Stock, if any such shares were outstanding, would be entitled to participate in dividends payable to holders of Common Stock pro rata based upon the number of shares of Common Stock into which the Series B Preferred Stock would be convertible.

Holders of Common Stock are entitled to receive dividends as they may be declared from time to time by the Board of Directors out of funds legally available therefor, subject to the rights of any holders of the Preferred Stock, including the right that the holders of a majority of the then-outstanding shares of Series A Preferred Stock must consent to the payment of any Common Stock dividends
Holders of the Senior Preferred Stock will be entitled to receive the same quarterly dividends the holders of Series A Preferred Stock are entitled to receive under the Existing Articles calculated at an annual rate of ten percent. These dividends will be cumulative from the date such shares are initially issued, except that for any shares of Series B Preferred Stock issued upon the conversion of shares of Series A Preferred Stock, such date shall be the initial issuance date of such converted shares of Series A Preferred Stock. The holders of the Senior Preferred Stock will also retain the right to elect two additional directors, voting together as a single class, if such dividends are in arrears for any six or more quarters, until they are paid. If Knowledge Capital owns a majority of the outstanding Series A Preferred Stock, such two additional directors will be deemed to be directors designated by Knowledge Capital pursuant to its rights to designate nominees to stand for election as directors under the Shareholders Agreement as described in more detail below.

The holders of Common Stock will be entitled to receive dividends on the same terms they were entitled to receive them under the Existing Articles. However, in contrast to the provisions of the Existing Articles, the holders of the Senior Preferred Stock will not be entitled to participate in Common Stock dividends on an as-converted basis.

if (i) the aggregate amount of all Common Stock dividends and repurchases in the last 12 months exceeds ten percent of the Company's net income for the last 12 months, and (ii) such Common Stock dividends have not been approved by 80 percent of the members of the Board of Directors.
Liquidation
Upon any liquidation, dissolution or winding up of the Company, no distribution will be made to the holders of Common Stock until the holders of Series A Preferred Stock receive in cash $100 per share plus accrued and unpaid dividends. Holders of the Series B Preferred Stock, if any were outstanding, would not be entitled to any preferential distributions but would be entitled to participate in liquidating distributions to holders of shares of Common Stock on an as-converted basis. The holders of Common Stock are entitled to all remaining assets and funds available for distribution after all preferential distributions have been paid to holders of Preferred Stock.
Holders of Common Stock will retain the same rights upon liquidation they have now under the Existing Articles.

The rights of the holders of the Senior Preferred Stock will have substantially the same rights the holders of Series A Preferred Stock have under the Existing Articles, except that they will be entitled to receive $25 per share, plus accrued and unpaid dividends, as a result of one-to-four forward split.
Preemptive Rights
	Holders of Common Stock and Series A Preferred Stock do not have, and holders of Series B Preferred Stock, if any such shares were outstanding, would not have, preemptive rights to purchase or subscribe for any stock or other securities.	None of the holders of Common Stock or the Senior Preferred Stock will have preemptive rights.

Conversion
The Common Stock is not convertible into any other class of capital stock.

 Each share of Series A Preferred Stock is convertible, at the option of the holder, into approximately 7.14 of shares of Common Stock, which amount is determined by dividing $100 by the conversion price of $14. Such number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock would increase to the extent there are any accrued and unpaid dividends on the Series A Preferred Stock. The conversion price may be adjusted if there is a subdivision, recapitalization or combination of the Common Stock or if a dividend is determined to be paid to the holders of Common Stock in the form of additional shares of Common Stock or rights to acquire additional shares of Common Stock. The conversion price may also be adjusted if the Company issues rights or warrants to acquire additional shares of Common Stock to all holders of Common Stock at a price per share less than the volume weighted average sales price of the Common Stock as of the record date for such rights issuance based on a weighted average adjustment formula.

If any shares of Series B Preferred Stock were outstanding, such shares would be convertible, at the option of the holder, into ten shares of Common Stock at any time after March 1, 2005. The Company would have the right to require conversion upon a change in control of the Company or a merger, consolidation or sale of all or substantially all its assets or a liquidation or dissolution of the Company or an underwritten public offering of the Company's capital stock. The number of shares of Common Stock into which shares of Series B Preferred Stock may be converted would be adjusted for any subdivision, recapitalization or combination of the Company's Common Stock.
The Senior Preferred Stock will not be convertible into shares of Common Stock, and the Common Stock will not be convertible into any other class of capital stock. However, the Series A Preferred Stock will be converted into shares of Series B Preferred Stock upon any transfer of such shares by a holder other than transfers to affiliates, five percent equity holders, immediate family members and trusts for the benefit of such holder.

Redemption
Neither the Common Stock nor the Series B Preferred Stock is redeemable.

 The Series A Preferred Stock is redeemable by the Company in two ways. First, if there are less than 100,000 shares of Series A Preferred Stock outstanding (prior to the proposed one-to-four forward split) and the volume weighted sales price of the Common Stock has exceeded 120 percent of the then-applicable conversion price of the Series A Preferred Stock for at least 30 consecutive trading days, then the Company may, upon 30 days prior notice to the holders of Series A Preferred Stock, redeem all then-outstanding shares of Series A Preferred Stock at a price equal to 105 percent of the liquidation value of the Series A Preferred Stock (including accrued and unpaid dividends). Second, if the volume weighted sales price of the Common Stock has exceeded 130 percent of the volume weighted sales price for at least 60 consecutive trading days, then the Company may, upon 15 business days prior notice to the holders of Series A Preferred Stock, redeem all then-outstanding shares of Series A Preferred Stock at a price equal to 104 percent of the liquidation value of the Series A Preferred Stock.

The Existing Articles also provide that if certain transactions occur that are solely within the Company's control, including a change in control or a transaction that would lower the Company's credit rating, the Company will, within 30 days after such transaction occurs, offer to purchase each then-outstanding share of Series A Preferred Stock for the amount equal to the greater of (i) the amount that the holders of shares of Series A Preferred Stock would have received had they converted such shares into Common Stock immediately before such transaction or (ii) 101 percent of the liquidation value of such shares (including 101 percent of accrued and unpaid dividends to the date of payment).
The Common Stock will continue to be non-redeemable.

 The Senior Preferred Stock will not be redeemable at the election of the holders of shares of Series A Preferred Stock and will only be redeemable by the Company at its option at any time during the first year following the closing at a price per share equal to the liquidation value plus accrued and unpaid dividends and then again after the sixth anniversary of the closing at 101 percent of the liquidation value plus accrued and unpaid dividends.

 Under the Shareholders Agreement, the Company will be entitled to repurchase from Knowledge Capital (or its transferees who assume Knowledge Capital's obligations with respect to this redemption right) up to the number of shares of Series A Preferred Stock (or Series B Preferred Stock held by such transferees upon conversion of shares of Series A Preferred Stock) having an aggregate liquidation value of $30 million at any time at a price per share calculated based upon a percentage of the liquidation value of such shares that increases annually in one percentage point increments during the first four years following completion of the Recapitalization from 100 percent of the liquidation value in the first year to 103 percent of the liquidation value in the fourth year.

Additionally, under the Shareholders Agreement, in the event of a change in control of the Company, which would be solely within the Company's control, the Company will, within 30 days after such change in control, offer to purchase each then-outstanding share of Senior Preferred Stock held by Knowledge Capital or any of certain permitted transferees for a cash amount per share equal to 101 percent of the liquidation value of such shares in addition to all accrued and unpaid dividends on the Senior Preferred Stock to the date of payment.

Right to Designate Nominees to Stand for Election as Directors.
Under the Stockholders Agreement, the Company is obligated to nominate three designees of Knowledge Capital for election to the Board of Directors, including the Chairman of the Board of Directors, and all such designees must be nominated to be elected in different classes. Currently, only two designees of Knowledge Capital are members of the Board of Directors, including Donald J. McNamara and Brian A. Krisak. Upon the mutual agreement of the Company and Knowledge Capital, Robert A. Whitman, the Chairman of the Board of Directors, does not currently serve as a designee of Knowledge Capital. The Company is obligated at each meeting of the shareholders of the Company at which directors are elected to cause the Knowledge Capital designees to be nominated for election and will solicit proxies in favor of such nominees and vote all management proxies in favor of such nominees except for proxies that specifically indicate to the contrary.
Under the Shareholders Agreement, the Company will be obligated to nominate for election as directors up to three designees of Knowledge Capital described as follows:

 •  two designees so long as Knowledge Capital holds 1,760,000 shares of Series A Preferred Stock (after the proposed one-to-four forward);

 •  one designee so long as Knowledge Capital holds at least 880,000 shares of Series A Preferred Stock but less than 1,760,000 shares of Series A Preferred Stock (after the proposed one-to-four forward split);

 •  one designee so long as Knowledge Capital holds at least one share of Series A Preferred Stock but less than 880,000 shares of Series A Preferred Stock (after the proposed one-to-four forward split) provided that such designee must be Donald J. McNamara, and Mr. McNamara, who is currently a director designated by Knowledge Capital, must agree to serve as such designee of Knowledge Capital; and

 •  in addition to any directors Knowledge Capital may be entitled to designate as described in the prior three bullets, one designee so long as Knowledge Capital holds at least 1,000,000 shares of Common Stock.

All such designees would be required to be nominated for election as members of different classes of directors. Additionally, so long as Knowledge Capital owns a majority of the outstanding shares of Series A Preferred stock, any two persons elected as directors by the holders of shares of Senior Preferred Stock if the Company is in arrears in the payment of Series A Preferred Stock dividends for any six or more quarters (as described above in more detail in this section) will be deemed to be directors designated by Knowledge Capital pursuant to the Shareholders Agreement.

Approval of Proposal 5(a)

        The effectiveness of Proposal 5(a), if approved, is conditioned upon approval of each of the Recapitalization Proposals. Should any of the Recapitalization Proposals not be approved, Proposal 5(a) shall not be effected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE MODIFICATION OF THE RIGHTS, PREFERENCES AND LIMITATIONS OF THE SERIES A PREFERRED STOCK AND THE SERIES B PREFERRED STOCK.

PROPOSAL 5(b)

The Proposal

        In connection with the Recapitalization, you are being asked to approve the issuance of the Warrants to purchase Common Stock to Knowledge Capital and the other holders of Series A Preferred Stock.

Background of the Issuance of the Warrants

        As part of the Recapitalization, the Series A Preferred Stock will no longer be convertible into shares of Common Stock. Instead, the holders of Series A Preferred Stock will receive Warrants to purchase Common Stock. The total number of shares of Common Stock that may be issued upon exercise of the Warrants is the same as the total number of shares of Common Stock that currently may be issued upon conversion of all the shares of Series A Preferred Stock.

        Within ten days following the closing of the Recapitalization, the Company will deliver to each current holder of Series A Preferred Stock other than Knowledge Capital a transmittal letter. Upon the receipt by the Company of a completed and executed transmittal letter from any such holder, within 10 days thereafter, the Company will deliver to such holder a Warrant to purchase 71.43 shares of Common Stock for each $1,000 of aggregate liquidation value attributable to the shares of Series A Preferred Stock held by such holder as of the closing of the transactions contemplated in the Amendment Agreement (which number of shares when calculated shall be rounded to the nearest whole number of shares). Each of the Warrants issued in connection with the Recapitalization Agreement will expire on the eighth anniversary of its issuance date.

Series A Preferred Stock Conversion Rights Prior to the Recapitalization

        As described in more detail under Proposal 5(a), prior to the Recapitalization, each share of Series A Preferred Stock is convertible into approximately 7.14 shares of Common Stock based upon a current conversion price of $14. The conversion price may be adjusted if there is a subdivision, recapitalization or combination of the Series A Preferred Stock or if a dividend is paid to holders of Common Stock in additional shares of Common Stock or rights to acquire additional shares of Common Stock. It is also adjustable using a weighted average adjustment formula if the Company issues rights or warrants to acquire additional shares of Common Stock to all holders of Common Stock at a price less than the volume weighted average sales price of the Common Stock as of the record date for such rights issuance.

Summary of the Terms of the Warrant

        The following description summarizes the material terms of the Warrant to Purchase Common Stock. You are urged to carefully read the form of Warrant to Purchase Common Stock in its entirety, a copy of which is attached as Appendix G and incorporated by reference into this Proxy Statement.

        Number of Shares and Exercise Price.    As provided in the Amendment Agreement, at the closing of the Recapitalization, the Company will issue to Knowledge Capital a Warrant to purchase 5,913,402 shares of Common Stock for $8.00 per share. For all other holders of Series A Preferred Stock, the Company will deliver to each such holder a transmittal letter within 10 days after the Closing. After receiving a completed transmittal letter from any such holder, the Company will deliver to such holder a Warrant to purchase, at an exercise price of $8.00 per share, 71.43 shares of Common Stock for each $1,000 of aggregate liquidation value attributable to the shares of Series A Preferred Stock held by such holder (which number of shares when calculated shall be rounded to the nearest whole number of shares).

        Exercisability and Expiration.    The Warrants will be exercisable at any time, in whole or in part, after the first anniversary of their issuance date, so long as, except with respect to Knowledge Capital, a registration statement covering the issuance of the shares of Common Stock issuable upon exercise of the Warrants has been declared effective by the Commission and remains continuously effective thereafter. The Warrants will expire on the eighth anniversary of their issuance.

        Transferability.    Subject to a right of first refusal of the Company, the Warrants are freely transferable, subject to compliance with all applicable laws, including securities laws.

        Right of First Refusal.    Each time the holder of a Warrant proposes to offer the Warrant for sale, transfer or assignment, the holder will first make an offering of the Warrant to the Company. If the Company does not elect to exercise its rights of first refusal, the holder may sell the offered Warrant to any person or persons at a price not less than 90 percent of the price, and upon terms no more favorable than those specified in the offer to the Company.

        Adjustment in the Exercise Price and the Number of Shares.    The exercise price and the number of shares issuable upon exercise of the Warrants will be subject to:

  •
  customary adjustments for stock dividends, stock splits, combinations, recapitalizations and similar events; and

  •
  customary adjustments due to business combinations and other transactions affecting the Common Stock.

        Rights Offering.    If, at any time prior to the full exercise of each Warrant, the Company shall offer to all holders of Common Stock any rights, options or warrants to acquire additional shares of capital stock of the Company, then the holder of each Warrant will be entitled to receive such rights as if such holder of the Warrants had exercised the Warrant in full immediately prior to the record date for such rights offering.

        Net Exercise Method.    Upon exercise of a Warrant, Warrant holders may choose, or the Company may elect to require, any Warrant exercise to be a net exercise in which the exercising holder would receive fewer shares of Common Stock, depending on the fair market value of the Common Stock at the time of exercise, than otherwise could be received upon an exercise for cash.

        Company Option to Pay Cash in Place of Issuing Stock.    Further, the Company, at its election, may choose, in the place of issuing any shares of Common Stock to such holder, to pay to any Warrant holder completing a net exercise of a Warrant a cash amount equal to the fair market value of the shares of Common Stock that otherwise would be issuable to such holder in connection with such net exercise as opposed to issuing shares of Common Stock to the exercising holder.

Why the Company Needs You to Approve the Issuance of the Warrants

        The shareholder approval policy of the NYSE set forth in Rule 312.03 of the Listed Company Manual requires shareholder approval of certain of the issuances of securities contemplated by the Recapitalization.

        Under Rule 312.03 in the Listed Company Manual, the Company is required to obtain shareholder approval prior to issuing Common Stock or securities that are convertible into, or exercisable for, Common Stock, to a substantial security holder of the Company. The Company believes that Knowledge Capital would qualify as a substantial security holder for purposes of the NYSE Rules. Thus, the issuance of the Warrants to Knowledge Capital requires approval of the shareholders under the NYSE's shareholder approval policy.

Approval of Proposal 5(b)

        The effectiveness of Proposal 5(b), if approved, is conditioned upon approval of each of the Recapitalization Proposals. Should any of the Recapitalization Proposals not be approved, Proposal 5(b) shall not be effected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ISSUANCE OF WARRANTS TO ALL HOLDERS OF SERIES A PREFERRED STOCK TO PURCHASE COMMON STOCK OF THE COMPANY.

PROPOSAL 5(c)

The Proposal

        You are being asked to approve a one-to-four forward split of each outstanding shares of Series A Preferred Stock.

Reasons for the Proposal

        The Company believes effecting the forward stock split will increase the marketability and liquidity of the Series A Preferred Stock. Additionally, the Board of Directors feels that having a greater number of shares of the Series A Preferred Stock available at a reduced price per share will increase the public's interest in the Series A Preferred Stock. The Board of Directors also anticipates that the availability of more shares of Series A Preferred Stock will stabilize the market price of the Series A Preferred Stock and result in broader distribution. The Series A Preferred Stock will continue to have no par value per share.

General Effect of the Proposal

        As part of the Recapitalization, the issued and outstanding shares of the Series A Preferred Stock will be forward split, one-to-four, so that holders of Series A Preferred Stock will receive four shares of the Company's Series A Preferred Stock for each share now held. Consummation of the forward stock split will alter the number of issued shares of Series A Preferred Stock, which will be increased from 873,457.404 to 3,493,783 (after adjustments for eliminating all fractional shares of Series A Preferred Stock, as described in more detail below). The Series A Preferred Stock is traded on the OTC Bulletin Board under the symbol "FCCAP.OB." On the Record Date, the reported closing price of the Series A Preferred Stock on the OTC Bulleting Board was $75.00 per share.

        Effective as of the date the Restated Articles are filed with the Division of Corporations (the "Effective Date"), each share of Series A Preferred Stock issued and outstanding immediately prior to the Effective Date (the "Old Series A Preferred Stock") will automatically be split, reclassified, changed and converted into four shares of Series A Preferred Stock (the "New Series A Preferred Stock").

        Each holder of a certificate or certificates, which immediately prior to the Effective Date represented outstanding shares of Old Series A Preferred Stock (the "Old Series A Certificates"), will receive, upon surrendering to the Company or its transfer agent such Old Series A Certificates for cancellation, a new certificate or certificates (the "New Series A Certificates") representing that number of whole shares of the New Series A Preferred Stock for which the shares of the Old Series A Preferred Stock are reclassified under the terms of the Restated Articles. As described in more detail under "Certain Effects of the Recapitalization," each New Series A Certificate shall be endorsed with a legend indicating that the New Series A Preferred Stock will be convertible upon transfer, except to certain permitted transferees, into shares of Series B Preferred Stock without Common Stock voting rights.

        From and after the Effective Date, and until such certificates are surrendered, the Old Series A Certificates shall be deemed for all corporate purposes to evidence ownership of that number of whole shares of the New Series A Preferred Stock for which the shares of the Old Series A Preferred Stock have been reclassified under the terms of the Restated Articles. No certificates or scrip representing fractional share interests in New Series A Preferred Stock will be issued, and no such fractional share interest will entitle the holder to any rights of a shareholder of the Company. A holder of Old Series A Certificates shall receive, as soon as reasonably practicable following the surrender of such certificates, in lieu of any fraction of a share of New Series A Preferred Stock to which the holder would otherwise be entitled, a cash payment. Such cash payment will equal the fraction to which the shareholder would otherwise be entitled multiplied by $25.

Please Do Not Send In Your Stock Certificates With Your Proxy.

Approval of Proposal 5(c)

        The effectiveness of Proposal 5(c), if approved, is conditioned upon approval of each of the Recapitalization Proposals. Should any of the Recapitalization Proposals not be approved, Proposal 5(c) shall not be effected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF A ONE-TO-FOUR FORWARD SPLIT OF EACH OUTSTANDING SHARES OF SERIES A PREFERRED STOCK.

PROPOSAL 5(d)

The Proposal

        You are being asked to approve the Amendment and Restatement of the Articles of Incorporation of the Company to increase the Company's authorized Preferred Stock from 4,000,000 to 14,000,000 shares.

Reasons for the Proposal

        As part of the Articles Amendment, the number of authorized shares of Preferred Stock shall increase from 4,000,000 to 14,000,000, the number of authorized shares of Series A Preferred Stock shall increase from 1,500,000 to 4,000,000 and the number of authorized shares of Series B Preferred Stock shall increase from 400,000 to 4,000,000. The need for the increase in the authorized Preferred Stock and the authorized Series A and Series B Preferred Stock arises principally from the proposed one-to-four forward split of the Series A Preferred Stock described in more detail above under Proposal 5(c) and that the Series A Preferred Stock will be convertible into shares of Series B Preferred Stock as set forth in the Articles Amendment.

General Effect of the Proposal

        As set forth in the Existing Articles, the Company's authorized capital stock currently consists of 40,000,000 shares of Common Stock, $0.05 par value per share, and 4,000,000 shares of Preferred Stock, without par value, of which 1,500,000 shares are designated as Series A Preferred Stock and 400,000 shares are designated as Series B Preferred Stock. As of the Record Date, there were 20,654,403 shares of Common Stock, 873,457.404 shares of Series A Preferred Stock and no shares of Series B Preferred Stock outstanding.

        After the Recapitalization and the adoption and effectiveness of the Articles Amendment, there will be 3,493,783 shares of Series A Preferred Stock outstanding and all authorized shares of Series B Preferred Stock will be reserved for issuance upon the conversion of the outstanding shares of Series A Preferred Stock.

Approval of Proposal 5(d)

        The effectiveness of Proposal 5(d), if approved, is conditioned upon approval of each of the Recapitalization Proposals. Should any of the Recapitalization Proposals not be approved, Proposal 5(d) shall not be effected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE AMENDMENT AND RESTATEMENT OF THE ARTICLES OF INCORPORATION OF THE COMPANY TO INCREASE THE COMPANY'S AUTHORIZED PREFERRED STOCK FROM 4,000,000 TO 14,000,000 SHARES.

PROPOSAL 5(e)

The Proposal

        You are being asked to approve the Amendment and Restatement of the Articles of Incorporation of the Company to increase the number of shares of Preferred Stock of the Company designated as Series A Preferred Stock from 1,500,000 to 4,000,000 shares.

Reasons for the Proposal

        As part of the Articles Amendment, the number of authorized shares of Preferred Stock shall increase from 4,000,000 to 14,000,000, the number of authorized shares of Series A Preferred Stock shall increase from 1,500,000 to 4,000,000 and the number of authorized shares of Series B Preferred Stock shall increase from 400,000 to 4,000,000. The need for the increase in the authorized Preferred Stock and the authorized Series A and Series B Preferred Stock arises principally from the proposed one-to-four forward split of the Series A Preferred Stock described in more detail above under Proposal 5(c) and that the Series A Preferred Stock will be convertible into shares of Series B Preferred Stock as set forth in the Articles Amendment.

General Effect of the Proposal

        As set forth in the Existing Articles, the Company's authorized capital stock currently consists of 40,000,000 shares of Common Stock, $0.05 par value per share, and 4,000,000 shares of Preferred Stock, without par value, of which 1,500,000 shares are designated as Series A Preferred Stock and 400,000 shares are designated as Series B Preferred Stock. As of the Record Date, there were 20,654,403 shares of Common Stock, 873,457.404 shares of Series A Preferred Stock and no shares of Series B Preferred Stock outstanding.

        After the Recapitalization and the adoption and effectiveness of the Articles Amendment, there will be 3,493,783 shares of Series A Preferred Stock outstanding and all authorized shares of Series B

Preferred Stock will be reserved for issuance upon the conversion of the outstanding shares of Series A Preferred Stock.

Approval of Proposal 5(e)

        The effectiveness of Proposal 5(e), if approved, is conditioned upon approval of each of the Recapitalization Proposals. Should any of the Recapitalization Proposals not be approved, Proposal 5(e) shall not be effected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE AMENDMENT AND RESTATEMENT OF THE ARTICLES OF INCORPORATION OF THE COMPANY TO INCREASE THE NUMBER OF SHARES OF PREFERRED STOCK OF THE COMPANY DESIGNATED AS SERIES A PREFERRED STOCK FROM 1,500,000 TO 4,000,000 SHARES.

PROPOSAL 5(f)

The Proposal

        You are being asked to approve the Amendment and Restatement of the Articles of Incorporation of the Company to increase the number of shares of Preferred Stock of the Company designated as Series B Preferred Stock from 400,000 to 4,000,000 shares.

Reasons for the Proposal

        As part of the Articles Amendment, the number of authorized shares of Preferred Stock shall increase from 4,000,000 to 14,000,000, the number of authorized shares of Series A Preferred Stock shall increase from 1,500,000 to 4,000,000 and the number of authorized shares of Series B Preferred Stock shall increase from 400,000 to 4,000,000. The need for the increase in the authorized Preferred Stock and the authorized Series A and Series B Preferred Stock arises principally from the proposed one-to-four forward split of the Series A Preferred Stock described in more detail above under Proposal 5(c) and that the Series A Preferred Stock will be convertible into shares of Series B Preferred Stock as set forth in the Articles Amendment.

General Effect of the Proposal

        As set forth in the Existing Articles, the Company's authorized capital stock currently consists of 40,000,000 shares of Common Stock, $0.05 par value per share, and 4,000,000 shares of Preferred Stock, without par value, of which 1,500,000 shares are designated as Series A Preferred Stock and 400,000 shares are designated as Series B Preferred Stock. As of the Record Date, there were 20,654,403 shares of Common Stock, 873,457.404 shares of Series A Preferred Stock and no shares of Series B Preferred Stock outstanding.

        After the Recapitalization and the adoption and effectiveness of the Articles Amendment, there will be 3,493,783 shares of Series A Preferred Stock outstanding and all authorized shares of Series B Preferred Stock will be reserved for issuance upon the conversion of the outstanding shares of Series A Preferred Stock.

Approval of Proposal 5(f)

        The effectiveness of Proposal 5(f), if approved, is conditioned upon approval of each of the Recapitalization Proposals. Should any of the Recapitalization Proposals not be approved, Proposal 5(f) shall not be effected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE AMENDMENT AND RESTATEMENT OF THE ARTICLES OF INCORPORATION OF THE COMPANY TO INCREASE

THE NUMBER OF SHARES OF PREFERRED STOCK OF THE COMPANY DESIGNATED AS SERIES B PREFERRED STOCK FROM 400,000 TO 4,000,000 SHARES.

PROPOSAL 6

The Proposal

        You are being asked to approve the elimination from, or modification in, the Articles of Incorporation of the Company of certain miscellaneous provisions such as simplifying the provision providing for a detailed list of the purposes of the Company, eliminating the provision designating the Company's registered office and agent, eliminating the provision authorizing the Board of Directors to make partial liquidating distributions or to encumber the Company's assets and eliminating the provision addressing interested director transactions, which is substantially similar to a provision of the URBCA concerning interested director transactions.

Reasons for the Proposal and General Effect of the Proposal

        In addition to the provisions detailing the rights, powers and limitations of the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock described in Proposal 5(a) above, the Articles Amendment, if it becomes effective, will include certain other changes to the Existing Articles including, but not limited to, minor conforming changes and the removal of provisions that are no longer operative. Such changes are described in this section.

        The Existing Articles currently provide for a detailed list of the purposes of the Company. In addition to several specific purposes of the Company, such listing included a provision allowing the Company to engage in all lawful purposes, activities and pursuits. The Articles Amendment simplifies such provision by describing the purpose of the Company as engaging in any lawful act or activity for which corporations may be organized under the URBCA.

        The Existing Articles include a provision designating the Company's registered office and agent. The Articles Amendment eliminates this provision because such information is already on file with the Division of Corporations and has not changed. As such, it is not required to be included in the Restated Articles.

        The Existing Articles include a provision authorizing the Board of Directors to distribute to the shareholders in partial liquidation, out of stated capital or capital surplus of the Company, a portion of the Company's assets, in cash or property. In addition, the Existing Articles authorize the Board of Directors to mortgage or pledge the property of the Company. Such provisions were not included in the Articles Amendment because such powers are conferred under the URBCA. Section 302 of the URBCA empowers the Company to sell, convey, mortgage, pledge, lease, exchange, and otherwise dispose of all or any part of its property and assets. Section 640 of the URBCA permits the Company to make distributions to its shareholders so long as (i) the Company remains capable of paying its debts as they become due in the usual course of business and (ii) the Company's assets exceed its liabilities. For purposes of Section 640, liabilities include the amount that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. Because the URBCA empowers the Company to make distributions to its shareholders and encumber its assets, provisions to that effect were not included in the Articles Amendment.

        The Existing Articles include a provision addressing interested director transactions that is substantially similar to provisions of the URBCA. Like the provision in the Existing Articles, the URBCA addresses transactions effected or proposed to be effected by the Company with respect to which a director of the Company has a conflicting interest and precludes judicial action against such transaction if certain procedural safeguards are satisfied, as set forth in Sections 852 and 853 of the URBCA. As such, Article VII of the Existing Articles was not included in the Articles Amendment.

        Finally, corporations organized pursuant to the URBCA are subject to the Control Shares Acquisitions Act (the "CSAA") unless their articles of incorporation or bylaws provide otherwise. The CSAA requires a shareholder resolution under certain circumstances before shares acquired by a shareholder in certain quantities have any voting rights. The Company is currently subject to the CSAA and will remain subject to the CSAA once the Restated Articles become effective.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ELIMINATION FROM, OR MODIFICATION IN, THE ARTICLES OF INCORPORATION OF THE COMPANY OF CERTAIN MISCELLANEOUS PROVISIONS SUCH AS SIMPLIFYING THE PROVISION PROVIDING FOR A DETAILED LIST OF THE PURPOSES OF THE COMPANY, ELIMINATING THE PROVISION DESIGNATING THE COMPANY'S REGISTERED OFFICE AND AGENT, ELIMINATING THE PROVISION AUTHORIZING THE BOARD OF DIRECTORS TO MAKE PARTIAL LIQUIDATING DISTRIBUTIONS OR TO ENCUMBER THE COMPANY'S ASSETS AND ELIMINATING THE PROVISION ADDRESSING INTERESTED DIRECTOR TRANSACTIONS, WHICH IS SUBSTANTIALLY SIMILAR TO A PROVISION OF THE URBCA CONCERNING INTERESTED DIRECTOR TRANSACTIONS.

PROPOSAL 7(a)

TO ADJOURN THE ANNUAL MEETING, IF NEEDED, TO SOLICIT ADDITIONAL VOTES

        At the Annual Meeting, if the Board of Directors determines that the Company needs additional time to solicit and obtain sufficient votes to approve Proposal 5(a), the shareholders are being asked to vote upon a proposal to adjourn the Annual Meeting for the purpose of allowing additional time for the solicitation of additional votes. The Company presently intends to exercise such authority at the Annual Meeting if the majority of the Board of Directors present at the Annual Meeting determines that such adjournment may increase the likelihood of obtaining sufficient votes to approve Proposal 5(a).

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO ADJOURN THE MEETING, IF NECESSARY, IN ORDER TO PROVIDE MORE TIME TO SOLICIT ADDITIONAL VOTES FOR PROPOSAL 5(a).

PROPOSAL 7(b)

TO ADJOURN THE ANNUAL MEETING, IF NEEDED, TO SOLICIT ADDITIONAL VOTES

        At the Annual Meeting, if the Board of Directors determines that the Company needs additional time to solicit and obtain sufficient votes to approve Proposal 5(b), the shareholders are being asked to vote upon a proposal to adjourn the Annual Meeting for the purpose of allowing additional time for the solicitation of additional votes. The Company presently intends to exercise such authority at the Annual Meeting if the majority of the Board of Directors present at the Annual Meeting determines that such adjournment may increase the likelihood of obtaining sufficient votes to approve Proposal 5(b).

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO ADJOURN THE MEETING, IF NECESSARY, IN ORDER TO PROVIDE MORE TIME TO SOLICIT ADDITIONAL VOTES FOR PROPOSAL 5(b).

OTHER MATTERS

        As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be presented for action at the meeting. However, if any further business should properly come before the meeting, the persons named as proxies in the accompanying form of proxy will vote on such business in accordance with their best judgment.

PROPOSALS OF SHAREHOLDERS

        Proposals which shareholders intend to present at the annual meeting of shareholders to be held in calendar year 2006 must be received by Val J. Christensen, Executive Vice President, Secretary and General Counsel of the Company, at the Company's executive offices (2200 West Parkway Boulevard, Salt Lake City, Utah 84119-2331) no later than October 4, 2005, provided that this date may be changed in the event that the date of the annual meeting of shareholders to be held in calendar year 2006 is changed by more than 30 days from the date of the annual meeting of shareholders to be held in calendar year 2005. Such proposals must also comply with the requirements as to form and substance established by the Commission if such proposals are to be included in the Company's proxy statement and form of proxy.

        Pursuant to rules adopted by the Commission, if a shareholder intends to propose any matter for a vote at the Company's annual meeting of shareholders to be held in calendar year 2006 but fails to notify the Company of that intention prior to December 18, 2005, then a proxy solicited by the Board of Directors may be voted on that matter in the discretion of the proxy holder, provided that this date may be changed in the event that the date of the annual meeting of shareholders to be held in calendar year 2006 is changed by more than 30 days from the date of the annual meeting of shareholders to be held in calendar year 2005.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

        The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this Proxy Statement and the documents attached hereto is forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect expected results in the future and cause them to be different from those expressed in any forward-looking statements made by, or on behalf of, the Company. Such risks and uncertainties include, but are not limited to unanticipated developments in any one or more of the following areas: unanticipated costs or capital expenditures; difficulties encountered in implementing, operating, and maintaining our information systems and controls, including without limitation, the systems related to demand and supply planning, inventory control, and order fulfillment; delays or unanticipated outcomes relating to the Company's strategic plans; dependence on existing products or services; the rate and consumer acceptance of new product introductions; competition; the number and nature of customers and their product orders, including changes in the timing or mix of product or training orders; pricing of the Company's products and services and those of competitors; adverse publicity; and other factors which may adversely affect the Company's business.

WHERE YOU CAN FIND MORE INFORMATION

        The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document the Company files at the SEC's public reference room, 450 Fifth Street, Washington, D.C. 20549. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

        Certain financial statements of the Company, together with other related information, are set forth in Appendix H of this Proxy Statement and should be read in conjunction with this Proxy Statement.

        The Company will provide without charge to any person from whom a Proxy is solicited by the Board of Directors, upon the written request of such person, a copy of the Company's 2004 Annual Report on Form 10-K, including the financial statements and schedules thereto (as well as exhibits thereto, if specifically requested), required to be filed with the Commission. Written requests for such information should be directed to Franklin Covey Co., Investor Relations Department, 2200 West Parkway Boulevard, Salt Lake City, Utah 84119—2331, Attn: Mr. Richard Putnam.

        You should rely only on the information contained in or incorporated by reference in this Proxy Statement. The Company has not authorized anyone to provide you with information different from that contained in or incorporated by reference in this Proxy Statement. The information contained in this Proxy Statement is accurate only as of the date of this Proxy Statement, regardless of the time of delivery of this Proxy Statement.

Appendix A

FRANKLIN COVEY CO.
2004 EMPLOYEE STOCK PURCHASE PLAN

        Franklin Covey Co. (the "Company") hereby adopts the Franklin Covey Co. 2004 Employee Stock Purchase Plan (the "Plan") effective as of September 1, 2004, to read as follows:

        1.    Purpose.    The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. Subject to Shareholder approval of the Plan within twelve (12) months after its date of adoption, the Company intends that the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

        2.    Definitions.

          (a)   "Board" means the Board of Directors of the Company.

          (b)   "Code" means the Internal Revenue Code of 1986, as amended.

          (c)   "Committee" means a committee of the Board designated pursuant to Section 12 below.

          (d)   "Common Stock" means the $0.05 par value common stock of the Company.

          (e)   "Company" means Franklin Covey Co., a Delaware corporation.

          (f)    "Compensation" means total base cash compensation received by an Employee from the Company or a Designated Subsidiary. By way of illustration, but not limitation, Compensation includes regular base salary, wages, overtime, bonuses, commissions and incentive compensation. Compensation does not include profit sharing, deferred compensation, relocation allowances, expense reimbursements, tuition or other reimbursements, contributions or imputed income under any 401(k) plan, insurance plan, or other employee benefit plan, and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or any Designated Subsidiary.

          (g)   "Continuous Employment" means uninterrupted employment with the Company or a Designated Subsidiary as an Employee. Employment shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company and its Designated Subsidiaries.

          (h)   "Contributions" means all amounts credited to the account of a Participant pursuant to the Plan.

          (i)    "Corporate Transaction" means a sale of all or substantially all of the Company's assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation, or any other transaction or series of related transactions in which the Company's stockholders immediately prior thereto own less than fifty percent (50%) of the voting stock of the Company (or its successor or parent) immediately thereafter.

          (j)    "Designated Subsidiaries" means the Subsidiaries that have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan; provided however that the Board shall only have the discretion to designate Subsidiaries if the issuance of options to such Subsidiary's Employees pursuant to the Plan would not cause the Company to incur adverse accounting charges. As of the date hereof, the Designated Subsidiaries are Franklin Covey Printing Inc. and Franklin Covey Canada, Ltd. The Board may revoke the designation of a Subsidiary at any time and any previously Designated Subsidiary shall automatically cease to be a Designated Subsidiary on the date it ceases to be a Subsidiary. If any Subsidiary ceases to be Designated Subsidiary, all employees of that entity shall be deemed to have terminated employment for purposes of this Plan on the date Designated Subsidiary status ceases.

          (k)   "Employee" means any person, including an Officer, who is an employee of the Company or a Designated Subsidiary for federal withholding tax purposes.

          (l)    "Eligible Employee" means an Employee who is in a position requiring the Employee to work at least twenty (20) hours per week for the Company or one of its Designated Subsidiaries.

          (m)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (n)   "Fair Market Value" means as of any given date the average between the highest and lowest sale prices per share of Common Stock on the NYSE (or, if the Common Shares cease to be traded on the NYSE, on such other securities exchange or market system on which the Common Stock is then listed or quoted) as reported in the Wall Street Journal or such other source as the Board deems reliable. If no shares of Common Stock are traded on such an exchange or market quotation system on the date in question, Fair Market Value shall be the average between the highest and lowest sale prices per share of Common Stock on the nearest prior business day on which shares of Common Stock are so traded. In the event Common Shares cease to be traded on any securities exchange or market system the Board shall determine the Fair Market Value of Common Stock in good faith.

          (o)   "NYSE" means the New York Stock Exchange.

          (p)   "Offering" means the grant of Purchase Rights to purchase Common Stock to Eligible Employees under the Plan.

          (q)   "Offering Date" means the first business day of each Offering Period of the Plan.

          (r)   "Offering Period" means a period of three (3) months commencing on September 1, December 1, March 1 and June 1 of each year.

          (s)   "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (t)    "Participant" means with respect to any Offering any Eligible Employee who has elected to participate in the Offering.

          (u)   "Plan" means this 2004 Employee Stock Purchase Plan.

          (v)   "Purchase Date" means as to any Offering, the last day of the applicable Offering Period.

          (w)  "Purchase Price" means with respect to each Offering, an amount equal to eighty-five percent (85%) of the Fair Market Value of a Share of Common Stock on the Purchase Date, rounded up to the nearest whole cent per share.

          (x)   "Purchase Rights" means options to purchase Shares under the Plan.

          (y)   "Share" means a share of Common Stock, as adjusted in accordance with Section 19 of the Plan.

          (z)   "Subsidiary" means any corporation, domestic or foreign, which is a "subsidiary of the Company within the meaning of Section 424(f) of the Code, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

        3.    Offerings.    The Plan shall be generally implemented by a series of Offerings conducted over Offering Periods of three calendar months' duration, with new Offerings and related Offering Periods commencing on or about September 1, December 1, March 1, and June 1 of each year. The first Offering Period under the Plan shall commence on September 1, 2004. The Plan shall continue until terminated in accordance with Section 18 below. The Committee may limit the aggregate number of Shares available for purchase in each Offering by written notice to all Participants given with sixty (60) days after the commencement of such Offering.

        4.    Eligibility and Participation.

          (a)   Any person who is an Eligible Employee as of the Offering Date of a given Offering shall be eligible to participate in the Offering commencing on that date, subject to the requirements of Section 5(a) below and the limitations imposed by Section 423(b) of the Code. Persons who are not Eligible Employees on the Offering Date with respect to a given Offering may not participate in that Offering.

          (b)   Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted Purchase Rights under the Plan or be eligible to participate in an Offering if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company. For purposes of this limitation, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any person.

          (c)   An Eligible Employee may become a Participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company's Human Resources Department. The subscription agreement shall set forth the percentage of the Participant's Compensation (subject to Section 5(a) below) to be paid as Contributions pursuant to the Plan.

          (d)   With respect to each Offering, payroll deductions shall commence on the first full payroll following the Offering Date and shall end on the last payroll paid on or prior to the end of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the Participant as provided in Section 9 below.

          (e)   Any provisions of the Plan to the contrary notwithstanding, and in accordance with Section 423(b)(8) of the Code, all Purchase Rights granted to any Eligible Employee hereunder shall be limited so that for any calendar year in which such Purchase Rights are outstanding at any time, such Purchase Rights and all other options and rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries, do not permit the Eligible Employee to purchase or otherwise accrue the right to acquire Shares having a Fair Market Value in excess of $25,000, with all such Share values to be determined at the time of grant of the Purchase Rights or other options and rights in question.

        5.    Method of Payment of Contributions.

          (a)   A Participant in any Offering shall elect to have payroll deductions made on each payday during the applicable Offering Period in an amount not less than one percent (1%) and not more than fifteen percent (15%) (or such other percentage as the Committee may establish from time to time before an Offering Date) of such Participant's Compensation on each payday during the

  Offering Period. All payroll deductions made by a Participant shall be credited to his or her account under the Plan. A Participant may not make any additional payments into such account without the written consent of the Committee.

          (b)   A Participant may discontinue his or her participation in any Offering as provided in Section 9 below.

          (c)   Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 4(e) above, a Participant's payroll deductions may be decreased during any Offering Period scheduled to end during the current calendar year to zero percent (0%). Payroll deductions shall re-commence at the rate provided in such Participant's subscription agreement at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 9 below.

        6.    Grant of Purchase Rights.    On the Offering Date of each Offering, each Participant in such Offering shall be granted the right to purchase on the Purchase Date at the conclusion of that Offering a number of Shares of the Company's Common Stock determined by dividing (a) the Participant's Contributions prior to the Purchase Date and retained in the Participant's account as of the Purchase Date, by (b) the applicable Purchase Price; provided however that (i) the maximum number of Shares an Employee may purchase during each Offering Period shall be twenty thousand (20,000) Shares (subject to any adjustment pursuant to Section 17(a) below); (ii) such purchase shall be subject to the limitations set forth in Sections 4(e) above and 11 below; (iii) in no event shall the Purchase Price be less than the lesser of eighty-five percent (85%) of the Fair Market Value per share at the time the Option is granted or eighty-five percent (85%) of the Fair Market Value per Share at the time of exercise; and (iv) in the case of the Offering commencing prior to shareholder approval of the Plan, the limitations and special rules of Sections 8 and 21 below shall apply.

        7.    Exercise of Option.    Unless a Participant withdraws from an Offering as provided in Section 9 below, his or her right to purchase Shares in that Offering will be exercised automatically on the Purchase Date at the conclusion of the applicable Offering Period, and the maximum number of full Shares subject to the Purchase Right will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account. No fractional Shares shall be issued. Any payroll deductions accumulated in a Participant's account that are not sufficient to purchase a full Share shall be retained in the Participant's account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 9 below. Any other amounts left over in a Participant's account after a Purchase Date shall be returned to the Participant. Except as provided in Sections 8 and 21 below, the Shares purchased upon exercise of Purchase Rights hereunder shall be deemed to be transferred to the Participant on the Purchase Date. During his or her lifetime, a Participant's right to purchase Shares hereunder is exercisable only by him or her.

        8.    Delivery.    As promptly as practicable after the Purchase Date at the conclusion of an Offering Period, the number of Shares purchased by each Participant upon exercise of his or her Purchase Rights shall be deposited into an account established in the Participant's name with the Designated Broker. Notwithstanding the foregoing, no certificates for Shares purchased in any Offering shall be issued unless and until the shareholders of the Company have approved the Plan as provided in Section 21 below.

        9.    Voluntary Withdrawal; Termination of Employment.

          (a)   A Participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan during an Offering Period at any time prior to the Purchase Date at the conclusion of that offering Period by giving written notice to the Company's Human Resources Department. All of the Participant's Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her Purchase

  Rights for the current Offering will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Offering Period in question.

          (b)   If an Eligible Employee elects to participate in an Offering and his or her Continuous Employment with the Company or a Designated Subsidiary subsequently terminates for any reason, including retirement or death, during the applicable Offering Period (but prior to the Purchase Date at the conclusion of that Offering), the Contributions credited to his or her account during the Offering Period will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 13 below, and his or her Purchase Rights with respect to that Offering will automatically terminate.

          (c)   A Participant's withdrawal from an Offering will not have any effect upon his or her eligibility to participate in a succeeding Offering or in any similar plan that may hereafter be adopted by the Company.

        10.    Interest.    No interest shall accrue on the Contributions of a Participant in the Plan.

        11.    Stock.

          (a)   Subject to adjustment as provided in Section 17(a) below, the maximum number of Shares which shall be made available for sale under the Plan shall be one million (1,000,000) Shares. If the Committee determines that, on a given Purchase Date, the number of Shares with respect to which Purchase Rights are to be exercised may exceed the number of Shares available for sale under the Plan on such Purchase Date, the Committee may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares of Common Stock available for purchase on such Purchase Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising rights to purchase Common Stock on such Purchase Date. The Company may make pro rata allocation of the Shares available pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company's stockholders subsequent to such Offering Date.

          (b)   No Participant shall have any interest or voting rights in Shares covered by his or her Purchase Rights until such rights have been exercised and the Shares have been issued.

          (c)   Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

        12.    Administration.    The Board, or a Committee of the Board named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. To the extent the Board has delegated authority to a Committee, the Board may revoke that delegation at any time. Unless the context otherwise requires, if the Board has delegated authority to a Committee, all references in this Plan to the Board shall be deemed to include the Committee.

        13.    Designation of Beneficiary.

          (a)   A Participant may designate a beneficiary who is to receive any Shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death on or subsequent to the close of an Offering Period but prior to delivery to the Participant of such Shares and cash. In addition, a Participant may designate a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death prior to the Purchase Date of an Offering. Beneficiary designations under this Section 13(a) shall be made in writing as directed by the Company's Human Resources Department, and shall not be effective unless delivered to the Company's Human Resources Department within ten (10) days of the Participant's date of death.

          (b)   Such Beneficiary designations may be changed by the Participant at any time by written notice delivered to the Company's Human Resources Department within ten (10) days after the Participant's date of death.

          (c)   In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

          (d)   No beneficiary shall, prior to the death of the Participant by whom such beneficiary has been designated, acquire any interest in the Shares or cash credited to the Participant under the Plan.

        14.    Transferability.    Neither Contributions credited to a Participant's account nor any Purchase Rights or other rights to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 13 above) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 9 above.

        15.    Use of Funds.    All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

        16.    Account Maintenance and Reports.    For administrative convenience, the Company will establish non-interest bearing, individual accounts for each Participant in the Plan with one or more brokerage firms designated by the Company (the "Designated Broker"). All Shares purchased by a Participant under the Plan and all earnings from or with respect to those Shares will be credited to the Participant's account under the Plan. Each Participant's account will be reduced by all distributions and expenditures from the account and any account-related expenses not paid by the Company. Unless and until the Board otherwise determines, the Company will pay all annual fees and other costs of maintaining such accounts ("Account Fees") on behalf of each Participant while they remain an Employee, excluding commissions on sales of Shares from the account which shall be the sole responsibility of the selling Participant. Upon termination of a Participant's Continuous Employment with the Company or a Designated Subsidiary, the Company shall no longer pay any Account Fees, transfer costs or other fees and costs with respect to such Participant's account and the Participant may either (a) continue the account in his or her own name and at his or her sole expense (including the liability for all Account Fees); or (b) at his or her sole expense transfer the cash and whole Shares held in such account to an account at another brokerage firm or financial institution designated by the Participant. To consummate such a transfer, a former Employee must submit a transfer request to the Designated Broker in accordance with such transfer procedures as are established by that Designated Broker from time to time. If a former Employee requests a transfer of the assets from his or her account to another brokerage firm or financial institution, any fractional shares held in the account shall if requested by the Company be sold to or otherwise cashed out by the Company for their Fair Market Value as soon as reasonably practicable following receipt of the transfer request, such that only whole Shares and cash may be transferred. Statements of account will be provided to Participants by the Company or the Designated Broker at least annually, which statements will set forth the amounts of Contributions, the number of Shares purchased and the remaining cash balance, if any. The

Company has no fiduciary or other obligations with respect to the investment or custody of the accounts.

        17.    Adjustments Upon Changes in Capitalization; Corporate Transactions.

          (a)    Adjustment.    Subject to any required action by the stockholders of the Company, the number of Shares covered by each Purchase Right under the Plan that has not yet been exercised and the number of Shares that have been authorized for issuance under the Plan but have not yet been placed under Purchase Rights (collectively, the "Reserves"), as well as the maximum number of Shares of Common Stock that may be purchased by a Participant in an Offering Period, the number of shares of Common Stock set forth in Section 11(a) above, and the price per Share of Common Stock covered by each Purchase Right under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares during an Offering Period resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares of Common Stock effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to Purchase Rights.

          (b)    Corporate Transactions.    In the event of a dissolution or liquidation of the Company, the Offering and Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a Corporate Transaction, each Purchase Right outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, the Offering and Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the "New Purchase Date"), as of which date the Offering and Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each Participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her Purchase Right has been changed to the New Purchase Date and that his or her Purchase Right will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering as provided in Section 9 above. For purposes of this Section 17, Purchase Rights granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of Purchase Rights under the Plan would be entitled to receive upon exercise of those rights the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares of Common Stock covered by the Purchase Rights at such time (after giving effect to any adjustments in the number of Shares covered by the rights as provided for in this Section 17); provided however that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of Purchase Rights to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the transaction.

          (c)   The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the Purchase Price per Share of Common Stock covered by each outstanding Purchase Right, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of Shares of its outstanding Common Stock, and in the event of the Company's being consolidated with or merged into any other corporation.

        18.    Amendment or Termination.

          (a)   The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Sections 17 and 21, no such termination of the Plan may affect Purchase Rights previously granted, provided that the Plan or an Offering may be terminated by the Board on a Purchase Date or by the Board's setting a new Purchase Date with respect to an Offering then in progress if the Board determines that termination of the Plan and/or the Offering is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan. Except as provided in Section 17 above and in this Section 18, no amendment to the Plan shall make any change in any Purchase Right previously granted that adversely affects the rights of any Participant. In addition, to the extent necessary to comply with the rules of the NYSE or any other securities exchange or market system on which Shares are listed or quoted, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

          (b)   Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Board (or its Committee) determines in its sole discretion advisable that are consistent with the Plan.

        19.    Notices.    All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        20.    Conditions Upon Issuance of Shares.    Shares shall not be issued under the Plan with respect to any Purchase Rights unless the exercise of such rights and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of the NYSE and any stock exchange upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of rights and issuance or Shares, the Company may require the person exercising such rights to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law. Any provision herein to the contrary notwithstanding, no Shares shall be issued upon exercise of

Purchase Rights at the conclusion of an Offering unless and until the Shareholders of the Company have approved the Plan as provided in Section 21 below.

        21.    Term of Plan; Shareholder Approval.    The Plan commenced as of the date first above written and shall continue in effect for a term of ten (10) years from that date unless sooner terminated under Section 18 above; provided, however, that notwithstanding any provision of this Plan to the contrary, in the event the shareholders of the Company fail to approve the Plan by March 31, 2005 in a manner that satisfies the requirements of Section 423(b) of the Code, the Plan shall terminate on March 31, 2005, no Shares shall be issued under the Plan and all account balances shall be returned to the Plan Participants without interest.

        22.    Additional Restrictions of Rule 16b-3.    The terms and conditions of Purchase Rights granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such rights shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

        23.    Governing Law and Choice of Law.    This Plan and all Purchase Rights hereunder shall be interpreted and construed according to the laws of the State of Utah, without giving effect to any conflict of laws provisions. In the event any person initiates legal action based upon a dispute or claim arising out of this Plan or any Award Agreement, such action shall be exclusively brought before and decided by a state court or U.S. District Court in the State of Utah.

        24.    Non-U.S. Participants.    Subject to the limitations contained in this Plan document, the Committee may establish additional or different terms and conditions for the grant of Purchase Rights to persons who are residents or citizens of countries other than the United States to comply with the local laws, tax policies and customs of such other countries, and may adopt sub-plans or supplements under this Plan to implement those different terms and conditions. To the extent required by, or deemed advisable by the Company under, Canadian federal or provincial law, such additional terms and conditions include a require that no Canadian resident employee shall participate in the Plan absent a written acknowledgement that he or she has not been induced to purchase shares by expectation of employment or continued employment.

        IN WITNESS WHEREOF, the Company has caused this Plan document to be executed by its duly authorized officer this 12th day of November, 2004.

FRANKLIN COVEY CO.
By:	/s/ VAL J. CHRISTENSEN
Name:	Val J. Christensen
Title:	Executive Vice President

Appendix B

FRANKLIN COVEY CO.
2004 NON-EMPLOYEE DIRECTORS' STOCK INCENTIVE PLAN

        1.    Establishment and Purpose of the Plan.    Franklin Covey Co. 2004 Non-Employee Directors' Stock Incentive Plan (the "Plan") is established upon the following terms and conditions. The purposes of the Plan are to advance the interests of Franklin Covey Co. (the "Company") through the attraction, motivation and retention of qualified non-employee Directors. The Plan will provide a means for non-employee Directors to increase their equity ownership of the Company consistent with the Company's guidelines for stock ownership by non-employee Directors. By increasing their ownership interest in the Company, the economic interests of the non-employee Directors will more closely align with those of all other stockholders of the Company.

        2.     Definitions.

          2.01 Award:    A grant of Options, Restricted Stock, and/or Deferred Stock to an Awardee.

          2.02 Awardee:    An Eligible Director to whom an Award is made.

          2.03 Award Agreement:    Each Award of Options, Restricted Stock or Deferred Stock shall be evidenced by an Option Agreement, a Restricted Stock Agreement or a Deferred Stock Agreement. Such Award Agreement shall conform to the provisions of the Plan and shall specify the Date of Grant, the Option Price for grants of Options, vesting provisions, restrictions for grants of Restricted Stock or Deferred Stock, and such other terms and conditions as the Organization and Compensation Committee ("Committee") deems appropriate.

          2.04 Basic Annual Award:    An Award granted to each Eligible Director once each year based upon the formulas described in Section 13.

          2.05 Board:    The Board of Directors of the Company.

          2.06 Change of Control:    A Change of Control of the Company of a nature that would be required to be reported in response to Item 403(c) of Regulation S-K whether or not the Company is then subject to such reporting requirement; provided that, without limitation, a Change of Control shall be deemed to have occurred if (a) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Securities Exchange Act of 1934 ("Exchange Act"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities entitled to vote in an election of Directors of the Company; or (b) during any period of two (2) consecutive years (not including any period prior to the adoption of this Plan), individuals who at the beginning of such period constitute the Board of Directors and any new Directors, whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least three quarters (3/4) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

          2.07 Common Stock:    The Common Stock of the Company, par value $0.05 per share, or such other class or kind of share or other securities as may be applicable under Section 6.

          2.08 Company:    Franklin Covey Co., a Utah corporation, or any successor to substantially all its business.

          2.09 Date of Grant:    The date an Award is granted to an Eligible Director. The Date of Grant with respect to Basic Annual Awards will be March 31 of each year during the life of the Plan and the Date of Grant for any Supplemental Grant, shall be a date determined by the Board. If the New York Stock Exchange ("NYSE") is not open on such date, the Date of Grant will be the next subsequent day on which the NYSE is open.

          2.10 Deferred Stock:    Deferred Stock is Common Stock of the Company to vest and be issued to an Awardee under the Plan in one or more installments beginning at such time in the future as the Committee shall determine. Prior to the vesting and issuance of Deferred Stock, the Company shall pay to or accrue on behalf of the Awardee an amount equivalent to the dividends that would have been paid on that Deferred Stock had it been issued on the Date of Grant. Awards of Deferred Stock shall be made pursuant to a Deferred Stock Agreement between the Company and each Awardee that may contain additional terms specified by the Committee.

          2.11 Deferred Stock Agreement:    The written agreement between the Company and the Awardee for a grant of Deferred Stock.

          2.12 Eligible Director:    Any person who on the Date of Grant is a member of the Board of Directors of the Company and is not an employee of the Company or of any Subsidiary as defined in Section 2.20. An individual shall be treated as an employee of the Company or a Subsidiary only if he is on the payroll of the Company or a Subsidiary and treated as an employee under the Company's or a Subsidiary's system of personnel classification.

          2.13 Fair Market Value:    As applied to a specific date, the average of the highest and lowest market prices of Common Stock, as reported on the consolidated transaction reporting system for the NYSE on such date, or, if the Common Stock was not traded on the NYSE such date, on the next preceding day on which the Common Stock was traded. In the event shares of Common Stock cease to be traded on the NYSE, but are traded or listed on another securities exchange or market quotation system, the Fair Market Value of shares of Common Stock on a specified date shall be the average of the highest and lowest market prices of Common Stock, as reported on that exchange or market system on such date, or, if the Common Stock was not traded on that date, on the next preceding day on which the Common Stock was traded. If the Common Stock ceases to be traded on any exchange or market quotation system, Fair Market Value shall be determined in good faith by the Board.

          2.14 Option:    Any option or options providing for the purchase of a stated number of whole, not fractional, shares of Common Stock pursuant to Section 5.

          2.15 Option Agreement:    The written agreement between the Company and Awardee for the grant of an Option.

          2.16 Option Price:    The price at which Common Stock of the Company may be purchased upon the exercise of an Option which price shall be the Fair Market Value on the Date of Grant.

          2.17 Plan:    Franklin Covey Co. 2004 Non-Employee Directors' Stock Incentive Plan.

          2.18 Restricted Stock:    Restricted Stock under the Plan is Common Stock of the Company restricted as to sale for such time and subject to such other conditions and risks of forfeiture, as the Committee shall determine. Prior to vesting and the lifting of the restrictions, the Awardee will nevertheless be entitled to receive dividends from and to vote the shares of Restricted Stock. Awards of Restricted Stock shall be made pursuant to a Restricted Stock Agreement between the Company and each Awardee that may contain additional terms specified by the Committee.

          2.19 Restricted Stock Agreement:    The written agreement between the Company and the Awardee for a grant of Restricted Stock.

          2.20 Subsidiary:    Any business association (including a corporation or a partnership other than the Company) in an unbroken chain of such associations beginning with the Company if each of the associations other than the last association in the unbroken chain owns equity interests (including stock or partnership interests) possessing fifty (50) percent or more of the total combined voting power of all classes of equity interests in one or the other associations in such chain.

          2.21 Supplemental Grant:    A grant of Options, Restricted Stock, or Deferred Stock that is in addition to the Basic Annual Award and is granted to an Eligible Director as a result of that Eligible Director taking on additional responsibilities as a member of the Board of Directors of the Company. No Director shall have any entitlement to a Supplemental Grant except as approved by the Board in its sole discretion.

        3.    Stock Subject to the Plan.    The total number of shares of Common Stock which may be awarded under the Plan is 300,000, subject to adjustment under Section 6 below. If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such shares or of other consideration in lieu of such shares, the shares subject to such Award, to the extent of such termination or forfeiture, shall again be available for grant under the Plan during the term of the Plan.

        4.    Duration of Plan.    The Plan shall have duration of ten (10) years commencing on March 31, 2005, unless sooner terminated by the Board under Section 12 below. Notwithstanding termination of the Plan, any Award granted prior to termination of the Plan shall remain outstanding until expiration of its term as set forth in the applicable Award Agreement. No additional grants will be made after March 31, 2015 unless the Board of Directors the stockholders of the Company approve an extension

        5.     Grants of Awards.

          5.01 Frequency of Grants.    Basic Annual Awards of Options and Restricted Stock shall be made on an annual basis on the Date of Grant as defined in Section 2.09. Supplemental Grants may be made by the Company at any time in the discretion of the Board of Directors.

          5.02 Size of Grants.    The size of each Basic Annual Award shall be calculated as described in Section 13. The size of any Supplemental Grant shall be determined by the Board in its sole discretion.

          5.03 Individual Limits.    An annual aggregate limit of shares (including Options, Restricted Stock, and Deferred Stock) having an aggregate fair market value of $37,500 is set for grants during each calendar year to any individual Director, which limit shall apply to both the Basic Annual Award and any Supplemental Grant made during any given calendar year.

          5.04 Types of Grants.    Basic Annual Awards shall consist of Options and Restricted Stock. Supplemental Grants may consist of Options, Restricted Stock, or Deferred Stock or a combination of Options, Restricted Stock and Deferred Stock.

          5.05 Terms of Grants.

            (a)   Stock Options are non-qualified Options to purchase a designated number of shares of Common Stock of the Company. The term of each Option shall be ten (10) years from the Date of Grant, subject to earlier expiration as provided in the applicable Award Agreement. The per share Option Price shall be the per share Fair Market Value of Common Stock on the Date of Grant. Each Option shall be subject to the vesting schedule set forth in the applicable Award Agreement, as determined by the Committee, and may be exercised only to the extent vested on the date of exercise. Under no circumstances shall any Option vest or become exercisable in less than one year from the Date of Grant. Shares purchased upon exercise of an Option must be paid for in full at the time of exercise either in cash or with currently owned shares. Neither the Organization and Compensation Committee nor the Board of Directors may reprice any Option that is "underwater." Except as otherwise provided in the applicable Award Agreement, vesting and exercisability will be accelerated in the event of a Change of Control as defined in Section 2.06.

            (b)   Restricted Stock is Common Stock of the Company restricted as to sale and subject to a risk of forfeiture in such fashion and according to such vesting schedule as the Committee shall determine and specify in the applicable Award Agreement. Prior to vesting and the lifting of the restrictions, the Awardee will be entitled to receive dividends from and to vote the shares of Restricted Stock. Except as otherwise provided in the applicable Award Agreement, vesting and lifting of restrictions will be accelerated in the event of a Change of Control as defined in Section 2.06. Share certificates evidencing Restricted Stock may be held in escrow by the Company pending vesting of such shares and shall bear such legends as the Committee deems appropriate to reflect the restrictions applicable under the Plan and Award Agreement.

            (c)   Deferred Stock is Common Stock of the Company to be issued to an Awardee under the Plan in one or more installments beginning at such time in the future and on such vesting conditions as the Committee shall determine and specify in the applicable Award Agreement. Prior to vesting and the issuance of Deferred Stock, the Company shall pay to or accrue on behalf of the Awardee an amount equivalent to the dividends on that Deferred Stock from the Date of Grant. Except as otherwise provided in the applicable Award Agreement, vesting and delivery of the Deferred Stock will be accelerated in the event of a Change in Control as defined in Section 2.06.

          5.06 Termination of Membership on the Board of Directors.

            (a)   Notwithstanding the provisions of Section 5.05 but subject to Section 8 below, an Option whose term has not yet expired or been forfeited shall become fully vested and immediately exercisable upon the Awardee's termination of Board membership on account of death or voluntary retirement after attainment of age 59 ("Retirement"). Any such Options of a deceased or retired Director may be exercised (a) within five (5) years from such termination of Board membership or (b) within the original term of the Option, whichever time is less, or such Option shall thereafter automatically terminate. Options held by an Awardee whose membership on the Board of Directors terminates for reasons other than death or Retirement, unless subject to the provisions of Section 8 of the Plan, shall expire six (6) months from Board termination and are exercisable only to the extent they have vested, as provided for under Section 5.05, prior to expiration.

            (b)   Notwithstanding the provisions of Section 5.05 but subject to Section 8 below, in the event of an Awardee's termination of Board membership on account of death or Retirement, (i) all Restricted Stock held by such Awardee shall immediately vest and cease to be subject to the restrictions of this Plan, and (ii) all Awards of Deferred Stock shall automatically vest and be issued. In such event, certificates for the Common Stock related to such Award shall be delivered to the retired Director or such Director's beneficiary as soon as administratively feasible after such event.

        6.    Adjustments upon Changes in Capitalization.    In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or any other change in corporate structure of the Company affecting Common Stock, or a sale by the Company of all or a substantial part of its assets, or any distribution to stockholders other than a cash dividend, the Board will make appropriate adjustment in the number and kind of shares authorized for issuance under the Plan, and will make such adjustments to the number and kind of shares, and exercise prices payable under, all outstanding Awards as the Board in good faith deems appropriate to prevent inequitable increase or deceases in the rights of the Awardees. However, no fractional shares of Common Stock will be issued pursuant to any such adjustment, and the Fair Market Value of any fractional shares resulting from adjustments will be paid in cash to the Awardee.

        7.     General Provisions.

          (a)   Each Award shall be made pursuant to a written Award Agreement between the Company and the Awardee. Nothing contained in the Plan, or in any Award granted pursuant to the Plan, shall confer upon any Awardee any right with respect to continuance as a Director.

          (b)   To the extent of any conflict between the Plan and the Award Agreement, the provisions of the Plan shall control.

        8.    Forfeiture.    Any provision herein to the contrary notwithstanding, all Options, Restricted Stock, and Deferred Stock granted to an Awardee shall automatically terminate and be null and void as of the date an Eligible Director's service on the Board of Directors terminates if the directorship is terminated as a result of any act of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation, or conversion of assets or opportunities of the Company or any Subsidiary.

        9.    Non-Assignability.    Awards may not be pledged, assigned, or transferred for any reason during the Awardee's lifetime, and any attempt to do so shall be void and notwithstanding any contrary provision contained herein, the relevant Award shall be immediately forfeited whether or not otherwise vested.

        10.    Beneficiary upon Awardee's Death.    Notwithstanding the provisions of Section 9, an Awardee's Award shall be transferable at his or her death to the beneficiary designated by the Awardee on forms prescribed by and filed with the Company prior to the Awardee's death. Upon the death of an Awardee, such beneficiary shall succeed to the rights of the Awardee. If no such designation of a beneficiary has been made, the Awardee's Award(s) shall succeed to his or her legal representative and shall be transferable by will or pursuant to the laws of descent and distribution.

        11.   Plan Administration and Share Issuance.

          (a)   Except as otherwise provided herein, the Plan shall be administered by the Committee. Subject to Section 13 below and the other express provisions of this Plan, the Committee has full authority and discretion to determine the terms and provisions of any Awards made pursuant to the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and Awards granted under it, to define terms not otherwise defined herein, and to make all other determinations that it may determine to be necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations by the Board and the Committee regarding this Plan or any Award shall be final and binding on all persons.

          (b)   The Committee may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any Option exercises, share issuances and/or of any resales or other transfers of shares issued hereunder, including without limitation (i) restriction under an insider trading policy, (ii) restrictions as to the use of a specified brokerage firm for such resales or other transfers, (iii) restrictions during any period when the Administrator determines that the prospectus relating to such Award may not contain all required information, (iv) restrictions under any applicable federal or state securities law; and (iv) restrictions requested by an underwriter engaged in a registered offering of the Company's securities, not to exceed 180 days following the pricing of securities for sale in such offering.

          (c)   Shares of Common Stock shall not be issued under the Plan with respect to any Award unless the exercise of such Award, if applicable, and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of the NYSE and any stock exchange upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of Options and issuance of Awards or shares of Common Stock, the Company may require the Awardee or person exercising such rights to represent and warrant that any shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

        12.    Amendment and Termination of the Plan.    The Board shall have the power to amend or terminate the Plan at any time without further action of the stockholders; provided, however that stockholder approval shall be required of any amendment that:(a) increases the number of shares available under the Plan (other than an increase solely to reflect a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or any other change in corporate structure of the Company affecting the Common Stock, or a sale by the Company of all or a substantial part of its assets, or any distribution to stockholders other than a cash dividend); (b) withdraws administration of the Plan from the Committee; (c) changes the types of awards available under the Plan; (d) extends the term of the Plan; (e) constitutes a "material revision" to the Plan requiring stockholder approval pursuant to the New York Stock Exchange Corporate Governance Listing Standards; or (f) deletes or limits the scope of the Plan provision prohibiting the repricing of Options that are "underwater." The Committee may not amend, alter or discontinue the any Award Agreement under the Plan in a manner that would materially impair the rights of the holder of an Award without such holder's consent; provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration either (a) is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been or will be adequately compensated.

        13.    Annual Grant of Restricted Stock.    The Company will award to each director on March 31, of each year a number of Restricted Shares having an aggregate fair market value of $27,500, rounded up to the nearest whole share.

        14.    Governing Law and Choice of Law.    This Plan and all Award Agreements shall be deemed to have been adopted in the State of Utah, and shall be interpreted and construed according to the laws of the State of Utah, without giving effect to any conflict of laws provisions. In the event any person initiates legal action based upon a dispute or claim arising out of this Plan or any Award Agreement, such action shall be exclusively brought before and decided by a state court or U.S. District Court in the State of Utah.

Appendix C

ARTICLES OF RESTATEMENT

OF

FRANKLIN COVEY CO.

        In accordance with Section 16-10a-1007 of the Utah Revised Business Corporation Act (the "Act"), Franklin Covey Co., a Utah corporation (the "Company"), hereby certifies as follows:

        1.     The name of the corporation is Franklin Covey Co.

        2.     The text of the Amended and Restated Articles of Incorporation (the "Restated Articles"), amending and restating the Company's Revised Articles of Incorporation, is attached hereto as Exhibit A and is incorporated herein by this reference. The Restated Articles supersede the original Articles of Incorporation of the Company and all prior amendments thereto (the "Prior Articles").

        3.     The Restated Articles were adopted by the Company's Board of Directors on November 12, 2004 and the shareholders at the annual meeting of the shareholders held March 4, 2005 (the "Shareholders' Meeting"), in accordance with the requirements of the Act.

        4.     As of January 7, 2005, the record date for the Shareholders' Meeting (the "Record Date"), the following voting groups were entitled to vote separately on the Restated Articles:

    •
    Common Stock. With respect to the voting group comprised of the holders of the common stock, par value $0.05 per share (the "Common Stock"), (i) the number of outstanding shares of Common Stock was [                ], (ii) the number of votes entitled to be cast by the holders of Common Stock was [                ] and (iii) the number of Common Stock votes indisputably represented at the Shareholders' Meeting was [    ].

    •
    Series A Preferred Stock. With respect to the voting group comprised of the holders of the Series A Preferred Stock, no par value per share, (the "Series A Preferred Stock"), (i) the number of outstanding shares of Series A Preferred Stock was [                ], (ii) the number of votes entitled to be cast by the holders of Series A Preferred Stock was [                ] and (iii) the number of Series A Preferred Stock votes indisputably represented at the Shareholders' Meeting was [    ].

    •
    Series B Preferred Stock. No shares of Series B Preferred Stock, no par value per share, were outstanding, and therefore no holders were entitled to vote at the Shareholders' Meeting as a voting group.

    •
    Common Equivalent Shares. With respect to the voting group comprised of the holders of the Common Stock and the Series A Preferred Stock based upon the Common Stock voting power attributable to the Series A Preferred Stock as set forth in the Prior Articles (collectively, the "Common Equivalent Group"), (i) the number of outstanding shares of Common Stock was [    ] and the number of outstanding shares of Series A Preferred Stock was [    ], (ii) the number of votes entitled to be cast by the Common Equivalent Group was [    ] and (iii) the number of Common Equivalent Group votes indisputably represented at the Shareholders' Meeting was [    ].

        5.     For each voting group, the following number of votes were cast in favor of approving the following provisions in the Restated Articles:

    (a)
    To modify the rights, preferences and limitations of the Series A Preferred Stock and the Series B Preferred Stock: (i) [    ] Common Equivalent Group votes, (ii) [    ] Common Stock votes and (iii) [    ] Series A Preferred Stock votes. For each voting group, the number of votes cast in favor of these provisions in the Restated Articles was sufficient for approval by such voting group.

    (b)
    To effect a one-to-four forward split of each outstanding share of Series A Preferred Stock: (i) [    ] Common Equivalent Group votes and (ii) [    ] Series A Preferred Stock votes. For each voting group, the number of votes cast in favor of these provisions in the Restated Articles was sufficient for approval by such voting group.

    (c)
    To increase the Company's authorized Preferred Stock, no par value per share, from 4,000,000 to 14,000,000 shares: (i) [    ] Common Equivalent Group votes, (ii) [    ] Common Stock votes and (iii) [    ] Series A Preferred Stock votes. For each voting group, the number of votes cast in favor of this provision in the Restated Articles was sufficient for approval by such voting group.

    (d)
    To increase the number of shares of Preferred Stock designated as Series A Preferred Stock from 1,500,000 to 4,000,000 shares: (i) [    ] Common Equivalent Group votes and (ii) [    ] Series A Preferred Stock votes. For each voting group, the number of votes cast in favor of this provision in the Restated Articles was sufficient for approval by such voting group.

    (e)
    To increase the number of shares of Preferred Stock designated as Series B Preferred Stock from 400,000 to 4,000,000 shares: (i) [    ] Common Equivalent Group votes and (ii) [    ] Series A Preferred Stock votes. For each voting group, the number of votes cast in favor of this provision in the Restated Articles was sufficient for approval by such voting group.

    (f)
    To eliminate from or modify in the Prior Articles certain miscellaneous provisions such as simplifying the provision providing for a detailed list of the purposes of the Company, eliminating the provision designating the Company's registered office and agent, eliminating the provision authorizing the Board of Directors to make partial liquidating distributions or to encumber the Company's assets and eliminating the provision addressing interested director transactions, which is substantially similar to a provision of the Act concerning interested director transactions: (i) [    ] Common Equivalent Group votes and (iii) [    ] Series A Preferred Stock votes. For each voting group, the number of votes cast in favor of this provision in the Restated Articles was sufficient for approval by such voting group.

        IN WITNESS WHEREOF, these Articles of Restatement have been executed on behalf of the Company as of this            day of [                        , 2005].

FRANKLIN COVEY CO.
Robert A. Whitman Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

FRANKLIN COVEY CO.

ARTICLE I

        The name of the corporation is Franklin Covey Co. (the "Company").

ARTICLE II

        The duration of the Company is perpetual.

ARTICLE III

        The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the Utah Revised Business Corporation Act, as amended (the "Act").

ARTICLE IV

        The Company is authorized to issue two classes of stock, which shall be designated, respectively, as common stock, par value $0.05 per share ("Common Stock"), and preferred stock, no par value ("Preferred Stock"). The total number of shares of capital stock that the Company shall have authority to issue is 54,000,000, consisting of 40,000,000 shares of Common Stock, and 14,000,000 shares of Preferred Stock.

        The designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of each class of stock, and the express grant of authority to the Board of Directors to fix by resolution the designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of each share of Preferred Stock which are not fixed by these Amended and Restated Articles of Incorporation, are as follows:

A.    Common Stock.

        1.    Dividends.    Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of the Articles of Incorporation, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Company as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Company legally available therefor.

        2.    Liquidation; Dissolution.    In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company and after payment or provision for payment to the holders of each series of Preferred Stock of all amounts required in accordance with Section B.3 of this Article IV, the remaining assets and funds of the Company shall be divided among and paid to the holders of Common Stock.

        3.    Voting.

          (a)   At every meeting of the stockholders every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of such Stock standing in his name on the stock transfer records of the Company.

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          (b)   No shareholder shall have the right to cumulate votes in the election of directors.

        4.    Preemptive Rights.    No holder of shares of Common Stock of the Company shall, as such holder, be entitled as of right to subscribe for, purchase or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of bonds, debentures or other securities convertible into or exchangeable for stock, but all such additional shares of stock of any class, or bonds, debentures or other securities convertible into or exchangeable for stock, may be issued and disposed of by the Board of Directors on such terms and for such consideration, so far as may be permitted by law, and to such persons, as the Board of Directors in its absolute discretion may deem advisable.

B.    Preferred Stock.

        1.    Number; Series.    The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated and expressed in Section C of this Article IV or in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Company, subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board of Directors being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the Board of Directors with respect to each such series shall include, but not be limited to, the determination or fixing of the following:

          (a)   The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors;

          (b)   The dividend rate of such series, the conditions and times upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or series thereof, or on the other series of the same class, and whether dividends shall be cumulative or noncumulative;

          (c)   The conditions upon which the shares of such series shall be subject to redemption by the Company and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

          (d)   Whether or not the shares of the series shall be subject to the operation of retirement or sinking fund provisions to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

          (e)   Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

          (f)    Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, subject to the limitations hereinafter set forth, the terms of such voting rights;

          (g)   The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution, or upon distribution of assets of the Company; and

          (h)   Any other powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board of

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  Directors may deem advisable and as shall not be inconsistent with the provisions of these Articles of Incorporation.

        2.    Dividends.    The holders of the shares of Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, out of the funds legally available for the payment of dividends, dividends at the rate fixed by the Board of Directors for such series for the current period and, if cumulative, for all prior periods for which such dividends are cumulative, and no more, before any dividends, other than dividends payable in Common Stock, shall be declared and paid, or set apart for payment, on the Common Stock with respect to the same dividend period.

        Whenever, at any time, dividends on the then outstanding Preferred Stock as may be required with respect to any series outstanding shall have been paid or declared and set apart for payment on the then outstanding Preferred Stock, and after complying with respect to any retirement or sinking fund or funds for all applicable series of Preferred Stock, the Board of Directors may, subject to the provisions of Section C of this Article IV or the resolution or resolutions creating the series of Preferred Stock, declare and pay dividends on the Common stock as provided in Section A.1 of this Article IV, and the holders of shares of Preferred Stock shall not be entitled to share therein, except as otherwise provided in the resolution or resolutions creating any series.

        3.    Liquidation; Dissolution.    The holders of the Preferred Stock of each series shall be entitled upon liquidation or dissolution of the Company to such preferences as are provided in Section C of this Article IV or the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Company shall be made to the holders of shares of the Common Stock. Whenever the holders of shares of the Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share in all assets of the Company remaining as provided in Section A.2 of this Article IV. If, upon such liquidation, dissolution or winding up, the assets of the Company distributable as aforesaid among the holders of the Preferred Stock is insufficient to permit the payment to them of said preferential amounts, then such assets shall be distributed ratably among such holders in proportion to the respective total amounts which they shall be entitled to receive as provided in this Section B.3.

        4.    Voting.    Except as otherwise provided by a resolution or resolutions of the Board of Directors creating any series of Preferred Stock or by the Act, the Common Stock issued and outstanding shall have and possess the exclusive power to vote for the election of directors and for all other purposes as provided in Section A.3 of this Article IV.

        5.    Preemptive Rights.    Except as may be provided in the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, no holder of shares of the Preferred Stock of the Company shall, as such holder, be entitled as of right to subscribe for, purchase or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of bonds, debentures or other securities convertible into or exchangeable for stock, but all such additional shares of stock of any class, or bonds, debentures or other securities convertible into or exchangeable for stock, may be issued and disposed of by the Board of Directors on such terms and for such consideration, so far as may be permitted by laws, and to such persons, as the Board of Directors in its absolute discretion may deem advisable.

C.    Series A and Series B Preferred Stock.

        1.    Certain Defined Terms, Etc.    In addition to the terms defined elsewhere herein, certain terms used in this Article IV.C with initial capital letters have the meanings given to them in Section 11. References in this Article IV.C to Sections are, unless otherwise stated, references to Sections of this Article IV.C.

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        2.    Designation.

          (a)   4,000,000 shares of Preferred Stock of the Company are designated as "Series A Preferred Stock" having the powers, preferences and relative participating, optional and other special rights and the qualifications, limitations or restrictions thereof as set forth in this Article IV.C (the "Series A Preferred").

          Effective as of the date these Restated Articles are duly filed with the Utah Department of Commerce, Division of Corporations and Commercial Code (the "Effective Date"), each share of Series A Preferred issued and outstanding immediately prior to the Effective Date (the "Old Series A Stock") shall automatically and without any action on the part of the holder thereof be split, reclassified, changed and converted into four shares of Series A Preferred (the "New Series A Stock"). The foregoing forward stock split shall be subject to the treatment of fractional share interests as described below.

          Each holder of a certificate or certificates, which immediately prior to the Effective Date represented outstanding shares of Old Series A Stock (the "Old Series A Certificates"), shall be entitled to receive, as soon as reasonably practicable following the surrender of such Old Series A Certificates to the Company or the Company's transfer agent for cancellation, a new certificate or certificates (the "New Series A Certificates") representing that number of whole shares of the New Series A Stock into which and for which the shares of the Old Series A Stock, formerly represented by such Old Series A Certificates so surrendered, are reclassified under the terms hereof. Each New Series A Certificate issued by the Company shall bear the legend required by Section 8(b)(iii).

          From and after the Effective Date, and until such certificates are surrendered, the Old Series A Certificates shall be deemed for all corporate purposes to evidence ownership of that number of whole shares of the New Series A Stock into which and for which the shares of the Old Series A Stock have been reclassified under the terms hereof. No certificates or scrip representing fractional share interests in New Series A Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Company. A holder of Old Series A Certificates shall receive, as soon as reasonably practicable following the surrender of such certificates, in lieu of any fraction of a share of New Series A Stock to which the holder would otherwise be entitled, a cash payment therefor. Such cash payment will equal the fraction to which the stockholder would otherwise be entitled multiplied by $25.00. If more than one Old Series A Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Series A Stock for which New Series A Certificates shall be issued shall be computed on the basis of the aggregate number of shares of New Series A Stock represented by the Old Series A Certificates so surrendered. In the event that the Company or the Company's transfer agent determines that a holder of Old Series A Certificates has not tendered all such certificates for exchange, the Company or the Company's transfer agent shall carry forward any fractional share of New Series A Stock until all Old Series A Certificates held by such holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share of New Series A Stock held by such person. All references elsewhere in these Restated Articles to the "Series A Preferred" shall, after the Effective Date, refer to the New Series A Stock.

          (b)   4,000,000 shares of Preferred Stock of the Company are designated as "Series B Preferred Stock" having the powers, preferences and relative participating, optional and other special rights and the qualifications, limitations or restrictions thereof as set forth in this Article IV.C (the "Series B Preferred"). The Series A Preferred and the Series B Preferred are together referred to herein as the "Senior Preferred."

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        3.    Dividends and Distributions.

          (a)   The holders of shares of Senior Preferred, if any, and in preference to the holders of Common Stock, and of any other class or series of Preferred Stock or other capital stock of the Company (together with the Common Stock, "Junior Stock"), will be entitled to receive dividends at an annual rate of $2.50 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) (such dividends, "Regular Dividends"), payable quarterly in arrears on the 15th day of each of March, June, September and December of each year or such other dates as are the 15th day of the month following the end of each of the Company's fiscal quarters (except that if any such date is a Saturday, Sunday or legal holiday, then such dividend will be payable on the next day that is not a legal holiday) (the "Dividend Payment Date"), commencing, with respect to each share of Senior Preferred, on the first date on which such share of Senior Preferred is issued (the "Initial Issuance Date") to such holders, prior and in preference to any declaration or payment of any dividend on any Junior Stock; provided that dividends on shares of Series B Preferred issued upon conversion of shares of Series A Preferred will commence on the Initial Issuance Date of the shares of Series A Preferred that are converted into such shares of Series B Preferred. Regular Dividends will be cumulative and accrue with respect to each outstanding share of Senior Preferred from the date dividends commence on such share (the "Dividend Commencement Date"), whether or not declared by the Board and whether or not there are funds of the Company legally available for payment of such dividends. No accrued or accumulated dividends on the Senior Preferred will bear interest.

          (b)   Each Regular Dividend will be payable to holders of record as they appear on the stock books of the Company on the last day of each fiscal quarter of the Company.

        4.    Voting Rights.

          (a)   In addition to the rights provided in Sections 4(b), 4(c) and 4(d), holders of record of Series A Preferred (the "Series A Holders") will have the right to vote or consent in writing together with the Common Stock on all matters presented to the holders of Common Stock as set forth in Section 4(e). Apart from the rights provided in Sections 4(b), 4(c) and 4(d), holders of record of Series B Preferred (the "Series B Holders") will have no voting rights.

          (b)   In addition to the voting rights provided by Sections 4(a), 4(c) and 4(d), as long as any shares of Senior Preferred are outstanding, the affirmative vote or consent of the holders of a majority of the then-outstanding shares of Senior Preferred, voting as a separate voting group, will be required in order for the Company to:

              (i)  amend, alter or repeal, whether by merger, consolidation or otherwise, the terms of this Article IV.C or any other provision of the Restated Articles, in any way that adversely affects any of the powers, designations, preferences and relative, participating, optional and other special rights of the Senior Preferred, and the qualifications, limitations or restrictions thereof;

             (ii)  issue any shares of capital stock ranking prior or superior to, or on parity with, the Senior Preferred with respect to dividends or other distributions or upon liquidation, dissolution or winding up of the Company, or issue any Junior Stock other than Common Stock;

            (iii)  subdivide or otherwise change shares of Senior Preferred into a different number of shares whether in a merger, consolidation, combination, recapitalization, reorganization or otherwise; or

            (iv)  issue any shares of Senior Preferred other than in accordance with this Article IV.C.

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          (c)   In addition to the voting rights provided by Sections 4(a), 4(b) and 4(d), the affirmative vote or consent of the holders of a majority of the then-outstanding shares of Senior Preferred, voting as a separate voting group, will be required for the Company to declare or pay any dividends or other distributions on or in respect of Junior Stock (a "Junior Stock Dividend"); provided, however, that such affirmative vote or consent of the holder of Senior Preferred shall not be required for any proposed Junior Stock Dividend if (i) the Company has paid all Regular Dividends for all fiscal quarters preceding the fiscal quarter in which the Company proposes to pay such Junior Stock Dividend and (ii) the Company has reserved sufficient funds to pay the Regular Dividend that will become payable for such fiscal quarter in which the Company proposes to pay a Junior Stock Dividend in accordance with Section 3.

          (d)   In addition to the voting rights provided by Sections 4(a), 4(b) and 4(c), whenever dividends of the Senior Preferred shall be in arrears in an amount equal to at least six quarterly dividends (whether or not consecutive), the number of members of the Board shall be increased by two and the holders of the Senior Preferred (voting as a voting group) will be entitled to vote for and elect such two additional directors of the Company at any meeting of shareholders of the Company at which directors are to be elected during the period such dividends remain in arrears. Whenever the right to elect directors shall have accrued to the holders of the Senior Preferred, the proper officers of the Company shall call a meeting for the election of such directors, such meeting to be held not less than 45 nor more than 90 days after the accrual of such right. The right of the holders of the Senior Preferred to vote for such two additional directors shall terminate when all accrued and unpaid dividends on the Senior Preferred have been paid or set apart for payment. The term of office of all directors so elected shall terminate immediately upon the termination of the right of the holders of the Senior Preferred to vote for such two additional directors. In connection with such right to vote, each holder of Senior Preferred will have one vote for each share of Senior Preferred held.

          (e)   On all matters presented before the holders of the Common Stock for their vote or consent, each share of Series A Preferred will be entitled to the number of votes equal to two shares of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to shares of Common Stock); provided, however, the aggregate number of votes attributable to any Series A Holder's shares of Series A Preferred shall be reduced by the sum of (x) the number of shares of Common Stock acquired by such Series A Holder upon the exercise of any warrant issued to such Series A Holder pursuant to the Preferred Stock Amendment and Warrant Issuance Agreement dated November 29, 2004 between the Company and the investor identified therein (each, a "Warrant") and (y) the number of shares of Common Stock purchasable upon exercise of any Warrant that has been sold or transferred by such Series A Holder to any other person or entity.

          (f)    Notwithstanding any other provision of the Restated Articles or Bylaws of the Company, the holders of a majority of the then-outstanding Senior Preferred may consent in writing to any matter about which a class vote is contemplated by Section 4(b), 4(c) or 4(d), which written consent when so executed by the holders of a majority of the then-outstanding Senior Preferred will be deemed, subject to applicable Utah law, to satisfy the requirements of Section 4(b), 4(c) or 4(d), as applicable.

        5.    Reacquired Shares.    Any shares of Senior Preferred that are issued and thereafter cease to be issued and outstanding for any reason, whether because shares of Series A Preferred are converted into shares of Series B Preferred pursuant to Section 8 or shares of Senior Preferred are purchased or otherwise acquired by the Company in any manner whatsoever, will reduce the number of authorized shares of either Series A Preferred or Series B Preferred, as applicable, will be restored to the status of authorized but unissued shares of Preferred Stock of the Company, and may be reissued as part of a new series of Preferred Stock of the Company subject to the conditions and restrictions on issuance set

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forth herein or in any other articles of amendment creating a series of Preferred Stock or any other stock of the Company.

        6.    Liquidation, Dissolution or Winding Up.    Upon any liquidation, dissolution or winding up of the Company, no distribution will be made to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Senior Preferred shall have received in cash $25.00 per share (the "Liquidation Price") plus accrued and unpaid dividends to the date of payment. Neither a consolidation or merger of the Company with another corporation or other legal entity, nor a sale or transfer of all or part of the Company's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Company for purposes of this Section 6.

        7.    Redemption.

          (a)    Redemption Right.    The shares of Senior Preferred will not be redeemable, except as otherwise agreed between the Company and any holder or holders of Senior Preferred and except that (i) during the period beginning on [                        , 2005] and ending on [                        , 2006] (the "Initial Redemption Period"), the Company may, upon 15 business days prior notice to the holders of Senior Preferred, redeem all or any portion of the then-outstanding Senior Preferred at 100% of the then-applicable Liquidation Price plus accrued and unpaid dividends to the date of payment and (ii) beginning on the fifth anniversary of the expiration of the Initial Redemption Period, the Company may, upon 15 business days prior notice to the holders of Senior Preferred, redeem all or any portion of the then-outstanding Senior Preferred at 101% of the then-applicable Liquidation Price plus accrued and unpaid dividends to the date of payment. Any partial redemption effected pursuant to this Section 7 shall be made on a pro-rata basis among the holders of Senior Preferred in proportion to the shares of Senior Preferred then held by them. Notwithstanding anything to the contrary, the mandatory conversion of shares of Series A Preferred into shares of Series B Preferred pursuant to Section 8 hereof may occur at any time during the notice periods set forth in clauses (i) and (ii) of this Section 7(a).

          (b)    Redemption Notice.    Any notice of redemption given pursuant to Section 7(a) ("Redemption Notice") will be given in writing by the Company by first class mail, postage prepaid, to each holder of record of Senior Preferred on the record date fixed for such redemption by the Board at such holder's address as it appears on the stock books of the Company, provided that no failure to give such notice nor any deficiency therein will affect the validity of the procedure for redemption of any shares of Senior Preferred except as to the holder or holders to whom the Company has failed to give such notice or whose notice was defective. The Redemption Notice will state:

              (i)  the redemption price;

             (ii)  the total number of shares of Senior Preferred being redeemed;

            (iii)  the date fixed for redemption by the Board, which date will occur within the applicable redemption period specified in Section 7(a) above (the "Redemption Date");

            (iv)  the place or places and manner in which the holder is to surrender his or her certificate(s) to the Company; and

             (v)  that dividends on the shares of Senior Preferred to be redeemed will cease to accumulate on the Redemption Date unless the Company defaults on the redemption price.

  Upon surrender of the certificate(s) representing shares of Senior Preferred that are the subject of redemption pursuant to Section 7(a), duly endorsed (or otherwise in proper form for transfer, as determined by the Company), in the manner and at the place designated in the Redemption Notice and on the Redemption Date, the full redemption price for such shares will be paid in cash

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  to the Person whose name appears on such certificate(s) as the owner thereof, and each surrendered certificate will be canceled and retired.

          (c)    Senior Dividends.    On and after the Redemption Date or on or after the date of redemption otherwise agreed upon by and between the Company and any holder or holders of shares of Senior Preferred, unless the Company defaults in the payment in full of the applicable redemption price, dividends on the Senior Preferred to be redeemed will cease to accumulate, and all rights of the holders thereof will terminate with respect thereto on the Redemption Date (or such other redemption date, if applicable), other than the right to receive the applicable redemption price; provided, however, that if a Redemption Notice has been given as provided in Section 7(b) and the funds necessary for redemption (including an amount in cash in respect of all dividends that will accumulate to the Redemption Date) have been irrevocably deposited in trust with a bank having an aggregate shareholders' equity of at least $5.0 billion for the equal and ratable benefit of all holders of shares of Senior Preferred that are to be redeemed, then, at the close of business on the day on which such funds are deposited in trust, dividends on the Senior Preferred to be redeemed will cease to accumulate and the holders thereof will cease to be shareholders of the Company and be entitled only to receive the redemption price.

        8.    Conversion.

          (a)    No Optional Conversion.    Neither the Series A Preferred nor the Series B Preferred will be convertible into the Common Stock or any other class or series of the Company's capital stock except as provided in Section 8(b).

          (b)    Mandatory Conversion.

              (i)  If any Series A Holder voluntarily or involuntarily transfers, sells, assigns, devises, distributes or bequeaths any of such Series A Holder's interest in any shares of Series A Preferred (including, without limitation, the power to vote or provide a consent with respect to any shares of Series A Preferred by proxy or otherwise) (a "Transfer") to any Person (the "Transferee") other than a Permitted Transferee, then each share of Series A Preferred subject to such Transfer automatically, without any action on the part of the Company or such Series A Holder, will be deemed to be converted into one share of fully paid and non-assessable Series B Preferred immediately before such transfer is completed. In the event of such a transfer, the Company and the transfer agent for the Series A Preferred, if any (the "Transfer Agent"), shall not register the transfer of such shares of Series A Preferred except to the Company or a Permitted Transferee of such Series A Holder; provided, however, that such restrictions on transfer shall not apply to a Business Combination of the Company with or into another corporation or entity, if the Company is not the Surviving Person.

             (ii)  Notwithstanding anything to the contrary set forth herein, any Series A Holder may pledge such Series A Holder's shares to a financial institution pursuant to a bona fide pledge of such shares as collateral security of indebtedness due to the pledgee; provided, however, that such shares shall remain subject to the provisions of this Section 8(b) and may not be voted by the pledgee and, upon any transfer of such shares to the pledgee, such shares shall convert into Series B shares in accordance with paragraph (i) above.

            (iii)  Each certificate representing shares of Series A Preferred shall be endorsed with a legend that states that immediately prior to any Transfer of such shares of Series A Preferred such shares automatically will be converted into shares of Series B Preferred in accordance with the Restated Articles, and no such transfer will be valid unless such transfer has been recorded in stock transfer records kept by the Company or the Transfer Agent.

            (iv)  To effect any Transfer of Series A Preferred (which shall be converted into shares of Series B Preferred immediately prior to such Transfer as set forth in this Section 8(b)), the

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    Series A Holder proposing to transfer such converted shares of Series A Preferred must surrender the certificate(s) representing such shares at the office of the Company or the Transfer Agent for the Series A Preferred with instructions identifying the Transferee proposed to receive converted shares of Series B Preferred. Thereupon, there shall be issued and delivered to such Transferee at such office in the name of the Transferee a certificate or certificates for the number of shares of Series B Preferred into which the Series A Preferred were converted.

          (c)    Reservation of Stock Issuable Upon Conversion.    The Company will at all times reserve and keep available out of its authorized but unissued shares of Series B Preferred solely for the purpose of effecting the conversion of the shares of the Series A Preferred such number of its shares of Series B Preferred as will from time to time be sufficient to effect the conversion of all then-outstanding shares of the Series A Preferred; and if at any time the number of authorized but unissued shares of Series B Preferred will not be sufficient to effect the conversion of all then-outstanding shares of the Series A Preferred, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Series B Preferred to such number of shares as will be sufficient for such purpose.

        9.    Fractional Shares.    Following the split of the Old Series A Stock into the New Series A Stock, the Senior Preferred may not be issued in fractions of a share.

        10.    Rank.    The Series A Preferred and the Series B Preferred will have equal rank. The Senior Preferred will rank senior as to all capital stock of the Company, including all Junior Stock, in each case as to the payment of dividends or other distributions or upon liquidation, dissolution or winding up.

        11.    Certain Defined Terms.    In addition to the terms defined elsewhere in this Article IV.C, the following terms will have the following meanings when used herein with initial capital letters:

          (a)   "Affiliate" of any Person means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; and, for purposes of this definition only, "control" (including the terms "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management, policies or activities of a Person whether through the ownership of securities, by contract or agency or otherwise;

          (b)   "Business Combination" means any merger, consolidation, combination, recapitalization, reorganization or other transaction (whether or not the Company is the Surviving Person);

          (c)   "Permitted Transferee" means, with respect to any Series A Holder, any Person that is (i) an Affiliate of such Series A Holder, (ii) a stockholder, partner or member or other equity owner holding at least 5% of the outstanding equity of such Series A Holder (calculated on a fully diluted basis), or (iii) such Series A Holder's immediate family member or a trust for the benefit of such Series A Holder;

          (d)   "Person" means any individual, firm, corporation or other entity and included any successor (whether by merger or otherwise) of such entity; and

          (e)   "Surviving Person" means the continuing, surviving or resulting Person in a Business Combination, the Person receiving a transfer of all or a substantial part of the properties and assets of the Company, or the Person consolidating with or merging into the Company in a Business Combination in which the Company is the continuing or surviving Person, but in connection with which the Senior Preferred is exchanged or converted into the securities of any other Person or the right to receive cash or any other property.

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ARTICLE V

        To the fullest extent permitted by the Act or pursuant to any successor statute with similar effect, no director shall be liable to the Company or its shareholders for monetary damages. If the laws of the State of Utah are amended after the adoption of these Amended and Restated Articles of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the laws of the State of Utah, as so amended. The Company is authorized to indemnify directors and officers of the Company to the fullest extent permitted under applicable laws. Any repeal or modification of any applicable law or the foregoing provisions of this Article V shall not adversely affect any right of indemnification or limitation of liability of a director of the Company relating to acts or omissions occurring prior to such repeal or modification.

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Appendix D

November 8, 2004

Special Committee of the Board of Directors
Franklin Covey Co.
2200 West Parkway Boulevard
Salt Lake City, UT 84119

Members of the Special Committee:

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock ("Common Shareholders") of Franklin Covey Co. ("Franklin" or the "Company"), par value $.05 per share (the "Common Stock"), of the proposed amendments ("Amendments") to the terms and provisions of the Company's outstanding Series A Preferred Stock (the "Series A Preferred") pursuant to the draft Preferred Stock Amendment and Warrant Issuance Agreement, the Articles of Restatement amending and restating the Company's Articles of Incorporation and related agreements (collectively the "Amendment Agreements") entered into by and among the Company, Knowledge Capital Investment Group, and Hampstead Interests, LP. As more fully described in the Amendment Agreements, the Company will, among other things, (i) amend the rights, preferences and other terms of the Series A Preferred such that the Series A Preferred will no longer be convertible into shares of the Company's Common Stock, and (ii) issue warrants to purchase shares of the Company's Common Stock to the holders of Series A Preferred.

        In arriving at our opinion, we reviewed:

            (i)  a draft of the Articles of Restatement of Franklin Covey Co. dated November 2, 2004;

           (ii)  a draft of the Amended and Restated Shareholders Agreement dated November 2, 2004;

          (iii)  a draft of the Preferred Stock Amendment and Warrant Issuance Agreement dated November 2, 2004;

          (iv)  a draft of the form of Warrant dated November 2, 2004;

           (v)  a draft of the Amended and Restated Registration Rights Agreement dated November 2, 2004;

          (vi)  a draft of the Amended and Restated Monitoring Agreement dated November 2, 2004;

         (vii)  a draft of the Voting Agreement dated November 2, 2004;

        (viii)    certain financial statements and other historical financial and business information about Franklin made available to Davidson from published sources and/or from the internal records of Franklin;

          (ix)  certain internal financial analyses and forecasts prepared by Company management regarding the Company's business, financial condition, results of operations and prospects;

           (x)  the publicly reported historical prices and trading activity for Franklin's common stock, including a comparison of certain financial and stock market information for Franklin with similar publicly available information for certain other companies the securities of which are publicly traded;

          (xi)  the financial terms of similar preferred stock issuances in general, to the extent publicly available;

         (xii)  the current market environment generally and the environment in which Franklin competes in particular;

        (xiii)    the pro forma financial impact of the Amendments; and

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        (xiv)  such other information, financial studies, analyses and investigations and financial, economic and market criteria as Davidson considered relevant.

        In addition, we held discussions with the management and other representatives and advisors of the Company concerning the business, financial condition, results of operations and prospects of the Company.

        In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of the Company. With respect to financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of Company management as to the future financial performance of the Company.

        We have also assumed in all respects material to our analysis that all of the representations and warranties contained in the Amendment Agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements, and that the conditions precedent in the Amendment Agreements are not waived. In addition, we have assumed that in the course of obtaining necessary regulatory or other consents or approvals (contractual or otherwise) for the Amendments, no restrictions, including any amendments or modifications, will be imposed that will have a material adverse affect on the contemplated benefits of the Amendments. We express no view as to, and our opinion does not address, the relative merits of the Amendments as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Our opinion is necessarily based upon information available to us and economic, market, financial and other conditions as they exist and can be evaluated on the date of this letter.

        We will receive a fee for our services in connection with rendering this opinion. In the ordinary course of business as a broker-dealer, we may actively trade or hold securities of the Company for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the proposed Amendments are fair, from a financial point of view, to the Common Shareholders of the Company.

        It is understood that this letter is for the information of the Special Committee in connection with its consideration of the Amendments and is not intended to be and does not constitute a recommendation of the Amendments to the Company or its shareholders, nor does it constitute a recommendation to any shareholder as to how such shareholder should vote on any matter relating to the Amendments. This letter is not to be quoted or referred to, in whole or in part, in any statement or document, nor shall this letter be used for any other purposes, without our prior written consent, which consent is hereby given to the inclusion of this letter in a proxy statement or other document filed with the SEC in connection with the Amendments.

Very truly yours,

D.A. Davidson & Co.

/s/  DAREN J. SHAW

Daren J. Shaw
 Managing Director

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Appendix E

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

        THIS AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this "Agreement"), dated as of [                        , 2005] (the "Effective Date"), between Franklin Covey Co., a Utah corporation (the "Company"), and Knowledge Capital Investment Group, a Texas general partnership (the "Purchaser" and, together with its Permitted Transferees, the "Investor").

        WHEREAS, Purchaser is a holder of shares of the Company's outstanding Series A Preferred Stock (the "Series A Preferred"), and the Company and Purchaser have previously entered into the Stockholders Agreement dated June 2, 1999 (the "Prior Shareholders Agreement"); and

        WHEREAS, The Company and Purchaser entered into a Preferred Stock Amendment and Warrant Issuance Agreement, dated November 29, 2004 (as amended from time to time, the "Amendment Agreement"), pursuant to which, among other things, the Company and Purchaser, on the terms and subject to the conditions thereof, agreed to amend and restate the Prior Shareholders Agreement as set forth herein.

        NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and Purchaser hereby agree that the Prior Shareholders Agreement is terminated and superceded and replaced in its entirety by this Agreement, and the parties further agree as follows:

I.    DEFINITIONS

        1.1    Definitions.    Capitalized terms used herein but not defined have the meaning assigned to them in the Amendment Agreement. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

          (a)   "Affiliate" of any Person means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; and, for the purposes of this definition only, "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management, policies or activities of a Person whether through the ownership of securities, by contract or agency or otherwise.

          (b)   "Associate," as used to indicate a relationship with any Person, means:

              (i)  any corporation or organization (other than the Company or a majority-owned subsidiary of the Company) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of securities;

             (ii)  any trust or other estate in which such Person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and

            (iii)  any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Company or any of its parents or subsidiaries.

          (c)   "Assumption Agreement" means a writing in substantially the form of Exhibit A hereto.

          (d)   A Person will be deemed the "beneficial owner" of, will be deemed to "beneficially own" and will be deemed to have "beneficial ownership" of:

              (i)  any securities that such Person or any of such Person's Affiliates is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act, as in effect on the date of this Agreement; and

             (ii)  any securities (the "underlying securities") that such Person or any of such Person's Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise (it being understood that such Person will also be deemed to be the beneficial owner of the securities convertible into or exchangeable for the underlying securities).

          (e)   "Board" means the Board of Directors of the Company.

          (f)    "Board Approval" means the approval of a majority of the members of the Board who (i) are not officers or employees of the Company or any of its Affiliates and (ii) are not Purchaser Designees.

          (g)   "Business Combination" has the meaning set forth in Section 4.2(a).

          (h)   "Capital Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          (i)    "Change in Control" will be deemed to occur (i) upon any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), becoming the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the Company's then-outstanding Voting Securities, whether directly by a stock purchase or indirectly through a Business Combination of the Company or (ii) the sale by the Company of all or substantially all of its assets to any such "person" or "group."

          (j)    "Common Stock" means the common stock of the Company, par value $0.05 per share.

          (k)   "Common Stock Dividends" means any dividends or other distributions on or in respect of the Common Stock excluding any Common Stock Repurchases.

          (l)    "Common Stock Repurchases" means any purchase or other acquisition by the Company or any direct or indirect subsidiary thereof to purchase or otherwise acquire any Common Stock excluding any Common Stock Dividends.

          (m)  "EBITDA" means, for any period, the Net Income for such period plus (x) to the extent deducted in computing such Net Income, without duplication, the sum of (i) income tax expense or, if imposed by any relevant jurisdiction in lieu of an income tax, franchise and/or gross receipts tax expense, (ii) Interest Expense, (iii) depreciation and amortization expense, (iv) amortization of intangibles (including but not limited to good will), (v) any special charges and any extraordinary or nonrecurring losses or charges or loan loss reserves, payments or accruals on loans from the Company to its current or former employees or directors, non-cash impairments, restricted stock awards and other similar non-cash items and (vi) other non-cash items reducing Net Income, minus (y) to the extent added in computing such Net Income, without duplication, the sum of (A) interest income, (B) extraordinary or nonrecurring gains and (C) other non-cash items increasing Net Income (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period) and minus (z) if the Company sells all or a portion of its corporate campus real estate (regardless of accounting treatment), any rent amounts paid by the Company related to space it is leasing or master leasing.

          (n)   "Excess Debt" means any Indebtedness other than Permitted Indebtedness.

          (o)   "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          (p)   "Financial Test" will be satisfied if, on a pro forma basis, after giving effect to the proposed transaction (with respect to clauses (i) and (ii) below, as if such transaction had occurred on the first day of the LTM), (i) the Net Worth would be at least $275.0 million at the end of the most recent fiscal quarter, (ii) the Fixed Charge Coverage Ratio for the LTM would be at least 3.5:1 and (iii) EBITDA for the LTM would be at least $65.0 million.

          (q)   "Fixed Charge Coverage Ratio" means, with respect to the Company and its subsidiaries for any period, on a consolidated basis, the ratio of EBITDA for such period to the Fixed Charges for such period.

          (r)   "Fixed Charges" means, with respect to the Company and its subsidiaries for any period, on a consolidated basis, the sum of (i) Interest Expense for such period, (ii) income tax expense of such period and (iii) all dividend payments on any series or class of preferred stock paid or required to be paid in cash, but any rent deducted from Net Income pursuant to clause (z) of the definition of EBITDA shall be not be included as a Fixed Charge regardless of accounting treatment.

          (s)   "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America applied on a consistent basis.

          (t)    "Guarantee" of or by any Person ("guaranteeing person"), means (i) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guaranteeing person, direct or indirect, (A) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness (B) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (C) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (D) entered into for the purpose of assuring in any other manner the holders of such Indebtedness of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (ii) any Lien on any assets of the guaranteeing person securing any Indebtedness of any other Person, whether or not such Indebtedness is assumed by the guaranteeing person.

          (u)   "Indebtedness" means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, whether short-term or long-term, and whether secured or unsecured, or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid (other than trade payables incurred in the ordinary course of business), (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business), (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vii) all Guarantees by such Person of Indebtedness of others, (viii) all Capital Lease Obligations of such Person, (ix) all payments that such Person would have to make in the event of an early termination, on the date Indebtedness of such Person is being determined, in respect of outstanding interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangement, (x) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances, (xi) obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock and (xii) renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any such Indebtedness, obligations or Guarantee. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof, provided, that, if the sole asset of such Person is its general partnership interest in such partnership, the amount of such Indebtedness shall be deemed equal to the value of such general partnership interest and the amount of any indebtedness in respect of any Guarantee of such partnership Indebtedness shall be limited to the same extent as such Guarantee may be limited.

          (v)   "Initial Purchaser Shares" means the [                        ] shares of Series A Preferred held by Purchaser as of the Effective Date.

          (w)  "Interest Expense" means, for any period, the sum of (i) gross interest expense of the Company and its subsidiaries for such period on a consolidated basis in accordance with GAAP, on the aggregate principal amount of the Indebtedness of the Company and its subsidiaries, including (A) the amortization of debt discounts, (B) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (C) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense and (ii) capitalized interest of the Company and its subsidiaries for such period on a consolidated basis in accordance with GAAP.

          (x)   "Lien" means, with respect to any asset, (i) any mortgage, deed of trust, lien, pledge, encumbrance, assignment, charge or security interest in or on such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          (y)   "LTM" means the four full fiscal quarters ended immediately prior to the relevant calculation date for which financial statements are then available.

          (z)   "Major Acquisition" means the purchase for cash, securities, property or other consideration, whether by merger, consolidation, acquisition of assets, contribution or any other form of transaction, of any business or properties in a single transaction or series of related transactions on which the purchase price paid (including any Indebtedness assumed by the Company or any of its subsidiaries in connection with such purchase by the Company or any of its subsidiaries) calculated in accordance with GAAP (and prior to any write-downs or write-offs of tangible or intangible assets whether or not defined or permitted by GAAP) (the "Purchase Price"), which Purchase Price, when taken together with the Purchase Prices of all other such purchases during the twelve months immediately preceding the date of the definitive agreement for or, if there is no such agreement, the date of consummation, exceeds $50.0 million.

          (aa) "Major Divestiture" means the divestiture, whether by merger, consolidation, disposition of assets, spin-off, contribution or any other form of transaction, in a single transaction or series of related transactions, of any business or properties of the Company or any of its subsidiaries that had Revenues in the LTM in excess of 25% of the Company's Revenues in the LTM and in which less than 80% of the total consideration paid in such transaction consists of cash.

          (bb) "Net Income" means for any period, the net income of the Company and its subsidiaries, determined on a consolidated basis in accordance with GAAP.

          (cc) "Net Working Capital" means working capital, excluding cash and all sales tax and income tax reserves that the Company reasonably expects will not be paid in the 12-month period following the date the Net Working Capital is calculated.

          (dd) "Net Worth" means, as of the date of determination, the "shareholders equity" as shown on a consolidated balance sheet for the Company and its subsidiaries at such date prepared in accordance with GAAP.

          (ee) "Permitted Acquisition" means any acquisition of Company securities pursuant to Section 2.1 of this Agreement and any additional acquisition of Company securities that does not increase Purchaser's beneficial ownership of Common Stock by more than 10% in any 12 consecutive month period.

          (ff)  "Permitted Indebtedness" means (i) any Indebtedness up to $20,000,000 to be used for ordinary working capital purposes only (excluding, without limitation, acquisitions, stock repurchases or Common Stock dividends), (ii) any Indebtedness in excess of $20,000,000 if, upon the incurrence of such Indebtedness, with respect to the Company and its subsidiaries for the LTM, on a consolidated basis, (x) the ratio of Pro Forma EBITDA for such period to the Pro Forma Fixed Charges for such period and (y) the ratio of EBITDA for such period to the Fixed Charges for such period would each be at least 3.5:1.

          (gg) "Permitted Transferees" means any Person to whom Securities are Transferred in a Transfer not in violation of this Agreement and who, if required by Section 5.1(a), enters into an Assumption Agreement, and includes any Person to whom a Permitted Transferee of any Investor (or a Permitted Transferee of a Permitted Transferee) who further Transfers shares of Common Stock and who is required to, and does, become bound by the terms of this Agreement.

          (hh) "Person" means an individual, a corporation, a partnership, an association, a trust or other entity or organization, including without limitation a government or political subdivision or an agency or instrumentality thereof.

          (ii)   "Pro Forma EBITDA" means EBITDA calculated by making the following pro forma adjustments (which shall be made in compliance with SEC requirements): (A) any acquisitions or dispositions since the beginning of the period for which Pro Forma EBITDA is being determined for which, under Rule 11-01 of Regulation S-X promulgated by the SEC, pro forma information would be required in filings with the SEC shall be reflected as if such acquisitions or dispositions had occurred at the beginning of such period and (B) rent amounts to be deducted from Net Income pursuant to clause (z) of the definition of EBITDA if the sale of the corporate campus real estate occurred after the beginning of the period for which Pro Forma EBITDA is being calculated shall be determined as if such sale had occurred at the beginning of such period.

          (jj)   "Pro Forma Fixed Charges" means Fixed Charges, with the following adjustment: Interest Expense shall be calculated by assuming that the amount of Indebtedness and other obligations giving rise to such Interest Expense on the most recent practical date on or prior to the determination of Pro Forma Fixed Charges plus, in the case of a calculation of Pro Forma Fixed Charges pursuant to Section 4.1(a) (and the calculation of Permitted Indebtedness), the Indebtedness proposed to be incurred had been the amount outstanding throughout the period for which Pro Forma Fixed Charges is being calculated.

          (kk) "Public Offering" means the sale of shares of any class of the Common Stock to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act.

          (ll)   "Purchaser Designees" has the meaning set forth in Section 3.1(a).

          (mm) "Restated Articles" means the Company's Articles of Restatement amending and restating is Articles of Incorporation dated [                        , 2005].

          (nn) "Restricted Securities" means any Voting Securities and any other securities convertible into, exchangeable for or exercisable for Voting Securities (whether immediately or otherwise), except any securities acquired pursuant to a Permitted Acquisition.

          (oo) "Revenues" means for any Person for any period, the revenues of such Person and its subsidiaries determined on a consolidated basis in accordance with GAAP.

          (pp) "Securities" means the Series A Preferred and the Common Stock held by the Purchaser as of the Effective Date.

          (qq) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          (rr)  "SEC" means the Securities and Exchange Commission.

          (ss)  "Senior Preferred" means the Series A Preferred and the Series B Preferred.

          (tt)  "Series B Preferred" means the Series B Preferred Stock of the Company.

          (uu) "Special Board Vote" means the affirmative vote or written consent of not fewer than 80% of the total number of directors of the Company.

          (vv) "Surviving Person" means the continuing, surviving or resulting Person in a Business Combination, the Person receiving a transfer of all or a substantial part of the properties and assets of the Company, or the Person consolidating with or merging into the Company in a Business Combination in which the Company is the continuing or surviving Person, but in connection with which the Senior Preferred is exchanged or converted into the securities of any other Person or the right to receive cash or any other property.

          (ww) "Total Voting Power" means, at any time, the aggregate number of votes which may then be cast by all holders of outstanding Voting Securities in the election of directors of the Company.

          (xx) "Transfer" means a transfer, sale, assignment, pledge, hypothecation or other disposition, whether directly or indirectly pursuant to the creation of a derivative security, the grant of an option or other right, the imposition of a restriction on disposition or voting or transfer by operation of law. Notwithstanding the foregoing, "Transfer" does not include any change of control of Purchaser or a successor of Purchaser.

          (yy) "Voting Securities" means the Common Stock and the Series A Preferred and all other securities of the Company entitled to vote generally in the election of directors of the Company, except to the extent such voting rights are dependent upon the non-payment of dividends, events of default or bankruptcy or other events not in the ordinary course of business.

          (zz) "Warrant" means the warrants to purchase Common Stock issued pursuant to the Amendment Agreement.

II.    STANDSTILL

        2.1    Acquisition of Restricted Securities.    Without prior Board Approval, no Investor will purchase or otherwise acquire beneficial ownership of any Restricted Securities if after such acquisition the Investors would have, in the aggregate, beneficial ownership of 25% or more of the Total Voting Power (the "25% Threshold"); provided, however, that the foregoing restriction will not apply to (i) any acquisition of Restricted Securities that is approved prior to such acquisition by a majority of the members of the Board that are not Purchaser Designees or Affiliates or Associates of any Investor or by the holders of a majority of the Total Voting Power, (ii) purchases of Common Stock upon exercise of any Warrant, (iii) the acquisition of beneficial ownership of additional Senior Preferred pursuant to the terms thereof and (iv) a Permitted Acquisition or any other transaction or series of transactions permitted or contemplated by this Agreement or the Amendment Agreement.

        2.2    Other Restrictions.    Without prior Board Approval, except as otherwise permitted hereunder, no Investor will do any of the following:

          (a)   solicit proxies from other shareholders of the Company in opposition to a recommendation of the Board for any matter to be considered at any meeting of the shareholders of the Company, except matters on which a vote of Series A Preferred or the Senior Preferred, in either case, as a separate voting group, is required or as permitted by this Agreement;

          (b)   knowingly form, join or participate in or encourage the formation of a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities of the Company, other than a group consisting solely of Affiliates of Purchaser or the Company; or

          (c)   deposit any Voting Securities of the Company into a voting trust or subject any such Voting Securities to any arrangement or agreement with respect to the voting thereof, other than any such trust, arrangement or agreement (i) the only parties to, or beneficiaries of, which are Affiliates of an Investor; and (ii) the terms of which do not require or expressly permit any party thereto to act in a manner inconsistent with this Agreement.

        2.3    No Breach.    No Investor will be deemed to have breached the terms of Section 2.1 above if Voting Securities beneficially owned by the Investors exceed the percentage limitation set forth in Section 2.1 due to any reduction in Total Voting Power or other action by the Company or due to any Investor's acquisition of Company securities pursuant to a Permitted Acquisition.

III.    BOARD REPRESENTATION; CONSULTATION

        3.1    Nomination and Voting.

          (a)   The Company will nominate for election as directors of the Company up to the following numbers of persons designated by Purchaser (the "Purchaser Designees"): (i) if Purchaser is the beneficial owner of 1,760,000 or more shares of Series A Preferred, two Purchaser Designees; (ii) if Purchaser is the beneficial owner of at least 880,000 but less than 1,760,000 shares of Series A Preferred, one Purchaser Designee; (iii) if Purchaser is the beneficial owner of at least one but less than 880,000 shares of Series A Preferred, one Purchaser Designee, provided, that such Purchaser Designee must be Donald J. McNamara, and Mr. McNamara must agree to serve as such Purchaser Designee; and (iv) in addition to any Purchaser Designee or Designees Purchaser is entitled to designate pursuant to clauses (i) through (iii) above, if Purchaser is the beneficial owner of at least 1,000,000 shares of Common Stock, one Purchaser Designee. If Purchaser is entitled to designate more than one Purchaser Designee, each will be nominated to be elected to a different class of directors to the extent the Board is divided into classes. The share numbers set forth in this Section 5.1(a) are subject to adjustment for any stock split, combination, stock dividend or similar event with respect to such shares.

          (b)   As of the effective date of this Agreement, Purchaser is entitled to designate three Purchaser Designees, and currently Donald J. McNamara and Brian A. Krisak serve on the Board as Purchaser Designees. The Company and Purchaser acknowledge that Robert A. Whitman, who serves as Chairman of the Board, is not a Purchaser Designee.

          (c)   The Company, at each meeting of shareholders of the Company at which directors are elected, will, to the extent requested by Purchaser, cause to be nominated for election as directors of the Company the appropriate number of Purchaser Designees as determined pursuant to Section 3.1(a), which in no event shall exceed three, provided, that if a class of only three or fewer directors stands for election at any meeting, no more than one Purchaser Designee shall stand for election at such meeting to serve as a member of such class. The Company will solicit proxies from its shareholders for such nominees, vote all management proxies in favor of such nominees, except for such proxies that specifically indicate to the contrary and otherwise use its best efforts to cause such nominees to be elected to the Board as herein contemplated.

          (d)   If any Purchaser Designee ceases to be a director of the Company, the Company will promptly upon the request of Purchaser cause a person designated by Purchaser to replace such director. If Purchaser fails to designate for election at a meeting of shareholders the full number of Purchaser Designees to which the Purchaser is entitled pursuant to Section 3.1(a), Purchaser will thereafter be permitted to designate additional Purchaser Designees, up to the additional number of Purchaser Designees that would be permitted pursuant to Section 3.1(a), and the Company will, promptly upon the request of Purchaser cause such additional Purchaser Designees to be elected or appointed a director of the Company.

          (e)   The Company covenants that the total number of seats on the Board (including any vacant seats) will in no event exceed 15 so long as Purchaser is entitled to designate at least one Purchaser Designee.

          (f)    At all times after the date hereof, if Purchaser is entitled to designate at least one Purchaser Designee, and to the extent permitted by law and applicable rules of the New York Stock Exchange, the Company shall ensure that at least one Purchaser Designee is a member of any committee of the Board requested by Purchaser, other than any special committee of directors formed as a result of any conflict of interest arising from any Purchaser Designee's relationship with Purchaser.

          (g)   So long as Purchaser beneficially owns a majority of the outstanding shares of Series A Preferred, persons elected to the Board by holders of the Series A Preferred pursuant to Article IV.C.4(d) of the Restated Articles (the "Default Designees") will be deemed to be Purchaser Designees for purposes of Sections 3.1(d) through (g). If Purchaser beneficially owns less than a majority of the outstanding shares of Series A Preferred, then the Default Designees will not be deemed to be Purchaser Designees for purposes of Section 3.1(d) through (g).

        3.2    Director Fees.    Designees of Purchaser will not be entitled to receive fees from the Company for their service as directors for any period during which Hampstead Interests, LP receives a fee pursuant to the Amended and Restated Monitoring Agreement, dated as of the date hereof, between the Company and Hampstead Interests, LP (as amended from time to time).

        3.3    Consultation.    So long as (i) Purchaser is the beneficial owner of at least 880,000 shares of Series A Preferred (subject to adjustment for any stock split, combination, stock dividend or similar event with respect to the Series A Preferred) and (ii) Donald J. McNamara retains substantially the same authority of a Managing Partner of Purchaser (as CEO and President of Hampstead Associates, Inc. or otherwise), Purchaser will have the right to consult with the Company, including its principal officers, and to participate in the drawing up of any recommendation or Company position, prior to its presentation to the Board of Directors (if applicable) or implementation, regarding the following:

          (a)   the appointment and/or termination of the chief executive officer, chief operating officer, president and chief financial officer, or any person or persons fulfilling similar duties;

          (b)   the remuneration, both cash and non-cash, and other benefits of the officers and of any managers of the Company with annual salaries in excess of $100,000;

          (c)   the appointment and/or termination of the Company's auditors and accountants;

          (d)   the annual operating and capital budgets of the Company;

          (e)   any deviation from the approved budgets referred to in paragraph (d) by more than 20 percent on any line item or 10 percent of the total budget; and

          (f)    the Company's annual or long range strategic plans which incorporate specific business strategies, operating agenda, investment and disposition objectives, or capitalization and funding strategies.

The foregoing rights are in addition to any voting or other rights granted to Purchaser by any other document or agreement or by any law, rule or regulation.

        3.4    Access.    So long as (i) Purchaser is the beneficial owner of at least 880,000 shares of Series A Preferred (subject to any stock split, combination, stock dividend or similar event with respect to the Series A Preferred) and (ii) Donald J. McNamara retains substantially the same authority of a Managing Partner of Purchaser (as CEO and President of Hampstead Associates, Inc. or otherwise), the Company will, and will cause its subsidiaries and each of the Company's and its subsidiaries' officers, directors, employees, agents, representatives, accountants and counsel to: (a) afford the members, officers, employees and authorized agents, accountants, counsel, financing sources and representatives of Purchaser reasonable access, during normal business hours and without unreasonable interference with business operations, to the offices, properties, other facilities, books and records of the Company and each subsidiary and to those officers, directors, employees, agents, accountants and counsel of the Company and of each subsidiary who have any knowledge relating to the Company or any subsidiary and (b) furnish to the members, officers, employees and authorized agents, accountants, counsel, financing sources and representatives of Purchaser, such additional financial and operating data and other information regarding the assets, properties and goodwill of the Company and its subsidiaries (or legible copies thereof) as Purchaser may from time to time reasonably request.

IV.    PURCHASER CONSENT RIGHTS

        4.1    Extraordinary Actions.    So long as Purchaser is entitled to designate at least two Purchaser Designees, the approval of a Special Board Vote will be required for the Company to effect any of the following transactions without first obtaining Purchaser's prior written consent:

          (a)   the incurrence of Excess Debt;

          (b)   a Major Divestiture with respect to which the Company does not satisfy the Financial Test; and

          (c)   a Major Acquisition, the Purchase Price of which exceeds seven times the acquired entity's or business' EBITDA for the LTM.

        4.2    Business Combinations, Etc.    So long as Purchaser is the beneficial owner of at least 880,000 shares of Series A Preferred (as adjusted for any stock dividends, combinations or splits with respect to the Series A Preferred), the Company may not, without obtaining the prior written consent of Purchaser:

          (a)   authorize or effect any merger, consolidation, combination, recapitalization, reorganization or other transaction (whether or not the Company is the Surviving Person) (any such transaction, a "Business Combination") or sale, assignment, transfer, conveyance or other disposal of all or substantially all of its properties or assets in one or more related transactions to another Person unless: (A) the Company is the Surviving Person or the Surviving Person is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (B) the Senior Preferred remains outstanding (if the Surviving Person is the

  Company) or is converted into or exchanged for and becomes shares of the Surviving Person (if other than the Company), in each case such that the Senior Preferred or shares into which it is converted or for which it is exchanged has in respect of the Surviving Person the same powers, preferences and relative participating optional or other special rights, and the qualifications, limitations or restrictions thereon, that the Senior Preferred had immediately prior to such transaction, and such Surviving Person has no class of shares either authorized or outstanding ranking prior to or on a parity with the Senior Preferred except the same number of shares ranking prior to or on a parity with the Senior Preferred and having the same rights and preferences as the shares of the Company authorized and outstanding immediately prior to any such transaction and (C) the Company delivers to Purchaser prior to the consummation of the proposed transaction an officers' certificate and an opinion of counsel to the combined effect that such transaction complies with the terms of this Section 4.2(a) and that all conditions precedent to such transaction have been satisfied; or

          (b)   pay any Common Stock Dividends or complete any Common Stock Repurchases in the amount (valued in the good faith opinion of the Board), if any, by which the aggregate of all Common Stock Dividends plus the gross amount expended by the Company or any direct or indirect subsidiary thereof to complete Common Stock Repurchases for the LTM, exceeds 10% of the Net Income for the LTM; provided, however, that if (i) the Company previously has redeemed a sufficient number of shares of Senior Preferred such that it has paid to holders of Senior Preferred at least $30 million in aggregate Liquidation Price (as such term is defined in the Restated Articles), whether pursuant to the Restated Articles or the provisions of Section 5.2 below, (ii) the Company has prior to and will have after the payment of any such Common Stock Dividends or completion of any such Common Stock Repurchases positive Net Working Capital and (iii) the Company's Pro Forma EBITDA for the LTM equals or exceeds at least two times the Company's Pro Forma Fixed Charges for the LTM, then the Company may utilize any or all of its cash in excess of 56.2% of the aggregate Liquidation Price of, and all accrued and unpaid dividends on, all then remaining outstanding shares of Senior Preferred to pay any such Common Stock Dividends or complete any such Common Stock Repurchases; provided, further, that (x) no such Common Stock Dividend may be paid to, and no such Common Stock Repurchase may be completed with, any Affiliate of the Company and (y) the aggregate amount of any such Common Stock Dividends (without limiting the aggregate amount of any such Common Stock Repurchases) may not exceed 25% of Net Income for the LTM.

V.    TRANSFER OF SECURITIES

        5.1    Transferability.

          (a)   Any Investor may Transfer all or any part of the shares of Senior Preferred held by such Investor to any Person provided one of the three following conditions is satisfied:

              (i)  the Person duly executes and delivers an Assumption Agreement;

             (ii)  the Company has fully exercised its Redemption Right pursuant to Section 5.2 or the Redemption Right has otherwise expired; or

            (iii)  the aggregate Liquidation Price of all Initial Purchaser Shares that remain in Purchaser's possession immediately following such Transfer will equal or exceed $30,000,000.

  The foregoing notwithstanding, no Transfer will be permitted (other than pursuant to a Public Offering) pursuant to clause (i), (ii) or (iii) unless in connection therewith the Company has been furnished an opinion of such Investor's counsel (which counsel shall be reasonably acceptable to the Company, provided, that any law firm having at least 100 lawyers, including associates and partners, shall be deemed acceptable, "Counsel") to the effect that such Transfer is exempt from or not subject to the registration requirements of Section 5 of the Securities Act.

          (b)   In the event of any purported Transfer by any Investor of any shares of Senior Preferred not permitted by Section 5.1(a), such purported Transfer will be void and of no effect and the Company will not give effect to such Transfer.

          (c)   Each certificate representing shares of Senior Preferred issued to any Investor will bear a legend on the face thereof substantially to the following effect (with such additions thereto or changes therein as the Company may be advised by counsel are required by law) (the "Legend"):

            "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS AGREEMENT BETWEEN THE COMPANY AND (INVESTOR), A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH SHAREHOLDERS AGREEMENT."

            "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR ANY OTHER APPLICABLE LAW OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

  The Legend will be removed by the Company by the delivery of substitute certificates without such Legend in the event of (i) a Transfer permitted by Section 5.1(a) and in which the Transferee is not required to enter into an Assumption Agreement or (ii) the termination of this Article V pursuant to the terms of this Agreement; provided, however, that the second paragraph of such Legend will only be removed if at such time a legal opinion from counsel to the Transferee shall have been obtained to the effect that such legend is no longer required for purposes of applicable securities laws. In connection with the foregoing, the Company agrees that, if the company is required to file reports under the Exchange Act, for so long as and to the extent necessary to permit any Investor to sell the Securities pursuant to Rule 144, the Company will use its reasonable best efforts to file, on a timely basis, all reports required to be filed with the SEC by it pursuant to Section 13 of the Exchange Act, furnish to the Investors upon request a written statement as to whether the Company has complied with such reporting requirements during the 12 months preceding any proposed sale under Rule 144 and otherwise use its reasonable best efforts to permit such sales pursuant to Rule 144.

        5.2    Company Special Redemption Right.

          (a)   The Company, at any time, at it sole option, may, upon 15 business days prior notice to Investors, redeem from Investors, on a pro-rata basis according to the number of shares of Senior Preferred then held by them, up to an aggregate number of shares of Senior Preferred held by such Investors having an aggregate Liquidation Price of $30 million (the "Redemption Right"). The purchase price per share of Senior Preferred payable to Investors upon any exercise by the Company of its Redemption Right (the "Redemption Price") shall be determined as follows:

              (i)  until the first anniversary of the Effective Date, the Redemption Price will be 100% of the Liquidation Price plus accrued and unpaid dividends on the Senior Preferred to the date of payment;

             (ii)  thereafter, until the second anniversary of the Effective Date, the Redemption Price will be 101% of the Liquidation Price plus accrued and unpaid dividends on the Senior Preferred to the date of payment;

            (iii)  thereafter, until the third anniversary of the Effective Date, the Redemption Price will be 102% of the Liquidation Price plus accrued and unpaid dividends on the Senior Preferred to the date of payment; and

            (iv)  thereafter, until the fourth anniversary of the Effective Date, the Redemption Price will be 103% of the Liquidation Price plus accrued and unpaid dividends on the Senior Preferred to the date of payment.

          (b)   Any notice of redemption given pursuant to Section 5.2(a) ("Redemption Notice") will be given in writing by the Company by first class mail, postage prepaid, to the Investors by the Board at each such Investor's address as it appears on the stock books of the Company, provided, that no failure to give such notice nor any deficiency therein will affect the validity of the procedure for redemption of any shares of Senior Preferred except as to the Investor or Investors to whom the Company has failed to give such notice or whose notice was defective. The Redemption Notice will state:

              (i)  the applicable Redemption Price;

             (ii)  the total number of shares of Senior Preferred being redeemed;

            (iii)  the date fixed for redemption by the Board (the "Redemption Date");

            (iv)  the place or places and manner in which each Investor is to surrender his or her certificate(s) to the Company; and

             (v)  that dividends on the shares of Senior Preferred to be redeemed will cease to accumulate on the Redemption Date unless the Company defaults on the Redemption Price.

          (c)   Upon surrender of the certificate(s) representing shares of Senior Preferred that are the subject of redemption pursuant to Section 5.2(a), duly endorsed (or otherwise in proper form for transfer, as determined by the Company), in the manner and at the place designated in the Redemption Notice and on the Redemption Date, the full Redemption Price for such shares will be paid in cash to the Person whose name appears on such certificate(s) as the owner thereof, and each surrendered certificate will be canceled and retired.

          (d)   In accordance with the Restated Articles, on and after the Redemption Date, unless the Company defaults in the payment in full of the applicable Redemption Price, dividends on the Senior Preferred to be redeemed will cease to accumulate, and all rights of the holders thereof will terminate with respect thereto on the Redemption Date, other than the right to receive the Redemption Price.

        5.3    Purchaser Special Redemption Right.    In the event of a Change in Control or if the Company enters into a definitive agreement providing for a Change in Control, the Company will, within 30 calendar days after such Change in Control or the execution of such an agreement, offer to purchase each then-outstanding share of Senior Preferred held by an Investor for a cash amount per share equal to 101% of the Liquidation Price, plus all accrued and unpaid dividends on the Senior Preferred to the date of payment. Within 10 calendar days after such Change in Control or the execution of such an agreement, the Company will provide written notice to each Investor at such Investor's address as it appears on the stock books of the Company. The Company will extend such offer for a period of 20 business days after commencing such offer and will purchase any shares tendered to the Company pursuant to such offer at the end of such 20-business day period. Dividends will cease to accrue with respect to shares of Senior Preferred tendered and all rights of holders of such tendered shares will terminate, except for the right to receive payment therefor, on the date such shares are purchased and paid for by the Company.

VI.    TERMINATION

        6.1    Termination.    The provisions of this Agreement specified below will terminate, and be of no further force or effect (other than with respect to prior breaches), as follows:

          (a)   Articles II, III and IV will terminate (but in the case of subparagraphs (ii) through (vi), only as to the Investor that has given the notice contemplated thereby), upon the earliest to occur of the following dates or events:

              (i)  ten years after the date hereof;

             (ii)  notice that an Investor has determined to terminate this Agreement effective as of a date stated in such notice, at any time following the announcement by any Person or group (other than an Investor) that it intends to commence a tender offer for or otherwise acquire Voting Securities if, after the completion of such proposed tender offer or acquisition, such Person or group, together with all persons and entities controlling, controlled by or under common control (or in a group with it), would own 20% or more of the Total Voting Power;

            (iii)  notice that an Investor has determined to terminate this Agreement effective as of a date stated in such notice, at any time following the acquisition by any Person or group of 20% or more of the Total Voting Power or the filing by any Person or group (other than an Investor) of any document with a governmental agency (including without limitation a Schedule 13D with the SEC or a notification under the Hart-Scott-Rodino Antitrust Improvement Act) to the effect that such person, entity or group intends or contemplates acquiring Voting Securities if, after the completion of such proposed acquisition, such person, entity or group, together with all persons and entities controlling, controlled by or under common control or in a group with it, would own 20% or more of the Total Voting Power;

            (iv)  notice that an Investor has determined to terminate this Agreement effective as of a date stated in such notice, at any time following the execution, approval by the Board or announcement of an agreement, agreement in principle or proposal (whether or not subject to approval by the Board or other corporate action) that provides for or involves (A) the merger of the Company with or into any other entity, (B) the sale of all or any significant part of the assets of the Company, (C) the reorganization or liquidation of the Company or (D) any similar transaction or event that is subject to approval by the shareholders of the Company;

             (v)  notice that an Investor has determined to terminate this Agreement effective as of a date stated in such notice at any time following the failure by the Board or the Company to observe any of the provisions of this Agreement hereof which breach has continued for at least five calendar days after notice thereof to the Company from Purchaser; and

            (vi)  with respect to Purchaser only, notice that Purchaser has determined to terminate this Agreement following (A) the failure of the shareholders of the Company to elect any Purchaser Designee as a director, (B) the removal of any Purchaser Designee from the Board, (C) the failure of the Board to replace any Purchaser Designee with a person designated by an Investor or (D) the failure of the Board to effect without unreasonable delay and maintain the committee appointments required under Section 3.1(f);

          (b)   Article V will terminate on the fourth anniversary of the date of this Agreement;

          (c)   Any portion or all of this Agreement will terminate and be of no further force and effect upon a written agreement of the parties to that effect; and

          (d)   All other sections of this Agreement will terminate at such time as all other sections of this Agreement have terminated.

VII.    MISCELLANEOUS

        7.1    Specific Performance.    The parties agree that any breach by any of them of any provision of this Agreement would irreparably injure the Company or Purchaser, as the case may be, and that money damages would be an inadequate remedy therefor. Accordingly, the parties agree that the other parties will be entitled to one or more injunctions enjoining any such breach and requiring specific performance of this Agreement and consent to the entry thereof, in addition to any other remedy to which such other parties are entitled at law or in equity; provided, however, that in the event the Company breaches or is unable to perform (even if legally excused therefrom) Section 3.1, the obligations of Purchaser under Article II hereof will terminate without further action but the Company will have no liability for damages as a result thereof.

        7.2    Notices.    All notices, requests and other communications to either party hereunder will be in writing (including telecopy or similar writing) and will be given,

  if to the Company, to:

    Franklin Covey Co.
    2200 West Parkway Boulevard
    Salt Lake City, Utah 84119-2331
    Attention: Val J. Christensen
    Fax: (801) 817-8723

  with a copy to:

    Joel C. Peterson
    Chairman of the Special Committee of the Board of Directors
    c/o Peterson Partners LP
    299 South Main Street, Suite 2250
    Salt Lake City, Utah 84111
    Fax: (801) 359-8840

  with a copy to:

    Dorsey & Whitney LLP
    170 South Main Street, Suite 900
    Salt Lake City, Utah 84101
    Attention: Nolan S. Taylor
    Fax: (801) 933-7373

  If to any member of Purchaser, to:

    Knowledge Capital Investment Group
    c/o The Hampstead Group, LLC
    3232 McKinney Avenue
    Suite 890
    Dallas, Texas 75201
    Attention: Donald J. McNamara
    Fax: (214) 220-4924

  with a copy to:

    Munsch Hardt Kopf & Harr, P.C.
    1445 Ross Avenue
    Suite 4000
    Dallas, Texas 75202
    Attention: William T. Cavanaugh, Jr.
    Fax: (214) 978-4371

or such other address or telecopier number as such party may hereafter specify for the purpose of notice to the other party hereto. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 7.2.

        7.3    Amendments; No Waivers.

          (a)   Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b)   No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by law.

        7.4    Expenses.    Except as otherwise provided herein or in the Amendment Agreement, all costs and expenses incurred in connection with this Agreement will be paid by the party incurring such cost or expense.

        7.5    Successors and Assigns.    The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that none of the parties may assign, delegate or otherwise transfer any of their rights or obligations under this Agreement without the written consent of the other parties hereto, except that Purchaser may assign, delegate or otherwise transfer any of its rights hereunder to any of its Affiliates which commits to the Company in writing to be bound by the terms hereof (but no assignment or transfer shall relieve Purchaser of its obligations hereunder) and, upon such assignment or transfer, references to Purchaser herein will be deemed to include any such Affiliate. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

        7.6    Counterparts; Effectiveness.    This Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement will become effective when each party hereto will have received a counterpart hereof signed by the other party hereto.

        7.7    Entire Agreement.    This Agreement, the Amendment Agreement and the documents contemplated thereby (and all schedules and exhibits thereto) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect thereto. No representation, inducement, promise, understanding, condition or warranty not set forth herein or therein has been made or relied upon by any of the parties hereto.

        7.8    Governing Law.    This Agreement shall be construed in accordance with and governed by the laws of the State of Utah, without giving effect to the principles of conflict of laws thereof.

        7.9    Registration Rights.    Upon consummation of one or more Transfers of Securities by an Investor (other than a Transfer in a Public Offering) to any Qualified Transferee (as such term is defined in the Amended and Restated Registration Rights Agreement, dated as of the date hereof, between Purchaser and the Company (the "Registration Rights Agreement")), the Company and each such Qualified Transferee will enter into a registration rights agreement substantially in the form of the Registration Rights Agreement (to the extent of the registration rights such Qualified Transferee is entitled to receive pursuant to the Registration Rights Agreement) with such modifications thereto as are acceptable to such Qualified Transferee and the Transferring Investor and do not materially increase the Company's obligations thereunder (excluding the effects of multiple parties).

[Signature page follows.]

        IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Shareholders Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FRANKLIN COVEY CO.
By:
Name:
Title:
KNOWLEDGE CAPITAL INVESTMENT GROUP
By:	Inspiration Investments Partners III, L.P.
Its:	Manager
By:	Inspiration Investments GenPar III, L.P.
Its:	General Partner
By:	Hampstead Associates, Inc.
Its:	Managing General Partner
By:
Name:
Title:

EXHIBIT A

FORM OF ASSUMPTION AGREEMENT

        ASSUMPTION AGREEMENT (this "Agreement"), dated as of                        , by                         ("Transferee") in favor of Franklin Covey Co., a Utah corporation (the "Company").

RECITALS

        A. The Company and Knowledge Capital Investment Group ("KC") are parties to an Amended and Restated Shareholders Agreement dated as of [                        , 2005] (the "Shareholders Agreement"); and

        B. As contemplated by the Shareholders Agreement, certain transfers by KC of shares of the Company's Series A Preferred Stock, which, except in certain circumstances, automatically convert into shares of the Company's Series B Preferred Stock (the "Series B Preferred") immediately prior to such transfer, require KC and the Transferee to enter into this Agreement in favor of the Company.

        NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

        1.     Transferee hereby acknowledges receipt from KC of                        shares of Series B(1) Preferred and will, and hereby agrees to, become a party to, and be bound by, to the same extent as KC, the terms of the Shareholders Agreement, including, without limitation, the obligations set forth in Section 5.2; provided, however, that Article III of the Shareholders Agreement will not be applicable to Transferee, and Transferee will have no rights or obligations thereunder. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Shareholders Agreement.

(1)
Replace with Series A if the Transferee qualifies to receive shares of Series A Preferred Stock pursuant to the Restated Articles.

        2.     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Utah, without giving effect to the principles of conflict of laws hereto.

        3.     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

E-A-1

        IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

[TRANSFEREE]
By:
Name:
Title:
KNOWLEDGE CAPITAL INVESTMENT GROUP
	By:	Inspiration Investments Partners III, L.P.
	Its:	Manager
	By:	Inspiration Investments GenPar III, L.P.
	Its:	General Partner
	By:	Hampstead Associates, Inc.
	Its:	Managing General Partner
By:
Name:
Title:
Agreed and Accepted:
FRANKLIN COVEY CO.
By:
Name:
Title:

E-A-2

Appendix F

Execution Copy

PREFERRED STOCK AMENDMENT AND
WARRANT ISSUANCE AGREEMENT

        THIS PREFERRED STOCK AMENDMENT AND WARRANT ISSUANCE AGREEMENT (this "Agreement"), dated as of November 29, 2004, between Knowledge Capital Investment Group, a Texas general partnership (the "Purchaser"), and Franklin Covey Co., a Utah corporation (the "Company").

        WHEREAS, the Company has previously issued to Purchaser shares of the Company's Series A Preferred Stock (the "Series A Preferred") pursuant to the Stock Purchase Agreement dated May 11, 1999 between the Company and Purchaser;

        WHEREAS, the Company and Purchaser desire to amend the designations, voting powers, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions of the Series A Preferred and the Company's Series B Preferred Stock, of which no shares are currently issued and outstanding (the "Series B Preferred"), and, in connection with such amendment, cause the Company to issue to Purchaser and all other holders of outstanding shares of Series A Preferred as of the Closing Date (as defined below) (all such holders, including Purchaser, collectively the "Current Series A Holders") warrants to purchase shares of the Company's common stock, $0.05 par value per share (the "Common Stock"), in accordance with the terms and conditions set forth in this Agreement; and

        WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the willingness of the Company to enter into this Agreement, Purchaser is entering into a Voting Agreement with the Company in the form attached hereto as Exhibit A (the "Voting Agreement").

I.    RESTATED ARTICLES AND WARRANT ISSUANCE

        1.1    Restated Articles.    Subject to obtaining the Required Approvals (as defined in Section 2.4(b) below) and the other terms and conditions set forth in this Agreement, the board of directors of the Company has authorized, at the Closing (as defined in Section 1.3 below), the amendment and restatement of the Company's Articles of Incorporation currently in effect (the "Prior Articles") as set forth in the Articles of Restatement attached hereto as Exhibit B (the "Restated Articles") to (i) restate the Company's Articles of Incorporation generally, (ii) increase the authorized number of shares of the Company's preferred stock, no par value per share (the "Preferred Stock"), (iii) to effect a four-for-one forward split of its Series A Preferred, (iv) to increase the number of shares of Preferred Stock designated as Series A Preferred and to cause the Series A Preferred, as amended, to have the designations, voting powers, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions set forth in the Restated Articles, (v) to increase the number of shares of Preferred Stock designated as Series B Preferred and to cause the Series B Preferred to have the designations, voting powers, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions set forth in the Restated Articles and (vi) to eliminate from the Prior Articles certain miscellaneous inoperative provisions.

        1.2    Issuance of Warrants.

          (a)   At the Closing, the Company will issue to Purchaser a warrant to purchase 5,913,402 shares of Common Stock in the form attached hereto as Exhibit C (the "Purchaser Warrant").

          (b)   Within 10 days following the Closing, the Company (or the Company's transfer agent at the direction of the Company) will deliver to each Current Series A Holder other than Purchaser a

  Transmittal Letter in the form attached hereto as Exhibit D. Upon the receipt by the Company (or, if directed by the Company, the transfer agent) of a completed and executed Transmittal Letter from any such Current Series A Holder, and, as requested in the Transmittal Letter, such Current Series A Holder's certificate or certificates representing shares of Series A Preferred, within 10 days thereafter, the Company (or the transfer agent as directed by the Company) shall deliver to such Current Series A Holder (i) a warrant in the form attached hereto as Exhibit C to purchase 71.43 shares of Common Stock for each $1,000 of aggregate Liquidation Price (as such term is defined in the Prior Articles) attributable to the shares of Series A Preferred held by such Current Series A Holder as of the Closing Date (which number of shares when calculated shall be rounded to the nearest whole number of shares) and (ii) such Current Series A Holder's (A) certificate or certificates representing such holder's shares of Series A Preferred endorsed with the legend required by Section C.8(b)(iii) of Article IV of the Restated Articles, or (B) if applicable, new certificate or certificates representing the number of shares of Series A Preferred held by such holder following the effectiveness of one-to-four forward split of the Series A Preferred contemplated in Section C.2 of Article IV of the Restated Articles. All warrants issued to Current Series A Holders pursuant to this Agreement, including without limitation the Purchaser Warrant, are referred to collectively herein as the "Warrants."

        1.3    Closing.    The closing of the issuance of the Purchaser Warrant (the "Closing") will take place at the offices of Dorsey & Whitney LLP, 170 South Main Street, Suite 900, Salt Lake City, Utah, at 10:00 a.m. local time on the third business day following satisfaction or waiver of all conditions set forth in Article V. (The date on which the Closing occurs is the "Closing Date.")

        1.4    Closing Deliveries.

          (a)   At or prior to the Closing, Purchaser will deliver to the Company:

              (i)  a certificate executed by an authorized signatory of Purchaser ("Purchaser's Manager") certifying that the conditions set forth in Section 5.1(a) have been satisfied;

             (ii)  an Amended and Restated Shareholders Agreement in the form attached hereto as Exhibit E (the "Shareholders Agreement"), duly executed by Purchaser;

            (iii)  an Amended and Restated Registration Rights Agreement in the form attached hereto as Exhibit F (the "Registration Rights Agreement"), duly executed by the Purchaser; and

            (iv)  an Amended and Restated Monitoring Agreement in the form attached hereto as Exhibit G (the "Monitoring Agreement") duly executed by an authorized signatory of Hampstead Interests, L.P.

          (b)   At or prior to the Closing, the Company will deliver to Purchaser:

              (i)  the Purchaser Warrant duly executed by the Company;

             (ii)  a certificate executed by each of the Chief Executive Officer and Chief Financial Officer of the Company certifying that the conditions set forth in Section 5.2(a) have been satisfied;

            (iii)  the Shareholders Agreement duly executed by the Company;

            (iv)  the Registration Rights Agreement duly executed by the Company;

             (v)  the Monitoring Agreement duly executed by the Company; and

            (vi)  the legal opinion of Dorsey & Whitney LLP, counsel to the Special Committee of the Board of Directors of the Company, addressed to the Purchaser and dated as of the Closing Date, in the form attached hereto as Exhibit H and substance reasonably satisfactory to Purchaser.

          (c)   At or prior to the Closing, the Company and Purchaser will deliver to each other such other documents and instruments required to be delivered by them pursuant to Article V.

II.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company acknowledges that Purchaser was induced to enter into, and entered into, this Agreement relying upon the representations, warranties and covenants of the Company set forth in this Agreement. Accordingly, the Company represents and warrants to Purchaser that, except as expressly set forth in the Company's filings (the "Company Filed SEC Documents") with the Securities and Exchange Commission (the "SEC") made during the period between January 1, 2004 and November 26, 2004 (the "Measurement Date"):

        2.1    Organization.

          (a)   The Company and each of its Subsidiaries (which for the purposes of this Agreement includes any and all corporations, partnerships or other legal entities in which the Company or one or more of its other Subsidiaries has the power to (i) elect a majority of the board of directors or similar governing body or (ii) otherwise direct the management and operations thereof, including, without limitation, limited partnerships in which the Company or other Subsidiaries are general partners): (A) is a corporation or other legal entity duly organized or formed, validly existing and in good standing or otherwise authorized to transact business under the laws of the jurisdiction of its organization, (B) has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (C) is duly qualified or licensed and in good standing or otherwise authorized to transact business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in each case to the extent that (1) any Subsidiary's failure to be so organized, existing, in good standing or otherwise authorized or qualified or (2) the Company's or any Subsidiary's failure to be so licensed could not have a Material Adverse Effect. For purposes of this Agreement, the term "Material Adverse Effect" means the existence or occurrence of any event or circumstance which, alone or together with like events and circumstances, could have a material adverse effect on (x) the business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, (y) the ability of the Company or any Subsidiary freely and without liability or material delay to perform its obligations under this Agreement and the other documents contemplated hereby (collectively, the "Related Agreements") or any Material Contract (as defined in Section 2.6(a)) or (z) the validity or enforceability of any of the documents referred to in the immediately proceeding clause (y) or the rights or remedies of Purchaser hereunder or thereunder.

          (b)   Schedule 2.1(b) sets forth a true and correct list of all of the Subsidiaries, their jurisdictions of organization or formation, the percentage or other interests owned (directly or indirectly) by the Company and the owners of all other capital stock or equity interests therein.

          (c)   True and complete copies of the Articles of Incorporation and Bylaws of the Company currently in effect, including all amendments and modifications thereto have been made available to Purchaser.

        2.2    Capitalization.

          (a)   Prior to filing the Restated Articles, the authorized capital stock of the Company consists of 40,000,000 shares of Common Stock and 4,000,000 shares of Preferred Stock. As of the Measurement Date (but prior to filing the Restated Articles), (i) 20,242,403 shares of Common Stock were issued and outstanding, (ii) 873,457 shares of Series A Preferred were issued and outstanding, (iii) no shares of Series B Preferred were issued and outstanding, (iv) 6,813,491 shares of Common Stock were held by the Company in treasury, all of which have been listed for trading on the New York Stock Exchange, (v) 1,065,640 shares of Common Stock were reserved for issuance under the Amended and Restated 1992 Stock Incentive Plan, as amended (the "Stock Incentive Plan"), (vi) 1,602,000 shares of Common Stock were reserved for issuance pursuant to the Non-Qualified Executive Stock Option Plan of 2000, (vii) 1,000,000 shares of Common Stock were reserved for issuance under the 2004 Employee Stock Purchase Plan, and (viii) 300,000 shares of Common Stock were reserved for issuance under the 2004 Non-Employee Directors' Stock Incentive Plan. Except as set forth in the preceding sentences of this Section 2.2(a), there are no shares of capital stock of the company authorized, issued or outstanding.

          (b)   Except for the obligations of the Company arising under (i) options granted under the Stock Incentive Plan and described in the Company Filed SEC Documents (the "Existing Stock Options"), which are specifically listed on Schedule 2.2(b), and (ii) this Agreement, there are no outstanding subscriptions, options, warrants, rights, convertible securities or any other agreements, arrangements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company or any Subsidiary obligating the Company or any Subsidiary to (A) issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any Subsidiary, (B) grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment or (C) make payment of money or incurrence of indebtedness based upon market prices of the Company's securities or changes in the Company's capitalization.

        2.3    Validity of Shares Issuable upon Exercise of the Warrants.    The Common Stock issuable upon exercise of the Warrants has been duly authorized for issuance and, when issued to Purchaser and the other Current Series A Holders in accordance with the terms of the Warrants, will be duly and validly issued, fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. At the Closing and upon exercise of the Warrants pursuant to their terms, from time to time, as the case may be, the Current Series A Holders will acquire good and valid title to the Warrants and the relevant shares of Common Stock issuable upon their exercise, in each case free and clear of any and all liens, claims, charges, encumbrances, restrictions on voting or alienation or otherwise, or adverse interests (collectively, "Encumbrances"), except, in the case of the Warrants, as provided in the Warrants.

        2.4    Authority; Binding Effect; Etc.

          (a)   Except for the Required Approvals (as defined in Section 2.4(b)), the Company has the requisite corporate power and authority to execute and deliver this Agreement and the Related Agreements (collectively, the "Transaction Documents"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of the Transaction Documents, the performance by the Company of its obligations thereunder and the consummation by the Company of the transactions contemplated thereby have been duly and validly authorized by the Board of Directors of the Company (the "Board"), and, except for the Required Approvals, no other corporate authorizations, approvals or proceedings are required in connection with such execution, delivery, performance or consummation under the Company's Articles of Incorporation, Bylaws, any agreement or instrument to which the Company is a party or any law, rule, regulation or requirement to which the Company is subject. The Transaction Documents have been or will be duly and validly executed and delivered by the Company, and each of the Transaction Documents constitutes or will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its respective terms.

          (b)   The Board has taken all actions necessary to approve each of the Transaction Documents and the transactions contemplated thereby except for the following shareholder approvals required pursuant to the Company's Articles of Incorporation, Bylaws, the Utah Revised Business

  Corporation Act (the "URBCA"), other applicable laws and/or the listing rules of the New York Stock Exchange (collectively, the "Required Approvals"): (i) general approval of a majority of all voting shares present at the meeting so long as a quorum is present, including holders of shares of Series A Preferred voting on an as-converted basis, (ii) approval of the holders of two-thirds of the outstanding shares of Series A Preferred and (iii) approval of a majority of the shares of common stock present at the meeting so long as a quorum is present, excluding holders of shares of Series A Preferred voting on an as-converted basis.

        2.5    SEC Filings.

          (a)   Except as otherwise described on Schedule 2.5(a), the Company and each of its Subsidiaries have filed all required forms, reports and documents with the SEC since January 1, 2002, including without limitation all exhibits thereto (collectively, the "SEC Documents"), each of which complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the dates so filed. None of the SEC Documents (as of their respective filing dates) contained or as of the Closing will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (b)   Except as described on Schedule 2.5(b), the audited and unaudited consolidated financial statements, together with notes thereto, of the Company and its Subsidiaries included (or incorporated by reference) in the SEC Documents present fairly, in all material aspects, the financial position of the Company and its consolidated Subsidiaries as of the date thereof and the results of their operations for the periods then ended. Except as described on Schedule 2.5(b), all audited financial statements referred to above have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") for year-end financial information and with the instructions to Form 10-K and Regulation S-X, and all unaudited financial statements referred to above have been prepared in accordance with GAAP for interim financial information and with the instructions to Form 10-Q and Regulation S-X. Accordingly, except as described on Schedule 2.5(b), while such unaudited financial statements do not include all the information and footnotes required by GAAP for complete financial statements, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Neither the Company nor any of its Subsidiaries has any liabilities or obligations, fixed or contingent, not reflected in such financial statements, except for (i) liabilities and obligations which in the aggregate are not material and have been incurred in the ordinary course of business since August 31, 2003 and (ii) liabilities and obligations specifically listed and described in reasonable detail on Schedule 2.5(b).

          (c)   No representation or warranty made by the Company in this Agreement or to be made in the other documents contemplated hereby, no statement contained in any written financial or operating data furnished or to be furnished by or on behalf of the Company to Purchaser in connection with the transactions contemplated hereby and thereby (including without limitation the unaudited interim financial statements, consolidated or otherwise, of the Company delivered to Purchaser, but excluding any financial forecasts or projections) contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were or will be made, not misleading, or necessary in order fully to provide the information required or purported to be provided therein.

        2.6    Absence of Certain Changes, Etc.

          (a)   Except as disclosed on Schedule 2.6(a) or in Company Filed SEC Documents, since August 31, 2003, neither the Company nor any of its Subsidiaries has entered into any binding oral or written contract, agreement, arrangement or understanding that is material to its business (other than the Transaction Documents and the transactions contemplated thereby) (each, a "Material Contract") or any material transaction, or conducted its business and operations other than in the ordinary course of business consistent with past practice, and no Material Adverse Effect has occurred or been suffered since such date.

          (b)   Except (i) as disclosed in Company Filed SEC Documents, (ii) for compensation and benefits paid or payable to officers, directors and employees described (to the extent required) in the SEC Documents (or, if subsequent thereto, not materially different than the compensation and benefits so described), or (iii) as listed and described on Schedule 2.6(b), since August 31, 2003, the Company and its Subsidiaries have not entered into any transaction, or made any payment to or for the benefit of, directly or indirectly, any officer, director or shareholder of the Company or any Subsidiary, or any Affiliate, Associate or relative of any of the foregoing, or made or entered into any transaction or agreement that would be required to be described on Schedule 2.6(b) pursuant to Rules 401, 402 or 404 of the SEC's Regulation S-K if such Rules applied to disclosures by the Company on Schedule 2.6(b). Schedule 2.6(b) also sets forth a list of all outstanding accounts payable or receivable between the Company and any of its directors or officers (other than routine requests for expense reimbursements).

        2.7    No Violation; Consents.

          (a)   Except for the Required Approvals and as otherwise set forth on Schedule 2.7(a), neither the negotiation, execution or delivery by the Company of the Transaction Documents, the performance by the Company of its obligations thereunder, nor the consummation by the Company of the transactions contemplated thereby (i) has constituted or will constitute a breach or violation under the Articles of Incorporation or Bylaws of the Company, the governing documents of any of its Subsidiaries or a violation of law or rules of any national securities exchange, (ii) has constituted or will constitute a breach, violation or default (or be an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any Encumbrances upon any of the properties or assets of the Company or any of its Subsidiaries under, any Material Contract or any other note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which they or any of their respective properties or assets are bound or otherwise or (iii) has constituted or will constitute a violation of any order, writ, injunction, decree, statute, rule or regulation of any court or governmental authority applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, except in the case of clauses (ii) and (iii) above, such breaches, violations, defaults, terminations, accelerations or creation of Encumbrances which, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (b)   Except for the Required Approvals, the listing on the New York Stock Exchange of the shares of Common Stock issuable upon exercise of the Warrants, if such listing is determined necessary by the Company, and as otherwise set forth in Schedule 2.7(b), no authorization, consent or approval of, or filing with, any court or any public body or authority and no consent or approval of any third party or parties is necessary for the execution, performance and consummation by the Company of the transactions contemplated by this Agreement or the other documents contemplated hereby.

        2.8    Brokers.    Except as described on Schedule 2.8, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

III.    REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser acknowledges that the Company was induced to enter into, and entered into, this Agreement relying upon the representations, warranties and covenants of Purchaser set forth in this Agreement. Accordingly, Purchaser represents and warrants to the Company, with respect to itself, as follows:

        3.1    Organization.    Purchaser is a general partnership organized under its partnership agreement and authorized to transact business under the laws of its jurisdiction of organization, (ii) has all requisite authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed and otherwise authorized to transact business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except to the extent that the failure by such entity to be so organized, existing, in good standing or otherwise authorized, qualified or licensed could not reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations hereunder.

        3.2    Authority; Binding Effect; Etc.    Purchaser has the requisite general partnership power and authority to execute and deliver the Transaction Documents, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Transaction Documents by Purchaser, the performance by it of its obligations thereunder and the consummation by it of the transactions contemplated thereby have been duly and validly authorized. This Agreement has been duly and validly executed and delivered by it and constitutes the valid and binding agreement of it, enforceable against it in accordance with its terms.

        3.3    No Violation.    Neither the negotiation, execution or delivery of the Transaction Documents by Purchaser nor the performance by Purchaser of its obligations thereunder nor the consummation by such entity of the transactions contemplated thereby has or will (a) constitute a breach or violation under such entity's constituent documents, (b) constitute a breach, violation or default (or be an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the creation of any Encumbrance upon any of Purchaser's properties or assets under, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which Purchaser is a party or by which entity any of its properties or assets are bound or (c) constitute a violation of any order, writ, injunction, decree, statute, rule or regulation of any court or governmental authority applicable to it or any of its properties or assets, in each case except for such breaches, violations, defaults, terminations or Encumbrances that could not reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations hereunder.

        3.4    Consents and Approvals.    No authorization, consent or approval of, or filing with, any court or any public body or authority and no consent or approval of any third party or parties is necessary by such entity for the consummation by it of the transactions contemplated by this agreement except for such authorizations, consents, approvals and filings (i) made or obtained prior to the Closing Date, or those not required to be made or obtained until on or after the Closing Date or (ii) set forth in Schedule 3.4.

        3.5    Stock Ownership.    Purchaser is the sole owner of 827,859.67 shares of Series A Preferred and 1,015,002 shares of Common Stock, free and clear of any and all liens, claims and encumbrances of any kind.

        3.6    Brokers.    No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission from the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such entity.

        3.7    Investment Intent.    Purchaser is acquiring the Warrants and Common Stock issuable upon exercise of the Warrants (collectively, the "Securities") for its own account and for investment purposes and not with a view to or for distributing or reselling such Securities or any part thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. Purchaser understands that the Securities are restricted and that the Purchaser must bear the economic risk of investment indefinitely unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available. The Purchaser does not have any agreement or understanding, directly or indirectly, with any person or entity to distribute the Securities.

        3.8    Investor Sophistication.    Purchaser has such knowledge and experience in financial business matters that it is capable of evaluating the merits and risks of an investment in the Securities. At the time the Purchaser was offered the Securities, it was, and at the date hereof it is, an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act. The Purchaser is not a broker-dealer.

        3.9    General Solicitation.    Purchaser is not acquiring the Securities as a result of or subsequent to any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

        3.10    Reliance.    The Purchaser understands and acknowledges that (a) the Securities are being offered and issued to it without registration under the Securities Act in a transaction that is exempt from the registration provisions of the Securities Act and (b) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations, and the Purchaser hereby consents to such reliance.

        3.11    Certain Agreements.    As of the date hereof, neither Purchaser nor any of its Affiliates is a party to any legally enforceable agreement (written or oral) or any understanding with any officer or director of the Company relating to the voting of any voting security of the Company issued or to be issued by the Company.

IV.    ADDITIONAL AGREEMENTS

        4.1    Conduct of Business Prior to the Closing.    The Company covenants and agrees that between the date hereof and the Closing Date, neither the Company nor any Subsidiary will conduct its business other than in the ordinary course and consistent with the Company's and such Subsidiary's past practice. Without limiting the generality or effect of the foregoing and except as herein expressly provided to the contrary or as noted on Schedule 4.1 hereto, between the date hereof and the Closing Date the Company will, and will cause each Subsidiary to:

          (a)   (i) use its reasonable best efforts to preserve intact its business organizations, (ii) use its reasonable best efforts to keep available the services of the employees of the Company and each Subsidiary (other than by increasing compensation of employees), (iii) continue in full force and effect without material modification all existing material policies or binders of insurance currently maintained in respect of the Company and each Subsidiary and their respective assets, (iv) use its reasonable best efforts to preserve its current relationships with persons with which it has significant business relationships and (v) pay its indebtedness punctually when and as the same shall become due and payable and perform and observe, in all material respects, its duties and obligations under all Material Contracts;

          (b)   not (i) engage in any practice, take any action, fail to take any action or enter into any transaction which could cause any representation or warranty of the Company to be untrue or result in a breach of any covenant made by the Company in this Agreement, (ii) sell, assign, lease (as lessor) or otherwise transfer or dispose of substantially all of its properties or assets, whether by sale of stock or assets, merger or otherwise (excluding any sale of the Company's corporate campus real estate), (iii) consolidate with or merge into or with any person or entity or enter into or undertake any plan of consolidation or merger with any person or entity, (iv) except for the issuance of the Common Stock issuable upon conversion, exchange or exercise of the Existing Stock Options and the grant of options or restricted stock awards relating to up to 100,000 shares of Common Stock in the aggregate in the ordinary course of business in connection with hiring new employees, issue (whether by way of dividend or otherwise), sell or grant to any person or persons, commit or otherwise obligate to issue, sell or grant to any person, firm or corporation, (A) any shares of its capital stock of any class, (B) any securities convertible into or exchangeable for or carrying any rights to acquire from the Company or its Subsidiaries any shares of its capital stock of any class or (C) any options, warrants or any other rights to acquire from the Company or its Subsidiaries' any shares of capital stock of any class, (v) declare or pay any dividends of any kind on any shares of its capital stock of any class, (other than the Series A Preferred), (vi) make any payments of any kind on account of the purchase or other acquisition or redemption or other retirement of any shares of its capital stock of any class or any options or warrants to purchase any such shares, (vii) make any other distributions of any kind in respect of any shares of its capital stock of any class or in respect of any such options or warrants or (viii) commence, join or otherwise participate in any action, suit or proceeding seeking to enjoin, invalidate, be awarded damages as a result of, rescind or otherwise avoid any of the Transaction Documents or any of the actions contemplated thereby except, and solely to the extent, based upon a breach thereof by Purchaser; and

          (c)   not take any action that would require a vote or consent of the Series A Preferred or a Special Board Vote (as defined in the Prior Articles) under the terms of the Series A Preferred set forth in the Prior Articles other than actions contemplated in this Agreement.

        4.2    Access to Information.    No investigation pursuant to this Agreement or otherwise will affect any representation, warranty or covenant in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

        4.3    Confidentiality.    All information obtained by Purchaser pursuant to this Agreement will be kept confidential in accordance with the separate confidentiality agreement dated effective December 15, 2003 between the Purchaser and the Company governing information received by Purchaser (the "Confidentiality Agreement"). At the Closing, the Confidentiality Agreement will be deemed to have terminated without further action by the parties thereto.

        4.4    Proxy Statement; Meeting of the Shareholders; Board Recommendation.

          (a)   In connection with the Company's next annual meeting of its shareholders currently anticipated to occur prior to January 31, 2005 (the "Shareholders' Meeting"), the Company will prepare and file with the SEC a proxy statement for use for the Shareholders' Meeting that will include proposals for the solicitation of the Required Approvals (the "Proxy Statement"). Purchaser shall provide the Company with any information which may be required in order to effectuate the preparation and filing of the Proxy Statement pursuant to this Section 4.4. Whenever any event occurs which is required to be set forth in an amendment to the Proxy Statement, the Company will promptly inform Purchaser of such occurrence and Purchaser will cooperate, and will provide all information required, in the preparation of such amendment.

          (b)   In connection with the preparation of the Proxy Statement, the Company will take all action necessary in accordance with the URBCA and its Articles of Incorporation and Bylaws to call, hold and convene the Shareholders' Meeting. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone its Shareholders' Meeting to the extent necessary to ensure that any necessary amendment to the Proxy Statement is provided to its shareholders in advance of a vote on the Required Approvals or, if as of the time for which the Shareholders' Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of the Company's capital stock (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Shareholders' Meeting. The Company will ensure that its Shareholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by it in connection with its Shareholders' Meeting are solicited in compliance with the URBCA, its Articles of Incorporation and Bylaws, the rules of the New York Stock Exchange and all other applicable laws.

        4.5    Other Authorizations; Notices and Consents.

          (a)   Each party hereto will use its reasonable best efforts to obtain (or in the case of the Company to cause the Subsidiaries to obtain) all authorizations, consents, orders, licenses, permits and approvals of all governmental authorities and officials and third parties that may be or become necessary, including, without limitation, the Required Approvals in accordance with Section 4.4 above, (i) for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the other documents contemplated hereby and (ii) to permit the continued operations of the business of the Company and its Subsidiaries, and in each case the parties hereto will cooperate fully with each other in promptly seeking to obtain all such authorizations, consents, orders and approvals.

          (b)   The Company will and will cause the Subsidiaries to use all reasonable best efforts to give such notices to third parties and use all best efforts to obtain such third party consents, licenses or permits as Purchaser may reasonably deem necessary or desirable in connection with the transactions contemplated by this Agreement.

          (c)   The Purchaser will cooperate and use reasonable best efforts to assist the Company in giving such notices and obtaining such consents; provided, however, that Purchaser will not have an obligation to give any guarantee or other consideration of any nature in connection with any such notice or consent or to consent to any change in the terms of any agreement or arrangement which Purchaser may reasonably deem adverse to its interests or those of the Company.

        4.6    Public Announcements.    Purchaser and the Company will agree as to the form and content of any press releases or public statements with respect to this Agreement and the transactions contemplated hereby before issuing, or permitting any agent or Affiliate to issue any such release or statement; provided, however, that nothing contained herein will prevent either party from making any such public disclosure or announcement as it shall determine in good faith to be required to comply with law; provided, further, however, that such party will use reasonable efforts to assure that, if reasonable in the circumstances, the other party will have the opportunity to review any disclosure or announcement prior to release.

        4.7    Further Action.    Each of the parties hereto will use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable law, and execute and deliver such document and other papers, as may be required to carry out the provisions of this Agreement and the other documents contemplated hereby and consummate and make effective the transactions contemplated hereby and thereby.

        4.8    Purchaser Series A Certificates.    As soon as reasonably practicable following the Closing, but in any event within 10 days following the Closing, Purchaser shall deliver to the Company (or the

Company's transfer agent at the direction of the Company) any certificate or certificates representing the shares of Series A Preferred in its possession. Within 10 days following the Company's (or, if directed by the Company, the transfer agent's) receipt of such share certificate or certificates, the Company will (or will cause the transfer agent to) return such share certificate or certificates to Purchaser endorsed with the legend required by Section C.8(b)(iii) of the Restated Articles.

V.    CONDITIONS TO CLOSING

        5.1    Conditions to Obligations of the Company.    The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

          (a)    Representations, Warranties and Covenants.    The representations and warranties of Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects (other than those qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the Closing, with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date (which shall be true and correct as of the other date), and the covenants and agreements contained in this Agreement to be complied with by Purchaser as of or before the Closing Date shall have been complied with in all material respects.

          (b)    Injunctions.    No injunction or order shall have been entered and continue to be in effect in any action, suit or proceeding commenced by or before any governmental authority against the Company enjoining, restraining or materially and adversely altering the transactions contemplated hereby (any such injunction or order, an "Injunction").

          (c)    Closing.    The Closing shall have occurred on or before March 31, 2005 (the "Outside Date").

          (d)    Consents and Approvals.    The Required Approvals shall have been obtained. Additionally, Purchaser and the Company shall have received, each in form and substance satisfactory to the Company in its reasonable good faith determination, all authorizations, consents, orders, permits, licenses and approvals of all governmental authorities and officials and all third party consents required for consummation of the transactions contemplated hereby.

          (e)    Filing of Amended Articles.    The Amended Articles shall have been executed and filed with the Utah Department of Commerce, Division of Corporations and Commercial Code (the "Division of Corporations").

          (f)    Listing of Additional Shares.    If the Company has determined it is necessary to list additional shares of Common Stock on the New York Stock Exchange to cover all shares of Common Stock issuable upon exercise of the Warrants, the Company shall have listed on the New York Stock Exchange a sufficient number of shares of Common Stock so that all shares of Common Stock issuable upon exercise of the Warrants shall have been listed.

          (g)    Deliveries.    All items set forth in Section 1.4(a) hereof shall have been delivered to the Company.

        5.2    Conditions to Obligations of Purchaser.    The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

          (a)    Representations, Warranties, and Covenants.    The representations and warranties of the Company contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects (other than those qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the Closing with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date (which shall be true and correct as of the other date), and the covenants and agreements contained in this Agreement to be complied with by the Company as of or before the Closing Date shall have been complied with in all material respects.

          (b)    Injunction.    No Injunction shall be in effect.

          (c)    Resolutions of the Company.    Purchaser shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Company, of the resolutions duly and validly adopted by the Board dated at least one day prior to Closing evidencing its authorization of the execution and delivery of the Transaction Documents, as amended, and the consummation of the transactions contemplated thereby.

          (d)    Consents and Approvals.    The Required Approvals shall have been obtained. Additionally, Purchaser and the Company shall have received, each in form and substance satisfactory to Purchaser in its reasonable good faith determination, all authorizations, consents, orders, permits, licenses and approvals of all governmental authorities and officials and all third party consents required for consummation of the transactions contemplated hereby.

          (e)    Filing of Restated Articles.    The Restated Articles shall have been executed and filed with the Division of Corporations.

          (f)    Closing.    The Closing shall have occurred on or before the Outside Date.

          (g)    Deliveries.    All items set forth in Section 1.4(b) hereof shall have been delivered to Purchaser.

VI.    INDEMNIFICATION

        6.1    Indemnification of Purchaser.

          (a)    Indemnification of Purchaser.    Subject to the terms of this Article VI, the Company covenants and agrees to indemnify and hold harmless each of Purchaser and its Affiliates and Associates and their respective partners, officers, directors, employees, attorneys, advisors and agents controlling and any person or entity controlling, controlled by or under common control with any of the foregoing within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, including without limitation The Hampstead Group, L.L.C. and its Affiliates and Associates (collectively, the "Indemnified Parties") from and against any loss, claim, liability, damage or expense, including without limitation reasonable attorneys' and accountants' fees and charges (each such individual occurrence is hereinafter referred to as a "Loss" and collectively, as "Losses") suffered by any Indemnified Party, directly or indirectly, as a result of any inaccuracy in or breach of any of the representations, warranties, covenants or agreements made by the Company hereunder or in any other document contemplated hereby or any inaccuracy or misrepresentation by the Company or any Subsidiary in a document, certificate or affidavit delivered by the Company at the Closing or otherwise arising out of or relating to this Agreement or the Related Agreements, except for such Indemnified Party's gross negligence or intentional violation of law. The rights of any Indemnified Party hereunder will not be exclusive of the rights of any Indemnified Party under any other agreement or instrument to which the Company is a party. Nothing in such other agreement or instrument will be interpreted as limiting or otherwise adversely affecting an Indemnified Party's rights hereunder and nothing in this Agreement will be interpreted as limiting or otherwise adversely affecting the Indemnified Party's rights under any such other agreement or instrument; provided, however, that no Indemnified Party will be entitled hereunder to recover more than its indemnified Loss.

          (b)    Loss Threshold.    Notwithstanding the other provisions of this Article VI, the Company shall not have any obligation to indemnify the Indemnified Parties for any Loss until the Indemnified Parties have suffered Losses in excess of $50,000 (the "Threshold"), after which point the Company will be obligated for the full amount of all Losses from the first dollar of such Losses; provided, however, that Losses arising as a result of fraud, willful misrepresentation or willful misconduct will be payable from the first dollar without regard to the Threshold.

        6.2    Procedure for Claims.

          (a)    Notice of Claim.    After obtaining knowledge of any claim or demand which has given rise to a claim for indemnification under this Article VI (referred to herein as an "Indemnification Claim"), an Indemnified Party will be required to give written notice to the Company of such Indemnification Claim ("Notice of Claim"). A Notice of Claim will be given with respect to all Indemnification Claims; provided, however, that the failure to give a Notice of Claim to the Company will not relieve the Company from any liability that it may have to an Indemnified Party hereunder to the extent that the Company is not prejudiced by such failure. The Notice of Claim will be required to set forth the amount (or a reasonable estimate) of the Loss or Losses suffered, or which may be suffered, by an Indemnified Party as a result of such Indemnification Claim, whether or not the Threshold has been reached, and a brief description of the facts giving rise to such Indemnification Claim. The Indemnified Party will furnish to the Company such information (in reasonable detail) it may have with respect to such Indemnification Claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same).

          (b)    Third Party Claim.    (i) If the claim or demand set forth in the Notice of claim is a claim or demand asserted by a third party (a "Third Party Claim"), the Company will have 15 calendar days after the date of receipt by the Company of the Notice of Claim (the "Notice Date") to notify the Indemnified Parties in writing of the election by the Company to defend the Third Party Claim on behalf of the Indemnified Parties; provided, however, that the Company will be entitled to assume the defense of any such Third Party claim only if it unconditionally and irrevocably undertakes to indemnify all Indemnified Parties in respect thereof.

             (ii)  If the Company elects to defend a Third Party Claim on behalf of the Indemnified Parties, the Indemnified Parties will make available to the Company and their agents and representatives all records and other materials in their possession which are reasonably required in the defense of the Third Party Claim and the Company will pay all expenses payable in connection with the defense of the Third Party Claim as they are incurred.

            (iii)  In no event may the Company settle or compromise any Third Party Claim without the Indemnified Parties' consent, which may not be unreasonably withheld; provided, however, that if a settlement is presented by the Company to the Indemnified Parties for approval, which settlement involves no payment by or liability of the Indemnified Parties or any restriction on the operation of their businesses or assets and includes releases of the Indemnified Parties from any and all liability in connection with such Third Party Claim, and the Indemnified Parties withhold their consent thereto, then any amount by which the final Losses (including reasonable attorneys' fees and charges) resulting from the resolution of the matter exceeds the rejected settlement amount, plus attorneys' fees incurred to such date, will be excluded from the amount covered by the indemnification provided for in this Agreement and shall be borne by the Indemnified Parties.

            (iv)  If the Company elects to defend a Third Party Claim, the Indemnified Parties will have the right to participate in the defense of the Third Party Claim, at the Indemnified Parties' expense (and without the right to indemnification for such expense under this Agreement); provided, however, that the reasonable fees and expenses of counsel retained by the Indemnified Parties will be at the expense of the Company if (A) the use of the counsel chosen by the Company to represent the Indemnified Parties would present such counsel with a conflict of interest; (B) the parties to such proceeding include both Indemnified Parties and the Company and there may be legal defenses available to Indemnified Parties which are different from or additional to those available by the Company; (C) within 10 calendar days after being advised by the Company of the identity of counsel to be retained to represent Indemnified Parties, they shall have objected to the retention of such counsel for valid reasons (which shall be stated in a written notice to the Company), and the Company shall not have retained different counsel satisfactory to the Indemnified Parties; or (D) the Company shall have authorized the Indemnified Parties to retain a single separate counsel at the expense of the Company, such authorization to be made by the directors who are not designees of Purchaser or its Affiliates.

             (v)  If the Company does not elect to defend a Third Party Claim, or does not defend a Third Party Claim in good faith, the Indemnified Parties will have the right, in addition to any other right or remedy it may have hereunder, at the sole and exclusive expense of the Company, to defend such Third Party Claim.

          (c)    Cooperation in Defense.    The Indemnified Parties will cooperate with the Company in the defense of a Third Party Claim and make reasonably available the facts relating to the Third Party Claim. Subject to the foregoing, (i) no Indemnified Party will have any obligation to participate in the defense of or to defend any Third Party Claim and (ii) no Indemnified Parties' defense of or their participation in the defense of any Third Party Claim will in any way diminish or lessen their right to indemnification as provided in this Agreement.

        6.3    Indemnification of the Company.    Purchaser will indemnify and hold harmless the Company and its current and future officers, directors, employees and agents from and against damage or expense (including without limitation reasonable attorneys' and accountants' fees and charges) suffered by any of them as a result of any inaccuracy in or breach of any of the representations, warranties or covenants may by Purchaser hereunder. The procedures for and limits on indemnification in respect of the obligations of Purchaser under this Section 6.3 will be the same as those set forth in Section 6.2.

VII.    TERMINATION AND WAIVER

        7.1    Termination.    This Agreement may be terminated at any time prior to the Closing:

          (a)   By either of the Company or Purchaser if the Closing shall not have occurred by the Outside Date; provided, however, that the right to terminate this Agreement under this Section 7.1(a) will not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

          (b)   By either of the Company or Purchaser in the event that any government authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

          (c)   By the mutual written consent of the Company and Purchaser.

        7.2    Effect of Termination.    In the event of termination of this Agreement as provided in Section 7.1, this Agreement will forthwith become void and there will be no liability on the part of any party hereto except that (a) Section 4.3 and Article VI will remain in full force and effect and (b) nothing herein will relieve any party from liability for any breach of this Agreement.

        7.3    Waiver.    Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered by any other party pursuant hereto or (c) waive compliance with any of the agreements or condition of the other party contained herein. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights. After the Closing, this Agreement may be waived or amended by the Company only with the approval of a majority of the members of the Board not designated for election by Purchaser.

VIII.    GENERAL PROVISIONS

        8.1    Expenses.    The Company, on the one hand, and Purchaser, on the other hand, will each pay all expenses incurred by each of them in connection with the transactions contemplated by this Agreement, including legal, accounting, investment banking and consulting fees and expenses incurred in negotiating, executing and delivering this Agreement and the other agreements, exhibits, documents and instruments contemplated by this Agreement.

        8.2    Notices.    All notices, requests, claims, demands and other communications hereunder must be in writing and will be given or made (and will be deemed to have been duly given or made upon receipt) by delivery in person, by courier services, by cable, by fax, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.2):

  (a)
  If to the Company:

    Franklin Covey Co.
    2200 West Parkway Boulevard
    Salt Lake City, Utah 84119-2331
    Attention: Val J. Christensen
    Fax: (801) 817-8723

    with a copy to:

    Joel C. Peterson
    Chairman of the Special Committee of the Board of Directors
    c/o Peterson Partners LP
    299 South Main Street
    Suite 2250
    Salt Lake City, Utah 84111
    Fax: (801) 359-8840

    with a copy to:

    Dorsey & Whitney LLP
    170 South Main Street
    Suite 900
    Salt Lake City, Utah 84101
    Attention: Nolan S. Taylor
    Fax: (801) 933-7373

  (b)
  If to Purchaser:

    Knowledge Capital Investment Group
    3232 McKinney Avenue
    Suite 890
    Dallas, Texas 75204
    Attention: Donald J. McNamara
    Fax: (214) 220-4924

    with a copy to:

    Munsch Hardt Kopf & Harr, P.C.
    1445 Ross Avenue
    Suite 4000
    Dallas, Texas 75202
    Attention: William T. Cavanaugh, Jr.
    Fax: (214) 978-4371

        8.3    Headings.    The descriptive headings contained in this Agreement are for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.

        8.4    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect as long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provisions is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

        8.5    Entire Agreement.    This Agreement and the other agreements and instruments referenced herein (including all Exhibits and Schedules referenced herein and therein) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, between the Company and Purchaser with respect to the subject matter hereof and thereof.

        8.6    Assignment.    This Agreement may not be assigned by operation of law or otherwise (other than an assignment to a Related Person of Purchaser) without the express written consent of the non-assigning party or parties (which consent may be granted or withheld in the sole discretion of such parties). "Related Person" of Purchaser means any Affiliate of Purchaser or any investment fund, investment account or investment entity whose investment manager, investment advisor or principal thereof, is such Purchaser, an Affiliate of such Purchaser or an investment manager, investment advisor or principal of such Purchaser or Affiliate.

        8.7    No Third Party Beneficiaries.    This Agreement will be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and, except as provided herein with respect to Indemnified Parties (who are intended third-party beneficiaries hereof), nothing herein, express or implied, is intended to or will confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        8.8    Amendment.    This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Company and Purchaser or (b) by a waiver in accordance with Section 7.3.

        8.9    Governing Law.    This Agreement will be governed by, and construed in accordance with, the laws of the State of Utah, without giving effect to the principles of conflict of laws thereof.

        8.10    Counterparts.    This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together will constitute one and the same agreement.

        8.11    Specific Performance.    The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties will be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

        8.12    Survival.    The representations, warranties, covenants and agreements in this Agreement will survive the Closing and will not be affected by any information available to or in the possession of the party seeking to enforce its rights under any Transaction Document.

        8.13    Miscellaneous.    As used in this Agreement, (i) references to Sections, Articles, Exhibits and Schedules are to Sections, Articles, Exhibits and Schedules of or to this Agreement, (ii) terms used herein with initial capital letters have the meanings ascribed to them herein, (iii) the terms "Affiliate" and "Associate" have the meanings ascribed to those terms in Rule 405 under the Securities Act, (iv) the word "or" is disjunctive but not exclusive, (v) no provision hereof will be interpreted in favor of or against any party by reason of which party drafted such provision or this Agreement as an entirety and (vi) terms used herein which are defined in GAAP have the meanings ascribed to them therein.

[Signature page follows.]

        IN WITNESS WHEREOF, the parties have caused this Preferred Stock Amendment and Warrant Issuance Agreement to be executed as of the date first written above by their respective officers thereto duly authorized.

FRANKLIN COVEY CO.
By:	/s/ ROBERT A. WHITMAN
Name:	Robert A. Whitman
Title:	Chairman and CEO
KNOWLEDGE CAPITAL INVESTMENT GROUP
By:	Inspiration Investments Partners III, L.P.
Its:	Manager
By:	Inspiration Investments GenPar III, L.P.
Its:	General Partner
By:	Hampstead Associates, Inc.
Its:	Managing General Partner
By:	/s/ DANIEL A. DECKER
Name:	Daniel A. Decker
Title:	Executive Vice President

Appendix G

[THIS WARRANT AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS.](1)

(1)
The Warrants issued to the holders of Series A Preferred Stock other than Knowledge Capital Investment Group (the "Public Series A Holders") will be deemed to be registered and will not bear the restricted legend.

WARRANT TO PURCHASE COMMON STOCK

Number of Shares:	shares(2)
Warrant Price:	$8.00 per share
Issuance Date:	, 2005
Expiration Date:	, 2013

(2)
Each holder of Series A Preferred will be entitled to purchase 71.43 common shares for each $1,000 in aggregate liquidation value attributable to the shares of Series A Preferred held by such holder, disregarding fractional shares.

        FOR VALUE RECEIVED,                        or its registered assigns (hereinafter called the "Holder") is entitled to purchase from Franklin Covey Co., a Utah corporation (the "Company"), the above referenced number of shares of the Company's Common Stock (the "Common Stock"), at the Warrant Price referenced above, all subject to adjustment from time to time as described herein. The exercise of this Warrant shall be subject to the provisions, limitations and restrictions contained herein. This Warrant is issued pursuant to the terms of that certain Preferred Stock Amendment and Warrant Issuance Agreement dated as of November 29, 2004 (the "Amendment Agreement").

I.    TERM AND EXERCISE

        1.1    Term.    This Warrant is exercisable in whole or in part (but not as to any fractional share of Common Stock), from time to time, at any time after the first anniversary of the Issuance Date and prior to 5:00 p.m. on the Expiration Date set forth above[, provided, that prior to the commencement of such period the Company shall have caused a registration statement covering the issuance of the shares of Common Stock issuable upon exercise of this Warrant to have become or declared effective by the Securities and Exchange Commission and during such period such registration statement shall have remained continuously effective.](3)

(3)
The bracketed language will only be included in the Warrants issued to the Public Series A Holders.

        1.2    Procedure for Exercise of Warrant.

          (a)   The Holder may exercise this Warrant by delivering the following to the principal office of the Company in accordance with Section 4.1 hereof: (i) a duly executed Notice of Exercise in substantially the form attached as Exhibit A and (ii) this Warrant. If the Notice of Exercise delivered to the Company indicates that the Holder has elected to exercise this Warrant by paying the exercise price in cash, and if the Fair Market Value (as defined in Section 1.2(b)) is greater than the Warrant Price as of the day of exercise, then the Company may elect to require the Holder to exercise this Warrant using the net exercise method set forth in Section 1.2(b) if the Company provides written notice to the Holder (in accordance with Section 4.1) within five business days following its receipt of the Notice of Exercise (a "Company Net Exercise Election"). If the Holder has elected to pay the exercise price of this Warrant in cash and the Company fails to make a timely Company Net Exercise Election, the Holder may, after such fifth business day, deliver payment of the Warrant Price in cash, certified or official bank check payable to the order of the Company, or wire transfer of funds to the Company's account (or any combination of any of the foregoing) in the amount of the Warrant Price for each share being purchased.

          (b)   If the Fair Market Value is greater than the Warrant Price as of the day of exercise, the Holder may elect to receive, or if the Company makes a Company Net Exercise Election, the Holder will receive, without the payment by the Holder of any additional consideration and subject to the provisions of Section 1.2(c), shares of Common Stock equal to the value of the "spread" on the shares (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company in accordance with Section 4.1, together with the Notice of Exercise, in which event the Company shall issue to the Holder hereof a number of shares of Common Stock computed using the following formula:

X =	Y × (FMV - WP) FMV

  Where:

X	=	the number of shares of Common Stock to be Issued to the Holder pursuant to this net exercise
Y	=	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, that portion of the Warrant requested to be exercised
FMV	=	the Fair Market Value (as of the date of such calculation) of one share of Common Stock
WP	=	the Warrant Price (as adjusted as of the date of such calculation)

  For purposes of this Warrant, the "Fair Market Value" of one share of the Common Stock as of a particular date shall be determined as follows: (i) if traded on a national securities exchange or through the Nasdaq Stock Market, the Fair Market Value shall be deemed to be the volume weighted average trading price of the Common Stock on such exchange for the most recent five trading days immediately prior to the date of exercise indicated in the Notice of Exercise; (ii) if traded over-the-counter only and not on the Nasdaq Stock Market, the Fair Market Value shall be deemed to be the average of the closing bid and asked prices over the most recent five trading days immediately prior to the date of exercise indicated in the Notice of Exercise; and (iii) if there is no active public market, the Fair Market Value shall be the fair market value of the Common Stock as of the date of exercise, as determined in good faith by the Board of Directors of the Company; provided, that any such five trading day period referenced above shall be extended by the number of trading days during such period on which trading in the Company's Common Stock is suspended by, or not traded on, the securities exchange, Nasdaq Stock Market or over-the-counter market on which the Common Stock is then listed or traded.

          (c)   If either the Holder or the Company elects that this Warrant will be exercised using the net exercise method set forth in Section 1.2(b), then the Company, at its option, may further elect, in connection with such net exercise, to (i) issue to the Holder the number of shares of Common Stock that would be issuable pursuant to Section 1.2(b) or (ii) pay to the Holder a cash amount equal to the Fair Market Value of the number of shares of Common Stock that otherwise would be issuable pursuant to Section 1.2(b) (the "Cash Spread").

        1.3    Effective Date of Exercise; Delivery of Certificate.

          (a)   In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the Holder or such other name or names as may be designated by the Holder if otherwise permitted under this Warrant, together with any other securities or other property which the Holder is entitled to receive upon exercise of this Warrant (including, without limitation, the Cash Spread if the Company has elected to pay to the Holder the Cash Spread pursuant to Section 1.2(c)), shall be delivered to the Holder hereof, at the Company's expense, within a reasonable time after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired or has been exercised in full, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof.

          (b)   The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price was received by the Company, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is on a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

        1.4    Fractional Shares.    This Warrant may not be exercised for fractional shares, and no fractional share of any class or series of the Company's capital stock shall be issued upon exercise of the Warrant.

II.    ADJUSTMENTS

        2.1    Subdivision or Combination of Shares.    In case the Company shall at any time subdivide its outstanding Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares obtainable upon exercise of this Warrant shall be proportionately increased. Conversely, in case the outstanding Common Stock of the Company shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased and the number of shares obtainable upon exercise of this Warrant shall be proportionately decreased.

        2.2    Dividends in Common Stock, Other Stock or Property.    If at any time or from time to time the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor:

          (a)   Common Stock, options (other than options to which Section 2.4 is applicable) or any shares or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution;

          (b)   any cash paid or payable other than as a regular cash dividend; or

          (c)   Common Stock or additional shares or other securities or property (including cash) by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement (other than Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 2.1 above) and additional shares, other securities or property issued in connection with a Change (as defined below) (which shall be covered by the terms of Section 2.3 below),

then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clause (b) above and this clause (c)) which such Holder would hold on the date of such exercise had such Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

        2.3    Reorganization, Reclassification, Consolidation, Merger and Sale.    If any recapitalization, reclassification or reorganization of the share capital of the Company, or any consolidation or merger of the Company with another corporation or other entity, or the sale of all or substantially all of its shares and/or assets or other transaction (including, without limitation, a sale of substantially all of its assets followed by a liquidation) shall be effected in such a way that holders of Common Stock shall be entitled to receive shares, securities or other assets or property (a "Change"), then, as a condition of such Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares, securities or other assets or property as may be issued or payable with respect to or in exchange for the number of shares of outstanding Common Stock which such Holder would have been entitled to receive had such Holder exercised this Warrant immediately prior to the consummation of such Change. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to give effect to the adjustments provided for in this Article II including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.3 shall similarly apply to successive Changes. The Company will not effect any Change unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such Change shall assume by written instrument the obligation to deliver to such Holder such shares of stock, securities or assets, other than cash, as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

        2.4    Rights Offering.    If, at any time or from time to time prior to the full exercise of this Warrant, the Company shall offer to all holders of Common Stock any rights, options or warrants to acquire additional shares of capital stock of the Company, then the Holder will be entitled to receive such rights, options or warrants on the same terms they are offered to all holders of Common Stock as if the Holder had exercised this Warrant in full immediately prior to the record date for the offering of such rights, options or warrants.

        2.5    Notice of Adjustment.    Upon any adjustment of the Warrant Price, then and in each such case the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder at the address of such Holder as shown on the books of the Company, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares obtainable upon exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

        2.6    Other Notices.    In case at any time:

          (a)   the Company shall declare any cash dividend or distribution to which Section 2.2 would be applicable;

          (b)   the Company shall authorize the granting or issuance to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or other rights;

          (c)   the Company obtains knowledge of any offer to purchase (including any tender offer) any shares of any class of its stock from the Company or the holders of such shares;

          (d)   there shall be any subdivision or combination of the Common Stock;

          (e)   there shall be any recapitalization, reorganization or reclassification of the share capital of the Company, or any consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or other entity; or

          (f)    there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

  then, in any one or more of said cases, the Company shall give, by first-class mail, postage prepaid, addressed to the Holder at the address of such Holder determined in accordance with the provisions of Section 4.1 (i) at least 10 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription or purchase rights or for determining rights to vote in respect of any such recapitalization, reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, (ii) in the case of any such recapitalization, reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 10 days' prior written notice of the date when the same shall take place, and (iii) promptly upon obtaining knowledge of any such offer to purchase shares of any class of its stock. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be, and such notice in accordance with the foregoing clause (iii) shall also specify in reasonable detail the terms of the offer to purchase.

III.    OWNERSHIP AND TRANSFER

        3.1    Ownership of This Warrant.    The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of any permitted transfers.

        3.2    Rights of Shareholder.    This Warrant shall not entitle its holder to any of the rights of a shareholder of the Company until the Warrant shall have been exercised and the shares of Common Stock or other securities to which Holder is entitled pursuant to the exercise hereof shall have been issued.

        3.3    Replacement of Warrant.    On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and (a) in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or (b) in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount. The Holder shall reimburse the Company for all reasonable expenses incidental to replacement of this Warrant.

        3.4    Transfer of Warrant.    Subject to Section 3.5 below, the Warrant shall be freely transferable, subject to compliance with all applicable laws, including, but not limited to, the Securities Act of 1933, as amended (the "Act"). If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, this Warrant shall not be registered under the Act, the Company may require, as a condition of allowing such transfer, that the Holder of this Warrant furnish to the Company a written opinion of counsel (which counsel shall be reasonably acceptable to the Company, provided, that any law firm having at least 100 lawyers, including associates and partners, shall be deemed acceptable) to the effect that such transfer is exempt from or not subject to the registration requirements of Section 5 of the Act. Transfer of this Warrant and all rights hereunder, in whole or in part, in accordance with the foregoing provisions, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 1.2 or the office or agency designated by the Company pursuant to Section 4.1, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Following a transfer that complies with the requirements of this Section 3.4, the Warrant may be exercised by a new Holder for the purchase of shares of Common Stock regardless of whether the Company issued or registered a new Warrant on the books of the Company.

        3.5    Right of First Refusal.    Subject to the terms and conditions specified in this Article III, the Holder hereby grants to the Company a right of first refusal (the "Right of First Refusal") with respect to any future sale, transfer or assignment by the Holder of this Warrant and the rights granted hereunder, in whole or in part. Each time the Holder proposes to offer this Warrant and the rights granted hereunder, in whole or in part, for sale, transfer or assignment (the "Offered Warrant"), the Holder will first make an offering of the Offered Warrant to the Company in accordance with the following provisions:

          (a)    Notice.    The Holder will deliver notice (the "Offer Notice") to the Company stating (i) its bona fide intention to offer the Offered Warrant, and (ii) the price and terms upon which it proposes to offer the Offered Warrant; and

          (b)    Mechanics.    Within 20 days after its receipt of the Offer Notice (the "Election Period"), the Company may elect to purchase or obtain, at the price and on the terms specified in the Offer Notice, the Offered Warrant. If the Company elects to exercise its Right of First Refusal, the parties shall consummate the sale of the Offered Warrant within 20 days after the Company received the Offer Notice. In the event that the Company does not elect to purchase or obtain the Offered Warrant as specified in the Offer Notice within the Election Period, the Holder may, during the 90 calendar days following the expiration of the Election Period, sell the Offered Warrant to any person or persons at a price not less than 90% of the price, and upon terms no more favorable than those specified in the Offer Notice. If the Holder does not sell the Offered Warrant within such 90-calendar day period, then the right of first offer provided pursuant to this Section 3.5 will be deemed to be revived and the Offered Warrant will not be offered unless again reoffered to the Company in accordance with this Section 3.5. If, on the other hand, the Holder does sell the Offered Warrant to any person or persons within such 90-calendar day period and as otherwise provided in this Section 3.5, then the Company shall issue to such person or persons a new Warrant that shall not be subject to this Section 3.5.

IV.    MISCELLANEOUS PROVISIONS.

        4.1    Address for Notices.    Any notice or other document required or permitted to be given or delivered to the Holder shall be delivered or forwarded to the Holder at the address set forth in the Transmittal Letter (as such term is defined in the Amendment Agreement) delivered to the Company by the Holder pursuant to the Amendment Agreement, or to such other address or number as shall have been furnished to the Company in writing by the Holder in accordance with this Section 4.1. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered or forwarded to the Company at 2200 West Parkway Boulevard, Salt Lake City, Utah 84119, Attention: Val J. Christensen, General Counsel, Facsimile No.: (801) 817-8723, or to such other address or number as shall have been furnished to Holder in writing by the Company.

        4.2    Timing of Notices.    All notices, requests and approvals required by this Warrant shall be in writing and shall be conclusively deemed to be given (a) when hand-delivered to the other party; (b) when received if sent by facsimile at the address and number set forth above, provided, that notices given by facsimile shall not be effective unless either (i) a duplicate copy of such facsimile notice is promptly given by depositing the same in the mail, postage prepaid and addressed to the party as set forth below or (ii) the receiving party delivers a written confirmation of receipt for such notice by any other method permitted under this paragraph, and further provided, that any notice given by facsimile received after 5:00 p.m. (recipient's time) or on a non-business day shall be deemed received on the next business day; (c) five business days after deposit in the United States mail, certified, return receipt requested, postage prepaid, and addressed to the party as set forth in Section 4.1 above; or (d) the next business day after deposit with an international overnight delivery service, postage prepaid, addressed to the party as set forth above with next business day delivery guaranteed, provided, that the sending party receives confirmation of delivery from the delivery service provider.

        4.3    Governing Law.    This Warrant shall be governed by and construed in accordance with the laws of the State of Utah as applied to agreements among Utah residents made and to be performed entirely within the State of Utah, without giving effect to the conflict of law principles thereof.

        4.4    Waiver, Amendments and Headings.    This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by both parties (either generally or in a particular instance and either retroactively or prospectively). The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

[Signature page follows.]

        IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the Issuance Date.

COMPANY:
FRANKLIN COVEY CO.
By:
Name:
Title:

[Holder Name:                        ]

EXHIBIT A

FORM OF NOTICE OF EXERCISE

[To be signed only upon exercise of the Warrant]

TO BE EXECUTED BY THE REGISTERED HOLDER

TO EXERCISE THE WARRANT

        The undersigned hereby elects to purchase                        shares of Common Stock of Franklin Covey Co. (the "Company") pursuant to the terms of the attached Warrant [check one]:

  ☐
  Cash Exercise.    The undersigned has delivered $                        , the aggregate Warrant Price for                        shares of the Company's Common Stock purchased herewith, in full in cash or by certified or official bank check or wire transfer;

  ☐
  Net Exercise.    In exchange for the issuance of                        shares of the Company's Common Stock, the undersigned hereby agrees to surrender the right to purchase                        shares of the Common Stock pursuant to the net exercise provisions set forth in Section 1.2(b) of the Warrant.

        Please issue a certificate or certificates representing such shares in the name of the undersigned or in such other name as is specified below and in the denominations as is set forth below:

[Type name of Holder as it should appear on the stock certificate]
[Requested denominations—if no denomination is specified, a single certificate will be issued]
The initial address of such Holder to be entered on the books of the Company shall be:

        [The undersigned hereby represents and warrants that the undersigned is acquiring such shares for his own account, and not for resale or with a view to distribution of such shares or any part thereof except in accordance with an effective registration statement under the Securities Act of 1933, as amended, or a valid exemption from registration under such Act.](4)

(4)
The bracketed language will only be included in the Warrants issued to the Public Series A Holders.

By:
Print Name:
Title:
Dated:

G-A-1

EXHIBIT B

ASSIGNMENT FORM

        FOR VALUE RECEIVED the undersigned registered owner of this Warrant for the purchase of shares of common stock of Franklin Covey Co. hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of common stock set forth below:

(Name and Address of Assignee)
(Number of Shares of Common Stock)

and does hereby irrevocably constitute and appoint                        attorney-in-fact to register such transfer on the books of the Company, maintained for the purpose, with full power of substitution in the premises.

Dated:

(Print Name and Title)
(Signature)
(Witness)

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.

G-B-1

Appendix H

FINANCIAL STATEMENTS AND RELATED INFORMATION FOR FRANKLIN COVEY CO.

SELECTED PAGES FROM THE COMPANY'S ANNUAL REPORT ON FORM 10-K
FOR THE FISCAL YEAR ENDED AUGUST 31, 2004 FILED ON NOVEMBER 29, 2004

FRANKLIN COVEY CO.
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction

        The following management's discussion and analysis is intended to provide a summary of the principal factors affecting the results of operations, liquidity and capital resources, contractual obligations, and the critical accounting policies of Franklin Covey Co. (also referred to as the Company, we, us, our, and FranklinCovey, unless otherwise indicated) and subsidiaries. This discussion and analysis should be read together with our consolidated financial statements and related notes, which contain additional information regarding the accounting policies and estimates underlying the Company's financial statements. Our consolidated financial statements and related notes are presented in Item 8 of this report on Form 10-K.

        FranklinCovey seeks to improve the effectiveness of organizations and individuals and is a worldwide leader in providing integrated learning and performance solutions to organizations and individuals that are designed to enhance strategic execution, productivity, leadership, sales force performance, effective communications, and other skills. Each performance solution may include products and services that encompass training and consulting, assessment, and various application tools that are generally available in electronic or paper-based formats. Our products and services are available through professional consulting services, public workshops, retail stores, catalogs, and the Internet at www.franklincovey.com. Historically, the Company's best-known offerings include the FranklinCovey Planner™, our productivity workshop entitled "Focus: Achieving Your Highest Priorities," and courses based on the best-selling book, The 7 Habits of Highly Effective People. Our new offerings include facilitated work sessions, a course entitled "The 4 Disciplines of Execution" and its assessment tool, "xQ" (Execution Quotient).

        Our fiscal year ends on August 31, and unless otherwise indicated, fiscal 2004, fiscal 2003, and fiscal 2002, refers to the twelve-month periods ended August 31, 2004, 2003, and 2002.

        Key factors that influence our operating results include the number of organizations that are active customers; the number of people trained within those organizations; the sale of personal productivity tools (including FranklinCovey Planners, personal digital assistants or "PDAs", binders, and other related products); the availability of budgeted training spending at our clients and prospective clients, which is significantly influenced by general economic conditions; and our ability to manage operating costs necessary to provide training and products to our clients.

Results of Operations

  Overview

        Fiscal 2004 operating results represented a significant improvement over reported results in fiscal years 2003 and 2002. Our loss from operations improved $38.6 million compared to fiscal 2003 and $113.5 million compared to fiscal 2002. We reported a $35.1 million improvement in our net loss attributable to common shareholders compared to fiscal 2003 and a $90.4 million improvement compared to fiscal 2002. Despite these significant improvements, we still face challenges in returning to profitable operations. The primary factors which influenced our fiscal 2004 results of operations and which may influence our operations in future periods include the following:

  1.
  Declining Sales—Since fiscal 2000, we have faced declining sales for both products and training. Our consolidated sales fell $31.7 million, or 10 percent, compared to fiscal 2003. Of this decline, $14.3 million was due to retail store closures and $9.5 million was due to decreased sales of technology products. In order to improve sales trends, we have introduced new training and consulting offerings and products and have refreshed existing programs and products. These efforts resulted in sales growth in our OSBU segment and improved "core" (primarily planners and binders) product sales during the fourth quarter of fiscal 2004. We intend to continue our efforts to stabilize and eventually grow our sales in future periods.

  2.
  Reduced Operating Expenses—Over the past several fiscal years, we have actively sought to reduce our operating expenses. Our efforts have included headcount reductions, retail store closures, consolidation of administrative office space, and other initiatives designed to reduce these expenses. As a result of these initiatives, we reduced our selling, general, and administrative expenses by $35.1 million compared to fiscal 2003 and $68.7 million compared to fiscal 2002. Our efforts to reduce capital expenditures and focus capital spending on key projects during the past few years helped us reduce our depreciation expense by $14.6 million compared to fiscal 2003 and $22.6 million compared to fiscal 2002.

  3.
  Improved Cash Flows from Operations—Our cash flows from operations improved to $11.1 million compared to $5.8 million in fiscal 2003 and net cash used for operations of $7.0 million in fiscal 2002. We improved our cash flows from operating activities despite $11.6 million of additional required payments for outsourced services that were made in fiscal 2004. We also reduced our on-hand inventories and realized favorable cash flows of $13.3 million from reduced purchases and better inventory management practices. As a result of these and other factors, we were able to maintain our cash and cash equivalents balance at $41.9 million as of August 31, 2004.

        Further details regarding these factors and their impact on our operating results and liquidity are provided throughout the following management's discussion and analysis.

        The following table sets forth, for the fiscal years indicated, the percentage of total sales represented by the line items through loss from continuing operations before income taxes in our consolidated statements of operations:

	Year Ended August 31,
	2004	2003	2002
Product sales	64.3%	65.8%	66.6%
Training and services sales	35.7	34.2	33.4

Total sales	100.0	100.0	100.0
Product cost of sales	31.4	33.6	33.3
Training and services cost of sales	12.3	11.2	11.6

Total cost of sales	43.7	44.8	44.9

Gross margin	56.3	55.2	55.1
Operating expenses:
Selling, general and administrative	53.8	59.7	65.1
Provision for losses on management stock loans		1.3	7.4
Impairment (recovery) of investment in unconsolidated subsidiary		(0.5)	4.9
Impairment of assets		0.2	2.8
Depreciation	4.3	8.6	10.3
Amortization	1.5	1.4	1.4

Total operating expenses	59.6	70.7	91.9

Loss from operations	(3.3)	(15.5)	(36.8)

Equity in earnings (losses) of unconsolidated subsidiary			1.3
Interest income	0.1	0.2	1.0
Interest expense		(0.1)	(0.8)
Loss on interest rate swap			(1.5)
Other income (loss), net		(0.1)	0.1

Loss from continuing operations before provision for income taxes	(3.2)%	(15.5)%	(36.7)%

  Segment Review

        We have two reporting segments: the Consumer Business Unit (CBU) and the Organizational Solutions Business Unit (OSBU). The following is a brief description of these segments and their primary operating activities.

        Consumer Business Unit—This business unit is primarily focused on sales to individual customers and includes the results of the Company's retail stores, catalog and eCommerce operations, and other related distribution channels, including wholesale, the government, and office superstores. The CBU results of operations also include the financial results of our paper planner manufacturing operations. Although CBU sales primarily consist of products such as planners, binders, software, and handheld electronic planning devices, virtually any component of the Company's leadership and productivity solutions can be purchased through CBU channels.

        Organizational Solutions Business Unit—The OSBU is primarily responsible for the development, marketing, sale, and delivery of productivity, strategic execution, leadership, goal alignment, sales performance, and effective communication training solutions directly to organizational clients, including other companies, the government, and educational institutions. The OSBU includes the financial results of the Organizational Solutions Group (OSG) and the Company's international operations. The OSG is responsible for the domestic sale and delivery of strategic execution, goal alignment, productivity, leadership, sales force performance, and communication training solutions to corporations, governmental entities, communities, and educational institutions. The OSG is also responsible for consulting services that compliment the Company's productivity and leadership training solutions. The Company's international sales group includes the financial results of its directly-owned foreign offices and royalty revenues from licensees.

        The following table sets forth segment sales data from continuing operations for the years indicated. For further information regarding our reporting segments and geographic information, refer to Note 19 to our consolidated financial statements (in thousands).

	Year Ended August 31,
	2004	2003	2002
Consumer Business Unit:
Retail stores	$87,922	$112,054	$122,496
Consumer direct	55,059	56,177	64,802
Other CBU	23,088	23,935	22,326

	166,069	192,166	209,624

Organizational Solutions Business Unit:
OSG	61,047	74,306	82,095
International	48,318	40,688	41,279

	109,365	114,994	123,374

Total net sales	$275,434	$307,160	$332,998

Fiscal 2004 Compared to Fiscal 2003

  Sales

        Product Sales—Our product sales, which primarily consist of planners, binders, software, and handheld electronic devices that are primarily sold through our CBU channels declined $25.0 million, or 12 percent compared to the prior year. In order to assess product sales performance we primarily analyze sales trends through our product delivery channels and the mix of products that are being sold through the channels. The decline in product sales compared to fiscal 2003 was primarily attributable to the following sales performance at CBU channels.

        Retail sales decreased $24.1 million, or 22 percent, compared to fiscal 2003. The decline in retail sales was primarily attributable to the following:

  •
  $14.3 million of the retail sales decrease is the result of the closure of retail stores. The Company closed 18 stores in fiscal 2004 in addition to 22 domestic and 10 international stores that were closed in fiscal 2003. These store closures were primarily comprised of unprofitable stores and stores located in markets where the Company had multiple retail operations. We anticipate that a portion of the sales from these closed stores will transition to one of our other product channels.

  •
  $8.4 million of the retail store decrease was the result of declining comparable store technology sales, which include handheld electronic devices, or PDAs, and related products. Comparable stores are retail locations which have been open for the full year in the period reported. Technology sales have decreased as competition has increased from office product superstores and discounters. Sales of core products remained relatively flat, decreasing less than one percent compared to fiscal 2003.

        At August 31, 2004, we were operating 135 retail stores compared to 153 stores at August 31, 2003.

        Consumer direct (includes catalog and eCommerce operations) sales decreased $1.1 million, or two percent, compared with fiscal 2003. The primary factors affecting consumer direct sales were as follows:

  •
  Technology sales, including handheld electronic devices and PDAs, through this channel decreased $1.5 million.

  •
  The total number of orders placed through the consumer direct channel decreased five percent from the prior year.

        Other CBU sales, which are comprised primarily of wholesale and government product sales, declined by $0.8 million, or four percent compared to the prior year. During 2004 our wholesale sales increased as the Company expanded its product offerings in office superstores and discount stores. Offsetting this increase was decreased government products sales. During fiscal 2004, we outsourced the sale and distribution of our products through government channels to a well-established office products distributor. Accordingly, we now only recognize royalty income from the distributor rather than the net sale and corresponding costs related to those sales.

        Training and Services Sales—We offer a variety of training solutions and consulting services focused on business and personal productivity, strategic execution, goal alignment, leadership, sales performance, and communication training programs provided both domestically and internationally through the OSBU. Our overall training and service sales declined $6.7 million, or six percent, compared to the prior year. Decreased training sales were primarily due to decreased domestic training sales through our OSG, which experienced a slow start in fiscal 2004. Of the $13.3 million decline in domestic training sales, $10.0 million occurred during the first two quarters of fiscal 2004 and was primarily attributable to decreased client-facilitated leadership programs. Decreased leadership training was partially offset by increased productivity training and sales from our new program, "4 Disciplines of Execution" and related "xQ" sales. However, our training and consulting business improved significantly during late fiscal 2004, especially in the fourth quarter. During the fourth quarter, the booking pace for future on-site programs was the strongest recorded in three years.

        International sales, which represented 44 percent of our OSBU segment sales in fiscal 2004, increased by $7.6 million, or 19 percent compared to the prior year. International sales growth was led by our two largest international offices, located in Japan and the United Kingdom, which experienced growth rates of 25 percent and 23 percent during fiscal 2004. Currency conversion also favorably impacted international results through translation of foreign sales to U.S. dollars. Excluding the impact of foreign currency exchange fluctuations, international sales grew 10 percent compared to the prior year.

        With our renewed emphasis on providing training to enhance clients' business results as well as their personal productivity and effectiveness, we believe that overall OSBU training and service sales will begin to improve in future periods. We believe that our efforts to improve training offerings will be rewarded as the general economy and hiring trends continue to improve in the United States, corporate clients restore funding to training budgets, and as our new training and consulting offerings continue to gain traction in the market. However, there can be no certainty as to when, or if, these events may occur and what their impact might be upon our training and services sales trends.

  Gross Margin

        Gross margin consists of sales less cost of sales. Our cost of sales includes materials used in the production of planners and related products, assembly and manufacturing labor costs, direct costs of conducting seminars, freight, and certain other overhead costs. Gross margin may be affected by, among other things, prices of materials, labor rates, product sales mix, changes in product discount levels, production efficiency, and freight costs.

        For fiscal 2004, our overall gross margin improved to 56.3 percent of sales compared to 55.2 percent in fiscal 2003. The improvement in our overall gross margin was primarily due to increased margins from product sales and an increase in training and service sales as a percent of total sales. Increased gross margin on product sales and an increase in training and service sales as a percent of total sales was primarily due to a favorable shift in our product mix away from technology and specialty products to higher-margin paper and binder products. Paper product sales, including forms and tabs, combined with binder product sales, increased as a percentage of total sales to 61 percent in fiscal 2004 compared to 58 percent in fiscal 2003. Our gross margins on paper and binder products also increased as a result of specific cost reduction initiatives. We believe that such changes in our product mix, combined with continued aggressive cost management, will continue to produce favorable results in our product sales gross margin in future periods.

        We record the costs associated with operating our retail stores, call center, and Internet site as part of consolidated selling, general, and administrative expenses. Therefore, our consolidated gross margin may not be comparable with the gross margin of other retailers that include similar costs in their cost of sales.

        Training solution and related services gross margin, as a percent of sales, decreased to 65.6 percent compared to 67.2 percent the prior year. The decline in our training gross margin during the year was primarily due to delivering some higher-cost programs that are part of a longer-term marketing strategy. These activities include: custom programs for certain strategic clients, multiple domestic symposium events, and a series of international events that also had lower gross margins than our other training programs. These factors were partially offset by ongoing initiatives designed to reduce overall training program delivery costs that continue to have a favorable impact on our training and services gross margin.

  Operating Expenses

        Selling, General, and Administrative—Our selling, general, and administrative (SG&A) expenses decreased $35.1 million, or 19 percent, compared to the prior year. Declining SG&A expenses were the direct result of initiatives specifically designed to reduce our overall operating costs and were consistent with SG&A expense trends during the previous two fiscal years. Our cost-reduction efforts have included retail store closures, headcount reductions, consolidation of corporate office space, and other measures designed to focus our resources on critical activities and projects. The primary effects of these cost-cutting initiatives were reflected in associate expense reductions totaling $18.1 million, advertising and promotional expense reductions totaling $7.7 million, reduced rent and utilities charges totaling $5.1 million, and reductions in other SG&A expenses, such as outsourcing and development costs, that totaled $5.1 million compared to the prior year. Partially offsetting these cost reduction efforts were $2.3 million of additional expenses related to retail store closures, as discussed below. Although our cost reduction efforts significantly reduced our operating costs during fiscal 2004, we will continue to pursue cost reduction efforts and initiatives to further reduce our operating expenses during fiscal 2005 in order to improve our operating results.

        We regularly assess the operating performance of our retail stores, which includes assessment of previous operating performance trends and projected future profitability. During this assessment process, judgments are made as to whether under-performing or unprofitable stores should be closed.

As a result of this evaluation process, we decided to close certain stores during fiscal 2004 and fiscal 2003. The costs associated with closing retail stores are typically comprised of charges related to vacating the premises, which may include a provision for the remaining term on the lease, and severance and other personnel costs. During fiscal 2004, we closed 18 retail stores and incurred additional expenses related to certain store closures that occurred during fiscal 2003. These store closure costs totaled $2.3 million during fiscal 2004 and were reported as a component of our SG&A expenses. Based upon our continuing analyses of retail store performance, we may close additional retail stores during fiscal 2005, and will continue to incur costs associated with closing retail stores.

        Provision for Losses on Management Common Stock Program—Prior to May 2004, we utilized a systematic methodology for determining the level of loan loss reserves that were appropriate for the management common stock loan program. Based upon this systematic methodology, we recorded a $3.9 million increase to the loan loss reserve during fiscal 2003.

        As a result of modifications to the terms of the management stock loans that were approved in May 2004 and their effects on the Company and loan participants (See Note 9 to our consolidated financial statements), the Company determined that the management common stock loans should be accounted for as non-recourse stock compensation instruments. While this accounting treatment does not alter the legal rights associated with the loans to the participants, the modifications to the terms of the loans were deemed significant enough to adopt the non-recourse accounting model. As a result of this accounting treatment, the remaining carrying value of the notes and interest receivable related to financing common stock purchases by related parties, which totaled $7.6 million prior to the accounting change, was reduced to zero with a corresponding reduction in additional paid-in capital.

        We currently account for the non-recourse stock loans as variable stock option instruments. Compensation expense will be recognized when the fair value of the common stock held by the loan participants exceeds the fair value of the loans plus accrued interest ($46.8 million at August 31, 2004) at any time after March 30, 2005. However, we expect that additional compensation expense will be minimal as the loans will be due when the Company's common stock price equals the sum of the principal plus accrued interest. Although we do not anticipate significant further compensation expense related to the management stock loans, this accounting treatment precludes us from recovering the amounts expensed as additions to the loan loss reserve, totaling $29.7 million, which were recognized in prior periods.

        The inability of the Company to collect all, or a portion, of these management stock loan receivables could have an adverse impact upon our financial position and future cash flows compared to full collection of the loans.

        Depreciation and Amortization—Depreciation expense decreased $14.6 million, or 55 percent, compared to fiscal 2003 primarily due to the full depreciation or disposal of certain computer hardware and software assets, the prior year impairment of retail store assets, which totaled $5.0 million, and the effects of significantly reduced capital expenditures during preceding fiscal years. Based upon these events and current capital spending trends, we expect that depreciation expense will continue to decline compared to prior year periods during fiscal 2005.

        Amortization expense on definite-lived intangible assets totaled $4.2 million during fiscal 2004 compared to $4.4 million in the prior year. The reduction in our amortization expense was due to the full amortization of certain definite-lived intangible assets. We expect that amortization expense will total approximately $4.2 million during fiscal 2005.

  Income Taxes

        The income tax provision for fiscal 2004 resulted primarily from taxes payable by foreign affiliates and from taxes withheld on royalties from foreign licensees. These foreign taxes were partially offset by the reversal of accruals related to the resolution of certain tax matters. The income tax benefit for fiscal 2003 was primarily attributable to reversal of accruals related to the resolution of certain tax matters and a foreign income tax benefit related to our Japan operations.

        As of August 31, 2004 and 2003, given our recent history of significant operating losses, we had provided a valuation allowance against substantially all of our deferred income tax assets. As of August 31, 2004 and 2003, we had net deferred tax assets of $1.3 million and $0.8 million, respectively, which primarily related to our operations in Japan. For further information concerning deferred tax items, including our net operating loss carryforwards, refer to Note 15 to our consolidated financial statements.

Fiscal 2003 Compared to Fiscal 2002

  Sales

        Product Sales—Product sales during fiscal 2003 decreased $19.4 million, or nine percent, compared to fiscal 2002. The decline in product sales was primarily attributable to sales declines in our retail and consumer direct channels. However, sales declines in the retail and consumer direct channels were partially offset by increased sales from our wholesale channel. Retail store sales declined $10.4 million, or nine percent, primarily due to reduced technology sales, declining traffic, and closed stores. The unfavorable retail sales trend was reflected in a 10 percent decline in comparable store sales performance compared to fiscal 2002. As a result of unfavorable operating performance in certain of our retail stores, we closed 22 retail stores in the United States and 10 international locations during fiscal 2003. These closures were primarily comprised of unprofitable stores and stores located in markets where the Company had multiple retail operations. At August 31, 2003, we were operating 153 domestic retail stores compared to 173 domestic and 10 international stores at August 31, 2002.

        Consumer direct sales declined $8.6 million, or 13 percent, compared to fiscal 2002. The decline in consumer direct sales was primarily due to continuing trends of lower call volume through our catalog call center. However, decreased catalog sales were partially offset by increased sales through our Internet web site located at www.franklincovey.com. Although total sales from the consumer direct channel were down, the shift of sales from the catalog call center to the Internet produced improved operating results for this channel due to the lower operating costs per transaction of our eCommerce operations. Other CBU sales improved primarily due to increased wholesale sales through our contract stationer channel, which produced a $1.3 million increase compared to fiscal 2002.

        Training and Services Sales—Training solution and related services sales during fiscal 2003 decreased by $6.4 million, or six percent, compared to the prior year. Decreased domestic training sales, which are primarily delivered by our Organizational Solutions Group, were primarily attributable to decreased sales of customized training products, the elimination of our organizational change consulting group, decreased public seminar sales, and reduced government training sales. Partially offsetting these sales decreases were increases in client-facilitated workshops and productivity programs, including a new productivity workshop entitled, "Focus: Achieving Your Highest Priorities."

        International sales decreased $0.6 million, or one percent, compared to the prior year. Decreased sales in Mexico, Canada, and Europe were partially offset by increased sales in Japan, the United Kingdom, Australia, and increased licensee royalty revenue.

  Gross Margin

        Our overall gross margin for fiscal 2003 improved slightly to 55.2 percent of sales compared to 55.1 percent in the prior year. Gross margin on product sales decreased to 49.0 percent compared to 50.0 percent in the prior year. The decline in our product gross margin was chiefly attributable to the following three factors: 1) the substantial discounting of a number of slower moving products in order to liquidate this merchandise; 2) a shift in our product mix toward technology products, including tablet PCs and handheld electronic devices, which generally have lower gross margins than the majority of our other products; and 3) in response to general market trends, significant promotional discounts were used on certain products to enhance sales. Partially offsetting these factors during fiscal 2003 were the favorable results from focused cost-cutting initiatives aimed at reducing our production costs for paper-related products and decreasing the purchase price of our binder products.

        Training solution and services gross margin, as a percent of sales, improved to 67.2 percent in fiscal 2003, compared to 65.4 percent in the prior year. The improvement in training solutions gross margin was primarily due to decreased sales of customized training products and the elimination of our organizational change consulting practice, both of which typically have lower gross margins than the majority of our other training solution and training product related sales. Additionally, higher-margin facilitator sales continued to improve and had a favorable impact on our gross margin percentage in fiscal 2003.

  Operating Expenses

        Selling, General, and Administrative—Our SG&A expenses decreased $33.6 million, or 15 percent, compared to fiscal 2002. Decreased SG&A expenses were the result of initiatives specifically designed to reduce our overall operating costs. These successful cost-cutting initiatives resulted in associate expense reductions totaling $17.7 million, reductions in other SG&A expenses, including outsourcing, consulting, and development, that totaled $10.3 million, and advertising and promotional expense reductions totaling $9.0 million, compared to the prior year. Partially offsetting these cost reduction efforts were additional expenses generated from closing stores in fiscal 2003, as discussed below.

        During fiscal 2003, the Company closed 22 stores in the United States and 10 international retail stores that were located in Canada and Mexico. In connection with these store closures, we incurred and expensed $3.6 million, which was recorded in SG&A expenses in fiscal 2003.

        Provision for Losses on Management Stock Loan Program—During fiscal 2003 and 2002, we utilized a systematic methodology for determining the level of loan loss reserves that were appropriate for the management common stock loan program. Based upon this systematic methodology, we recorded a $3.9 million increase to the loan loss reserve during fiscal 2003 compared to an increase of $24.8 million in fiscal 2002.

        Impairment (Recovery) of Investment in Unconsolidated Subsidiary— During fiscal 2001, we entered into a joint venture agreement with American Marketing Systems (AMS) to form Franklin Covey Coaching, LLC (FCC). The joint venture agreement required the Company's coaching programs to achieve specified earnings thresholds in fiscal 2002 or the agreement could be terminated by AMS. Based upon events and circumstances that suggested the joint venture would be terminated, we recognized impairment charges to our investment in FCC that totaled $16.3 million during fiscal 2002. AMS later exercised its option to terminate the existing joint venture effective August 31, 2002.

        Under the provisions of a new partnership agreement that terminated the Company's interest in FCC in October 2003, the Company received payments totaling $2.6 million during fiscal 2003 and fiscal 2002. Upon recognition of the new partnership payments, we first reduced our remaining investment in FCC at August 31, 2002 to zero and then recorded the additional amounts as reversals of the previously recorded impairment charges. These impairment reversals totaled $1.6 million in fiscal 2003. We will not receive any further payments from FCC.

        Loss on Impaired Assets—During fiscal 2003, we recorded an impaired asset charge of $0.9 million to expense our remaining investment in Agilix due to cash flow sufficiency concerns at Agilix. Our loss on impaired assets in fiscal 2002, which totaled $9.2 million, consisted of several write-downs of impaired assets including the Covey trade name, a note receivable from the sale of subsidiary, and software costs. For further information, refer to Note 13 to our consolidated financial statements.

        Depreciation and Amortization—Depreciation expense decreased $7.9 million compared to the prior year primarily due to the full depreciation or disposal of certain computer hardware and software as well as significantly reduced capital expenditures, especially for store build-outs and remodeling projects, during fiscal 2003 and fiscal 2002. However, these factors were partially offset by $5.0 million of impairment charges and additional depreciation on property and equipment at retail stores that we closed. During fiscal 2002, we recorded $1.0 million of impairment charges on property and equipment in retail stores that was also recorded as a component of depreciation expense.

        Amortization expense on definite-lived intangible assets totaled $4.4 million compared to $4.7 million during fiscal 2002.

  Equity in the Earnings (Losses) of an Unconsolidated Subsidiary

        Our fiscal 2003 loss of $0.1 million represents our portion of the losses from our approximately 20 percent ownership interest in Agilix. As previously discussed, during fiscal 2003 we impaired our remaining investment of approximately $0.9 million and have no further obligations to Agilix. Accordingly, we do not expect to record any further losses related to this investment.

        Our fiscal 2002 earnings of $4.3 million represent our share of FCC's net income. Following the termination of the previous FCC partnership agreement on August 31, 2002, we ceased recording our share of FCC's income. Refer to the discussion above under Impairment (Recovery) of Investment in Unconsolidated Subsidiary regarding our treatment of payments from FCC under the new partnership agreement.

  Interest Income and Expense

        Interest income declined by $2.4 million during fiscal 2003 compared to the prior year. The decrease was primarily the result of ceasing to record interest income from the participants in the management common stock loan program during the quarter ended February 23, 2002. Although the participants in the management common stock loan program remain liable for the interest accrued on their loans, we discontinued recording interest income due to uncertainties as to the ultimate collection of these amounts. Interest on participant loans is due and payable on retirement of the loans.

        Interest expense decreased by $2.5 million due to reduced debt balances primarily resulting from the payment and termination of our term loan and line of credit agreement, which occurred during fiscal 2002 in connection with the sale of Premier.

  Other Income and Expense

        During fiscal 2003, we sold two buildings located in the Salt Lake City, Utah area. As a result of these sales, we recorded net losses totaling $0.4 million. During fiscal 2002, we sold a building located in Chandler, Arizona and recognized a $0.6 million gain.

  Income Taxes

        The income tax benefit for fiscal 2003 was primarily attributable to reversal of accruals related to the resolution of certain tax matters and a foreign income tax benefit related to our Japan operations. In fiscal 2002, our benefit was primarily attributable to our ability to net the taxable loss from continuing operations against the taxable gain on the sale of Premier.

  Gain on Sale of Discontinued Operations

        Effective December 21, 2001, we sold Premier to School Specialty, Inc., a company that specializes in providing products and services to students and schools. Premier provided productivity and leadership solutions to the education industry, including student and teacher planners. The sale price was $152.5 million in cash, plus the retention of Premier's working capital, which was received in the form of a $4.0 million promissory note from the purchaser. Prior to the sale closing, we received cash distributions from Premier's working capital that totaled approximately $7 million. We recognized a pretax gain of $99.9 million ($64.9 million after applicable taxes) on the sale of Premier.

  Cumulative Effect of Accounting Change

        We adopted the provisions of SFAS No. 142, Goodwill and Other Intangible Assets, on September 1, 2001. The new reporting provisions of SFAS No. 142 prohibit the amortization of goodwill and other indefinite-lived intangible assets and require those assets to be periodically assessed and written down to fair value, if necessary. In connection with the implementation of SFAS No. 142, we hired an independent valuation firm to assess the value of our goodwill and other indefinite-lived intangibles in accordance with the new measurement requirements prescribed by SFAS No. 142. Based upon the results of the valuation, all of the goodwill assigned to the OSBU, the CBU, and corporate support group, as well as a portion of the Covey trade name intangible asset, were impaired. The resulting impairment charge from the adoption of SFAS No. 142 totaled $75.3 million ($61.4 million after applicable tax benefits) and was recorded as a cumulative effect of accounting change in our consolidated statement of operations for fiscal 2002.

  Preferred Stock Dividends

        Preferred stock dividends increased compared to the prior year due to the issuance of additional shares of Series A preferred stock as payment for accrued preferred stock dividends during fiscal 2002. Subsequent to July 2002, the terms of the Series A preferred stock agreement require that all future Series A preferred stock dividends be paid in cash.

Significant Business Acquitisions and Divestitures

        The following is a summary of our recent business acquisitions and divestitures:

        Agilix Labs, Inc.—During the first quarter of fiscal 2003, we purchased approximately 20 percent of the capital stock (subsequentally diluted to approximately 12 percent ownership) of Agilix Labs, Inc. (Agilix), a Delaware corporation, for cash payments totaling $1.0 million. Agilix is a development stage enterprise that develops software applications, including software for "Tablet PCs." Although the software developed by Agilix continues to be sold with Tablet PCs, uncertainties surrounding Agilix's business plan developed during fiscal 2003 and their potential adverse effects on Agilix's operations and future cash flows were significant. As a result, we determined that our ability to recover the carrying value of our investment in Agilix was remote. Accordingly, we impaired and expensed our remaining investment in Agilix, which totaled $0.9 million, during the quarter ended March 1, 2003.

        Premier Agendas—During fiscal 2002, we sold Premier Agendas, a wholly owned subsidiary located in Bellingham, Washington, and Premier School Agendas Ltd., a wholly owned subsidiary organized in Ontario, Canada, (collectively, Premier) to School Specialty, Inc., a company that specializes in providing products and services to students and schools. The sale price was $152.5 million in cash plus the retention of Premier's working capital, which was received in the form of a $4.0 million promissory note from the purchaser. The Company received full payment on the promissory note plus accrued interest during June 2002. Prior to the sale closing, the Company also received cash distributions from Premier's working capital that totaled approximately $7 million. For further information regarding the sale of Premier, refer to Note 11 to our consolidated financial statements.

Quarterly Results

        The following tables set forth selected unaudited quarterly consolidated financial data for fiscal 2004 and fiscal 2003. The quarterly consolidated financial data reflects, in the opinion of management, all adjustments necessary to fairly present the results of operations for such periods. Results of any one or more quarters are not necessarily indicative of continuing trends.

  Quarterly Financial Information:

	Year Ended August 31, 2004
	Q1	Q2	Q3	Q4
	In thousands, except per share amounts
Net sales	$75,031	$78,715	$61,248	$60,440
Gross margin	42,526	44,625	32,661	35,328
Selling, general, and administrative expense	40,016	39,410	35,128	33,703
Depreciation	3,591	3,222	2,509	2,452
Amortization	1,043	1,043	1,043	1,044
Income (loss) from operations	(2,124)	950	(6,019)	(1,871)
Income (loss) before income taxes	(2,150)	1,035	(5,961)	(1,725)
Net income (loss)	(3,180)	232	(5,149)	(2,053)
Preferred stock dividends	(2,184)	(2,184)	(2,184)	(2,183)
Loss attributable to common shareholders	(5,364)	(1,952)	(7,333)	(4,236)
Diluted loss per share attributable to common shareholders	$(.27)	$(.10)	$(.37)	$(.21)
	Year Ended August 31, 2003
	Q1	Q2	Q3	Q4
	In thousands, except per share amounts
Net sales	$85,046	$89,790	$65,380	$66,944
Gross margin	46,928	50,078	35,654	36,899
Selling, general, and administrative expense	47,908	45,895	43,073	46,436
Provision for losses on management stock loans	157	2,313	1,210	223
Impairment (recovery) of investment in unconsolidated subsidiary	(890)	(740)	(110)	96
Loss on impaired assets		872
Depreciation	5,914	8,068	7,532	4,881
Amortization	1,173	1,151	1,052	1,010
Loss from operations	(7,334)	(7,481)	(17,103)	(15,747)
Equity in losses of unconsolidated subsidiary	(46)	(82)
Loss before income taxes	(7,358)	(7,462)	(17,011)	(15,959)
Net loss	(8,106)	(7,938)	(15,741)	(13,468)
Preferred stock dividends	(2,184)	(2,184)	(2,184)	(2,183)
Loss attributable to common shareholders	(10,290)	(10,122)	(17,925)	(15,651)
Diluted loss per share attributable to common shareholders	$(.51)	$(.50)	$(.89)	$(.78)

        The Company's quarterly results of operations reflect seasonal trends that are primarily the result of customers who renew their FranklinCovey Planners on a calendar year basis. OSG sales are moderately seasonal because of the timing of corporate training, which is not typically scheduled as heavily during holiday and vacation periods.

        During the fourth quarter of fiscal 2004, we recorded an adjustment to properly record shares of Company stock held by our non-qualified deferred compensation plan. This correction resulted in a

$0.6 million favorable adjustment to our SG&A expense during the fourth quarter of our fiscal year ended August 31, 2004.

        Quarterly fluctuations may also be affected by other factors including the introduction of new products or training seminars, the addition of new institutional customers, the timing of large corporate orders, the elimination of unprofitable products or training services, and the closure of retail stores.

Liquidity and Capital Resources

        Historically, our primary sources of capital have been net cash provided by operating activities, line-of-credit financing, long-term borrowings, asset sales, and the issuance of preferred and common stock. Following repayment and termination of our line of credit facility in fiscal 2002, we have not sought to obtain a new credit facility. Consequently, we currently rely primarily upon cash flows from operating activities to maintain adequate liquidity and working capital levels. At August 31, 2004, we had $41.9 million of cash and cash equivalents, which was essentially unchanged from the prior year. Our net working capital (current assets less current liabilities) was $33.8 million at August 31, 2004 compared to $38.5 million at August 31, 2003. The following discussion is a description of the primary factors affecting our cash flows and their effects upon our liquidity and capital resources during fiscal 2004.

  Cash Flows from Operating Activities

        During fiscal 2004 our net cash provided by operating activities improved to $11.1 million compared to $5.8 million in fiscal 2003. Our primary source of cash from operating activities was the sale of goods and services to our customers in the normal course of business. The primary uses of cash for operating activities are payments to suppliers for materials used in products sold, payments for direct costs necessary to conduct training programs, and payments for selling, general, and administrative expenses. Although our cash flows from operating activities were unfavorably affected by declining sales, we recognized positive cash flows from operating activities through reduced cash payments for costs and expenses related to generating these revenues, which was reflected by a reduced loss from operations and improved cash flows from operating activities.

        While our operating results improved over the prior year, our cash flows from operating activities were unfavorably impacted by required cash payments to decrease our accrued outsourcing contract costs. During fiscal 2004, we made additional cash payments to reduce our liability to Electronic Data Systems (EDS) for accrued outsourcing contract costs. In fiscal 2003, we negotiated a revised payment schedule related to our outsourcing contracts with EDS for outstanding invoices from December 2002 through May 2003. These payments were postponed until certain software system implementation issues were resolved. As part of the revised payment schedule, we made $11.6 million of additional payments to EDS from September 2003 through February 2004 to bring us current on our liability with EDS. These payments were in addition to required minimum contract costs, as discussed in the Contractual Obligations section of this liquidity and capital resources discussion, and did not increase our costs of operations during fiscal 2004 since the obligations were expensed as they were incurred in fiscal 2003. The overall reduction in accrued outsourcing costs, accounts payable, which is seasonally high at August 31 of each year, and other accrued liabilities was $14.3 million and represented a significant use of cash during fiscal 2004.

        Partially offsetting the use of cash to reduce accounts payable, outsourcing costs payable, and accrued liabilities, were reduced inventory levels. During fiscal 2004, we reduced our net inventories to $23.7 million at August 31, 2004 compared to $36.8 million at August 31, 2003. We have actively sought to improve our inventory levels through better management of on-hand inventories, especially for electronic devices. We believe that efforts to optimize working capital balances combined with existing and planned cost-cutting initiatives, and sales stabilization efforts, including sales of new products and services, will improve our cash flows from operating activities in future periods. However, the success of these efforts is dependent upon numerous factors, many of which are not within our control.

  Cash Flows from Investing Activities and Capital Expenditures

        During fiscal 2004 we used net cash of $2.4 million for investing activities. We used $4.0 million of cash during the fiscal year for purchases of property and equipment, which consisted primarily of manufacturing equipment at our paper planner manufacturing facility and computer software and hardware. Our use of cash for investing activities was partially offset by the sale of a vacant manufacturing facility, which resulted in net cash proceeds to the Company of $1.6 million. Consistent with prior fiscal years, we reduced capital spending during fiscal 2004 in order to focus our capital resources on business-critical equipment and projects. We intend to continue this focus on capital expenditures during future periods.

  Cash Flows from Financing Activities

        Net cash used for financing activities during fiscal 2004 totaled $8.9 million. Our primary use of cash for financing activities was the payment of accrued Series A preferred stock dividends, which totaled $8.7 million during fiscal 2004.

  Contractual Obligations

        The Company has not structured any special purpose or variable interest entities, or participated in any commodity trading activities, which would expose us to potential undisclosed liabilities or create adverse consequences to our liquidity. Required contractual payments primarily consist of payments to EDS for outsourcing services related to information systems, warehousing and distribution, and call center operations; minimum rent payments for retail store and sales office space; cash payments for Series A preferred stock dividends; monitoring fees paid to a Series A preferred stock investor; and mortgage payments on certain buildings and property. Our expected payments on these obligations over the next five fiscal years and thereafter are as follows (in thousands):

	Payments Due By Period
Contractual Obligations	Total	Less than one year	1 - 2 Years	3 - 5 Years	More than 5 years
Minimum required payments to EDS for outsourcing services	$280,980	$23,770	$23,918	$68,496	$164,796
Minimum operating lease payments	42,106	10,546	6,871	13,772	10,917
Series A preferred stock dividend payments	43,675	8,735	8,735	26,205	—
Monitoring fees paid to a preferred stock investor	2,000	400	400	1,200	—
Debt payments(1)(2)	2,389	258	252	723	1,156

Total expected contractual obligation payments	$371,150	$43,709	$40,176	$110,396	$176,869

(1)
The Company's variable rate debt payments include interest payments at 5.0%, which was the applicable interest rate at September 30, 2004

(2)
In connection with the anticipated sale of our property located in Ontario, Canada, we intend to use a portion of the proceeds from the sale to retire the variable-rate mortgage loan on that building.

  Other Items

        The Company is the creditor for a loan program that provided the capital to allow certain management personnel the opportunity to purchase shares of our common stock. For further information regarding our management common stock loan program, refer to Note 9 in our consolidated financial statements. The inability of the Company to collect all, or a portion, of these receivables could have an adverse impact upon our financial position and future cash flows compared to full collection of the loans.

        Going forward, we will continue to incur costs necessary for the operation and potential growth of the business. We anticipate using cash on hand, cash provided by operating activities on the condition that we can continue to improve our cash flows generated from operating activities, and other financing alternatives, if necessary, for these expenditures. We anticipate that our existing capital resources should be adequate to enable us to maintain our operations for the upcoming twelve months. However, our ability to maintain adequate capital for our operations beyond that point in time is dependent upon a number of factors, including sales trends, our ability to contain costs, levels of capital expenditures, collection of accounts receivable, and other factors. Some of the factors that influence our operations are not within our control, such as economic conditions and the introduction of new technology and products by our competitors. We will continue to monitor our liquidity position and may pursue additional financing alternatives, if required, to maintain sufficient resources for future growth and capital requirements. However, there can be no assurance such financing alternatives will be available to us on acceptable terms.

Use of Estimates and Critical Accounting Policies

        Our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The significant accounting polices that we used to prepare our consolidated financial statements are outlined in Note 1 to the consolidated financial statements, which are presented in Part II, Item 8 of this Annual Report on Form 10-K. Some of those accounting policies require us to make estimates and assumptions that affect the amounts reported in our consolidated financial statements. Management regularly evaluates its estimates and assumptions and bases those estimates and assumptions on historical experience, factors that are believed to be reasonable under the circumstances, and requirements under accounting principles generally accepted in the United States of America. Actual results may differ from these estimates under different assumptions or conditions, including changes in economic conditions and other circumstances that are not in our control, but which may have an impact on these estimates and our actual financial results.

        The following items require the most significant judgment and often involve complex estimates:

  Revenue Recognition

        We derive revenues primarily from the following sources:

  •
  Products—We sell planners, binders, planner accessories, handheld electronic devices, and other technology related products that are primarily sold through our CBU channels.

  •
  Training and Services—We provide training and consulting services to both organizations and individuals in strategic execution, leadership, productivity, goal alignment, sales force performance, and communication effectiveness skills. These training programs and services are primarily sold through our OSBU channels.

        The Company recognizes revenue in accordance with Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements and Staff Accounting Bulleting No. 104, Revenue Recognition. These pronouncements allow the Company to recognize revenue after the following conditions are met: 1) persuasive evidence of an agreement exists, 2) delivery of product has occurred or services have been rendered, 3) the price to the customer is fixed and determinable, and 4) collectibility is reasonably assured. For product sales, these conditions are generally met upon shipment of the product to the customer or by completion of the sale transaction in a retail store. For training and service sales, these conditions are generally met upon presentation of the training seminar, delivery of the consulting services, or shipment of the training manuals and related products.

        Some of our training and consulting contracts contain multiple deliverable elements that include training along with other products and services. In accordance with Emerging Issues Task Force (EITF) Issue No. 00-21, Accounting for Revenue Arrangements with Multiple Deliverables, sales arrangements with multiple deliverables are divided into separate units of accounting if the deliverables in the sales contract meet the following criteria: 1) the delivered training or product has value to the client on a standalone basis; 2) there is objective and reliable evidence of the fair value of undelivered items; and 3) delivery of any undelivered item is probable. The overall contract consideration is allocated among the separate units of accounting based upon their fair values, with the amount allocated to the delivered item being limited to the amount that is not contingent upon the delivery of additional items or meeting other specified performance conditions. If the fair value of all undelivered elements exits, but fair value does not exist for one or more delivered elements, the residual method is used. Under the residual method, the amount of consideration allocated to the delivered items equals the total contract consideration less the aggregate fair value of the undelivered items. Fair value of the undelivered items is based upon the normal pricing practices for the Company's existing training programs, consulting services, and other products, which are generally the prices of the items when sold separately.

        Revenue is recognized on software sales in accordance with Statement of Position (SOP) 97-2, Software Revenue Recognition as amended by SOP 98-09. SOP 97-2, as amended, generally requires revenue earned on software arrangements involving multiple elements such as software products and support to be allocated to each element based the relative fair value of the elements based on vendor specific objective evidence (VSOE). The majority of the Company's software sales have elements, including a license and post contract customer support (PCS). Currently the Company does not have VSOE for either the license or support elements of its software sales. Accordingly, revenue is deferred until the only undelivered element is PCS and the total arrangement fee is recognized ratably over the support period.

        Revenue is recognized as the net amount to be received after deducting estimated amounts for discounts and product returns.

  Inventory Valuation

        Inventories are stated at the lower of cost or market with cost determined using the first-in, first-out method. Our inventories are comprised primarily of dated calendar products and other non-dated products such as binders, handheld electronic devices, stationery, training products, and other accessories. Provision is made to reduce excess and obsolete inventories to their estimated net realizable value. In assessing the realization of inventories, we make judgments regarding future demand requirements and compare these assessments with current and committed inventory levels. Inventory requirements may change based on projected customer demand, technological and product life cycle changes, longer or shorter than expected usage periods, and other factors that could affect the valuation of our inventories.

  Indefinite-Lived Intangible Assets

        Intangible assets that are deemed to have an indefinite life are not amortized, but rather are tested for impairment on an annual basis, or more often if events or circumstances indicate that a potential impairment exists. The Covey trade name intangible asset has been deemed to have an indefinite life. This intangible asset is assigned to the Organizational Solutions Business Unit and is tested for impairment using the present value of estimated royalties on trade name related revenues, which consist primarily of training seminars, international licensee royalties, and related products. If forecasts and assumptions used to support the realizability of our indefinite-lived intangible asset change in the future, significant impairment charges could result that would adversely affect our results of operations and financial condition.

  Impairment of Long-Lived Assets

        Long-lived tangible assets and definite-lived intangible assets are reviewed for possible impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. We use an estimate of undiscounted future net cash flows of the assets over the remaining useful lives in determining whether the carrying value of the assets is recoverable. If the carrying values of the assets exceed the anticipated future cash flows of the assets, we recognize an impairment loss equal to the difference between the carrying values of the assets and their estimated fair values. Impairment of long-lived assets is assessed at the lowest levels for which there are identifiable cash flows that are independent from other groups of assets. The evaluation of long-lived assets requires us to use estimates of future cash flows. If forecasts and assumptions used to support the realizability of our long-lived tangible and definite-lived intangible assets change in the future, significant impairment charges could result that would adversely affect our results of operations and financial condition.

  Income Taxes

        The calculation of our income tax provision or benefit, as applicable, requires estimates of future taxable income or losses. During the course of the fiscal year, these estimates are compared to actual financial results and adjustments may be made to our tax provision or benefit to reflect these revised estimates.

        Our recent history of significant operating losses precludes us from demonstrating that it is more likely than not that the related benefits from deferred income tax deductions and foreign tax carryforwards will be realized. Accordingly, we recorded valuation allowances on our deferred income tax assets. These valuation allowances are based on estimates of future taxable income or losses that may or may not be realized.

Regulatory Compliance

        The Company is registered in states in which we do business that have a sales tax and collects and remits sales or use tax on retail sales made through its stores and catalog sales. Compliance with environmental laws and regulations has not had a material effect on our operations.

Inflation and Changing Prices

        Inflation has not had a material effect on our operations. However, future inflation may have an impact on the price of materials used in the production of planners and related products, including paper and leather materials. The Company may not be able to pass on such increased costs to our customers.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

        Certain written and oral statements made by the Company or our representatives in this report, other reports, filings with the Securities and Exchange Commission, press releases, conferences, Internet webcasts, or otherwise, are "forward-looking statements" within the meaning of the Private Securities Litigation reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements, and may contain words such as "believe," "anticipate," "expect," "estimate," "project," or words or phrases of similar meaning. Forward-looking statements are subject to certain risks and uncertainties that may cause actual results to differ materially from the forward-looking statements. These risks and uncertainties are disclosed from time to time in reports filed by us with the SEC, including reports on Forms 8-K, 10-Q, and 10-K. Such risks and uncertainties include, but are not limited to, the matters discussed under "Business Environment and Risk" below. In addition, such risks and uncertainties may include unanticipated developments in any one or more of the following areas: unanticipated costs or capital expenditures; difficulties encountered by EDS in implementing, operating, and maintaining our information systems and controls, including without limitation, the systems related to demand and supply planning, inventory control, and order fulfillment; delays or unanticipated outcomes relating to the Company's strategic plans; dependence on existing products or services; the rate and consumer acceptance of new product introductions; competition; the number and nature of customers and their product orders, including changes in the timing or mix of product or training orders; pricing of our products and services and those of competitors; adverse publicity; and other factors which may adversely affect our business.

        The risks included here are not exhaustive. Other sections of this report may include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors may emerge and it is not possible for our management to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any single factor, or combination of factors, may cause actual results to differ materially from those contained in forward-looking statements. Given these risks and uncertainties, investors should not rely on forward-looking statements as a prediction of actual results.

        The market price of our common stock has been and may remain volatile. In addition, the stock markets in general have recently experienced increased volatility. Factors such as quarter-to-quarter variations in revenues and earnings or losses and our failure to meet expectations could have a significant impact on the market price of our common stock. In addition, the price of our common stock can change for reasons unrelated to our performance. Due to our low market capitalization, the price of our common stock may also be affected by conditions such as a lack of analyst coverage and fewer potential investors.

        Forward-looking statements are based on management's expectations as of the date made, and the Company does not undertake any responsibility to update any of these statements in the future. Actual future performance and results will differ and may differ materially from that contained in or suggested by forward-looking statements as a result of the factors set forth in this Management's Discussion and Analysis of Financial Condition and Results of Operations and elsewhere in our filings with the SEC.

Quantitative and Qualitative Disclosures About Market Risk

Market Risk of Financial Instruments

        The Company is exposed to financial instrument market risk primarily through fluctuations in foreign currency exchange rates and interest rates. To manage risks associated with foreign currency exchange and interest rates, we make limited use of derivative financial instruments. Derivatives are financial instruments that derive their value from one or more underlying financial instruments. As a matter of policy, our derivative instruments are entered into for periods consistent with the related underlying exposures and do not constitute positions that are independent of those exposures. In addition, we do not enter into derivative contracts for trading or speculative purposes, nor are we party to any leveraged derivative instrument. The notional amounts of derivatives do not represent actual amounts exchanged by the parties to the instrument, and, thus, are not a measure of exposure to us through our use of derivatives. Additionally, we enter into derivative agreements only with highly rated counterparties and we do not expect to incur any losses resulting from non-performance by other parties.

        Foreign Exchange Sensitivity—Due to the global nature of our operations, we are subject to risks associated with transactions that are denominated in currencies other than the United States dollar, as well as the effects of translating amounts denominated in foreign currencies to United States dollars as a normal part of the reporting process. The objective of our foreign currency risk management activities is to reduce foreign currency risk in the consolidated financial statements. In order to manage foreign currency risks, we make limited use of foreign currency forward contracts and other foreign currency related derivative instruments.

        Although we cannot eliminate all aspects of our foreign currency risk, we believe that our strategy, which includes the use of derivative instruments, can reduce the impacts of foreign currency related issues on our consolidated financial statements. During the fiscal years ended August 31, 2004, 2003, and 2002, we utilized foreign currency forward contracts to manage the volatility of certain intercompany financing transactions and other transactions that are denominated in foreign currencies. Because these contracts do not meet specific hedge accounting requirements, gains and losses on these contracts, which expire on a quarterly basis, are recognized currently and are used to offset a portion of the gains or losses of the related accounts. The gains and losses on these contracts were recorded as a component of SG&A expense in our consolidated statements of operations and resulted in net losses of $0.4 million, $0.5 million, and $0.3 million during fiscal years 2004, 2003, and 2002. At August 31, 2004, the fair value of these contracts, which was determined using the estimated amount at which contracts could be settled based upon forward market exchange rates, was insignificant. The notional amounts of the Company's foreign currency sell contracts that did not qualify for hedge accounting were as follows at August 31, 2004 (in thousands):

Contract Description	Notional Amount in Foreign Currency	Notional Amount in U.S. Dollars
Japanese Yen	266,000	$2,426
Australian Dollars	1,740	1,213
Mexican Pesos	9,140	788

        During fiscal 2004, we entered into foreign currency forward contracts that were designed to manage foreign currency risks related to our net investment in our directly-owned operations located in Canada, Japan, and the United Kingdom. These three offices comprise the majority of our investment in foreign operations. These foreign currency forward instruments, which expire on a monthly basis, qualified for hedge accounting and corresponding gains and losses were recorded as a component of other comprehensive income in our consolidated balance sheet. During fiscal 2004, we recognized losses totaling $0.2 million on these hedge contracts, which were included in other comprehensive income. At August 31, 2004, the fair value of these contracts, which was determined using the estimated amount at which contracts could be settled based upon forward market exchange rates, was insignificant. The notional amounts of our foreign currency sell contracts that qualified for hedge accounting as net investment hedges were as follows at August 31, 2004 (in thousands):

Contract Description	Notional Amount in Foreign Currency	Notional Amount in U.S. Dollars
Japanese Yen	246,381	$2,257
British Pounds	1,193	2,137
Canadian Dollars	666	506

        Interest Rate Sensitivity—The Company is exposed to fluctuations in U.S. interest rates primarily as a result of the cash and cash equivalents that we hold. Following payment and termination of our line of credit facility during fiscal 2002, our remaining debt balances consist of one fixed-rate long-term mortgage and one variable-rate mortgage on certain of our buildings and property. Our fixed-rate debt has a 9.9 percent interest rate and requires monthly payments through October 2014. Our variable-rate mortgage has interest at the Canadian Prime Rate (4.75 percent at August 31, 2004) and requires payments through January 2015. We intend to sell the building associated with this variable-rate mortgage during fiscal 2005 and plan to use a portion of the proceeds from the sale to retire this variable-rate obligation.

        At August 31, 2004, we were not party to any interest rate swap agreements or similar derivative instruments.

Business Environment and Risk

        Our business environment, economic conditions, and specific risks may affect our future business decisions and financial performance. The matters discussed below could cause our future results to differ from past results or those described in forward-looking statements and could have a material adverse effect on our business, financial condition, liquidity, results of operations, and stock price.

  We have experienced significant declines in sales and corresponding net losses in recent fiscal years and we may not be able to return to profitability

        Since fiscal 2000, we have experienced significant declines in sales. Our sales during fiscal 2004 were $275.4 million compared to $307.2 million in fiscal 2003 and $333.0 million in fiscal 2002. Although we are taking steps to improve our operating results and have seen significant improvement since fiscal 2002, declining sales have contributed to net losses totaling $10.2 million in fiscal 2004, $45.3 million in fiscal 2003, and $100.6 million in fiscal 2002. We cannot assure that we will return to profitability.

        In addition to declining sales, we have faced numerous challenges that have affected our operating results in recent years. Specifically, we have experienced, and may continue to experience the following:

  •
  Declining traffic in our retail stores and consumer direct channel

  •
  Declining training and services sales that we believe are partially attributable to general economic conditions that have reduced training budgets at many of our corporate clients

  •
  Increased risk of excess and obsolete inventories

  •
  Operating expenses that, as a percentage of sales, have exceeded our desired business model

  •
  Costs associated with exiting unprofitable retail stores

  Our results of operations are materially affected by economic conditions, levels of business activity, and other changes at our clients

        Uncertain economic conditions continue to affect many of our clients' businesses and their budgets for training, consulting and related products. In addition, our business tends to lag behind economic cycles and, consequently, the benefits of any economic recovery may take longer for us to realize than other segments of the economy. Future deterioration of economic conditions, particularly in the United States, could increase these effects on our business.

  We may not be able to compensate for lower sales or unexpected cash outlays with cost reductions significant enough to generate positive net income

        Although we have initiated cost-cutting efforts that have included headcount reductions, retail store closures, consolidation of administrative office space, and changes in our advertising and marketing strategy, if we are not able to prevent further revenue declines or achieve our growth objectives, we will need to further reduce our costs. An unintended consequence of additional cost reductions may be reduced sales. If we are not able to effectively reduce our costs and expenses commensurate with, or at the same pace as, any further deterioration in our sales, we may not be able to generate positive net income or cash flows from operations. Although we have experienced improved cash flows from operations during fiscal 2004, an inability to continue to increase cash flows from operations may have an adverse impact upon our liquidity and ability to operate the business. For example, we may not be able to obtain additional financing or raise additional capital on terms that would be acceptable to us.

        We are unable to predict the exact amount of cost reductions required for us to generate increased cash flows from operations because we cannot accurately predict the amount of our future sales. Our future sales performance depends, in part, on future economic and market conditions, which are not within our control.

  Our global operations pose complex management, foreign currency, legal, tax, and economic risks, which we may not adequately address

        We have Company-owned offices in Australia, Brazil, Canada, Japan, Mexico, and the United Kingdom. We also have licensed operations in numerous other foreign countries. As a result of these foreign operations and their growing impact upon our results of operations, we are subject to a number of risks, including:

  •
  Restrictions on the movement of cash

  •
  Burdens of complying with a wide variety of national and local laws

  •
  The absence in some jurisdictions of effective laws to protect our intellectual property rights

  •
  Political instability

  •
  Currency exchange rate fluctuations

  •
  Longer payment cycles

  •
  Price controls or restrictions on exchange of foreign currencies

        While we are not currently aware of any of the foregoing conditions materially adversely affecting our operations, these conditions, which are outside of our control, could change at any time.

  We operate in a highly competitive industry

        The training and consulting industry is highly competitive with a relatively easy entry. Competitors continually introduce new programs and products that may compete directly with our offerings. Larger and better capitalized competitors may have enhanced abilities to compete for clients and skilled professionals. In addition, one or more of our competitors may develop and implement training courses or methodologies that may adversely affect our ability to sell our methodologies to new clients.

  Our profitability will suffer if we are not able to maintain our pricing and utilization rates and control our costs

        Our profit margin on training services is largely a function of the rates we are able to recover for our services and the utilization, or chargeability, of our trainers, client partners, and consultants. Accordingly, if we are unable to maintain sufficient pricing for our services or an appropriate utilization rate for our training professionals without corresponding cost reductions, our profit margin and overall profitability would suffer. The rates that we are able to recover for our services are affected by a number of factors, including:

  •
  Our clients' perceptions of our ability to add value through our programs and products

  •
  Competition

  •
  General economic conditions

  •
  Introduction of new programs or services by us or our competitors

  •
  Our ability to accurately estimate, attain, and sustain engagement sales, margins, and cash flows over longer contract periods

        Our utilization rates are also affected by a number of factors, including:

  •
  Seasonal trends, primarily as a result of scheduled training

  •
  Our ability to forecast demand for our products and services and thereby maintain an appropriate headcount in our employee base

  •
  Our ability to manage attrition

        Our profitability is also a function of our ability to control costs and improve our efficiency in the delivery of our products and services. Our cost-cutting initiatives, which focus on reducing both fixed and variable costs, may not be sufficient to deal with downward pressure on pricing or utilization rates. As we introduce new programs and seek to increase the number of our training professionals, we may not be able to manage a significantly larger and more diverse workforce, control our costs, or improve our efficiency.

  Our new training programs and products may not be widely accepted in the marketplace and may not produce the benefits we expect

        In an effort to improve our sales performance, we have made significant investments in new training and consulting offerings such as the "4 Disciplines of Execution" Additionally, we have invested in our existing programs in order to refresh these programs and keep them relevant in the marketplace. We expect that these new programs, combined with new product offerings, will contribute to future growth in our revenue. Although we believe that our intellectual property is highly regarded in the marketplace, the demand for these new programs and products is still emerging. If our clients' demand for these new programs and products does not develop as we expect, or if our sales and marketing strategies for these programs are not effective, our financial results could be adversely impacted and we may need to change our business strategy.

  If we are unable to attract, retain, and motivate high-quality employees, we will not be able to compete effectively and will not be able to grow our business

        Due to our reliance on customer satisfaction, our overall success and ability to grow are dependent, in part, on our ability to hire, retain, and motivate sufficient numbers of talented people with the necessary skills needed to serve clients and grow our business. The inability to attract qualified employees in sufficient numbers to meet particular demands or the loss of a significant number of our employees could have a serious adverse effect on us, including our ability to obtain and successfully complete important client engagements and thus maintain or increase our sales.

        We continue to offer a variable component of compensation, the payment of which is dependent upon our sales performance and profitability. We adjust our compensation levels and have adopted different methods of compensation in order to attract and retain appropriate numbers of employees with the necessary skills to serve our clients and grow our business. We may also use equity-based performance incentives as a component of our executives' compensation, which may affect amounts of cash compensation. Variations in any of these areas of compensation may adversely impact our operating performance.

  Our product sales may continue to decline and result in changes to our profitability

        In recent years, our product sales have declined. These product sales, which are primarily delivered through our retail stores, consumer direct channels (catalog call center and eCommerce), and government product channels have historically been very profitable for us. However, due to recent declines, we have reevaluated our product business and have taken steps to restore its profitability. These initiatives have included retail store closures, transitioning catalog customers to our eCommerce site, outsourcing our government products channel, and increasing our business through wholesale channels. However, these initiatives may also result in decreased gross margins on our product sales if lower-margin wholesale sales continue to increase. If product sales continue to decline or gross margins decline, our product sales strategies may not be adequate to return our product delivery channels to past profitability levels.

  Our strategy of outsourcing certain functions and operations may fail to reduce our costs for these services

        We have an outsourcing contract with Electronic Data Systems (EDS) to provide warehousing, distribution, information systems, and call center operations. Under terms of the outsourcing contract and its addendums, EDS operates the Company's primary call center, provides warehousing and distribution services, and supports the Company's various information systems. Certain components of the outsourcing agreement contain minimum activity levels that we must meet or we will be required to pay penalty charges. Although we negotiated a revised minimum payment schedule for warehouse and call center operations in fiscal 2004, if certain activity levels are not achieved, our sales may not be sufficient to allow us to recognize anticipated benefits from the EDS outsourcing agreement in these areas.

        Our outsourcing contracts with EDS contain early termination provisions that we may exercise under certain conditions. However, in order to exercise the early termination provisions, we would have to pay specified penalties to EDS depending upon the circumstances of the contract termination.

  We have significant intangible asset balances that may be impaired if cash flows from related activities declines

        At August 31, 2004 we had $87.5 million of intangible assets, which were primarily generated from the fiscal 1997 merger with the Covey Leadership Center. These intangible assets are evaluated for impairment based upon cash flows (definite-lived intangible assets) and revenue streams (indefinite-

lived intangible assets). Although our current sales and cash flows are sufficient to support these intangibles, if our sales and corresponding cash flows decline, we may be faced with significant asset impairment charges.

  Our sales are subject to changes in consumer preferences and buying trends

        Our product sales are subject to changing consumer preferences and difficulties in anticipating or forecasting these changes in may result in adverse consequences to our sales. Although we continue to have a substantial loyal customer base for our many of our existing products, changes in consumer preferences, such as a shift in demand from paper-based planners to handheld electronic devices or other technology products may have an adverse impact upon our sales. While we have experienced stabilizing sales our core products (paper-based planners, binders, and accessories) during the latter half of fiscal 2004, we are still subject to consumer preferences for these products.

  Our future quarterly operating results are subject to factors that can cause fluctuations in our stock price

        Historically, our stock price has experienced significant volatility. We expect that our stock price may continue to experience volatility in the future due to a variety of potential factors that may include the following:

  •
  Fluctuations in our quarterly results of operations and cash flows

  •
  Variations between our actual financial results and market expectations

  •
  Changes in our key balances, such as cash and cash equivalents

  •
  Currency exchange rate fluctuations

  •
  Unexpected asset impairment charges

  •
  No analyst coverage

        In addition, the stock market has experienced substantial price and volume fluctuations over the past several quarters that has had some impact upon our stock and other stock issues in the market. These factors, as well as general investor concerns regarding the credibility of corporate financial statements and the accounting profession, may have a material adverse effect upon our stock in the future.

  We may need additional capital in the future, and this capital may not be available to us on favorable terms

        We may need to raise additional funds through public or private debt offerings or equity financings in order to:

  •
  Develop new services, programs, or products

  •
  Take advantage of opportunities, including expansion of the business

  •
  Respond to competitive pressures

        Our recent financial performance has resulted in increased assessments of risk associated with possible financing alternatives. Consequently, we may be unable to obtain the necessary capital on terms or conditions that are favorable to us.

  We are the creditor for a management common stock loan program that may not be fully collectible

        We are the creditor for a loan program that provided the capital to allow certain management personnel the opportunity to purchase shares of our common stock. For further information regarding our management common stock loan program, refer to Note 9 in our consolidated financial statements.

The inability of the Company to collect all, or a portion, of these receivables could have an adverse impact upon our financial position and future cash flows compared to full collection of the loans.

  We may be exposed to potential risks relating to internal controls procedures and our ability to have those controls attested to by our independent auditors

        While we believe that we can comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, our failure to document, implement, and comply with these requirements may harm our reputation and the market price of our stock could suffer. We may be exposed to risks from recent legislation requiring companies to evaluate their internal controls and have those controls attested to by their independent auditors. We are evaluating our internal control systems in order to allow our management to report on, and our independent auditors attest to, our internal controls, as a required part of our Annual Report on Form 10-K beginning with our report for the fiscal year ended August 31, 2005.

        At present, there is no precedent available with which to measure compliance adequacy. Accordingly, there can be no positive assurance that we will receive a positive attestation from our independent auditors. In the event we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner or we are unable to receive a positive attestation from our independent auditors with respect to our internal controls, our reputation, financial results, and market price of our stock could suffer.

Financial Statements and Supplemental Data

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
Franklin Covey Co.:

        We have audited the accompanying consolidated balance sheets of Franklin Covey Co. and subsidiaries as of August 31, 2004 and 2003, and the related consolidated statements of operations and comprehensive loss, shareholders' equity, and cash flows for each of the years in the three-year period ended August 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Franklin Covey Co. and subsidiaries as of August 31, 2004 and 2003, and the results of their operations and their cash flows for each of the years in the three-year period ended August 31, 2004, in conformity with U.S. generally accepted accounting principles.

        As discussed in Note 3 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, in the year ended August 31, 2002.

KPMG LLP

Salt Lake City, Utah
November 16, 2004

FRANKLIN COVEY CO.

CONSOLIDATED BALANCE SHEETS

	August 31,
	2004	2003
	In thousands, except per share data
ASSETS
Current assets:
Cash and cash equivalents	$41,904	$41,916
Accounts receivable, less allowance for doubtful accounts of $1,034 and $1,824	18,636	20,450
Inventories	23,693	36,805
Prepaid expenses and other assets	5,794	8,178

Total current assets	90,027	107,349
Property and equipment, net	40,584	49,972
Intangible assets, net	87,507	91,645
Other long-term assets	7,593	10,775

	$225,711	$259,741

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$120	$89
Accounts payable	14,018	14,619
Outsourcing contract costs payable	4,914	17,218
Income taxes payable	5,903	6,534
Accrued liabilities	31,244	30,365

Total current liabilities	56,199	68,825
Long-term debt, less current portion	1,350	1,435
Other liabilities	1,550	3,681

Total liabilities	59,099	73,941

Commitments and contingencies (Notes 1, 6, and 7)
Shareholders' equity:
Preferred stock—Series A, no par value; convertible into common stock at $14 per share; 4,000 shares authorized, 873 shares issued; liquidation preference totaling $89,530	87,203	87,203
Common stock, $.05 par value; 40,000 shares authorized, 27,056 shares issued	1,353	1,353
Additional paid-in capital	205,585	221,968
Retained earnings (accumulated deficit)	(8,798)	4,221
Notes and interest receivable related to financing common stock purchases by related parties, net		(8,459)
Deferred compensation on restricted stock grant	(732)
Accumulated other comprehensive income	1,026	445
Treasury stock at cost, 7,028 shares and 7,007 shares	(119,025)	(120,931)

Total shareholders' equity	166,612	185,800

	$225,711	$259,741

See accompanying notes to consolidated financial statements.

FRANKLIN COVEY CO.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year Ended August 31,
	2004	2003	2002
	In thousands, except per share amounts
Net sales:
Products	$177,184	$202,225	$221,641
Training and services	98,250	104,935	111,357

	275,434	307,160	332,998

Cost of sales:
Products	86,464	103,144	110,791
Training and services	33,830	34,457	38,578

	120,294	137,601	149,369

Gross margin	155,140	169,559	183,629
Selling, general, and administrative	148,257	183,312	216,910
Provision for losses on management stock loans		3,903	24,775
Impairment (recovery) of investment in unconsolidated subsidiary		(1,644)	16,323
Impairment of assets		872	9,184
Depreciation	11,774	26,395	34,343
Amortization	4,173	4,386	4,667

Loss from operations	(9,064)	(47,665)	(122,573)
Equity in earnings (losses) of unconsolidated subsidiary		(128)	4,316
Interest income	481	665	3,112
Interest expense	(218)	(248)	(2,784)
Loss on interest rate swap			(4,894)
Other income (expense), net		(414)	644

Loss from continuing operations before income taxes	(8,801)	(47,790)	(122,179)
Income tax benefit (provision)	(1,349)	2,537	25,713

Loss from continuing operations	(10,150)	(45,253)	(96,466)
Loss from discontinued operations, net of income tax benefit of $4,055			(7,584)
Gain on sale of discontinued operations, net of $35,094 income tax provision			64,851

Loss before cumulative effect of accounting change	(10,150)	(45,253)	(39,199)
Cumulative effect of accounting change, net of $13,948 income tax benefit			(61,386)

Net loss	(10,150)	(45,253)	(100,585)
Preferred stock dividends	(8,735)	(8,735)	(8,681)

Net loss attributable to common shareholders	$(18,885)	$(53,988)	$(109,266)

Loss from continuing operations, including preferred dividends, per share:
Basic and diluted	$(.96)	$(2.69)	$(5.29)

Net loss attributable to common shareholders per share:
Basic and diluted	$(.96)	$(2.69)	$(5.49)

Basic and diluted weighted average number of common shares	19,734	20,041	19,895

COMPREHENSIVE LOSS
Net loss	$(10,150)	$(45,253)	$(100,585)
Market value of interest rate swap agreement, net of income taxes			2,786
Adjustment for fair value of hedge derivatives	(207)
Foreign currency translation adjustments	788	725	574

Comprehensive loss	$(9,569)	$(44,528)	$(97,225)

See accompanying notes to consolidated financial statements.

FRANKLIN COVEY CO.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

	Series A Preferred Stock Shares	Series A Preferred Stock Amount	Common Stock Shares	Common Stock Amount	Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Notes and Interest Receivable	Deferred Compensation	Accumulated Other Comprehensive Income (Loss)	Treasury Stock Shares	Treasury Stock Amount
	In thousands
Balance at August 31, 2001	831	$82,995	27,056	$1,353	$223,898	$167,475	$(35,977)	$—	$(5,467)	(7,215)	$(124,395)
Preferred stock dividends						(8,681)
Issuance of common stock from treasury					(1,445)					151	1,947
Purchase of treasury shares										(25)	(73)
Cumulative translation adjustment									574
Preferred stock dividends paid with additional shares of Series A preferred stock	42	4,208
Additions to reserve for management loan losses							24,775
Interest on participant loans							(1,160)
Settlement of interest rate swap									4,613
CEO compensation contribution					500
Net loss						(100,585)

Balance at August 31, 2002	873	87,203	27,056	1,353	222,953	58,209	(12,362)	—	(280)	(7,089)	(122,521)
Preferred stock dividends						(8,735)
Issuance of common stock from treasury					(1,485)					211	1,721
Purchase of treasury shares										(129)	(131)
Cumulative translation adjustment									725
Additions to reserve for management loan losses							3,903
CEO compensation contribution					500
Net loss						(45,253)

Balance at August 31, 2003	873	87,203	27,056	1,353	221,968	4,221	(8,459)	—	445	(7,007)	(120,931)
Preferred stock dividends					(5,866)	(2,869)
Issuance of common stock from treasury					(27)					99	181
Purchase of treasury shares										(93)	(182)
Cumulative translation adjustment									788
Adjustment for fair value of hedge derivatives									(207)
Modification of management stock loans					(7,565)		7,565
Cancellation of note receivable from sale of common stock					1,495		894			(121)	(2,389)
Restricted stock award					(4,420)			(829)		304	5,249
Common stock held in non-qualified deferred compensation plan										(210)	(953)
Amortization of deferred compensation								97
Net loss						(10,150)

Balance at August 31, 2004	873	$87,203	27,056	$1,353	$205,585	$(8,798)	$—	$(732)	$1,026	(7,028)	$(119,025)

See accompanying notes to consolidated financial statements.

FRANKLIN COVEY CO.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended August 31,
	2004	2003	2002
	In thousands
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(10,150)	$(45,253)	$(100,585)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Gain on sale of discontinued operations, net of income taxes			(64,851)
Cumulative effect of accounting change, net of income taxes			61,386
Depreciation and amortization	17,717	32,938	43,053
Provision for losses on management stock loans		3,903	24,775
Impairment (recovery) of investment in unconsolidated subsidiary		(1,644)	16,323
Deferred income taxes	623	(1,322)	(16,152)
Impairment of assets		872	9,184
Loss on settlement of interest rate swap			4,894
Equity in loss (earnings) of unconsolidated subsidiary		128	(4,316)
Payments for interest on management stock loan program			(796)
CEO compensation contribution		500	500
Amortization of deferred compensation	97
Other			(340)
Changes in assets and liabilities:
Decrease in accounts receivable, net	2,120	694	51,124
Decrease in inventories	13,262	2,343	3,413
Decrease (increase) in prepaid expenses and other assets	2,718	9,081	(4,167)
Increase (decrease) in accounts payable, outsourcing contract costs payable, and accrued liabilities	(14,271)	11,949	(19,877)
Decrease in income taxes payable	(649)	(8,562)	(9,049)
Increase (decrease) in other long-term liabilities	(348)	175	(1,540)

Net cash provided by (used for) operating activities	11,119	5,802	(7,021)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of discontinued operations			156,512
Purchases of property and equipment	(3,970)	(4,201)	(10,594)
Cash distributions of earnings from unconsolidated subsidiary		2,000	4,261
Investment in unconsolidated subsidiary		(1,000)
Proceeds from sale of property and equipment, net	1,556	426	2,327

Net cash provided by (used for) investing activities	(2,414)	(2,775)	152,506

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on short-term line of credit borrowings			(9,750)
Proceeds from long-term debt and long-term line of credit			4,370
Principal payments on long-term debt, long-term line of credit, and capital lease obligations	(102)	(185)	(99,661)
Payment of interest rate swap liability			(4,894)
Purchases of common stock for treasury	(182)	(131)	(73)
Proceeds from sales of common stock from treasury	154	236	502
Payment of preferred stock dividends	(8,735)	(8,735)	(4,367)

Net cash used for financing activities	(8,865)	(8,815)	(113,873)

Effect of foreign currency exchange rates on cash and cash equivalents	148	655	573

Net increase (decrease) in cash and cash equivalents	(12)	(5,133)	32,185
Cash and cash equivalents at beginning of the year	41,916	47,049	14,864

Cash and cash equivalents at end of the year	$41,904	$41,916	$47,049

See accompanying notes to consolidated financial statements.

FRANKLIN COVEY CO.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.     Nature of Operations and Summary of Significant Accounting Policies

        Franklin Covey Co. (the "Company") provides integrated consulting, training, and performance enhancement solutions to organizations and individuals in strategy execution, productivity, leadership, sales force effectiveness, effective communications, and other areas. Each integrated solution may include components of training and consulting, assessment, and other application tools that are generally available in electronic or paper-based formats. The Company's products and services are available through professional consulting services, public workshops, retail stores, catalogs, and the Internet at www.franklincovey.com. The Company's historically best-known offerings include the Franklin Covey Planner™, the productivity workshop entitled, "Focus: Achieving Your Highest Priorities," and courses based on the best-selling book, The Seven Habits of Highly Effective People. The Company's new offerings include facilitated work sessions, a course entitled "The 4 Disciplines of Execution", and its assessment tool, xQ (Execution Quotient).

Fiscal Year

        The Company utilizes a modified 52/53-week fiscal year that ends on August 31 of each year. Corresponding quarterly periods generally consist of 13-week periods that ended on November 29, 2003, February 28, 2004, and May 29, 2004 during fiscal 2004. Unless otherwise noted, references to fiscal years apply to the 12 months ended August 31 of the specified year.

Basis of Presentation

        The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

        The results of Agilix Labs, Inc., which is approximately 12 percent owned (on a fully diluted basis) by the Company (Note 13), are accounted for using the equity method of accounting beginning in fiscal 2003, the year of acquisition. The results of Franklin Covey Coaching, LLC, an entity that was 50 percent owned by the Company until August 31, 2002 (Note 12), were accounted for using the equity method of accounting during fiscal 2002.

Pervasiveness of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

        The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company's cash equivalents consisted primarily of commercial paper and money market funds and totaled $21.6 million and $26.9 million at August 31, 2004 and 2003. As of August 31, 2004, the Company had demand deposits at various banks in excess of the $100,000 limit for insurance by the Federal Deposit Insurance Corporation.

Trade Accounts Receivable

        Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts represents the Company's best estimate of the amount of probable credit losses in the existing accounts receivable balance. The Company determines the allowance for doubtful accounts based upon historical write-off experience and current economic conditions. The Company reviews the adequacy of its allowance for doubtful accounts on a regular basis. Receivable balances past due over 90 days, which exceed a specified dollar amount, are reviewed individually for collectibility. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance sheet credit exposure related to its customers.

Inventories

        Inventories are stated at the lower of cost or market, cost being determined using the first-in, first-out method. Elements of cost in inventories generally include raw materials, direct labor, manufacturing overhead, and freight in. The Company's inventories are comprised primarily of dated calendar products and other non-dated products such as binders, handheld electronic devices, stationery, training products, and other accessories. The Company's inventories were comprised of the following (in thousands):

	August 31,
	2004	2003
Finished goods	$19,756	$31,017
Work in process	978	1,062
Raw materials	2,959	4,726

	$23,693	$36,805

        Provision is made to reduce excess and obsolete inventories to their estimated net realizable value. At August 31, 2004 and 2003, reserves for excess and obsolete inventories were $5.1 million and $5.0 million. In assessing the realization of inventories, the Company makes judgments regarding future demand requirements and compares these with current and committed inventory levels. Inventory requirements may change based on projected customer demand, technological and product life cycle changes, longer or shorter than expected usage periods, and other factors that could affect the valuation of the Company's inventories.

Property and Equipment

        Property and equipment are recorded at cost. Depreciation, which includes the amortization of assets recorded under capital lease obligations, is calculated using the straight-line method over the expected useful life of the asset. The Company generally uses the following depreciable lives for its major classifications of property and equipment:

Description	Useful Lives
Buildings	15-39 years
Machinery and equipment	3-7 years
Computer hardware and software	3 years
Furniture, fixtures, and leasehold improvements	5-7 years

        Leasehold improvements are amortized over the lesser of the useful economic life of the asset or the contracted lease period. The Company expenses costs for repairs and maintenance as incurred. Gains and losses resulting from the sale of property and equipment are recorded in current operations.

Indefinite-Lived Intangible Assets

        Intangible assets that are deemed to have an indefinite life are not amortized, but rather are tested for impairment on an annual basis, or more often if events or circumstances indicate that a potential impairment exists. The Covey trade name intangible asset (Note 3) has been deemed to have an indefinite life. This intangible asset is assigned to the Organizational Solutions Business Unit and is tested for impairment using the present value of estimated royalties on trade name related revenues, which consist primarily of training seminars and work sessions, international licensee sales, and related products.

Impairment of Long-Lived Assets

        Long-lived tangible assets and definite-lived intangible assets are reviewed for possible impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The Company uses an estimate of undiscounted future net cash flows of the assets over the remaining useful lives in determining whether the carrying value of the assets is recoverable. If the carrying values of the assets exceed the expected future cash flows of the assets, the Company recognizes an impairment loss equal to the difference between the carrying values of the assets and their estimated fair values. Impairment of long-lived assets is assessed at the lowest levels for which there are identifiable cash flows that are independent from other groups of assets. The evaluation of long-lived assets requires the Company to use estimates of future cash flows. However, actual cash flows may differ from the estimated future cash flows used in these impairment tests.

Restricted Investments

        The Company's restricted investments consist of investments in mutual funds that are held in a "rabbi trust" and are restricted for payment to the participants of the Company's deferred compensation plan (Note 14). The Company accounts for its restricted investments in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. As required by SFAS No. 115, the Company determines the proper classification of its investments at the time of purchase and reassesses such designations at each balance sheet date. At August 31, 2004 and 2003, the Company's restricted investments were classified as trading securities and consisted of insurance contracts and mutual funds. The fair value of these restricted investments totaled $1.2 million and $2.0 million at August 31, 2004 and 2003, and were recorded as components of other long-term assets in the accompanying consolidated balance sheets.

        In accordance with SFAS No. 115, the Company's unrealized losses on its restricted investments, which were immaterial during fiscal years 2004, 2003, and 2002, were recognized in the accompanying consolidated statements of operations as a component of selling, general, and administrative expense.

Accrued Liabilities

        Significant components of the Company's accrued liabilities were as follows (in thousands):

	August 31,
	2004	2003
Unearned revenue	$5,881	$2,611
Accrued compensation	5,141	6,471
Customer credits	3,128	3,942
Accrued restructuring and retail store closure costs	2,782	1,422
Accrued preferred stock dividends	2,184	2,184
Other accrued liabilities	12,128	13,735

	$31,244	$30,365

Foreign Currency Translation and Transactions

        Translation adjustments result from translating the Company's foreign subsidiaries' financial statements into United States dollars. The balance sheet accounts of the Company's foreign subsidiaries are translated into U.S. dollars using the exchange rate in effect at the balance sheet date. Revenues and expenses are translated using average exchange rates during the fiscal year. The resulting translation gains or losses were recorded as a component of accumulated other comprehensive income in shareholders' equity. Transaction gains and losses are reported as a component of selling, general, and administrative expenses. Transaction losses totaled $0.2 million, $0.3 million, and $0.6 million during fiscal years 2004, 2003, and 2002.

Derivative Instruments

        Derivative instruments are accounted for in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities as modified by SFAS No. 138, Accounting for Certain Derivative and Certain Hedging Activities, and SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. During the normal course of business, the Company is exposed to risks associated with foreign currency exchange rate and interest rate fluctuations. Foreign currency exchange rate exposures result from the Company's operating results, assets, and liabilities that are denominated in currencies other than the U.S. dollar. In order to limit the Company's exposure to these elements, the Company has made limited use of derivative instruments. Each derivative instrument is recorded in the balance sheet at its fair value. Changes in the fair value of derivative instruments that qualify for hedge accounting are recorded in accumulated other comprehensive income (a component of shareholders' equity). Changes in the fair value of derivative instruments that are not designated as hedge instruments are immediately recognized as a component of selling, general, and administrative expenses in the Company's consolidated statements of operations.

Revenue Recognition

        The Company recognizes revenue when: 1) persuasive evidence of an agreement exists, 2) delivery of product has occurred or services have been rendered, 3) the price to the customer is fixed and determinable, and 4) collectibility is reasonably assured. For product sales, these conditions are generally met upon shipment of the product to the customer or by completion of the sale transaction in a retail store. For training and service sales, these conditions are generally met upon presentation of the training seminar, delivery of the consulting services, or shipment of the training manuals and related products.

        Certain of the Company's sales contracts contain multiple deliverables that include training along with other products and services. In accordance with Emerging Issues Task Force (EITF) Issue No. 00-21, Accounting for Revenue Arrangements with Multiple Deliverables, sales arrangements with multiple deliverables are divided into separate units of accounting if the deliverables in the arrangement meet the following criteria: 1) the delivered training, consulting, or product has value to the client on a standalone basis; 2) there is objective and reliable evidence of the fair value of undelivered items; and 3) delivery of any undelivered item is probable. The overall contract consideration is allocated among the separate units of accounting based upon their fair values, with the amount allocated to the delivered item being limited to the amount that is not contingent upon the delivery of additional items or meeting other specified performance conditions. If the fair value of all undelivered elements exits, but fair value does not exist for one or more delivered elements, the residual method is used. Under the residual method, the amount of consideration allocated to the delivered items equals the total contract consideration less the aggregate fair value of the undelivered items. Fair value of the undelivered items is based upon the normal pricing practices for the Company's existing training programs, consulting services, and other products, which are generally the prices of the items when sold separately.

        Revenue is recognized on software sales in accordance with Statement of Position (SOP) 97-2, Software Revenue Recognition as amended by SOP 98-09. SOP 97-2, as amended, generally requires revenue earned on software arrangements involving multiple elements such as software products and support to be allocated to each element based the relative fair value of the elements based on vendor specific objective evidence (VSOE). The majority of the Company's software sales have elements, including a license and post contract customer support (PCS). Currently, the Company does not have VSOE for either the license or support elements of its software sales. Accordingly, revenue is deferred until the only undelivered element is PCS and the total arrangement fee is recognized ratably over the support period. During fiscal years 2004, 2003, and 2002, the Company had software sales totaling $4.7 million, $4.8 million, and $2.8 million.

        Revenue is reported net of estimated amounts for discounts and product returns.

Shipping and Handling Fees and Costs

        All shipping and handling fees billed to customers are recorded as a component of net sales. All costs incurred related to the shipping and handling of products or training services are recorded in cost of sales.

Advertising Costs

        Costs for newspaper, television, radio, and other advertising are expensed as incurred or recognized over the period of expected benefit for direct response and catalog advertising. Direct response advertising costs consist primarily of printing and mailing costs for catalogs and seminar mailers that are charged to expense over the period of projected benefit, which ranges from three to 12 months. Advertising costs included in continuing operations totaled $14.0 million, $21.2 million, and $30.3 million for the fiscal years ended August 31, 2004, 2003, and 2002. The Company's direct response advertising costs reported in other current assets totaled $2.7 million and $1.6 million at August 31, 2004 and 2003.

Research and Development Costs

        The Company expenses research and development costs as incurred. During fiscal years 2004, 2003, and 2002, the Company expensed $3.6 million, $4.9 million, and $4.9 million of research and development costs that are recorded as a component of selling, general, and administrative expenses in the Company's consolidated statements of operations.

Income Taxes

        The Company's income tax provision has been determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred income taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The income tax provision represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred income taxes result from differences between the financial and tax bases of the Company's assets and liabilities and are adjusted for tax rates and tax laws when changes are enacted. A valuation allowance is provided against deferred income tax assets when it is more likely than not that all or some portion of the deferred income tax assets will not be realized.

        The Company provides for income taxes on unremitted foreign earnings assuming the eventual full repatriation of foreign cash balances.

Comprehensive Loss

        Comprehensive loss includes changes to equity accounts that were not the result of transactions with shareholders. Comprehensive loss is comprised of net loss and other comprehensive income and loss items. The Company's comprehensive income and losses generally consist of changes in the fair value of derivative instruments and changes in the cumulative foreign currency translation adjustment.

Stock-Based Compensation

        The Company accounts for its stock-based compensation and awards using the intrinsic-value method of accounting as outlined in Accounting Principles Board (APB) Opinion 25 and related interpretations. Under the intrinsic-value methodology, no compensation expense is recognized for stock option awards granted at, or above, the fair market value of the stock on the date of grant. Accordingly, no compensation expense has been recognized for the Company's stock option plans or employee stock purchase plan in its consolidated statements of operations. Had compensation expense for the Company's stock option plans and employee stock purchase plan been determined in accordance with SFAS No. 123, Accounting for Stock-Based Compensation, the Company's net loss attributable to common shareholders and corresponding basic and diluted loss per share would have been the following (in thousands, except for per share amounts):

	Year Ended August 31,
	2004	2003	2002
Net loss attributable to common shareholders, as reported	$(18,885)	$(53,988)	$(109,266)
Fair value of stock-based compensation, net of income taxes	(774)	(876)	(1,042)

Net loss attributable to common shareholders, pro forma	$(19,659)	$(54,864)	$(110,308)

Basic and diluted net loss per share, as reported	$(.96)	$(2.69)	$(5.49)
Basic and diluted net loss per share, pro forma	$(1.00)	$(2.74)	$(5.54)

        A Black-Scholes option-pricing model is used to calculate the pro forma compensation expense from stock option activity and the weighted average fair value of options granted. The following assumptions were used in the Black-Scholes option-pricing model for fiscal years 2004, 2003, and 2002:

	August 31,
	2004	2003	2002
Dividend yield	None	None	None
Volatility	65.2%	65.0%	59.4%
Expected life (years)	2.9	2.9	2.8
Risk free rate of return	4.2%	4.2%	4.9%

        The weighted average fair value of options granted under the Company's stock option plans during fiscal years 2004, 2003, and 2002 was $0.75 per share, $0.44 per share, and $2.04 per share.

        The estimated fair value of options granted is subject to the assumptions made in the Black-Scholes option-pricing model and if the assumptions were to change, the estimated fair value amounts could be significantly different.

        For further information regarding the Company's stock-based compensation plans, refer to Note 8.

2.     Property and Equipment

        Property and equipment were comprised of the following (in thousands):

	August 31,
	2004	2003
Land and improvements	$1,822	$1,808
Buildings	34,589	34,016
Machinery and equipment	31,444	31,166
Computer hardware and software	69,459	71,931
Furniture, fixtures, and leasehold improvements	46,078	54,723

	183,392	193,644
Less accumulated depreciation and amortization	(142,808)	(143,672)

	$40,584	$49,972

        As a result of projected negative cash flows and expected closures of certain retail stores, the Company recorded impairment charges totaling $0.3 million, $5.0 million, and $1.0 million during fiscal years 2004, 2003, and 2002 to reduce the carrying values of the stores' long-lived assets to their estimated fair values. These impairment charges were included as a component of depreciation expense in the Company's consolidated statements of operations.

        Certain land and buildings are collateral for mortgage debt obligations (Note 5).

3.     Intangible Assets

        The Company's intangible assets were comprised of the following (in thousands):

	August 31, 2004
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Definite-lived intangible assets:
License rights	$27,000	$(5,543)	$21,457
Curriculum	58,221	(23,067)	35,154
Customer lists	18,774	(10,878)	7,896
Trade names	1,277	(1,277)	—

	105,272	(40,765)	64,507
Indefinite-lived intangible asset:
Covey trade name	23,000	—	23,000

	$128,272	$(40,765)	$87,507

	August 31, 2003
Definite-lived intangible assets:
License rights	$27,000	$(4,606)	$22,394
Curriculum	62,386	(25,186)	37,200
Customer lists	18,874	(9,823)	9,051
Trade names	1,277	(1,277)	—

	109,537	(40,892)	68,645
Indefinite-lived intangible asset:
Covey trade name	23,000	—	23,000

	$132,537	$(40,892)	$91,645

        The Company's definite-lived intangible assets are being amortized over remaining useful lives ranging from one to 22 years. The Company's aggregate amortization expense from continuing operations was $4.2 million, $4.4 million, and $4.7 million, for the fiscal years ended August 31, 2004, 2003, and 2002. Estimated amortization expense for the next five years is expected to be as follows (in thousands):

Year Ending August 31,
2005	$4,172
2006	3,247
2007	3,050
2008	3,050
2009	3,050

        The Company adopted the provisions of SFAS No. 142, Goodwill and Other Intangible Assets, on September 1, 2001. The reporting provisions of SFAS No. 142 prohibit the amortization of goodwill and certain intangible assets that are deemed to have indefinite lives and require those assets to be periodically assessed and written down to fair value, if necessary. In connection with the implementation of SFAS No. 142, the Company hired an independent valuation firm to assess the value of its goodwill and indefinite-lived intangible asset in accordance with the new measurement requirements prescribed by SFAS No. 142. The valuation process assigned the Company's assets to its operating business units and then determined the fair value of those assets using a discounted cash flow model that also considered other factors such as market capitalization and appraised values. Based upon the results of the valuation, all of the goodwill assigned to the Organizational Solutions Business Unit, the Consumer Business Unit, and the corporate support group, as well as a portion of the Covey trade name was impaired. The resulting impairment charge from the adoption of SFAS No. 142 totaled $75.3 million ($61.4 million after applicable income tax benefits) and was recorded as a cumulative effect of accounting change in the Company's fiscal 2002 consolidated statement of operations. The impairment charge was comprised of the following items (in thousands):

Amount
Impaired goodwill	$61,682
Impaired Covey trade name intangible asset	13,652

Total SFAS No. 142 adoption impairment	$75,334

        As required by SFAS No. 142, the Company reassesses the carrying amount of the Covey trade name, which has an indefinite life and is no longer amortized, at August 31 of each fiscal year, or more often if events or circumstances indicate that the asset may be impaired. As a result of these reassessments, which were based upon the same methodology used in the adoption of SFAS No. 142, an additional $4.0 million of the Covey trade name intangible asset was impaired at August 31, 2002. The impairment charge was recorded as a component of the loss on impaired assets (Note 13) included in the Company's fiscal 2002 consolidated statement of operations. No impairment charge to the Covey trade name was required during fiscal years 2004 or 2003.

4.     Capitalized Computer Software Costs

        During the normal course of business, the Company develops productivity and training software products for sale to customers through the Company's various distribution channels. The Company capitalizes software development costs in accordance with SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed when technological feasibility is established. During fiscal 2003, the Company acquired an equity interest in Agilix Labs, Inc. (Note 13) a development-stage enterprise that develops and produces computer software products. In connection with this acquisition, the Company outsourced the development of software products for sale to customers. Accordingly, the Company has not capitalized significant amounts of software development costs during fiscal 2004 and capitalized computer software development costs were amortized to an insignificant amount at August 31, 2004, compared to $1.2 million at August 31, 2003. Capitalized computer software costs are included in other long-term assets in the Company's consolidated balance sheets.

        Capitalized computer software development costs are generally amortized on a per-unit sold basis, with a maximum useful life of two years from the software release date. The Company reviews its capitalized computer software costs for impairment whenever circumstances indicate that the carrying amount of the asset may not be realizable. The Company considers current product sales trends as well as estimated future sales and corresponding undiscounted cash flows in its impairment assessments. Amortization of capitalized computer software development costs is recorded as a component of cost of sales and impaired computer software development costs are recorded as a separate component of operating expenses in the Company's consolidated statements of operations. Total amortization expense and impairment charges were as follows for the fiscal years indicated (in thousands):

	Year Ended August 31,
	2004	2003	2002
Amortization	$1,191	$2,720	$1,678
Impairments	—	—	1,758

        The Company expensed $0.8 million and $0.3 million for royalty payments to Agilix on software product sales during fiscal years 2004 and 2003.

5.     Debt

        The Company's long-term debt was comprised of the following (in thousands):

	August 31,
	2004	2003
Mortgage payable in monthly installments of $9 CDN ($7 USD at August 31, 2004), plus interest at CDN prime plus 1% (4.75% at August 31, 2004) through January 2015, secured by real estate	$889
Mortgage payable in monthly installments of $14 CDN ($10 USD at August 31, 2003), including interest at 5.75%, secured by real estate, and refinanced during fiscal 2004		$912
Mortgage payable in monthly installments of $8 including interest at 9.9% through October 2014, secured by real estate	581	612

	1,470	1,524
Less current portion	(120)	(89)

Total long-term debt, less current portion	$1,350	$1,435

        Based upon borrowing rates currently available to the Company for mortgage loans with similar terms, the fair value of the Company's long-term debt was $1.5 million at August 31, 2004 (Note 10).

        Future maturities of long-term debt at August 31, 2004 were as follows (in thousands):

Year Ending August 31,
2005	$120
2006	124
2007	128
2008	132
2009	137
Thereafter	829

$1,470

6.     Lease Obligations

Operating Leases

        Lessee Costs—In the normal course of business, the Company leases retail store and office space under noncancelable operating lease agreements. The majority of the Company's retail stores are leased in locations that generally have significant consumer traffic, such as shopping malls and other commercial districts. The Company also rents office space, primarily for regional sales administration offices, in commercial office complexes that are conducive to administrative operations. These operating lease agreements generally contain renewal options that may be exercised at the Company's discretion after the completion of the base rental term. In addition, many of the rental agreements provide for regular increases to the base rental rate at specified intervals, which usually occur on an annual basis. At August 31, 2004, the Company had operating leases that have remaining terms of one to 12 years. The following table summarizes the Company's future minimum lease payments under operating lease agreements at August 31, 2004 (in thousands):

Year Ending August 31,
2005	$10,546
2006	6,871
2007	5,257
2008	4,604
2009	3,911
Thereafter	10,917

$42,106

        The Company recognizes lease expense on a straight-line basis over the life of the lease agreement. Contingent rent expense is recognized as it is incurred. Total rent expense in continuing operations from operating lease agreements was $15.3 million, $18.9 million, and $18.9 million, for fiscal years 2004, 2003, and 2002. Additionally, certain retail store leases contain terms that require additional, or contingent, rental payments based upon the realization of certain sales thresholds. The Company's contingent rental payments were insignificant during the fiscal years ended August 31, 2004, 2003, 2002.

        Lessor Revenues—During fiscal 2004, the Company sought to lease a significant portion of its administrative office space located in Salt Lake City, Utah. The cost basis of the office space available for lease was approximately $19.4 million and had a carrying value of $14.3 million at August 31, 2004. During fiscal 2004, the Company entered into leasing arrangements with multiple tenants for part of the available office space. Future minimum lease payments due to the Company from these lease agreements at August 31, 2004, were as follows (in thousands):

Year Ending August 31,
2005	$667
2006	860
2007	796
2008	812
2009	828
Thereafter	462

$4,425

        Total lease payments made to the Company during fiscal 2004 totaled $0.2 million. Lease revenue was reported as a component of product sales in the Company's consolidated statement of operations for fiscal 2004.

        Sublease Income—The Company exited certain leased office space located in Provo, Utah during fiscal 2000 (Note 18). The Company previously obtained a non-cancelable sublease agreement for the majority of the Company's remaining lease agreement, which partially offset the lease expense of the exited space. Subsequent to August 31, 2004, the Company exercised an option, available under terms of its master lease agreement, to purchase and then immediately sell the land and buildings containing the leased office space (Note 20). Following the completion of this sale, the Company will have no further required lease payments or sublease rental receipts associated with this office space.

        Future minimum sublease payments due to the Company were as follows at August 31, 2004 (in thousands):

Year Ending August 31,
2005	$851
2006	311
2007	319
2008	327
2009	282
Thereafter	30

$2,120

        Sublease payments made to the Company totaled $2.3 million, $2.2 million, and $2.0 million, during fiscal years 2004, 2003, and 2002. If any of the subleasees default on their obligations, the Company is liable for any outstanding lease payments. Sublease payments are recorded as reductions of rent expense, which is included in selling, general, and administrative expense in the Company's consolidated statements of operations.

7.     Commitments and Contingencies

EDS Contract

        The Company has an outsourcing contract with Electronic Data Systems (EDS) to provide warehousing, distribution, information systems, and call center operations. Under terms of the outsourcing contract and its addendums, EDS operates the Company's primary call center, provides warehousing and distribution services, and supports the Company's software products and various information systems. The outsourcing contract and its addendums expire on June 30, 2016 and have remaining required minimum payments totaling approximately $281.0 million, which are payable over the life of the contract. During fiscal years 2004, 2003, and 2002, the Company expensed $33.8 million, $35.9 million and $40.2 million for services provided under terms of the EDS outsourcing contract. The total amount expensed each year under the EDS contract includes freight charges, which are billed to the Company based upon activity, that totaled $9.6 million, $10.7 million, and $11.3 million during fiscal years 2004, 2003, and 2002. The following schedule summarizes the Company's required minimum payments to EDS for services over the life of the outsourcing contract and its addendums (in thousands):

Year Ending August 31,
2005	$23,770
2006	23,918
2007	22,591
2008	22,829
2009	23,076
Thereafter	164,796

$280,980

        Actual expenses resulting from the outsourcing contracts may exceed required minimum payments if actual services provided under the contracts exceed specified minimum levels. During fiscal 2004, the Company negotiated revised minimum payments for warehouse and call center operations if certain activity levels are not achieved.

        In addition to the minimum required outsourcing contract payments that were due in fiscal 2004, the Company paid an additional $11.6 million related to invoices outstanding for the period from December 2002 through May 2003. These payments had been postponed until certain software system implementation issues were resolved. Under terms of the revised payment schedule, the Company paid EDS interest at the monthly prime rate as quoted in the Wall Street Journal plus one percent on the outstanding balance of these invoices.

        The outsourcing contracts contain early termination provisions that the Company may exercise under certain conditions. However, in order to exercise the early termination provisions, the Company would have to pay specified penalties to EDS depending upon the circumstances of the contract termination.

Legal Matters

        During fiscal 2002, the Company received a subpoena from the United States Securities and Exchange Commission (SEC) seeking documents and information relating to the Company's management stock loan program and previously announced, and withdrawn, tender offer. The Company provided the documents and information requested by the SEC, including the testimonies of its Chief Executive Officer, Chief Financial Officer, and other key employees. The Company has cooperated, and will continue to fully cooperate, in providing requested information to the SEC. The SEC has indicated its intention to submit the issue to the supervisory staff and perhaps to the SEC Commission for guidance in determining how to further proceed in this matter. The Company believes that it has complied with the laws and regulations applicable to its management stock loan program and withdrawn tender offer.

        The Company is also the subject of certain legal actions, which it considers routine to its business activities. At August 31, 2004, management believes that, after consultation with legal counsel, any potential liability to the Company under such actions will not materially affect the Company's financial position, liquidity, or results of operations.

8.     Capital Transactions

Preferred Stock

        Series A.    As of August 31, 2004, the Company had issued 873,457 shares of its Series A preferred stock. Series A preferred stock dividends accrue at an annual rate of 10.0 percent and were payable quarterly in cash or additional shares of Series A preferred stock, at the Company's option, until July 1, 2002 (as allowed by the Series A preferred stock agreement). Subsequent to that date, all Series A preferred stock dividends must be paid in cash. During fiscal 2002, the Company issued 42,088 shares of Series A preferred stock as payment for accrued preferred stock dividends. All other accrued Series A preferred stock dividends were paid in cash. At August 31, 2004 and 2003, the Company had $2.2 million of accrued Series A preferred dividends, which were recorded in accrued liabilities in the Company's consolidated balance sheets. Series A preferred stock is convertible at any time into the Company's common stock at a conversion price of $14.00 per share and ranks senior to the Company's common stock. In the event of certain transactions, which are solely within the Company's control, the holders of the Series A preferred stock are entitled to receive a specified cash payment in exchange for their shares. Series A preferred stockholders generally have the same voting rights as common stock holders on an "as-converted" basis.

        Subsequent to August 31, 2004, the Company's Board of Directors approved a plan to recapitalize the Series A preferred stock. Refer to Note 21 for further information regarding this proposed transaction.

        Series B.    During fiscal 2002, the Company's Board of Directors authorized 400,000 shares of Series B preferred stock. Series B preferred stock ranks junior to Series A preferred stock and ranks equivalent to common stockholders as to liquidation rights. Series B preferred stock has no voting rights, no preemptive or redemption rights, and has no dividend rights. Each share of Series B preferred stock may be converted into ten shares of the Company's common stock subsequent to March 1, 2005. As of August 31, 2004, no shares of Series B preferred stock have been issued.

Treasury Stock

        During the fiscal years ended August 31, 2004, 2003, and 2002, the Company issued 99,137, 211,245, and 151,388 shares of its common stock held in treasury to participants in the Company's employee stock purchase plan. Proceeds from the issuance of these shares totaled $0.2 million, $0.2 million, and $0.5 million, during fiscal years 2004, 2003, and 2002. In addition, the Company issued 303,660 shares of its common stock held in treasury in connection with a restricted stock award (refer to the restricted stock deferred compensation disclosure below).

        The Company's Board approved plans to purchase shares of its common stock consisted of the following at August 31, 2004 (in thousands):

Description	Total Approved Shares or Amount	Total Shares Purchased or Amount Utilized	Total Shares That May Yet Be Purchased
All plans prior to December 1, 2000	8,000	7,705	295
December 1, 2000 plan	$8,000	$7,085	523

Total approximate number of shares remaining in purchase plans			818

        The approximate number of shares that may yet be purchased under the plans was calculated for the December 1, 2000 plan by dividing the remaining approved amount by $1.75, which was the closing price of the Company's common stock on August 31, 2004. No shares of the Company's common stock were purchased during fiscal years 2004, 2003, or 2002 under terms of these purchase plans. However, during years ended August 31, 2004, 2003, and 2002, the Company purchased 92,300, 129,300, and 25,000 shares of its common stock with a corresponding cost of $0.2 million, $0.1 million, and $0.1 million for exclusive distribution to participants in the Company's employee stock purchase plan.

Stock Options

        The Company's Board of Directors has approved an incentive stock option plan whereby options to purchase shares of the Company's common stock are issued to key employees at an exercise price not less than the fair market value of the Company's common stock on the date of grant. The term, not to exceed ten years, and exercise period of each incentive stock option awarded under the plan are determined by a committee appointed by the Company's Board of Directors. In addition, the January 2004 restricted stock award (see below) shares were issued from the incentive stock option plan and further reduced the number of shares available for granting under the Company's incentive option plan. At August 31, 2004, the Company had approximately 1,040,000 shares available for granting under this incentive stock option plan.

        A summary of the Company's stock option activity is presented below:

	Number of Stock Options	Weighted Avg. Exercise Price
Outstanding at August 31, 2001	3,440,029	$12.56
Granted	101,000	4.93
Forfeited	(496,748)	10.58

Outstanding at August 31, 2002	3,044,281	12.63
Granted	20,000	0.99
Forfeited	(329,670)	11.31

Outstanding at August 31, 2003	2,734,611	12.71
Granted	70,000	1.70
Forfeited	(298,952)	12.84

Outstanding at August 31, 2004	2,505,659	$12.37

        The following table summarizes exercisable stock option information for the periods indicated:

	August 31,
	2004	2003	2002
Exercisable stock options	810,659	1,023,486	1,019,457
Weighted average exercise price per share	$10.22	$11.37	$12.48

        The following information applies to the Company's stock options outstanding at August 31, 2004:

  •
  A total of 317,999 options outstanding have exercise prices between $0.99 per share and $7.13 per share, with a weighted average exercise price of $5.19 per share and a weighted average remaining contractual life of 5.4 years. At August 31, 2004, 241,249 of these options were exercisable.

  •
  The Company has 399,750 options outstanding that have exercise prices ranging from $7.19 per share to $9.69 per share, with a weighted average exercise price of $9.06 per share and a weighted average remaining contractual life of 5.0 years. At August 31, 2004, 383,500 of these options were exercisable.

  •
  During fiscal 2001, the Company granted 1,602,000 options to the Company's Chief Executive Officer under terms of a Board and shareholder approved employment agreement. These options outstanding have an exercise price of $14.00 per share, with a weighted average remaining contractual life of 6.0 years. All of the CEO options will be fully exercisable on August 31, 2007, and will be exercisable prior to August 31, 2007 only upon the achievement of specified common stock prices for the Company's common stock ranging from $20.00 per share to $50.00 per share. In addition, these options can only be exercised while the executive is employed as the Company's CEO or Chairman of the Board of Directors. At August 31, 2004, none of these stock options were exercisable. Subsequent to August 31, 2004, the Company's Board of Directors approved changes to the CEO's compensation and stock options (Note 21).

  •
  The remaining 185,910 stock options outstanding have exercise prices between $14.69 per share and $21.50 per share, with a weighted average exercise price of $17.75 per share and a weighted average remaining contractual life of 2.7 years. At August 31, 2004, all of these options were exercisable.

Restricted Stock Award

        During January 2004, the Company's Board of Directors approved a restricted stock award (RSA) that granted 303,660 shares of the Company's common stock to certain individuals in the Company's management. The restricted stock shares vest five years from the grant date or on an accelerated basis if the Company achieves specified earnings levels. The compensation cost of the RSA was based on the fair value of the shares on the grant date and totaled $0.8 million, which was recorded as deferred compensation in shareholders' equity. The deferred compensation related to the RSA will be expensed on a straight-line basis over the vesting period of the shares and will be accelerated if the Company achieves the specified earnings thresholds. In connection with the RSA grant, the participants are eligible to receive a cash bonus for a portion of the income taxes resulting from the grant. The participants received their cash bonus at the time of grant or will receive their bonus when the RSA shares vest. These cash bonuses totaled $0.4 million, of which $0.2 million was paid and expensed at the grant date. The remaining $0.2 million will be expensed on a straight-line basis over the vesting period, subject to acceleration, if necessary.

        The RSA shares granted were issued from common stock held in treasury and had a cost basis of $5.2 million. The difference between the fair value of the RSA shares granted and their cost, which totaled $4.4 million, was recorded as a reduction to additional paid-in capital.

9.     Management Common Stock Loan Program

        During the fiscal year ended August 31, 2000, certain management personnel of Franklin Covey borrowed funds from an external lender, on a full-recourse basis, to acquire shares of the Company's common stock. The loan program closed during fiscal 2001 with 3.825 million shares of common stock purchased by the loan participants for a total cost of $33.6 million. The Company initially participated on these management common stock loans as a guarantor to the lending institution. However, in connection with a new credit facility obtained during the fourth quarter of fiscal 2001, the Company acquired the loans from the external lender at fair value and is now the creditor for these loans. The loans in the management stock loan program have historically accrued interest at 9.4 percent (compounded quarterly), are full-recourse to the participants, and were originally due in March 2005. Although interest accrues on the outstanding balance over the life of the loans, the Company ceased recording interest receivable (and related interest income) related to these loans during the third quarter of fiscal 2002. However, loan participants remain obligated to pay all accrued interest upon maturity of the loans.

        In May 2004, the Company's Board of Directors approved modifications to the terms of the management stock loans. While these changes have significant implications for most management stock loan program participants, the Company did not formally amend or modify the stock loan program notes. Rather, the Company is foregoing certain of its rights under the terms of the loans and granting participants the modifications described below in order to potentially improve their ability to pay, and the Company's ability to collect, the outstanding balances of the loans. These modifications to the management stock loan terms apply to all current and former employees whose loans do not fall under the provisions of the Sarbanes-Oxley Act of 2002. Loans to the Company's officers and directors (as defined by the Sarbanes-Oxley Act of 2002) were not affected by the approved modifications. The modifications to the management stock loan terms were as follows:

          Waiver of Right to Collect—The Company will waive its right to collect the outstanding balance of the loans prior to the earlier of (a) March 30, 2008, or (b) the date after March 30, 2005 on which the closing price of the Company's stock multiplied by the number of shares purchased equals the outstanding principal and accrued interest on the management stock loans.

          Lower Interest Rate—Effective May 7, 2004, the Company will prospectively waive collection of all interest on the loans in excess of 3.16 percent per annum, which was the "Mid-Term Applicable Federal Rate" for May 2004.

          Use of the Company's Common Stock to Pay Loan Balances—The Company may consider receiving shares of the Company's common stock as payment on the loans, which were previously only payable in cash.

          Elimination of the Prepayment Penalty—The Company will waive its right to charge or collect any prepayment penalty on the management common stock loans.

        These modifications, including the reduction of the loan program interest rate, were not applied retroactively and participants remain obligated to pay interest previously accrued using the original interest rate.

        Based upon guidance found in EITF Issue 00-23, Issues Related to the Accounting for Stock Compensation under APB Opinion No. 25 and FASB Interpretation No. 44, and EITF Issue 95-16, Accounting for Stock Compensation Agreements with Employer Loan Features under APB Opinion No. 25, the Company has determined that the management common stock loans should be accounted for as non-recourse stock compensation instruments due to the modifications approved in May 2004 and their effects to the Company and the loan participants. While this accounting treatment does not alter the legal rights associated with the loans to the employees as described above, the modifications to the terms of the loans were deemed significant enough to adopt the non-recourse accounting model as described in EITF 00-23. As a result of this accounting treatment, the remaining carrying value of the notes and interest receivable related to financing common stock purchases by related parties, which totaled $7.6 million prior to the loan term modifications, was reduced to zero with a corresponding reduction in additional paid-in capital.

        The Company currently accounts for the management common stock loans as variable stock option arrangements. Compensation expense will be recognized when the fair value of the common stock held by the loan participants exceeds the contractual principal and accrued interest on the loans ($46.8 million at August 31, 2004) or the Company takes action on the loans that in effect constitutes a repricing of an option. This accounting treatment also precludes the Company from reversing the amounts expensed as additions to the loan loss reserve, totaling $29.7 million, which were recognized in prior periods. As a result of these loan program modifications, the Company hopes to increase the total value received from loan participants; however, the inability of the Company to collect all, or a portion, of these receivables could have an adverse impact upon its financial position and future cash flows compared to full collection of the loans.

10.   Financial Instruments

Fair Value of Financial Instruments

        The book value of the Company's financial instruments approximates their fair value balances except for its fixed-rate debt as shown below. The assessment of the fair values of the Company's financial instruments is based on a variety of factors and assumptions. Accordingly, the fair values may not represent the actual values of the financial instruments that could have been realized at August 31, 2004 or 2003, or that will be realized in the future, and do not include expenses that could be incurred in an actual sale or settlement. The following methods and assumptions were used to determine the fair values of the Company's financial instruments, none of which were held for trading or speculative purposes:

        Cash and Cash Equivalents—The carrying amounts of cash and cash equivalents approximate their fair values due to the liquidity and short-term maturity of these instruments.

        Accounts Receivable—The carrying value of accounts receivable approximate their fair value due to the short-term maturity and expected collection of these instruments.

        Other Assets—The Company's other assets, including notes receivable, were recorded at the net realizable value of estimated future cash flows from these instruments.

        Debt—The estimated fair values of the Company's debt balances were as follows (in thousands):

	August 31, 2004		August 31, 2003
Description	Carrying Value	Fair Value	Carrying Value	Fair Value
Variable-rate debt	$889	$889	$—	$—
Fixed-rate debt	581	651	1,524	1,524

	$1,470	$1,540	$1,524	$1,524

        The fair values of the Company's debt balances were estimated by using discounted cash flow analyses based upon market rates available to the Company for similar debt with the same remaining maturities. Debt balances at August 31, 2004 and 2003 consisted of mortgages on buildings used by the Company.

Derivative Instruments

        During the normal course of business, the Company is exposed to fluctuations in foreign currency exchange rates due to its international operations and interest rates. To manage risks associated with foreign currency exchange and interest rates, the Company makes limited use of derivative financial instruments. Derivatives are financial instruments that derive their value from one or more underlying financial instruments. As a matter of policy, the Company's derivative instruments are entered into for periods that do not exceed the related underlying exposures and do not constitute positions that are independent of those exposures. In addition, the Company does not enter into derivative contracts for trading or speculative purposes, nor is the Company party to any leveraged derivative instrument. The notional amounts of derivatives do not represent actual amounts exchanged by the parties to the instrument and thus, are not a measure of exposure to the Company through its use of derivatives. Additionally, the Company enters into derivative agreements only with highly rated counterparties.

        Foreign Currency Exposure—Due to the global nature of the Company's operations, the Company is subject to risks associated with transactions that are denominated in currencies other than the United States dollar, as well as the effects of translating amounts denominated in foreign currencies to United States dollars as a normal part of the reporting process. The objective of the Company's foreign currency risk management activities is to reduce foreign currency risk in the consolidated financial statements. In order to manage foreign currency risks, the Company makes limited use of foreign currency forward contracts and other foreign currency related derivative instruments. Although the Company cannot eliminate all aspects of its foreign currency risk, the Company believes that its strategy, which includes the use of derivative instruments, can reduce the impacts of foreign currency related issues on its consolidated financial statements.

        During the fiscal years ended August 31, 2004, 2003, and 2002, the Company utilized foreign currency forward contracts to manage the volatility of certain intercompany financing transactions and other transactions that are denominated in foreign currencies. Because these contracts do not meet specific hedge accounting requirements, gains and losses on these contracts, which expire on a quarterly basis, are recognized currently and are used to offset a portion of the gains or losses of the related accounts. The gains and losses on these contracts were recorded as a component of SG&A expense in the Company's consolidated statements of operations and resulted in net losses of $0.4 million, $0.5 million, and $0.3 million during fiscal years 2004, 2003, and 2002. At August 31, 2004, the fair value of these contracts, which was determined using the estimated amount at which contracts could be settled based upon forward market exchange rates, was insignificant. The notional amounts of the Company's foreign currency sell contracts that did not qualify for hedge accounting were as follows at August 31, 2004 (in thousands):

Contract Description	Notional Amount in Foreign Currency	Notional Amount in U.S. Dollars
Japanese Yen	266,000	$2,426
Australian Dollars	1,740	1,213
Mexican Pesos	9,140	788

        During fiscal 2004, the Company entered into foreign currency forward contracts that were designed to manage foreign currency risks related to the value of the Company's net investment in its directly-owned operations located in Canada, Japan, and the United Kingdom. These three offices comprise the majority of the Company's net investment in foreign operations. These foreign currency forward instruments, which expire on a monthly basis, qualified for hedge accounting and corresponding gains and losses were recorded as a component of other comprehensive income in the Company's consolidated balance sheet. During fiscal 2004, the Company recognized losses totaling $0.2 million on these hedge contracts, which were included in other comprehensive income. At August 31, 2004, the fair value of these contracts, which was determined using the estimated amount at which contracts could be settled based upon forward market exchange rates, was insignificant. The notional amounts of the Company's foreign currency sell contracts that qualified for hedge accounting as net investment hedges were as follows at August 31, 2004 (in thousands):

Contract Description	Notional Amount in Foreign Currency	Notional Amount in U.S. Dollars
Japanese Yen	246,381	$2,257
British Pounds	1,193	2,137
Canadian Dollars	666	506

        Interest Rate Risk Management—Under the provisions of interest rate swap agreements, the Company agrees with a counterparty to exchange the difference between fixed-rate and floating-rate interest amounts calculated by reference to a contracted notional amount. When appropriate, the Company designates interest rate swaps as hedges of risks associated with specific assets, liabilities, or future commitments, and these contracts are monitored to determine whether the underlying agreements remain effective hedges. The interest rate differential on interest rate swaps is recognized as interest expense or income over the term of the agreement. Due to the limited nature of its interest rate risk, the Company does not make regular use of interest rate derivatives and the Company was not a party to any interest rate derivative instruments during fiscal years 2004 or 2003.

        In connection with the management common stock loan program (Note 9), the Company entered into an interest rate swap agreement. As a result of a credit agreement obtained during fiscal 2001, the notes receivable from the loan participants, corresponding debt, and the interest rate swap agreement were recorded on the Company's consolidated balance sheet at August 31, 2001. Under terms of its then-existing credit agreement, the Company was obligated to use a portion of the proceeds from the sale of Premier (Note 11) to retire the majority of its outstanding debt, including the amount related to the management common stock loan program. The underlying obligation of the interest rate swap was settled and the interest rate swap agreement was transformed from a hedge instrument to a speculative instrument, which was settled during fiscal 2002 for a cash payment of $4.9 million. The loss on the settlement of the interest rate swap agreement was recorded in the Company's fiscal 2002 consolidated statement of operations. The interest rate differential on the interest rate swap agreement totaled $0.6 million in fiscal 2002 prior to its settlement.

11.   Discontinued Operations

        During fiscal 2002, the Company sold the operations of Premier and discontinued its on-line planning service offered at franklinplanner.com. Under the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the financial results of these operations were classified as discontinued operations in the accompanying consolidated statements of operations, net of tax, in fiscal 2002. The net income (loss) from discontinued operations consisted of the following during fiscal 2002 (in thousands):

Pre-tax loss from Premier operations	$(8,877)
Pre-tax loss from franklinplanner.com operations	(2,762)

Total pre-tax loss from discontinued operations	(11,639)

Income tax benefit from Premier operations	3,033
Income tax benefit from franklinplanner.com operations	1,022

Total income tax benefit from discontinued operations	4,055

Loss from discontinued operations, net of income tax	$(7,584)

        The operating results of Premier for fiscal 2002 include results from a period during which Premier did not record significant sales. The operations of franklinplanner.com were discontinued during August 2002. Additional information regarding the sale of Premier and the termination of franklinplanner.com is provided below.

Sale of Premier Agendas

        Effective December 21, 2001, the Company sold Premier Agendas, Inc., a wholly owned subsidiary located in Bellingham, Washington, and Premier School Agendas Ltd., a wholly owned subsidiary organized in Ontario, Canada, (collectively, Premier) to School Specialty, Inc., a Wisconsin-based company that specializes in providing products and services to students and schools. Premier provided productivity and leadership solutions to the education industry, including student and teacher planners. The sale price was $152.5 million in cash, plus the retention of Premier's working capital, which was received in the form of a $4.0 million promissory note from the purchaser. Prior to the sale closing, the Company received cash distributions from Premier's working capital that totaled approximately $7 million. The Company received full payment on the promissory note plus accrued interest during June 2002. In addition, the Company recorded a receivable from Premier totaling $0.8 million related to income tax payments, the majority of which has been received as of August 31, 2003. The Company recognized a pretax gain of $99.9 million ($64.9 million after applicable taxes) on the sale of Premier, which was recorded as a gain on the sale of discontinued operations in fiscal 2002.

        For segment reporting purposes, the operating results of Premier were historically included in the Education Business Unit, which was dissolved subsequent to the sale of Premier during fiscal 2002. The Company recorded $5.3 million in sales from Premier for the fiscal year ended August 31, 2002.

        Under terms of the Company's then-existing credit facilities, $92.3 million of the proceeds from the sale of Premier were used to pay off and terminate the Company's term loan and revolving credit line.

Termination of Franklinplanner.com

        During fiscal 2002, the Company discontinued the on-line planning services provided at franklinplanner.com. The Company acquired franklinplanner.com during fiscal 2000 and intended to sell on-line planning as a component of its productivity solutions for both organizations and individuals. However, due to competitors that offered free on-line planning and other related factors, the Company was not able to create a profitable business model for the operations of franklinplanner.com. Although the Company was unable to generate revenue from the on-line planning services offered at franklinplanner.com, an on-line planning tool was considered a key component of the Company's overall product and services offerings and franklinplanner.com continued to operate during fiscal 2001 and fiscal 2002. However, due to lack of demand for its services and the need to reduce operating expenses, the Company terminated franklinplanner.com during the fourth quarter of fiscal 2002.

        Franklinplanner.com did not record any sales during fiscal 2002 or fiscal 2001. The operating results of franklinplanner.com were historically included as a component of corporate expenses for segment reporting purposes.

12.   Investment in Franklin Covey Coaching, LLC

        During fiscal 2001, the Company entered into a joint-venture agreement with American Marketing Systems (AMS) to form Franklin Covey Coaching, LLC (FCC). Each partner owned 50 percent of the joint venture and participated equally in FCC's management. The FCC joint-venture agreement required the Company's coaching programs to achieve specified earnings thresholds beginning in fiscal 2002 or the existing joint venture agreement could be terminated at the option of AMS. The Company's coaching programs did not produce the required earnings defined by the joint-venture agreement and AMS exercised its option to terminate the existing joint venture agreement effective August 31, 2002. Under the provisions of a new partnership agreement that terminated the Company's interest in FCC in October 2003, the Company received payments totaling $2.6 million. Following termination of the partnership agreement, the Company did not receive any additional payments from FCC.

        Due to events and circumstances that suggested the joint venture would be terminated, the Company recognized impairment charges to its investment in FCC that totaled $16.3 million during fiscal 2002. Upon recognition of the payments from the new partnership agreement, the Company first reduced its remaining investment in FCC at August 31, 2002 to zero and then recorded the additional cash receipts as reversals of the previously recorded impairment charges. These impairment reversals totaled $1.6 million during fiscal 2003.

        Prior to the new partnership agreement, the Company accounted for its investment in FCC using the equity method of accounting and reported its share of the joint venture's net income as equity in the earnings of an unconsolidated subsidiary. The Company's share of the joint venture's earnings totaled $4.3 million for the fiscal year ended August 31, 2002.

13.   Loss on Impaired Assets

        The Company regularly reviews its long-lived assets for events or circumstances that indicate an asset may not be realizable. The Company's losses on impaired assets consisted of the following (in thousands):

	Year Ended August 31,
	2003	2002
Investment in unconsolidated subsidiary—Agilix	$872
Covey trade name		$4,000
Note receivable from sale of subsidiary		2,282
Capitalized software development costs		1,758
Computer software		1,097
Other		47

	$872	$9,184

        During fiscal 2003, the Company purchased approximately 20 percent of the capital stock (subsequently diluted to approximately 12 percent ownership) of Agilix Labs, Inc. (Agilix), a Delaware corporation, for cash payments totaling $1.0 million. Agilix is a development stage enterprise that develops software applications, including the majority of the Company's software applications that are available for sale to external customers (Note 4). The Company uses the equity method of accounting for its investment in Agilix, as the Company appointed a member to Agilix's board of directors and had the ability to exercise significant influence over the operations of Agilix. Although the Company continues to sell software developed by Agilix, uncertainties in Agilix's business plan developed during the Company's fiscal quarter ended March 1, 2003 and their potential adverse effects on Agilix's operations and future cash flows were significant. The Company determined that its ability to recover the carrying value of the investment in Agilix was remote. Accordingly, the Company impaired and expensed its remaining investment in Agilix of $0.9 million during the quarter ended March 1, 2003. According to the terms and conditions of its investment in Agilix, the Company does not have any additional obligations to Agilix or further exposure resulting from Agilix's liabilities or residual operating losses.

        As discussed in Note 3, the Company reassessed the carrying value of the Covey trade name, an indefinite-lived intangible asset under the provisions of SFAS No. 142. Due to significant sales declines associated with the Covey trade name during fiscal 2002, the Company recorded a $4.0 million impairment charge during the fourth quarter of fiscal 2002.

        The note receivable from the sale of the commercial division of Publishers' Press became impaired when the purchaser declared bankruptcy during fiscal 2002. The note receivable was guaranteed by the parent company of the purchaser, however, the parent company also became insolvent during fiscal 2002 and the possibility of recovery on the note became remote.

        The Company regularly reviews its property and equipment and capitalized computer software for impairment whenever circumstances indicate that the carrying amount of the asset may not be realizable. The Company recorded impairment charges totaling $1.8 million during fiscal 2002 for capitalized software development costs related to software products that produced less-than-expected sales volume. The Company also recorded a $1.1 million impairment charge related to a customer database management software application, developed and installed by an external company, which became obsolete when the Company selected a new database software provider.

14.   Employee Benefit Plans

Profit Sharing Plans

        The Company has defined contribution profit sharing plans for its employees that qualify under Section 401(k) of the Internal Revenue Code. These plans provide retirement benefits for employees meeting minimum age and service requirements. Qualified participants may contribute up to 50 percent of their gross wages, subject to certain limitations. These plans also provide for matching contributions to the participants that are paid by the Company. The matching contributions, which were expensed as incurred, from continuing operations totaled $0.7 million, $1.0 million, and $1.2 million, for the fiscal years ended August 31, 2004, 2003, and 2002.

Employee Stock Purchase Plan

        The Company has an employee stock purchase plan that offers qualified employees the opportunity to purchase shares of the Company's common stock at a price equal to 85 percent of the average fair market value of the Company's common stock on the last trading day of each fiscal quarter. A total of 99,136, 211,245, and 151,388 shares were issued under this plan for the years ended August 31, 2004, 2003, and 2002. The Company accounts for its employee stock purchase plan using the intrinsic method as defined in the provisions of APB Opinion 25 and related interpretations.

        The Company's existing employee stock purchase plan expired on August 31, 2004. A new employee stock purchase plan agreement has been proposed and is awaiting shareholder ratification at the next Annual Shareholders Meeting which is currently scheduled to occur on January 21, 2005.

Deferred Compensation Plan

        The Company has a deferred compensation plan that provides certain key officers and employees the ability to defer a portion of their compensation until a later date. The Company incurred and expensed charges totaling $0.2 million during each of the fiscal years ended August 31, 2004, 2003, and 2002 related to its deferred compensation plan. Deferred compensation amounts used to pay benefits are held in a "rabbi trust," which invests in various mutual funds and Company common stock as directed by the plan participants. The trust assets are recorded in the Company's consolidated balance sheets because they are subject to the claims of the Company's creditors. The corresponding deferred compensation liability represents the amounts deferred by plan participants plus any earnings or minus any earnings on the trust assets. The plan's assets totaled $1.2 million and $2.0 million at August 31, 2004 and 2003, while the plan's liabilities totaled $1.6 million at August 31 for both years. As of August 31, 2004, the rabbi trust also held shares of the Company's common stock with a cost of $0.9 million. The assets and liabilities of the deferred compensation plan were recorded in other long-term assets, treasury stock and long-term liabilities, as appropriate, in the accompanying consolidated balance sheets.

        Due to legal changes resulting from the American Jobs Creation Act of 2004, the Company determined to cease compensation deferrals to this plan after December 31, 2004. Other than the cessation of compensation deferrals, the plan will continue to operate and make payments under the same rules as in prior periods.

15.   Income Taxes

        The benefit (provision) for income taxes from continuing operations consisted of the following (in thousands):

	Year Ended August 31,
	2004	2003	2002
Current:
Federal	$1,615	$1,940	$21,982
State	151	(29)	2,434
Foreign	(2,492)	(696)	(1,027)

	(726)	1,215	23,389

Deferred:
Federal	$3,440	15,739	23,714
State	310	836	3,237
Foreign	(623)	1,322
Valuation allowance	(3,750)	(16,575)	(24,627)

	(623)	1,322	2,324

	$(1,349)	$2,537	$25,713

        Allocation of the total income tax benefit (provision) was as follows (in thousands):

	Year Ended August 31,
	2004	2003	2002
Continuing operations	$(1,349)	$2,537	$25,713
Discontinued operations			4,055
Gain on sale of discontinued operations			(35,094)
Cumulative effect of change in accounting principle			13,948

	$(1,349)	$2,537	$8,622

Comprehensive loss items:
Tax effect from valuation of an interest rate swap agreement	—	—	(1,827)

	$—	$—	$(1,827)

        During fiscal 2004, no tax benefit was recognized for other comprehensive loss items related to the fair value of derivative instruments due to uncertainty regarding the Company's ability to utilize its domestic loss carryforwards.

        Loss from continuing operations before income taxes consisted of the following (in thousands):

	Year Ended August 31,
	2004	2003	2002
United States	$(10,716)	$(49,247)	$(124,191)
Foreign	1,915	1,457	2,012

	$(8,801)	$(47,790)	$(122,179)

        The differences between income taxes at the statutory federal income tax rate and income taxes reported from continuing operations in the consolidated statements of operations were as follows:

	Year Ended August 31,
	2004	2003	2002
Federal statutory income tax rate	35.0%	35.0%	35.0%
State income taxes, net of federal effect	5.2	1.7	3.0
Deferred tax valuation allowance	(42.6)	(34.7)	(18.2)
Intangible asset amortization	(6.0)	2.0	(0.5)
Foreign jurisdictions tax differential	(7.1)	1.2	0.1
Tax differential on income subject to both U.S. and foreign taxes	(9.5)	(2.5)
Resolution of tax matters	8.8	2.8
Other	0.9	(0.2)	1.6

	(15.3)%	5.3%	21.0%

        A recent history of operating losses has precluded the Company from demonstrating that it is more likely than not that the benefits of domestic operating loss carryforwards, together with the benefits of deferred income tax assets, deferred income tax deductions, and foreign tax carryforwards, will be realized. Accordingly, the Company recorded valuation allowances on all of its net deferred income tax assets generated in the United States.

        Intangible asset amortization consists of non-deductible amortization related to content and goodwill generated by the fiscal 1997 merger with the Covey Leadership Center and certain other acquisitions. During fiscal 2003, the Company recognized a deferred tax benefit for deductible goodwill amortization in Japan.

        The Company paid significant amounts of withholding tax on foreign royalties during fiscal years 2004, 2003, and 2002. However, no domestic foreign tax credits were available to offset the foreign withholding taxes during fiscal 2004 or fiscal 2003.

        Various income tax matters were resolved during fiscal 2004 and fiscal 2003, which resulted in net tax benefits to the Company.

        Significant components of the Company's deferred tax assets and liabilities were comprised of the following (in thousands):

	Year Ended August 31,
	2004	2003
Deferred income tax assets:
Net operating loss carryforward	$21,268	$10,741
Loan loss reserve on management stock loans	14,709	13,444
Property and equipment depreciation	5,452	7,158
Impairment of investment in Franklin Covey Coaching, LLC	3,901	5,348
Intangible asset amortization and impairment	2,646	6,847
Inventory and bad debt reserves	2,466	2,843
Foreign income tax credit carryforward	2,246	2,246
Sales returns and contingencies	1,559	1,581
Vacation and other accruals	1,199	1,382
Restructuring and severance cost accruals	902	1,191
Deferred compensation	582	619
Alternative minimum tax carryforward	478	478
Investment in Agilix	375	375
Interest and inventory capitalization	224	376
Reserves related to discontinued operations	77	90
Other	341	489

Total deferred income tax assets	58,425	55,208
Less: valuation allowance	(45,333)	(41,584)

Net deferred income tax assets	13,092	13,624

Deferred income tax liabilities:
Intangibles and property and equipment step-ups	(11,510)	(11,706)
Unremitted earnings of foreign subsidiaries	(666)	(518)
Other	(78)	(78)

Total deferred income tax liabilities	(12,254)	(12,302)

Net deferred income taxes	$838	$1,322

        The net deferred tax asset is recorded as a component of other long-term assets in the Company's consolidated balance sheets.

        The federal net operating loss carryforward generated in fiscal 2004 totaled $23.9 million and expires on August 31, 2024. The federal net operating loss carryforward generated in fiscal 2003 of $32.7 million expires on August 31, 2023. The state net operating loss carryforward of $23.9 million generated in fiscal 2004 primarily expires between August 31, 2007 and August 31, 2019. The state net operating loss carryforward of $32.7 million generated in fiscal 2003 primarily expires between August 31, 2006 and August 31, 2018. The foreign income tax credit carryforward of $2.2 million that was generated during fiscal 2002 would have expired on August 31, 2007 under tax law in effect at August 31, 2004. However, under the American Jobs Creation Act of 2004, which was enacted on October 22, 2004, the credit now expires on August 31, 2012.

16.   Net Loss Per Common Share

        Basic earnings (loss) per share (EPS) is calculated by dividing net loss attributable to common shareholders by the weighted-average number of common shares outstanding for the year. Diluted EPS is calculated by dividing net loss attributable to common shareholders by the weighted-average number of common shares outstanding plus the assumed exercise of all dilutive securities using the treasury stock method or the "as converted" method, as appropriate. During periods of net loss from continuing operations, all common stock equivalents, including the effect of common shares from the issuance of preferred stock on an "as converted" basis, are excluded from the diluted EPS calculation. Due to their voting rights and common stock dividend rights, the RSA shares issued during fiscal 2004 were included in the Company's weighted average shares. Significant components of the numerator and denominator used for basic and diluted EPS were as follows for the years indicated (in thousands, except per share amounts):

	Year Ended August 31,
	2004	2003	2002
Loss from continuing operations	$(10,150)	$(45,253)	$(96,466)
Preferred stock dividends	(8,735)	(8,735)	(8,681)

Loss from continuing operations and preferred stock dividends	(18,885)	(53,988)	(105,147)
Loss from discontinued operations, net of income taxes			(7,584)
Gain on sale of discontinued operations, net of income taxes			64,851

Loss before cumulative effect of accounting change	(18,885)	(53,988)	(47,880)
Cumulative effect of accounting change, net of income taxes			(61,386)

Net loss attributable to common shareholders	$(18,885)	$(53,988)	$(109,266)

Loss from continuing operations and preferred stock dividends per share:
Basic and diluted	$(.96)	$(2.69)	$(5.29)
Income (loss) from discontinued operations, net of income taxes, per share:
Basic and diluted			(.38)
Gain on sale of discontinued operations, net of income taxes, per share:
Basic and diluted			3.26

Loss before cumulative effect of accounting change per share:
Basic and diluted	(.96)	(2.69)	(2.41)
Cumulative effect of accounting change, net of tax, per share:
Basic and diluted			(3.08)

Net loss attributable to common shareholders per share:
Basic and diluted	$(.96)	$(2.69)	$(5.49)

Basic and diluted weighted-average number of common shares outstanding	19,734	20,041	19,895

        Due to the Company's losses from operations, the following incremental shares from the effect of preferred stock on an "as converted basis" and options to purchase common stock have been excluded from the diluted EPS calculation because of their anti-dilutive effect (in thousands):

	Year Ended August 31,
	2004	2003	2002
Number of preferred shares on an "as converted" basis	6,239	6,239	6,239
Common stock equivalents from the assumed exercise of "in-the-money" stock options	22	2	—

	6,261	6,241	6,239

        In addition to the incremental shares shown above, the Company has other potentially dilutive shares of common stock. Refer to Note 8 for further information regarding other shares, including stock options, which may have a dilutive impact on the Company's fully diluted EPS calculation in future periods.

17.   Statements of Cash Flows

        The following supplemental disclosures are provided for the consolidated statements of cash flows (in thousands):

	Year Ended August 31,
	2004	2003	2002
Cash paid (received) for:
Income taxes	$1,069	$4,637	$(4,599)
Interest	277	159	3,901

Non-Cash Investing and Financing Activities

        At August 31, 2004 and 2003, the Company had accrued preferred dividends totaling $2.2 million. Prior to July 1, 2002, the Company had the option to pay accrued dividends with cash or additional shares of preferred stock. As required by the Series A preferred stock agreement, subsequent to July 1, 2002 all accrued preferred dividends must be paid with cash. Payments for preferred stock dividends were as follows (in thousands):

	Year Ended August 31,
	2004	2003	2002
Preferred stock dividends paid with cash	$8,735	$8,735	$4,367
Preferred stock dividends paid with additional shares of preferred stock	—	—	4,208

	$8,735	$8,735	$8,575

18.   Restructuring and Store Closure Costs

        During fiscal 1999, the Company's Board of Directors approved a plan to restructure the Company's operations, reduce its workforce, and formally exit the Company's leased office space located in Provo, Utah. The Company recorded a $16.3 million restructuring charge during fiscal 1999 to record the expected costs of these activities. Included in the restructuring charge were costs to provide severance and related benefits, as well as expected costs to formally exit the leased office space. This restructuring plan was substantially completed during fiscal 2000. Remaining accrued restructuring costs at August 31, 2004 represented the estimated remaining costs necessary to exit the leased office space. Subsequent to August 31, 2004, the Company exercised an option, available under its master lease agreement, to purchase, and simultaneously sell, the office facility. The Company anticipates that its restructuring accrual for this office space, which totaled $2.0 million at August 31, 2004, will be sufficient to complete the sale transaction, including payments for fees and other costs that are customarily paid in real estate transactions (Note 20). Following the completion of the building sale transaction, the Company will have no further costs related to the fiscal 1999 restructuring plan.

        During fiscal years 2004 and 2003, the Company closed certain retail stores and incurred severance and lease termination costs related to these store closures. These costs are included as a component of selling, general, and administrative expenses in the Company's consolidated statement of operations for the years ended August 31, 2004 and 2003.

        The components of the remaining restructuring and store closure accruals were as follows for the periods indicated (in thousands):

	Severance Costs	Leased Space Exit Costs	Total
Balance at August 31, 2002	$26	$1,903	$1,929
Charges to the accrual	576	2,758	3,334
Amounts utilized	(298)	(1,515)	(1,813)

Balance at August 31, 2003	304	3,146	3,450
Charges to the accrual	224	1,482	1,706
Amounts utilized	(512)	(1,862)	(2,374)

Balance at August 31, 2004	$16	$2,766	$2,782

        At August 31, 2004, the remaining accrued restructuring costs and store closure costs were recorded in accrued liabilities in the Company's consolidated balance sheet. Although the Company believes that its accruals for exit activities and retail store closures are adequate at August 31, 2004, these amounts are partially based upon estimates and may change if actual amounts related to these activities differ.

19.   Segment Information

Reportable Segments

        Following the sale of Premier in fiscal 2002, the Company has two reporting segments: the Consumer Business Unit (CBU) and the Organizational Solutions Business Unit (OSBU). The operating results of Premier and the Company's other products and services designed for teachers and students were previously reported in the Education Business Unit, which was dissolved in fiscal 2002. The Company's remaining teacher and student programs and products are now reported as a component of OSBU results of operations. The following is a description of the Company's reporting segments and their primary activities.

        Consumer Business Unit—This business unit is primarily focused on sales to individual customers and includes the results of the Company's retail stores, consumer direct operations (catalog and eCommerce channels), and other related distribution channels, including wholesale sales, government product sales, and office superstores. The CBU results of operations also include the financial results of the Company's paper planner manufacturing operations. Although CBU sales primarily consist of products such as planners, binders, software, and handheld electronic planning devices, virtually any component of the Company's leadership and productivity solutions may be purchased through CBU channels.

        Organizational Solutions Business Unit—The OSBU is primarily responsible for the development, marketing, sale, and delivery of productivity, leadership, goal alignment, strategy execution, sales performance, and communication training solutions directly to organizational clients, including other companies, the government, and educational institutions. The OSBU includes the financial results of the Organizational Solutions Group (OSG) and the Company's international operations. The OSG is responsible for the domestic sale and delivery of productivity, leadership, sales performance, and communication training solutions to corporations, governmental entities, communities, and educational institutions. The OSG is also responsible for consulting services that compliment the Company's productivity and leadership training solutions. The Company's international sales group includes the financial results of its directly-owned foreign offices and royalty revenues from licensees.

        The Company's chief operating decision maker is the Chief Executive Officer (CEO), and each of the Company's business units has a president who reports directly to the CEO. The primary measurement tool used in business unit performance analysis is earnings before interest, taxes, depreciation, and amortization (EBITDA), which may not be calculated in the same manner as similarly titled amounts are calculated by other companies. For segment reporting purposes, the Company's consolidated EBITDA can be calculated as the loss from operations excluding reported depreciation and amortization charges.

        In the normal course of business, the Company may make structural and cost allocation revisions to its segment information to reflect new reporting responsibilities within the organization. All prior period segment information has been revised to conform to the most recent classifications and organizational changes. The Company accounts for its segment information on the same basis as the accompanying consolidated financial statements.

SEGMENT INFORMATION
(in thousands)

	Consumer Business Unt			Organizational Solutions Business Unit
Year Ended August 31, 2004	Retail	Consumer Direct	Other CBU	OSG	International	Education	Corporate and Eliminations	Consolidated
Sales to external customers	$87,922	$55,059	$23,088	$61,047	$48,318			$275,434
Gross margin	47,420	31,158	4,964	38,555	33,043			155,140
EBITDA	793	12,093	(6,675)	(627)	10,073		(8,774)	6,883
Depreciation	3,385	1,067	1,124	604	1,383		4,211	11,774
Amortization			344	3,816	7		6	4,173
Segment assets	9,867	550	7,760	90,783	23,807		92,944	225,711
Capital expenditures	220	257	1,534	127	741		1,091	3,970
Year Ended August 31, 2003
Sales to external customers	$112,054	$56,177	$23,935	$74,306	$40,688			$307,160
Gross margin	56,598	31,181	4,954	48,398	28,428			169,559
EBITDA	(4,020)	8,747	(11,904)	(1,861)	7,031		$(14,877)	(16,884)
Depreciation	11,291	2,659	1,943	1,707	1,110		7,685	26,395
Amortization			365	4,007	7		7	4,386
Significant non-cash items:
Provision for losses on management stock loan program							3,903	3,903
Impairment (recovery) of investment in FCC				(1,644)				(1,644)
Loss on impaired assets			872					872
Segment assets	20,598	1,365	12,547	95,068	19,580		110,583	259,741
Capital expenditures	905	1,137	210	112	786		1,051	4,201
Year Ended August 31, 2002
Sales to external customers	$122,496	$64,802	$22,326	$82,095	$41,279			$332,998
Gross margin	62,207	36,341	5,519	50,603	28,959			183,629
EBITDA	2,289	5,767	(19,169)	(34,492)	6,235		$(44,193)	(83,563)
Depreciation	11,181	3,593	2,428	2,008	1,263		13,870	34,343
Amortization			473	4,188			6	4,667
Significant non-cash items:
Provision for losses on management stock loan program							24,775	24,775
Impairment (recovery) of investment in FCC				16,323				16,323
Loss on impaired assets		1,425	3,093	4,619	47			9,184
Discontinued operations, net of tax						$(5,844)	(1,740)	(7,584)
Segment assets	30,989	2,894	15,050	100,036	22,702		133,067	304,738
Capital expenditures	2,573	4,039	169	416	1,149	98	2,150	10,594

        A reconciliation of reportable segment EBITDA to consolidated loss from continuing operations is provided below (in thousands):

	Year Ended August 31,
	2004	2003	2002
Reportable segment EBITDA	$15,657	$(2,007)	$(39,370)
Provision for losses on management stock loans		(3,903)	(24,775)
Corporate expenses	(8,774)	(10,974)	(19,418)

Consolidated EBITDA	6,883	(16,884)	(83,563)
Depreciation	(11,774)	(26,395)	(34,343)
Amortization	(4,173)	(4,386)	(4,667)

Consolidated loss from operations	$(9,064)	$(47,665)	$(122,573)
Equity in earnings (losses) of unconsolidated subsidiary		(128)	4,316
Interest income	481	665	3,112
Interest expense	(218)	(248)	(2,784)
Loss on interest rate swap			(4,894)
Other income (expense), net		(414)	644

Loss from continuing operations before income taxes	$(8,801)	$(47,790)	$(122,179)

        Interest expense and interest income are primarily generated at the corporate level and are not allocated to the reportable segments. Income taxes are likewise calculated and paid on a corporate level (except for entities that operate in foreign jurisdictions) and are not allocated to reportable segments for analysis.

        Corporate assets, such as cash, accounts receivable, and other assets are not generally allocated to reportable business segments for business analysis purposes. However, inventories, intangible assets, goodwill, identifiable fixed assets, certain other assets are classified by segment. A reconciliation of segment assets to consolidated assets is as follows (in thousands):

	August 31,
	2004	2003	2002
Reportable segment assets of continuing operations	$132,767	$148,951	$171,671
Corporate assets	93,909	111,582	133,806
Intercompany accounts receivable	(965)	(792)	(739)

	$225,711	$259,741	$304,738

Enterprise-Wide Information

        The Company's revenues are derived primarily from the United States. However, the Company also operates directly owned offices or contracts with licensees to provide products and services in various countries throughout the world. The Company's consolidated revenues and long-lived assets from continuing operations were as follows (in thousands):

	As of or for Year Ended August 31,
	2004	2003	2002
Net sales:
United States	$227,116	$262,463	$286,399
Japan/Greater China	18,625	15,026	13,588
United Kingdom	9,251	7,521	7,214
Canada	7,093	7,701	7,959
Australia	3,642	3,428	3,093
Mexico	3,609	5,030	7,179
Brazil/South America	1,559	1,859	1,669
Singapore	1,189	999	1,052
Others	3,350	3,133	4,845

	$275,434	$307,160	$332,998

Long-lived assets:
United States	$129,704	$145,312	$177,842
Americas	2,484	2,531	3,174
Japan	2,409	3,414	2,093
United Kingdom	694	671	650
Australia	393	464	240

	$135,684	$152,392	$183,999

        Intersegment sales were immaterial and were eliminated in consolidation.

20.   Related Party Transactions

        The Company, under a long-term agreement, leased office space in buildings that were owned by partnerships, the majority interest of which were owned by a Vice-Chairman of the Board of Directors and certain other employees and former employees of the Company. The Company paid rent and related building expenses to the partnership totaling $2.4 million, $2.0 million, and $2.1 million for the fiscal years ended August 31, 2004, 2003, and 2002. Subsequent to August 31, 2004 the Company exercised its option under the terms of the lease agreements assumed by it in the merger with Covey Leadership Center, Inc. to purchase this property. The exercise of the option was part of a three-way transaction in which the buildings and land were purchased directly from the landlords, and simultaneously sold to the current tenant, an unrelated party. Subsequent to the merger with Covey Leadership Center, Inc., the Company consolidated the operations that were previously located in buildings with its existing operations located in Salt Lake City, but remained obligated on the leases through December 2009. The Company was subsequently able to obtain a sublease for the buildings, but at rates less than its obligation to the landlords. Based on the continuing negative cash flow associated with these buildings, and other factors, the Company determined that it was in its best interest to exercise the option and sell the property to the current tenant. The negotiated purchase price with the landlord was $14.0 million and the tenant agreed to purchase the property for $12.5 million. These prices were within the range of estimated fair values of the buildings as determined by an independent appraisal obtained by the Company. The Company paid the difference between the sale and purchase prices, plus other closing costs, which were previously accrued as part of the Company's 1999 restructuring plan (Note 18). Following completion of this sale, the Company will have no further obligations to the related partnerships.

        The Company pays both Vice-Chairmen of the Board of Directors a percentage of the proceeds received for seminars that they present. During the fiscal years ended August 31, 2004, 2003, and 2002, the Company paid the Vice-Chairmen $1.6 million, $0.9 million, and $1.9 million for their seminar presentations.

        During the fiscal years ended August 31, 2003 and 2002, the CEO chose to forgo his salary, which totaled $0.5 million per year. In accordance with SEC rules and regulations, the Company recorded compensation expense for the unpaid salary and recorded a corresponding increase to paid-in capital. During fiscal 2004, the CEO, at the urging of the Company's Board of Directors, elected to receive his salary.

        As part of a preferred stock offering to a private investor, an affiliate of the investor, who was then a director of the Company, was named as the Chairman of the Board of Directors and was later elected as CEO. This individual continues to serve as the Company's Chairman of the Board and CEO at August 31, 2004. In addition, two affiliates of the private investor were named to the Company's Board of Directors. In connection with the preferred stock offering, the Company pays an affiliate of the investor $0.4 million per year for monitoring fees.

        During fiscal 2002, the Company entered into a consulting agreement with a member of the Board of Directors to assist the Company with various projects and transactions, including the sale of Premier and new product offerings. The consulting agreement expired in December 2002 and the Company paid $0.1 million and $0.2 million during fiscal 2003 and fiscal 2002 for services under terms of the agreement.

        During fiscal 2002, the Company entered into a sabbatical and severance agreement with one of its officers who was also a member of the Company's Board of Directors. The agreement provides for payments totaling $0.9 million in cash through November 2004. The compensation cost of this agreement was expensed during fiscal 2002 as the Company will receive no benefit or future services for the payments. During fiscal 2003, the Company issued a non-exclusive license agreement for certain intellectual property to this former officer and member of the Board. The Company received a nominal amount to establish the license agreement. No license payments were required to be paid to the Company under terms of this license agreement during fiscal years 2004 or 2003.

        During fiscal 2002, the Company licensed certain intellectual property, on a non-exclusive basis, to a company in which a Vice-Chairman of the Board of Directors is a principal shareholder. Under terms of the non-exclusive license agreement, the Company will not receive payments from the use of this intellectual property.

        As part of a severance agreement with a former CEO, the Company offered the former CEO the right to purchase 121,250 shares of the Company's common stock for $0.9 million. In order to facilitate the purchase of these shares, the Company received a non-recourse promissory note, which was due September 2003, and bore interest at 10.0 percent. During September 2003, the former CEO declined the opportunity to purchase these shares and the note receivable, which was recorded as a reduction of shareholders' equity at August 31, 2003, was canceled. The shares, which were held by the Company pending the purchase of the shares, were returned to treasury stock during fiscal 2004.

21.   Subsequent Events

Proposed Recapitalization

        On November 12, 2004, the Company's Board of Directors approved a plan to recapitalize its Series A preferred stock. The proposed plan is still subject to shareholder approval. Under terms of the proposed plan, the Company will complete a one-to-four forward split of the Series A preferred stock and divide each existing share of Series A preferred stock into a new share of Series A preferred stock that is no longer convertible into common stock, and a warrant to purchase shares of common stock. The new Series A preferred stock will retain its common-equivalent voting rights and will automatically convert to shares of Series B preferred stock if the holder of the original Series A preferred stock sells, or transfers, the stock to another party. Series B preferred stock does not have common-equivalent voting rights, but retains substantially all other characteristics of the new Series A preferred stock. The proposed recapitalization transaction will enable the Company to:

  •
  Have the conditional right to redeem shares of preferred stock;

  •
  Place a limit on the period in which the Company may be required to issue common stock. The warrants to purchase shares of common stock expire in eight years, compared to the perpetual right of existing Series A preferred stock to convert to shares of common stock;

  •
  Increase the Company's ability to purchase shares of its common stock. Purchases of common stock are currently subject to the approval of Series A preferred shareholders;

  •
  Create the possibility that the Company will receive cash upon issuing additional shares of common stock. The warrants have an exercise price of $8.00 per share compared to the existing right of Series A preferred shareholders to convert their preferred shares into common shares without paying cash; and

  •
  Eliminate its requirement to pay common stock dividends to preferred shareholders on an "as converted" basis.

        If approved, each current Series A preferred shareholder will receive a warrant to purchase a number of common shares equal to 71.43 shares for each $1,000 ($14 per share conversion) in aggregate liquidation value of Series A preferred shares held immediately prior to the recapitalization transaction. The exercise price of each warrant will be $8.00 per share (subject to customary anti-dilution and exercise features) and will be exercisable over an eight-year term.

        Upon completion of the recapitalization transaction, Series A preferred rights will be amended to prevent the conversion of Series A preferred stock to shares of common stock. Series B preferred stock rights will be amended to be substantially equivalent to Series A rights, except for the eliminated voting rights. The rights of the new Series A and Series B preferred stock include the following:

  •
  Liquidation Preference—Both Series A and Series B preferred stock will have a liquidation preference of $25 per share plus accrued unpaid dividends, which will be paid in preference to the liquidation rights of all other equity classes.

  •
  Conversion—Neither Series A or Series B preferred stock will be convertible to shares of common stock. Series A preferred stock converts into shares of Series B upon the sale or transfer of the new Series A shares. Series B preferred stock will not have any conversion rights.

  •
  Dividends—Both Series A and Series B preferred stock accrue dividends at 10.0 percent, payable quarterly, in preference to dividends on all other equity classes. If dividends are in arrears for six or more quarters, the number of the Company's Board of Directors will be increased by two and the Series A and Series B preferred shareholders will have the ability to select these additional directors.

  •
  Redemption—The Company may redeem any of the Series A or Series B preferred shares during the first year following the recapitalization at a price per share equal to 100 percent of the liquidation preference. Subsequent to the first anniversary of the recapitalization and before the fifth anniversary of the transaction, the Company may only purchase preferred shares (up to $30 million in aggregate) from Knowledge Capital, which holds the majority of the Company's preferred stock, at a premium that increases annually. After the sixth anniversary of the recapitalization, the Company may redeem any shares of preferred stock at 101 percent of the liquidation preference on the date of redemption.

  •
  Change in Control—In the event of any change in control of the Company, Knowledge Capital, to the extent that it still holds shares of Series A preferred stock, will have the option to receive a cash payment equal to 101 percent of the liquidation preference of its Series A preferred shares then held. The remaining Series A and Series B preferred shareholders have no such option.

  •
  Voting Rights—Although the new Series A Preferred Stockholders will not have conversion rights, they will still be entitled to vote on an "as-converted" basis. The number of votes will be based upon the number of shares of Series A held immediately prior to the recapitalization transaction less any transfers of Series A shares to Series B shares or redemptions. In the event that a Series A preferred shareholder exercises a warrant to purchase the Company's common stock, their Series A voting rights will be reduced by the number of the common shares issued upon exercise of the warrant. This feature prevents the holders of Series A preferred stock from increasing their voting influence through the acquisition of additional shares of common stock from the warrants.

        The completion of the recapitalization transaction is subject to shareholder approval at the annual meeting of shareholders, which is scheduled to be held on January 21, 2005.

CEO Compensation Agreement

        During November 2004, the Company's Board of Directors approved a proposal to change a number of items with regard to the Company's CEO employment agreement. At the request of the CEO, this proposal included the following:

  •
  The existing CEO employment agreement, which extends until 2007, will be canceled and the CEO will become an "at-will" employee.

  •
  The CEO will sign a waiver forgoing claims on past compensation not taken.

  •
  The CEO agrees to be covered by change in control and severance policies provided for other Company executives rather than the "golden parachute" severance package in his existing agreement.

  •
  In accordance with the provisions of the Sarbanes-Oxley Act of 2002, the CEO will not be entitled to obtain a loan in order to exercise his stock options.

        In return for these changes to the CEO's compensation structure, the Company proposed the following:

  •
  The CEO's cash compensation, both base compensation and incentive compensation, will remain essentially unchanged.

  •
  Accelerate the vesting on the CEO's 1.6 million stock options with an exercise price of $14.00 per share.

  •
  A grant of 225,000 shares of restricted stock as a long-term incentive consistent with the RSA plan provided to other key employees in January 2004 (Note 8). In addition, the Company will grant the CEO 187,000 shares of common stock that is fully vested.

  •
  The Company will provide life insurance and disability coverage in an amount equal to 2.5 times the CEO's cash compensation, using insurance policies that are similar to those approved for other executives.

SELECTED PAGES FROM THE COMPANY'S
QUARTERLY REPORT ON FORM 10-Q
FOR THE QUARTERLY PERIOD ENDED NOVEMBER 27, 2004,
FILED ON JANUARY 11, 2005.

FRANKLIN COVEY CO.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	November 27, 2004	August 31, 2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$32,990	$41,904
Accounts receivable, less allowance for doubtful accounts of $1,429 and $1,034	23,394	18,636
Inventories	29,067	23,693
Other current assets	5,915	5,794

Total current assets	91,366	90,027
Property and equipment, net	38,902	40,584
Intangible assets, net	86,470	87,507
Other long-term assets	8,299	7,593

	$225,037	$225,711

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$123	$120
Accounts payable	13,494	14,018
Outsourcing contract costs payable	5,370	4,914
Income taxes payable	6,617	5,903
Accrued liabilities	29,995	31,244

Total current liabilities	55,599	56,199
Long-term debt, less current portion	1,418	1,350
Other liabilities	1,682	1,550

Total liabilities	58,699	59,099

Shareholders' equity:
Preferred stock—Series A, no par value; convertible into common stock at $14 per share; 4,000 shares authorized, 873 shares issued; liquidation preference totaling $89,530	87,203	87,203
Common stock—$0.05 par value; 40,000 shares authorized, 27,056 shares issued	1,353	1,353
Additional paid-in capital	203,382	205,585
Accumulated deficit	(7,272)	(8,798)
Deferred compensation on restricted stock grant	(691)	(732)
Accumulated other comprehensive income	1,369	1,026
Treasury stock at cost, 7,025 and 7,028 shares	(119,006)	(119,025)

Total shareholders' equity	166,338	166,612

	$225,037	$225,711

See notes to condensed consolidated financial statements.

FRANKLIN COVEY CO.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Quarter Ended
	November 27, 2004	November 29, 2003
	(unaudited)
Net sales:
Products	$44,051	$51,776
Training and services	25,053	23,255

	69,104	75,031

Cost of sales:
Products	20,084	24,664
Training and services	7,861	7,841

	27,945	32,505

Gross margin	41,159	42,526
Selling, general, and administrative	35,960	40,016
Restructuring cost reversal	(306)
Depreciation	2,178	3,591
Amortization	1,043	1,043

Income (loss) from operations	2,284	(2,124)
Interest income	118	86
Interest expense	(38)	(112)

Income (loss) before provision for income taxes	2,364	(2,150)
Provision for income taxes	(838)	(1,030)

Net income (loss)	1,526	(3,180)
Preferred stock dividends	(2,184)	(2,184)

Net loss attributable to common shareholders	$(658)	$(5,364)

Net loss attributable to common shareholders per share:
Basic and diluted	$(.03)	$(.27)

Weighted average number of common shares:
Basic and diluted	19,729	19,927

See notes to condensed consolidated financial statements.

FRANKLIN COVEY CO.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Quarter Ended
	November 27, 2004	November 29, 2003
	(unaudited)
Cash flows from operating activities:
Net income (loss)	$1,526	$(3,180)
Adjustments to reconcile net income (loss) to net cash used for operating activities:
Depreciation and amortization	3,736	5,080
Gain on disposal of assets		(33)
Restructuring cost reversal	(306)
Amortization of deferred compensation	41
Changes in assets and liabilities:
Increase in accounts receivable, net	(4,404)	(2,864)
Increase in inventories	(5,245)	(1,898)
Decrease (increase) in other assets	(653)	825
Decrease in accounts payable, outsourcing contract costs payable, and accrued liabilities	(1,545)	(4,713)
Increase (decrease) in other long-term liabilities	128	(17)
Increase in income taxes payable	715	642

Net cash used for operating activities	(6,007)	(6,158)

Cash flows from investing activities:
Purchases of property and equipment	(621)	(781)
Proceeds from sale of property and equipment		1,540

Net cash provided by (used for) investing activities	(621)	759

Cash flows from financing activities:
Principal payments on long-term debt and capital lease obligations	(31)	(22)
Proceeds from sales of common stock from treasury	25	39
Purchase of treasury shares	(22)	(47)
Payment of preferred stock dividends	(2,184)	(2,184)

Net cash used for financing activities	(2,212)	(2,214)

Effect of foreign exchange rates on cash and cash equivalents	(74)	121

Net decrease in cash and cash equivalents	(8,914)	(7,492)
Cash and cash equivalents at beginning of the period	41,904	41,916

Cash and cash equivalents at end of the period	$32,990	$34,424

Supplemental disclosure of cash flow information:
Cash paid for interest	$27	$103

Cash paid for income taxes	$395	$136

Non-cash investing and financing activities:
Accrued preferred stock dividends	$2,184	$2,184

See notes to condensed consolidated financial statements.

FRANKLIN COVEY CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

NOTE 1—BASIS OF PRESENTATION

        Franklin Covey Co. (the Company) provides integrated consulting, training, and performance enhancement solutions to organizations and individuals in productivity, leadership, strategy execution, sales force effectiveness, effective communications, and other areas. Each integrated solution may include components of training and consulting, assessment, and other application tools that are generally available in electronic or paper-based formats. The Company's products and services are available through professional consulting services, public workshops, retail stores, catalogs, and the Internet at www.franklincovey.com. The Company's historically best-known offerings include the FranklinCovey Planner™, the productivity workshop entitled, "Focus: Achieving Your Highest Priorities," and courses based on the best-selling book, The Seven Habits of Highly Effective People. The Company's new offerings include facilitated work sessions, a course entitled "The 4 Disciplines of Execution", and its assessment tool, xQ (Execution Quotient).

        The accompanying unaudited condensed consolidated financial statements reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position and results of operations of the Company as of the dates and for the periods indicated. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to Securities and Exchange Commission (SEC) rules and regulations. The information included in this quarterly report on Form 10-Q should be read in conjunction with the financial statements and related notes included in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2004.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

        The Company utilizes a modified 52/53-week fiscal year that ends on August 31 of each year. Corresponding quarterly periods generally consist of 13-week periods that end on November 27, 2004, February 26, 2005, and May 28, 2005 during fiscal 2005. Under the modified 52/53-week fiscal year, the quarter ended November 27, 2004 had two fewer business days than the quarter ended November 29, 2003.

        The results of operations for the quarter ended November 27, 2004 are not indicative of results expected for the entire fiscal year ending August 31, 2005.

NOTE 2—ACCOUNTING FOR STOCK-BASED COMPENSATION

        The Company accounts for its stock-based compensation and awards using the intrinsic-value method of accounting as outlined in Accounting Principles Board Opinion 25 and related interpretations. Under the intrinsic-value methodology, no compensation expense is recognized for stock option awards granted at, or above, the fair market value of the stock on the date of grant. Accordingly, no compensation expense has been recognized for the Company's stock option plans or employee stock purchase plan in its condensed consolidated statements of operations. Had compensation expense for the Company's stock option plans and employee stock purchase plan been determined in accordance with the fair value approach as defined by Statement of Financial Accounting

Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, the Company's net loss attributable to common shareholders and corresponding basic and diluted loss per share would have been the following (in thousands, except per share data):

	Quarter Ended
	November 27, 2004	November 29, 2003
Net loss attributable to common shareholders, as reported	$(658)	$(5,364)
Fair value of stock-based compensation, net of tax	(187)	(194)

Net loss attributable to common shareholders, pro forma	$(845)	$(5,558)

Basic and diluted loss per share, as reported	$(.03)	$(.27)
Basic and diluted loss per share, pro forma	$(.04)	$(.28)

        In connection with proposed changes in the Company's Chief Executive Officer (CEO) compensation plan and in recognition of the CEO's leadership in achieving substantial improvements in the Company's operating results (Note 12), the CEO will be granted 225,000 shares of restricted stock as a long-term incentive consistent with the restricted stock awards provided to other key employees in January 2004, and will be granted 187,000 shares of common stock that is fully vested. In addition, the Company will accelerate the vesting on the CEO's 1.6 million stock options with an exercise price of $14.00 per share. These changes to the CEO's compensation were based upon conditions and events necessary to complete the new agreement that occurred subsequent to November 27, 2004. Accordingly, and the financial statement impact of these awards will be recognized during December 2004.

NOTE 3—INVENTORIES

        Inventories are stated at the lower of cost or market, cost being determined using the first-in, first-out method, and were comprised of the following (in thousands):

	November 27, 2004	August 31, 2004
Finished goods	$25,434	$19,756
Work in process	1,006	978
Raw materials	2,627	2,959

	$29,067	$23,693

NOTE 4—INTANGIBLE ASSETS

        The Company's intangible assets were comprised of the following (in thousands):

November 27, 2004	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Definite-lived intangible assets:
License rights	$27,000	$(5,777)	$21,223
Curriculum	58,227	(23,587)	34,640
Customer lists	18,774	(11,167)	7,607
Trade names	1,277	(1,277)

	105,278	(41,808)	63,470
Indefinite-lived intangible asset:
Covey trade name	23,000		23,000

Balance at November 27, 2004	$128,278	$(41,808)	$86,470

August 31, 2004
Definite-lived intangible assets:
License rights	$27,000	$(5,543)	$21,457
Curriculum	58,221	(23,067)	35,154
Customer lists	18,774	(10,878)	7,896
Trade names	1,277	(1,277)

	105,272	(40,765)	64,507
Indefinite-lived intangible asset:
Covey trade name	23,000		23,000

Balance at August 31, 2004	$128,272	$(40,765)	$87,507

        The Company's aggregate amortization expense totaled $1.0 million for each of the quarters ended November 27, 2004 and November 29, 2003.

NOTE 5—RESTRUCTURING AND STORE CLOSURE COSTS

Restructuring Costs

        During fiscal 1999, the Company's Board of Directors approved a plan to restructure the Company's operations, reduce its workforce, and formally exit the Company's leased office space located in Provo, Utah. The Company recorded a $16.3 million restructuring charge during fiscal 1999 to record the expected costs of these activities. Included in the restructuring charge were costs to provide severance and related benefits, as well as expected costs to formally exit the leased office space. This restructuring plan was substantially completed during fiscal 2000.

        The Company, under a long-term agreement, leased office space in buildings that were owned by partnerships, the majority interest of which were owned by a Vice-Chairman of the Board of Directors and certain other employees and former employees of the Company. During the quarter ended November 27, 2004, the Company exercised an option, available under its master lease agreement, to purchase, and simultaneously sell, the office facility to the current tenant, an unrelated party. Based on the continuing negative cash flow associated with these buildings, and other factors, the Company determined that it was in its best interest to exercise the option and sell the property. The negotiated purchase price with the landlord was $14.0 million and the tenant agreed to purchase the property for $12.5 million. These prices were within the range of estimated fair values of the buildings as determined by an independent appraisal obtained by the Company. The Company paid the difference between the sale and purchase prices, plus other closing costs, which were included as a component of the restructuring plan accrual. After completion of the sale transaction, the remaining fiscal 1999 restructuring costs, which totaled $0.3 million, were credited to operating expenses under the caption, "Restructuring Cost Reversal" in the Company's condensed consolidated statement of operations for the quarter ended November 27, 2004.

Store Closure Costs

        During fiscal 2004, the Company closed certain retail stores and plans to close additional retail locations in fiscal 2005. The Company currently plans to close 21 retail locations in fiscal 2005 and may close additional stores if further analysis indicates that the Company's operating results may be improved through additional closures. The Company has incurred severance and lease termination costs related to these store closure activities, which are included as a component of selling, general, and administrative expenses in the Company's consolidated statements of operations.

        The components of the restructuring and store closure accrual were as follows for the periods indicated (in thousands):

	Severance Costs	Leased Space Exit Costs	Total
Balance at August 31, 2004	$16	$2,766	$2,782
Charges to the accrual	178	67	245
Amounts utilized	(16)	(2,207)	(2,223)

Balance at November 27, 2004	$178	$626	$804

        At November 27, 2004, accrued store closure costs were recorded in accrued liabilities in the Company's condensed consolidated balance sheet. Although the Company believes that its accruals for retail store closures are adequate at November 27, 2004, these amounts are partially based upon estimates and may change if actual amounts related to these activities differ.

NOTE 6—PROPOSED SERIES A PREFERRED STOCK RECAPITALIZATION

        On November 12, 2004, the Company's Board of Directors approved a plan to recapitalize its Series A preferred stock. The completion of the recapitalization transaction is subject to shareholder approval at the Company's next annual meeting of shareholders. Under terms of the proposed plan, the Company will complete a one-to-four forward split of the Series A preferred stock and then divide each share of Series A preferred stock into a new share of Series A preferred stock that is no longer convertible into common stock, and a warrant to purchase shares of common stock. The new Series A preferred stock will retain its common-equivalent voting rights and will automatically convert to shares of Series B preferred stock if the holder of the original Series A preferred stock sells, or transfers, the stock to another party. Series B preferred stock does not have common-equivalent voting rights, but retains substantially all other characteristics of the new Series A preferred stock. The proposed recapitalization transaction will enable the Company to:

  •
  Have the conditional right to redeem shares of preferred stock;

  •
  Place a limit on the period in which the Company may be required to issue common stock. The warrants to purchase shares of common stock expire in eight years, compared to the perpetual right of existing Series A preferred stock to convert to shares of common stock;

  •
  Increase the Company's ability to purchase shares of its common stock. Purchases of common stock are currently subject to the approval of Series A preferred shareholders;

  •
  Create the possibility that the Company will receive cash upon issuing additional shares of common stock to Series A preferred shareholders. The warrants have an exercise price of $8.00 per share compared to the existing right of Series A preferred shareholders to convert their preferred shares into common shares without paying cash; and

  •
  Eliminate its requirement to pay common stock dividends to preferred shareholders on an "as converted" basis.

If approved, each current Series A preferred shareholder will receive a warrant to purchase a number of common shares equal to 71.43 shares for each $1,000 ($14 per share conversion) in aggregate liquidation value of Series A preferred shares held immediately prior to the recapitalization transaction. The exercise price of each warrant will be $8.00 per share (subject to customary anti-dilution and exercise features) and will be exercisable over an eight-year term.

        Upon completion of the recapitalization transaction, Series A preferred rights will be amended to prevent the conversion of Series A preferred stock to shares of common stock. Series B preferred stock rights will be amended to be substantially equivalent to Series A rights, except for the eliminated voting rights. The rights of the new Series A and Series B preferred stock will include the following:

  •
  Liquidation Preference—Both Series A and Series B preferred stock will have a liquidation preference of $25 per share plus accrued unpaid dividends, which will be paid in preference to the liquidation rights of all other equity classes.

  •
  Conversion—Neither Series A or Series B preferred stock will be convertible to shares of common stock. Series A preferred stock converts into shares of Series B upon the sale or transfer of the new Series A shares. Series B preferred stock will not have any conversion rights.

  •
  Dividends—Both Series A and Series B preferred stock accrue dividends at 10.0 percent, payable quarterly, in preference to dividends on all other equity classes. If dividends are in arrears for six or more quarters, the number of the Company's Board of Directors will be increased by two and the Series A and Series B preferred shareholders will have the ability to select these additional directors.

  •
  Redemption—The Company may redeem any of the Series A or Series B preferred shares during the first year following the recapitalization at a price per share equal to 100 percent of the liquidation preference. Subsequent to the first anniversary of the recapitalization and before the fifth anniversary of the transaction, the Company may only purchase preferred shares (up to $30 million in aggregate) from Knowledge Capital, which holds the majority of the Company's preferred stock, at a premium that increases one percentage point annually. After the sixth anniversary of the recapitalization, the Company may redeem any shares of preferred stock at 101 percent of the liquidation preference on the date of redemption.

  •
  Change in Control—In the event of any change in control of the Company, Knowledge Capital, to the extent that it still holds shares of Series A preferred stock, will have the option to receive a cash payment equal to 101 percent of the liquidation preference of its Series A preferred shares then held. The remaining Series A and Series B preferred shareholders have no such option.

  •
  Voting Rights—Although the new Series A Preferred Stockholders will not have conversion rights, they will still be entitled to voting rights. The holder of each new share of Series A preferred stock will be entitled to the voting rights they would have if they held two shares of common stock. The cumulative number of votes will be based upon the number of votes attributable to shares of Series A held immediately prior to the recapitalization transaction less any transfers of Series A shares to Series B shares or redemptions. In the event that a Series A preferred shareholder exercises a warrant to purchase the Company's common stock, their Series A voting rights will also be reduced by the number of the common shares issued upon exercise of the warrant. This feature will prevent the holders of Series A preferred stock from increasing their voting influence through the acquisition of additional shares of common stock from the warrants.

NOTE 7—INCOME TAXES

        The Company recorded income tax expense during the quarters ended November 27, 2004 and November 29, 2003 that totaled $0.8 million and $1.0 million. The Company's income tax expense during these periods was primarily due to taxable income in certain foreign tax jurisdictions. The Company was unable to offset the tax liabilities in these jurisdictions with its domestic operating loss. In addition, a recent history of significant operating losses has precluded the Company from demonstrating that it is more likely than not that the benefits of domestic operating loss carryforwards, together with the benefits of deferred income tax assets, and deferred income tax deductions, will be realized. Accordingly, the Company has recorded valuation allowances on its domestic deferred income tax assets.

NOTE 8—COMPREHENSIVE INCOME

        Comprehensive income (loss) includes charges and credits to equity accounts that are not the result of transactions with shareholders and is comprised of net income (loss) and other comprehensive income and loss items. Comprehensive income (loss) for the Company was as follows (in thousands):

	Quarter Ended
	November 27, 2004	November 29, 2003
Net income (loss)	$1,526	$(3,180)
Other comprehensive income (loss) items:
Adjustment for fair value of hedge derivatives	(292)	—
Foreign currency translation adjustments	635	722

Comprehensive income (loss)	$1,869	$(2,458)

NOTE 9—NET LOSS PER COMMON SHARE

        Basic earnings (loss) per share (EPS) is calculated by dividing net loss attributable to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS is calculated by dividing net loss attributable to common shareholders by the weighted-average number of common shares outstanding plus the assumed exercise of all dilutive securities using the treasury stock method or the "as converted" method, as appropriate. During periods of net loss from continuing operations, all common stock equivalents, including the effect of common shares from the issuance of preferred stock on an "as converted" basis, are excluded from the diluted EPS calculation.

        Due to their anti-dilutive effect, the following incremental shares from Series A preferred stock on an "as converted" basis and in-the-money options to purchase common stock have been excluded from the diluted EPS calculation (in thousands):

	Quarter Ended
	November 27, 2004	November 29, 2003
Number of Series A preferred stock shares on an "as converted" basis	6,239	6,239
Common stock equivalents from the assumed exercise of in-the-money stock options	12	7

	6,251	6,246

        At November 27, 2004 the Company had approximately 2.5 million stock options outstanding and 0.3 million shares of non-vested restricted common stock that were not considered in the Company's calculation of diluted EPS that may have a dilutive effect on the Company's EPS calculation in future periods. At November 29, 2003, the Company had approximately 2.8 million stock options outstanding that were not considered in the Company's calculation of diluted EPS.

NOTE 10—ACCOUNTING FOR DERIVATIVE INSTRUMENTS

        During the normal course of business, the Company is exposed to fluctuations in foreign currency exchange rates due to its international operations and interest rates. To manage risks associated with foreign currency exchange and interest rates, the Company makes limited use of derivative financial instruments. Derivatives are financial instruments that derive their value from one or more underlying financial instruments. As a matter of policy, the Company's derivative instruments are entered into for periods that do not exceed the related underlying exposures and do not constitute positions that are independent of those exposures. In addition, the Company does not enter into derivative contracts for trading or speculative purposes, nor is the Company party to any leveraged derivative instrument. The notional amounts of derivatives do not represent actual amounts exchanged by the parties to the instrument and thus, are not a measure of exposure to the Company through its use of derivatives. The Company enters into derivative agreements only with highly rated counterparties.

Foreign Currency Exposure

        Due to the global nature of the Company's operations, the Company is subject to risks associated with transactions that are denominated in currencies other than the United States dollar, as well as the effects of translating amounts denominated in foreign currencies to United States dollars as a normal part of the reporting process. The objective of the Company's foreign currency risk management activities is to reduce foreign currency risk in the consolidated financial statements. In order to manage foreign currency risks, the Company makes limited use of foreign currency forward contracts and other foreign currency related derivative instruments. Although the Company cannot eliminate all aspects of its foreign currency risk, the Company believes that its strategy, which includes the use of derivative instruments, can reduce the impacts of foreign currency related issues on its consolidated financial statements.

        During the quarter ended November 27, 2004, the Company utilized foreign currency forward contracts to manage the volatility of certain intercompany financing transactions and other transactions that are denominated in foreign currencies. Because these contracts do not meet specific hedge accounting requirements, gains and losses on these contracts, which expire on a quarterly basis, are recognized currently and are used to offset a portion of the gains or losses of the related accounts. The gains and losses on these contracts were recorded as a component of SG&A expense in the Company's consolidated statements of operations and resulted in net losses of $0.3 million and $0.4 million for the quarters ended November 27, 2004 and November 29, 2003. At November 27, 2004, the fair value of these contracts, which was determined using the estimated amount at which contracts could be settled based upon forward market exchange rates, was insignificant. The notional amounts of the Company's foreign currency sell contracts that did not qualify for hedge accounting were as follows at November 27, 2004 (in thousands):

Contract Description	Notional Amount in Foreign Currency	Notional Amount in U.S. Dollars
Australian Dollars	1,760	$1,352
Japanese Yen	110,000	1,081
Mexican Pesos	9,200	799

        During the quarter ended November 27, 2004, the Company also entered into foreign currency forward contracts that were designed to manage foreign currency risks related to the value of the Company's net investment in its directly-owned operations located in Canada, Japan, and the United Kingdom. These three offices comprise the majority of the Company's net investment in foreign operations. These foreign currency forward instruments, which expire on a monthly basis, qualified for hedge accounting and corresponding gains and losses were recorded as a component of other comprehensive income in the Company's consolidated balance sheet. During the quarter ended November 27, 2004, the Company recognized losses totaling $0.3 million on these hedge contracts, which were included in other comprehensive income. At November 27, 2004, the fair value of these contracts, which was determined using the estimated amount at which contracts could be settled based upon forward market exchange rates, was insignificant. The notional amounts of the Company's foreign currency sell contracts that qualified for hedge accounting as net investment hedges were as follows at November 27, 2004 (in thousands):

Contract Description	Notional Amount in Foreign Currency	Notional Amount in U.S. Dollars
Japanese Yen	224,527	$2,193
British Pounds	864	1,648
Canadian Dollars	279	233

Interest Rate Exposure

        Due to the limited nature of its interest rate risk, the Company does not make regular use of interest rate derivatives and the Company was not a party to any interest rate derivative instruments during the quarters ended November 27, 2004 or November 29, 2003.

NOTE 11—SEGMENT INFORMATION

        The Company has two reporting segments: the Consumer Business Unit (CBU) and the Organizational Solutions Business Unit (OSBU). The following is a description of the Company's reporting segments, their primary operating components, and their significant business activities:

        Consumer Business Unit—This business unit is primarily focused on sales to individual customers and includes the results of the Company's domestic retail stores, consumer direct operations (catalog and eCommerce), and other related distribution channels, including wholesale sales, government product sales, and office superstores. The CBU results of operations also include the financial results of the Company's paper planner manufacturing operations. Although CBU sales primarily consist of products such as planners, binders, software, and handheld electronic planning devices, virtually any component of the Company's leadership, productivity, and strategy execution solutions may be purchased through CBU channels.

        Organizational Solutions Business Unit—The OSBU is primarily responsible for the development, marketing, sale, and delivery of productivity, leadership, strategy execution, sales force performance, and communication training solutions directly to organizational clients, including other companies, the government, and educational institutions. The OSBU includes the financial results of the Organizational Solutions Group (OSG) and international operations. The OSG is responsible for the domestic sale and delivery of the Company's training and consulting services. The Company's international sales group includes the financial results of its directly owned foreign offices and royalty revenues from licensees.

        The Company's chief operating decision maker is the CEO, and each of the reportable segments has a president who reports directly to the CEO. The primary measurement tool used in business unit performance analysis is earnings before interest, taxes, depreciation, and amortization (EBITDA), which may not be calculated as similarly titled amounts calculated by other companies. For segment reporting purposes, the Company's consolidated EBITDA can be calculated as its income or loss from operations excluding depreciation and amortization charges.

        In the normal course of business, the Company may make structural and cost allocation revisions to its segment information to reflect new reporting responsibilities within the organization. All prior period segment information has been revised to conform to the most recent classifications and organizational changes. The Company accounts for its segment information on the same basis as the accompanying condensed consolidated financial statements.

SEGMENT INFORMATION

(in thousands)

	Consumer Business Unit			Organizational Solutions Business Unit
Quarter Ended November 27, 2004		Consumer Direct				Corporate and Eliminations
	Retail		Other CBU	OSG	International		Consolidated
Sales to external customers	$18,387	$17,137	$4,568	$15,128	$13,884		$69,104
Gross margin	10,378	10,154	1,133	10,020	9,474		41,159
EBITDA	353	4,690	(1,514)	609	3,592	(2,225)	5,505
Depreciation	678	246	176	76	326	676	2,178
Amortization			86	953	2	2	1,043
Significant non-cash items:
Restructuring cost accrual reversal						306	306
Quarter Ended November 29, 2003
Sales to external customers	$22,668	$18,212	$7,051	$13,948	$13,152		$75,031
Gross margin	11,983	10,650	1,971	8,815	9,107		42,526
EBITDA	(570)	4,608	(1,216)	(1,345)	3,245	(2,212)	2,510
Depreciation	970	304	383	252	307	1,375	3,591
Amortization			86	953	2	2	1,043

        A reconciliation of reportable segment EBITDA to consolidated loss before income taxes is provided below (in thousands):

	Quarter Ended
	November 27, 2004	November 29, 2003
Reportable segment EBITDA	$7,730	$4,722
Restructuring cost reversal	306
Corporate expenses	(2,531)	(2,212)

Consolidated EBITDA	5,505	2,510
Depreciation	(2,178)	(3,591)
Amortization	(1,043)	(1,043)

Income (loss) from operations	2,284	(2,124)
Interest income	118	86
Interest expense	(38)	(112)

Income (loss) before provision for income taxes	$2,364	$(2,150)

NOTE 12—CEO COMPENSATION AGREEMENT

        During November 2004, the Company's Board of Directors approved a proposal to change a number of items with regard to the Company's CEO employment agreement. At the request of the CEO, this proposal included the following:

  •
  The existing CEO employment agreement, which extends until 2007, will be canceled and the CEO will become an "at-will" employee.

  •
  The CEO will sign a waiver forgoing claims on past compensation not taken.

  •
  The CEO agrees to be covered by change in control and severance policies provided for other Company executives rather than the "golden parachute" severance package in his existing agreement.

  •
  In accordance with the provisions of the Sarbanes-Oxley Act of 2002, the CEO will not be entitled to obtain a loan in order to exercise his stock options.

        In return for these changes to the CEO's compensation structure and in recognition of the CEO's leadership in achieving substantial improvements in the Company's operating results, the Company proposed the following:

  •
  The CEO's cash compensation, both base compensation and incentive compensation, will remain essentially unchanged.

  •
  Accelerate the vesting on the CEO's 1.6 million stock options with an exercise price of $14.00 per share.

  •
  A grant of 225,000 shares of restricted stock as a long-term incentive consistent with the restricted stock awards made to other key employees in January 2004. In addition, the Company will grant the CEO 187,000 shares of common stock that is fully vested. The compensation cost of both of these awards is $0.9 million, of which $0.5 million will initially be recorded as deferred compensation in shareholders' equity and amortized over five years, subject to accelerated vesting if certain performance thresholds are met. These stock awards to the CEO will be granted in December 2004.

  •
  The Company will also provide life insurance and disability coverage in an amount equal to 2.5 times the CEO's cash compensation, using insurance policies that are similar to those approved for other executives.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        Management's discussion and analysis contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon management's current expectations and are subject to various uncertainties and changes in circumstances. Important factors that could cause actual results to differ materially from those described in forward-looking statements are set forth below under the heading Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995.

        The Company suggests that the following discussion and analysis be read in conjunction with the Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the year ended August 31, 2004.

RESULTS OF OPERATIONS

Overview

        Our financial results for the quarter ended November 27, 2004 represented a significant improvement over the comparable quarter of the prior year and maintained the favorable momentum that began to build during the third and fourth quarters of fiscal 2004. Our income from operations improved to $2.3 million, compared to a loss from operations of $2.1 million in the prior year and we were able to increase our net income to $1.5 million compared to a net loss in the prior year of $3.2 million. Our net loss attributable to common shareholders also improved to $0.7 million compared to $5.4 million in the corresponding quarter of fiscal 2004. The primary factors that influenced our operating results for the quarter ended November 27, 2004 were as follows:

  •
  Sales Performance—Training and services sales increased $1.8 million, which reflected increased training sales in both domestic and international delivery channels, and our seminar booking pace continues to significantly exceed prior year levels. Product sales declined by $7.7 million, which was primarily attributable to decreased technology and specialty product sales, decreased wholesale sales, the impact of closed retail stores, and two fewer business days than the prior year.

  •
  Gross Margin Improvement—Our gross margin improved compared to the prior year due to favorable product mix changes, reduced product costs, increased training sales as a percent of total sales, and improved margins on our training and consulting service sales.

  •
  Decreased Operating Costs—Consistent with prior periods, we have reduced our operating costs, including a $4.1 million reduction in selling, general, and administrative expenses, and a $1.4 million decrease in depreciation expense.

        Further details regarding these factors and their impact on our operating results and liquidity are provided throughout the following management's discussion and analysis.

Quarter Ended November 27, 2004 Compared to the Quarter Ended November 29, 2003

Sales

        The following table sets forth sales data for our operating segments (in thousands):

	Quarter Ended
	November 27, 2004	November 29, 2003	Percent Change
Consumer Business Unit:
Retail Stores	$18,387	$22,668	(19)
Consumer Direct	17,137	18,212	(6)
Other CBU	4,568	7,051	(35)

	40,092	47,931	(16)

Organizational Solutions Business Unit:
Organizational Solutions Group	15,128	13,948	8
International	13,884	13,152	6

	29,012	27,100	7

Total Sales	$69,104	$75,031	(8)

        Product sales, which primarily consist of planners, binders, software, and handheld electronic planning devices that are primarily sold through our Consumer Business Unit (CBU) channels, declined $7.7 million, or 15 percent, compared to the quarter ended November 29, 2003. The decline in product sales was primarily due to the following:

  •
  Retail Sales—The decline in retail sales was primarily due to reduced technology and specialty product sales, which totaled $2.6 million, and the impact of fewer open stores, which totaled $1.8 million. Product sales trends were reflected by a 12 percent decline in comparable store (stores which were open during the comparable periods) sales. During fiscal 2004, we closed 18 retail store locations and we currently expect to close additional stores during fiscal 2005. At November 27, 2004, we were operating 135 retail stores, compared to 151 stores at November 29, 2003.

  •
  Consumer Direct—Sales through our consumer direct channels (catalog and eCommerce) decreased primarily due to decreased technology and specialty products sales.

  •
  Other CBU—Other CBU sales, which consist primarily of wholesale sales, decreased primarily due to order volume through office superstores compared to the prior year, which totaled $2.8 million. During the prior year, we were entering certain office superstore chains and had significant sales for first-time product placements compared to replenishment orders during the current fiscal year.

        We offer a variety of training solutions, training related products, and consulting services focused on productivity, leadership, strategy execution, sales force performance, and effective communications training programs that are provided both domestically and internationally through the OSBU. Our training solution and related services sales increased by $1.8 million, or 8 percent, compared to the same period of the prior year. The improvement in training sales was reflected in increased domestic training program sales, which are delivered through our Organizational Sales Group (OSG), as well as through our international operations. Sales increased in virtually all of our domestic sales regions and delivery of client-facilitated programs increased compared to the prior year. We expect our domestic training and services sales to continue to strengthen as our seminar booking pace continues to significantly exceed prior year levels. International sales improved primarily due to the translation of foreign sales amounts as foreign currencies strengthened against the United States dollar.

Gross Margin

        Gross margin consists of net sales less the cost of goods sold or services provided. Our overall gross margin improved to 59.6 percent of sales for the quarter, compared to 56.7 percent in the comparable quarter of fiscal 2004. The improvement in our overall gross margin was primarily due to favorable product mix changes, increased training sales as a percent of total sales, and improved margins on our training and consulting service sales. Training and consulting service sales, which typically have higher gross margins than our product sales, increased to 36 percent of total sales during the quarter ended November 27, 2004 compared to 31 percent in the prior year. Our gross margin on product sales improved to 54.4 percent compared to 52.4 percent in fiscal 2004 and was primarily due to a favorable shift in our product mix as sales of higher-margin paper products and binders increased as a percent of total sales, while sales of lower-margin technology and specialty products continue to decline. Additionally, the overall margin on paper and binder sales has improved through focused cost reduction efforts, and improved inventory management.

        Training solution and related services gross margin, as a percent of sales, improved to 68.6 percent compared to 66.3 percent in the first quarter of fiscal 2004. The improvement in our training and services gross margin was primarily due to reduced costs for training materials, such as participant manuals and related items.

Operating Expenses

        Selling, General and Administrative—Our selling, general, and administrative ("SG&A") expenses decreased $4.1 million, or 10 percent, compared to the prior year. Declining SG&A expenses were the direct result of initiatives specifically designed to reduce our overall operating costs and is consistent with operating expense trends during the previous two fiscal years. Our cost-reduction efforts have included retail store closures, headcount reductions, consolidation of corporate office space, and other measures designed to focus our resources on critical activities and projects. The primary effects of these cost-cutting initiatives were reflected in associate expense reductions totaling $2.1 million, reduced rent and utilities expenses of $0.9 million, reduced computer and office supply charges totaling $0.5 million, and reductions in other SG&A expenses, such as outsourcing and development costs, that totaled $0.3 million compared to the prior year. Partially offsetting these cost reduction efforts were $0.3 million of additional expenses related to retail store closures, as discussed below. With the annualization of past cost reduction efforts and on-going initiatives to further reduce our operating expenses, the Company expects that SG&A expenses will continue to decrease, compared to the prior year, through the remainder of fiscal 2005.

        We regularly assess the operating performance of our retail stores, including previous operating performance trends and projected future profitability. During this assessment process, judgments are made as to whether under-performing or unprofitable stores should be closed. As a result of this evaluation process, we currently intend to close 21 stores during fiscal 2005 and may close additional stores if further analysis indicates that we can improve our operating results through additional store closures due to the higher costs associated with our retail store channel. Retail locations that are currently scheduled to be closed primarily consist of under performing stores in markets where we have multiple retail locations and that have leases which expire during fiscal 2005. No retail locations were closed during the quarter ended November 27, 2004. The costs associated with closing retail stores are typically comprised of charges related to vacating the premises, which may include a provision for the remaining term on the lease, and severance and other personnel costs. These store closure costs totaled $0.3 million in the quarter ended November 27, 2004 and were included as a component of SG&A expenses. Based upon our analysis of retail store performance, we may close additional retail stores and will continue to incur costs associated with closing these stores.

        Restructuring Cost Reversal—During fiscal 1999, our Board of Directors approved a plan to restructure our operations, which included an initiative to formally exit leased office space located in Provo, Utah. We recorded a $16.3 million restructuring charge during fiscal 1999 to record the expected costs of this restructuring plan, which was substantially completed during fiscal 2000. Subsequent to fiscal 2000, the remaining accrued restructuring costs were primarily comprised of the estimated remaining costs necessary to exit the leased office space. During the quarter ended November 27, 2004, we exercised an option, available under our master lease agreement, to purchase, and simultaneously sell, the office facility to the current tenant. The negotiated purchase price with the landlord was $14.0 million and the tenant agreed to purchase the property for $12.5 million. These prices were within the range of estimated fair values of the buildings as determined by an independent appraisal obtained by the Company. We paid the difference between the sale and purchase prices, plus other closing costs, which were included as a component of the restructuring plan accrual. After completion of the sale transaction, the remaining fiscal 1999 restructuring costs, which totaled $0.3 million, were credited to operating expenses in the Company's condensed consolidated statement of operations for the quarter ended November 27, 2004.

        Depreciation and Amortization—Depreciation expense decreased $1.4 million, or 38 percent, compared to the first quarter of fiscal 2004 primarily due to the full depreciation or disposal of certain property and equipment balances and the effects of significantly reduced capital expenditures during preceding fiscal years. Based upon these events and current capital spending trends, we expect that depreciation expense will continue to decline compared to prior periods during the remainder of fiscal 2005.

        Amortization expense on definite-lived intangible assets totaled $1.0 million for the quarters ended November 27, 2004 and November 29, 2003. We expect intangible asset amortization expense to total $4.2 million during fiscal 2005.

Income Taxes

        The provision for income taxes decreased to $0.8 million compared to $1.0 million in the prior year. The decrease was primarily due to fluctuations in our income taxes in foreign tax jurisdictions. As of November 27, 2004, given our recent history of significant operating losses, we had provided a valuation allowance against substantially all of our domestic deferred income tax assets.

LIQUIDITY AND CAPITAL RESOURCES

        Historically, our primary sources of capital have been net cash provided by operating activities, line-of-credit financing, long-term borrowings, asset sales, and the issuance of preferred and common stock. We currently rely primarily upon cash flows from operating activities and cash on hand to maintain adequate liquidity and working capital levels. At November 27, 2004, we had $33.0 million of cash and cash equivalents, compared to $41.9 million at August 31, 2004. Our net working capital (current assets less current liabilities) was $35.8 million at November 27, 2004 compared to $33.8 million at August 31, 2004. The following discussion is a description of the primary factors affecting our cash flows and their effects upon our liquidity and capital resources during the quarter ended November 27, 2004.

Cash Flows From Operating Activities

        During the quarter ended November 27, 2004, our net cash used for operating activities totaled $6.0 million compared to $6.2 million for the same quarter of the prior year. Our primary source of cash from operating activities was the sale of goods and services to our customers in the normal course of business. The primary uses of cash for operating activities are payments to suppliers for materials used in products sold, payments for direct costs necessary to conduct training programs, and payments for selling, general, and administrative expenses. Although our overall cash flows from operating activities were unfavorably affected by declining sales, those declines were more than offset by reduced costs and expenses related to generating these revenues, which was reflected by improved operating income for the quarter.

        Cash used for operating activities was primarily used to purchase additional inventories for our seasonally busy months of November, December, and January, to finance growth in our accounts receivable that arose primarily in connection with improved OSBU sales during the quarter, and to reduce our accounts payable and accrued liabilities. Although we used significant cash for these operating activities, due in part to the seasonality of our business, we expect to improve our cash flows from operating activities in future periods. Our reduction in accrued liabilities included payments totaling $1.7 million to exit leased office space located in Provo, Utah. Refer to Note 5 to our condensed consolidated financial statements for more information regarding this transaction.

        We believe that efforts to optimize working capital balances combined with existing and planned cost-cutting initiatives, and sales stabilization efforts, including sales of new products and services, will improve our cash flows from operating activities in future periods. However, the success of these efforts is dependent upon numerous factors, many of which are not within our control.

Cash Flows From Investing Activities and Capital Expenditures

        Net cash used for investing activities totaled $0.6 million for the quarter ended November 27, 2004. Our primary use of cash for investing activities was the purchase of property and equipment, which consisted primarily of leasehold improvements in retail stores and computer hardware and software.

Cash Flows From Financing Activities

        Net cash used for financing activities during the quarter ended November 27, 2004 totaled $2.2 million. Our primary use of cash for financing activities was the payment of accrued Series A preferred stock dividends, which totaled $2.2 million during the quarter.

Contractual Obligations

        The Company has not structured any special purpose or variable interest entities, or participated in any commodity trading activities, which would expose us to potential undisclosed liabilities or create adverse consequences to our liquidity. Required contractual payments primarily consist of payments to EDS for outsourcing services related to information systems, warehousing and distribution, and call center operations; minimum rent payments for retail store and sales office space; cash payments for Series A preferred stock dividends; monitoring fees paid to a Series A preferred stock investor; and mortgage payments on certain buildings and property. There have been no significant changes to our expected required contractual obligations from those disclosed at August 31, 2004.

Other Items

        Management Common Stock Loan Program—The Company is the creditor for a loan program that provided the capital to allow certain management personnel the opportunity to purchase shares of our common stock. In May 2004, our Board of Directors approved modifications to the terms of the management stock loans. While these changes have significant implications for most management stock loan program participants, the Company did not formally amend or modify the stock loan program notes. Rather, the Company is foregoing certain of its rights under the terms of the loans in order to potentially improve the participant's ability to pay, and the Company's ability to collect, the outstanding balances of the loans. Based upon guidance found in EITF Issue 00-23, Issues Related to the Accounting for Stock Compensation under APB Opinion No. 25 and FASB Interpretation No. 44, and EITF Issue

95-16, Accounting for Stock Compensation Agreements with Employer Loan Features under APB Opinion No. 25, we determined that the management common stock loans should be accounted for as non-recourse stock compensation instruments due to the modifications approved in May 2004 and their effects to the Company and the loan participants. While this accounting treatment does not alter the legal rights associated with the loans to the employees, the modifications to the terms of the loans were deemed significant enough to adopt the non-recourse accounting model as described in EITF 00-23. As a result of this accounting treatment, the remaining carrying value of the notes and interest receivable related to financing common stock purchases by related parties, which totaled $7.6 million prior to the loan term modifications, was reduced to zero with a corresponding reduction in additional paid-in capital.

        We currently account for the management common stock loans as variable stock option arrangements. Compensation expense will be recognized when the fair value of the common stock held by the loan participants exceeds the contractual principal and accrued interest on the loans (approximately $47.3 million at November 27, 2004) or the Company takes action on the loans that in effect constitutes a repricing of an option. This accounting treatment also precludes the Company from reversing the amounts expensed as additions to the loan loss reserve, totaling $29.7 million, which were recognized in prior periods. As a result of these loan program modifications, the Company hopes to increase the total value received from loan participants; however, the inability of the Company to collect all, or a portion, of these receivables could have an adverse impact upon its financial position and future cash flows compared to full collection of the loans.

        Availability of Future Capital Resources—Going forward, we will continue to incur costs necessary for the operation of the business. We anticipate using cash on hand, cash provided by operating activities, on the condition that we can return to generating positive cash flows from operations, and other financing alternatives, if necessary, for these expenditures. We anticipate that our existing capital resources should be adequate to enable us to maintain our operations for at least the upcoming twelve months. However, our ability to maintain adequate capital for our operations beyond that point in time is dependent upon a number of factors, including sales trends, our ability to contain costs, levels of capital expenditures, collection of accounts receivable, and other factors. Some of the factors that influence our operations are not within our control, such as economic conditions and the introduction of new technology and products by our competitors. We will continue to monitor our liquidity position and may pursue additional financing alternatives, if required, to maintain sufficient resources for future operating and capital requirements. However, there can be no assurance such financing alternatives will be available to us on acceptable terms.

USE OF ESTIMATES AND CRITICAL ACCOUNTING POLICIES

        Our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The significant accounting polices that we used to prepare our consolidated financial statements are outlined in Note 1 to the consolidated financial statements, which are presented in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended August 31, 2004. Some of those accounting policies require us to make estimates and assumptions that affect the amounts reported in our consolidated financial statements. Management regularly evaluates its estimates and assumptions and bases those estimates and assumptions on historical experience, factors that are believed to be reasonable under the circumstances, and requirements under accounting principles generally accepted in the United States of America. Actual results may differ from these estimates under different assumptions or conditions, including changes in economic conditions and other circumstances that are not in our control, but which may have an impact on these estimates and our actual financial results.

        The following items require the most significant judgment and often involve complex estimates:

Revenue Recognition

        We derive revenues primarily from the following sources:

  •
  Products—We sell planners, binders, planner accessories, handheld electronic devices, and other technology related products that are primarily sold through our CBU channels.

  •
  Training and Services—We provide training and consulting services to both organizations and individuals in strategic execution, leadership, productivity, goal alignment, sales force performance, and communication effectiveness skills. These training programs and services are primarily sold through our OSBU channels.

        The Company recognizes revenue when: 1) persuasive evidence of an agreement exists, 2) delivery of product has occurred or services have been rendered, 3) the price to the customer is fixed and determinable, and 4) collectibility is reasonably assured. For product sales, these conditions are generally met upon shipment of the product to the customer or by completion of the sale transaction in a retail store. For training and service sales, these conditions are generally met upon presentation of the training seminar or delivery of the consulting services.

        Some of our training and consulting contracts contain multiple deliverable elements that include training along with other products and services. In accordance with Emerging Issues Task Force (EITF) Issue No. 00-21, Accounting for Revenue Arrangements with Multiple Deliverables, sales arrangements with multiple deliverables are divided into separate units of accounting if the deliverables in the sales contract meet the following criteria: 1) the delivered training or product has value to the client on a standalone basis; 2) there is objective and reliable evidence of the fair value of undelivered items; and 3) delivery of any undelivered item is probable. The overall contract consideration is allocated among the separate units of accounting based upon their fair values, with the amount allocated to the delivered item being limited to the amount that is not contingent upon the delivery of additional items or meeting other specified performance conditions. If the fair value of all undelivered elements exits, but fair value does not exist for one or more delivered elements, the residual method is used. Under the residual method, the amount of consideration allocated to the delivered items equals the total contract consideration less the aggregate fair value of the undelivered items. Fair value of the undelivered items is based upon the normal pricing practices for the Company's existing training programs, consulting services, and other products, which are generally the prices of the items when sold separately.

        Revenue is recognized on software sales in accordance with Statement of Position (SOP) 97-2, Software Revenue Recognition as amended by SOP 98-09. SOP 97-2, as amended, generally requires revenue earned on software arrangements involving multiple elements such as software products and support to be allocated to each element based the relative fair value of the elements based on vendor specific objective evidence (VSOE). The majority of the Company's software sales have elements, including a license and post contract customer support (PCS). Currently the Company does not have VSOE for either the license or support elements of its software sales. Accordingly, revenue is deferred until the only undelivered element is PCS and the total arrangement fee is recognized ratably over the support period.

        Revenue is recognized as the net amount to be received after deducting estimated amounts for discounts and product returns.

Accounts Receivable Valuation

        Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts represents our best estimate of the amount of probable credit losses in the existing accounts receivable balance. We determine the allowance for doubtful accounts based upon historical write-off experience and current economic conditions and we review the adequacy of our allowance for doubtful accounts on a regular basis. Receivable balances past due over 90 days, which exceed a specified dollar amount, are reviewed individually for collectibility. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. We do not have any off-balance sheet credit exposure related to our customers.

Inventory Valuation

        Inventories are stated at the lower of cost or market with cost determined using the first-in, first-out method. Our inventories are comprised primarily of dated calendar products and other non-dated products such as binders, handheld electronic devices, stationery, training products, and other accessories. Provision is made to reduce excess and obsolete inventories to their estimated net realizable value. In assessing the realization of inventories, we make judgments regarding future demand requirements and compare these assessments with current and committed inventory levels. Inventory requirements may change based on projected customer demand, technological and product life cycle changes, longer or shorter than expected usage periods, and other factors that could affect the valuation of our inventories.

Indefinite-Lived Intangible Assets

        Intangible assets that are deemed to have an indefinite life are not amortized, but rather are tested for impairment on an annual basis, or more often if events or circumstances indicate that a potential impairment exists. The Covey trade name intangible asset has been deemed to have an indefinite life. This intangible asset is assigned to the Organizational Solutions Business Unit and is tested for impairment using the present value of estimated royalties on trade name related revenues, which consist primarily of training seminars, international licensee royalties, and related products. If forecasts and assumptions used to support the realizability of our indefinite-lived intangible asset change in the future, significant impairment charges could result that would adversely affect our results of operations and financial condition.

Impairment of Long-Lived Assets

        Long-lived tangible assets and definite-lived intangible assets are reviewed for possible impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. We use an estimate of undiscounted future net cash flows of the assets over the remaining useful lives in determining whether the carrying value of the assets is recoverable. If the carrying values of the assets exceed the anticipated future cash flows of the assets, we recognize an impairment loss equal to the difference between the carrying values of the assets and their estimated fair values. Impairment of long-lived assets is assessed at the lowest levels for which there are identifiable cash flows that are independent from other groups of assets. The evaluation of long-lived assets requires us to use estimates of future cash flows. If forecasts and assumptions used to support the realizability of our long-lived tangible and definite-lived intangible assets change in the future, significant impairment charges could result that would adversely affect our results of operations and financial condition.

Income Taxes

        The calculation of our income tax provision or benefit, as applicable, requires estimates of future taxable income or losses. During the course of the fiscal year, these estimates are compared to actual financial results and adjustments may be made to our tax provision or benefit to reflect these revised estimates.

        Our recent history of significant operating losses precludes us from demonstrating that it is more likely than not that the related benefits from deferred income tax deductions and foreign tax carryforwards will be realized. Accordingly, we recorded valuation allowances on our deferred income tax assets. These valuation allowances are based on estimates of future taxable income or losses that may or may not be realized.

NEW ACCOUNTING PRONOUNCEMENTS

        In December 2004, the Financial Accounting Standards Board (FASB) approved Statement No. 123R, Share-Based Payment. Statement 123R sets accounting requirements for "share-based" compensation to employees, including employee stock purchase plans, and requires companies to recognize in the income statement the grant-date fair value of stock options and other equity-based compensation. The Company currently accounts for its stock-based compensation using the intrinsic method as defined in Accounting Principles Board (APB) Opinion No. 25 and accordingly, we have not recognized any expense for our stock option plans or employee stock purchase plan in our consolidated financial statements. Currently, we provide disclosures about the pro forma compensation expense from stock based awards, which is based upon a Black-Scholes option pricing model. Although Statement 123R does not express a preference for a type of valuation model, we intend to reexamine our valuation methodology and the corresponding support for the assumptions that underlie the valuation of stock-based awards prior to our adoption of Statement 123R. This statement is effective for interim or annual periods beginning after June 15, 2005, and will thus be effective for our first quarter of fiscal 2006. Upon adoption, we intend to use the modified prospective transition method. Under this method, awards that are granted, modified, or settled after the date of adoption will be measured and accounted for in accordance with Statement 123R. Unvested equity-classified awards that were granted prior to the effective date will continue to be accounted for in accordance with Statement 123, except that amounts will be recognized in the income statement. We are currently in the process of further analyzing this new pronouncement and have not yet determined the impact on our financial statements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

MARKET RISK OF FINANCIAL INSTRUMENTS

        The primary financial instrument risks to which the Company is exposed are fluctuations in foreign currency exchange rates and interest rates. To manage risks associated with foreign currency exchange and interest rates, we make limited use of derivative financial instruments. Derivatives are financial instruments that derive their value from one or more underlying financial instruments. As a matter of policy, our derivative instruments are entered into for periods consistent with the related underlying exposures and do not constitute positions that are independent of those exposures. In addition, we do not enter into derivative contracts for trading or speculative purposes, nor are we party to any leveraged derivative instrument. The notional amounts of derivatives do not represent actual amounts exchanged by the parties to the instrument, and, thus, are not a measure of exposure to us through our use of derivatives. Additionally, we enter into derivative agreements only with highly rated counterparties and we do not expect to incur any losses resulting from non-performance by other parties.

Foreign Currency Sensitivity

        Due to the global nature of the Company's operations, we are subject to risks associated with transactions that are denominated in currencies other than the United States dollar, which creates exposure to foreign currency exchange risk. The objective of our foreign currency risk management activities is to reduce foreign currency risk in the consolidated financial statements. In order to manage foreign currency risks, we make limited use of foreign currency forward contracts and other foreign currency related derivative instruments. Although we cannot eliminate all aspects of our foreign currency risk, we believe that our strategy, which includes the use of derivative instruments, can reduce the impacts of foreign currency related issues on our consolidated financial statements.

        During the quarter ended November 27, 2004, we utilized foreign currency forward contracts to manage the volatility of certain intercompany financing transactions and other transactions that are denominated in foreign currencies. Because these contracts do not meet specific hedge accounting requirements, gains and losses on these contracts, which expire on a quarterly basis, are recognized currently and are used to offset a portion of the gains or losses of the related accounts. The gains and losses on these contracts were recorded as a component of SG&A expense in our consolidated statements of operations and resulted in net losses of $0.3 million and $0.4 million for the quarters ended November 27, 2004 and November 29, 2003. At November 27, 2004, the fair value of these contracts, which was determined using the estimated amount at which contracts could be settled based upon forward market exchange rates, was insignificant. The notional amounts of our foreign currency sell contracts that did not qualify for hedge accounting were as follows at November 27, 2004 (in thousands):

Contract Description	Notional Amount in Foreign Currency	Notional Amount in U.S. Dollars
Australian Dollars	1,760	$1,352
Japanese Yen	110,000	1,081
Mexican Pesos	9,200	799

        During the quarter ended November 27, 2004, we also entered into foreign currency forward contracts that were designed to manage foreign currency risks related to the value of our net investment in foreign operations located in Canada, Japan, and the United Kingdom. These three offices comprise the majority of our net investment in foreign operations. These foreign currency forward instruments, which expire on a monthly basis, qualified for hedge accounting and corresponding gains and losses were recorded as a component of other comprehensive income in the Company's consolidated balance sheet. During the quarter ended November 27, 2004, we recognized losses totaling $0.3 million on these hedge contracts, which were included in other comprehensive income. At November 27, 2004, the fair value of these contracts, which was determined using the estimated amount at which contracts could be settled based upon forward market exchange rates, was insignificant. The notional amounts of our foreign currency sell contracts that qualified for hedge accounting as net investment hedges were as follows at November 27, 2004 (in thousands):

Contract Description	Notional Amount in Foreign Currency	Notional Amount in U.S. Dollars
Japanese Yen	224,527	$2,193
British Pounds	864	1,648
Canadian Dollars	279	233

Interest Rate Sensitivity

        The Company is exposed to fluctuations in U.S. interest rates primarily as a result of the cash and cash equivalents that we hold. Following payment and termination of our line of credit facility during fiscal 2002, our remaining debt balances consist primarily of long-term mortgages on certain of our buildings and property. As such, the Company does not have significant exposure or additional liability due to interest rate sensitivity we were not party to any interest rate swap or other interest related derivative instrument during the quarters ended November 27, 2004 or November 29, 2003.

PROXY

This Proxy is Solicited on Behalf of the Board of Directors

FRANKLIN COVEY CO.

        The undersigned hereby appoints Richard R. Putnam and Val J. Christensen proxies, with full power of substitution, to vote, as designated below, all shares of Common Stock and Series A Preferred Stock of Franklin Covey Co. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of shareholders of the Company ("Annual Meeting") to be held at the Hyrum W. Smith Auditorium, 2200 West Parkway Boulevard, Salt Lake City, Utah 84119-2331, on March 4, 2005, at 8:30 a.m., local time, or any adjournment(s) thereof. If no instructions are specified, this proxy will be voted "FOR" all proposals in accordance with the recommendation of the board of directors. Each of the proposals is proposed by the Company.

        1.     Election of four directors of the Company, each to serve a term of three years expiring at the annual meeting of shareholders of the Company to be held following the end of fiscal year 2007 and until their respective successors shall be duly elected and shall qualify;

FOR	☐	All nominees listed below (except as marked to the contrary)
WITHHOLD AUTHORITY	☐
Instructions: To withhold authority for any individual, cross a line through the nominees name in the list below
Nominees: Clayton Christensen, Robert H. Daines, E. J. "Jake" Garn and Donald J. McNamara

        2.     Proposal to approve the adoption of the Franklin Covey Co. 2004 Employee Stock Purchase Plan;

    FOR ☐        AGAINST ☐        WITHHOLD AUTHORITY ☐

        3.     Proposal to approve the adoption of the Franklin Covey Co. 2004 Non-Employee Directors' Stock Incentive Plan;

    FOR ☐        AGAINST ☐        WITHHOLD AUTHORITY ☐

        4.     Proposal to ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending August 31, 2005;

    FOR ☐        AGAINST ☐        WITHHOLD AUTHORITY ☐

        5.     All of proposals 5(a), 5(b), 5(c), 5(d), 5(e) and 5(f) must be approved by the Company's shareholders or none of Proposals 5(a), 5(b), 5(c), 5(d), 5(e) or 5(f) will be effective. You may indicate here an instruction to vote for or against or to abstain from all of Proposals 5(a), 5(b), 5(c), 5(d), 5(e) and 5(f), or you may indicate a separate instruction for each of Proposals 5(a), 5(b), 5(c), 5(d), 5(e) and 5(f) below.

    FOR ☐        AGAINST ☐        WITHHOLD AUTHORITY ☐

        In the face of contrary instructions given under specific items 5(a), 5(b), 5(c), 5(d), 5(e) and 5(f), instructions on the specific item will prevail.

  a)
  Amend and restate the Articles of Incorporation of the Company to modify the rights, preferences and limitations of the Series A Preferred Stock and the Series B Preferred Stock.

    FOR ☐        AGAINST ☐        WITHHOLD AUTHORITY ☐

  b)
  Issue warrants to purchase Common Stock, $0.05 par value per share, to all holders of Series A Preferred Stock.

    FOR ☐        AGAINST ☐        WITHHOLD AUTHORITY ☐

  c)
  Amend and restate the Articles of Incorporation of the Company to effect a one-to-four forward split of each outstanding share of Series A Preferred Stock.

    FOR ☐        AGAINST ☐        WITHHOLD AUTHORITY ☐

  d)
  Amend and restate the Articles of Incorporation of the Company to increase the Company's authorized Preferred Stock, no par value per share, from 4,000,000 to 14,000,000 shares.

    FOR ☐        AGAINST ☐        WITHHOLD AUTHORITY ☐

  e)
  Amend and restate the Articles of Incorporation of the Company to increase the number of shares of Preferred Stock of the Company designated as Series A Preferred Stock, no par value per share, from 1,500,000 to 4,000,000 shares.

    FOR ☐        AGAINST ☐        WITHHOLD AUTHORITY ☐

  f)
  Amend and restate the Articles of Incorporation of the Company to increase the number of shares of Preferred Stock of the Company designated as Series B Preferred Stock, no par value per share, from 400,000 to 4,000,000 shares.

    FOR ☐        AGAINST ☐        WITHHOLD AUTHORITY ☐

        6.     Proposal to eliminate from or modify in the Articles of Incorporation of the Company certain miscellaneous provisions such as simplifying the provision providing for a detailed list of the purposes of the Company, eliminating the provision designating the Company's registered office and agent, eliminating the provision authorizing the Board of Directors to make partial liquidating distributions or to encumber the Company's assets and eliminating the provision addressing interested director transactions, which is substantially similar to a provision of the Utah Revised Business Corporation Act concerning interested director transactions.

    FOR ☐        AGAINST ☐        WITHHOLD AUTHORITY ☐

        7.     a)    Proposal to adjourn the Annual Meeting, if needed, to solicit additional votes in favor of Proposal 5(a), the proposal to amend and restate the Articles of Incorporation of the Company to modify the rights, preferences and limitations of the Series A Preferred Stock and the Series B Preferred Stock.

    FOR ☐        AGAINST ☐        WITHHOLD AUTHORITY ☐

  b)
  Proposal to adjourn the Annual Meeting, if needed, to solicit additional votes in favor of Proposal 5(b), the proposal to issue warrants to all holders of Series A Preferred Stock to purchase Common Stock of the Company.

    FOR ☐        AGAINST ☐        WITHHOLD AUTHORITY ☐

        8.     To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    FOR ☐        AGAINST ☐        WITHHOLD AUTHORITY ☐

        The Board of Directors unanimously recommends that the shareholders vote "FOR" all proposals. The "FOR" boxes may, but need not, be checked. To vote against any proposal or to abstain from voting on any proposal, check the appropriate box above.

        PLEASE PRINT YOUR NAME AND SIGN EXACTLY AS YOUR NAME APPEARS IN THE RECORDS OF THE COMPANY. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. RETURN IN ENCLOSED ENVELOPE

Dated:

Signature of Stockholder Signature of Stockholder